     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1997
                                                    REGISTRATION NO. 333-12779
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ------
                               Amendment No. 4
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                            OLD GUARD GROUP, INC.
            (Exact name of registrant as specified in its charter)

           Pennsylvania                                  6331                     23-2852984
(State or other jurisdiction (Primary            Standard Industrial           (I.R.S. Employer
  of incorporation or  organization)         Classification Code Number)      Identification No.)

                                    ------

              2929 Lititz Pike                                        David E. Hosler
        Lancaster, Pennsylvania 17601                 Chairman, President and Chief Executive Officer
               (717) 569-5361                                      Old Guard Group, Inc.
      (Address, including zip code,                                   2929 Lititz Pike
         and telephone number,                                 Lancaster, Pennsylvania 17601
including area code, of registrant's                                  (717) 581-6700
        principal executive offices)             (Name, address, including zip code, and telephone number,
                                                        including area code, of agent for service)

                                     ------

                                  Copies to:
       Jeffrey P. Waldron, Esquire                  John S. Chapman, Esquire
              Stevens & Lee                       Richard A. Hemmings, Esquire
    One Glenhardie Corporate Center                   Lord, Bissell & Brook
           1275 Drummers Lane                       115 South LaSalle Street
              P.O. Box 236                           Chicago, Illinois 60603
        Wayne, Pennsylvania 19087                        (312) 443-0700
             (610) 293-4961
                                       ------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. /X/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                    ------

                       CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
                                                   Proposed maximum  Proposed maximum
Title of each class of securities    Amount to be   offering price  aggregate offering     Amount of
         to be registered             registered      per share          price(1)      registration fees
--------------------------------------------------------------------------------------------------------
Common Stock                          4,396,660
      no par value per share ......   shares(2)         $10.00         $43,966,000        $15,160.90
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(d) and based on the maximum of the appraisal valuation range of the Insurance Companies, as determined by an independent appraiser, plus (i) 10% of such amount to reflect a possible purchase by the registrant's employee stock ownership plan and (ii) $1,500,000 which is equal to the outstanding principal balance of a convertible surplus note to be converted into common stock.

(2) Represents maximum number of shares to be issued in the transactions contemplated by this Registration Statement.


   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


=============================================================================

PROSPECTUS
                                    [LOGO]
                            OLD GUARD GROUP, INC.
                    UP TO 3,860,600 SHARES OF COMMON STOCK


   Old Guard Group, Inc. (the "Company"), a Pennsylvania corporation and the proposed holding company for Old Guard Mutual Insurance Company ("Old Guard Mutual"), Old Guard Mutual Fire Insurance Company ("Old Guard Fire") and Goschenhoppen-Home Mutual Insurance Company ("Goschenhoppen" and collectively with Old Guard Mutual and Old Guard Fire, the "Insurance Companies"), is offering up to 3,860,600 shares, subject to adjustment, of its common stock, no par value per share (the "Common Stock"), in a subscription offering (the "Subscription Offering") pursuant to nontransferable subscription rights in the following order of priority: (i) named insureds under policies of insurance issued by the Insurance Companies and in force as of the close of business on May 31, 1996 ("Eligible Policyholders"), (ii) a tax-qualified employee stock ownership plan (the "ESOP"), and (iii) directors, officers and employees of the Insurance Companies. Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights received by those in a prior category. Subscription rights are not transferable. Concurrently with the Subscription Offering, Common Stock will be offered for sale to the general public in a community offering (the "Community Offering"). Subject to the right of Eligible Policyholders to purchase the maximum number of shares of Common Stock permitted in the Conversion (as hereinafter defined), preference in the Community Offering will be given to: (i) natural persons and trusts of natural persons (including individual retirement and Keogh retirement accounts) who reside in designated Pennsylvania counties, (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is not a natural person, (iii) holders of policies of insurance originally issued after May 31, 1996, (iv) licensed insurance agencies and their affiliates that have been appointed by any of the Insurance Companies to market and distribute policies of insurance, and (v) providers of goods or services to any one or more of the Insurance Companies. Sales of Common Stock in the Community Offering will be subject to the prior rights of holders of subscription rights and the right of the Company, in its absolute discretion, to reject orders in the Community Offering in whole or in part (the Subscription Offering and the Community Offering shall be collectively referred to herein as the "Offering").

   It is anticipated that shares not subscribed for in the Offering, if any, will be sold in a firm commitment underwritten public offering (the "Public Offering") to be managed by Legg Mason Wood Walker, Incorporated ("Legg Mason") and McDonald & Company Securities, Inc. ("McDonald") (collectively, the "Underwriters"), or, if the number of remaining shares do not warrant a public offering, in one or more other registered transactions. The Offering is being made in connection with the conversion of the Insurance Companies from mutual to stock form and the simultaneous acquisition of the capital stock of each of the Insurance Companies by the Company pursuant to a Joint Plan of Conversion adopted by the Boards of Directors of the Insurance Companies on May 31, 1996, as amended and restated on July 19, 1996 (the "Plan"). The conversion of the Insurance Companies to stock form, the issuance of capital stock of the Insurance Companies to the Company and the offer and sale of the Common Stock by the Company are collectively referred to herein as the "Conversion." The completion of the Conversion is contingent upon the sale of a minimum of 2,853,500 shares of Common Stock in the Offering and the Public Offering.

   For more information, please call the Stock Information Center toll-free at 1-888-262-7731.

   Prospective investors should review and consider the discussion under "Risk Factors" beginning on page 14.

THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE PENNSYLVANIA DEPARTMENT OF INSURANCE, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE PENNSYLVANIA DEPARTMENT OF INSURANCE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


-------------------------------------------------------------------------------
                                   Purchase      Fees and    Estimated Net
                                   Price(1)    Expenses(2)    Proceeds(3)
-------------------------------------------------------------------------------
Per Share(4)  ................     $10.00        $0.99          $9.01
-------------------------------------------------------------------------------
Total Minimum ................  $28,535,000   $3,106,967    $25,428,033
-------------------------------------------------------------------------------
Total Midpoint ...............  $33,570,000   $3,328,759    $30,241,241
-------------------------------------------------------------------------------
Total Maximum ................  $38,606,000   $3,550,594    $35,055,406
-------------------------------------------------------------------------------

(1) The estimated aggregate purchase price of the Common Stock is based on an independent appraisal by Berwind Financial Group, L.P. ("Berwind"), as of August 19, 1996, of the pro forma market value of the Insurance Companies, following the Conversion, as subsidiaries of the Company. As of August 19, 1996, the estimated pro forma market value was $33,570,000, which is the Total Midpoint in the above table. The resulting estimated valuation range (the "Estimated Valuation Range") in Berwind's appraisal, which extends 15% below and 15% above the appraisal of $33,570,000, is from $28,535,000 (the "Total Minimum") to $38,606,000 (the "Total Maximum"). Based on such appraisal, the Company has determined to offer up to 3,860,600 shares, subject to adjustment, at a purchase price of $10.00 per share (or, as permitted by the Plan, in the event the ESOP purchases shares in excess of the maximum of the Estimated Valuation Range in order to satisfy its 10% subscription, up to 4,246,660 shares). The final appraised value will be determined at the time of closing of the offering and is subject to change due to changing market conditions and other factors. If a change in the final valuation is outside the estimated valuation range, an appropriate adjustment will be made in the number of shares being offered and subscribers will be resolicited. Such upward or downward adjustment will have a corresponding effect on the estimated net proceeds of the Conversion and the pro forma capitalization and per share data of the Company. See "Use of Proceeds," "Capitalization" and "Pro Forma Data."

(2) Includes estimated registration fees, printing, postage, legal, accounting, appraisal and miscellaneous expenses that will be incurred in connection with the Conversion. Also includes estimated fees, sales commissions and reimbursable expenses to be paid to Hopper Soliday & Co., Inc. ("Hopper Soliday") as manager of the Subscription and Community Offerings and Legg Mason and McDonald as co-managers of the Public Offering. For Hopper Soliday's services in the Offering, the Company has paid Hopper Soliday a financial advisory fee equal to $50,000. Upon completion of the Offering, Hopper Soliday will also receive an advisory and administrative fee equal to 3% of the dollar value of all stock sold in the Offering, except for sales to the ESOP, shares sold to directors, officers and employees of the Company and the Insurance Companies and the associates of such directors, officers and employees, and certain designated providers of goods and services. Hopper Soliday shall be reimbursed for its expenses, including its legal fees, up to $40,000. For purposes of this estimate, the Company has assumed that 50% of the shares offered hereby will be sold in the Subscription and Community Offerings and 50% will be sold in the Public Offering. The actual fees and expenses may vary from the estimates. See "Use of Proceeds" and "Pro Forma Data" for the assumptions used to arrive at these estimates. The Company and the Insurance Companies have agreed to indemnify Hopper Soliday, Legg Mason and McDonald against certain liabilities, including liabilities under the Securities Act of 1933. See "The Conversion -- Marketing and Underwriting Arrangements for the Offering" and "-- The Public Offering."

(3) Includes the expected purchase by the ESOP of 10% of the shares issued in the Conversion with the proceeds of a loan. In accordance with generally accepted accounting principles, the Company will report the loan to the ESOP as a liability on the Company's combined balance sheet with a corresponding probable charge to unearned ESOP compensation, a contra-equity account. See "Use of Proceeds," for estimated net proceeds less the ESOP debt. Does not reflect the probable conversion of an existing $1,500,000 surplus note obligation of Old Guard Mutual into 150,000 shares of Common Stock. See "Capitalization," "Pro Forma Data" and "The Conversion -- Surplus Note."

(4) Based on the midpoint of the estimated valuation range. The estimated net proceeds per share at the minimum and maximum are expected to be $8.91 and $9.08, respectively.

                        -------------------------------
                          HOPPER SOLIDAY & CO., INC.
                        -------------------------------

                 The date of this Prospectus is January 7, 1997

   The total number of shares to be issued in the Conversion may be increased or decreased within the Estimated Valuation Range without a resolicitation of subscribers to reflect market and financial conditions and other factors just prior to the completion of the Conversion. The aggregate purchase price of all shares of Common Stock will be based on the estimated pro forma market value of the Insurance Companies, following the Conversion, as determined by Berwind's independent appraisal. All shares of Common Stock will be sold for $10.00 per share (the "Purchase Price"). Except for the ESOP, which intends to purchase 10% of the total number of shares of Common Stock issued in the Conversion, no Eligible Policyholder, together with associates or persons acting in concert with such Eligible Policyholder, may purchase more than 38,606 shares of Common Stock in the Subscription Offering (1% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). In addition, no purchaser, together with associates or persons acting in concert with such person, may purchase, in the aggregate, more than 193,030 shares of Common Stock in the Conversion (5% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). No person may purchase fewer than 25 shares. Subject to any required regulatory approval and the requirements of applicable law, the Company may increase or decrease any of the purchase limitations at any time. To the extent that any purchaser who is not an Eligible Policyholder (excluding the ESOP) purchases in the Conversion more than the maximum purchase limitation in the Subscription Offering (presently set at 38,606 shares), an Eligible Policyholder who purchased the maximum amount permitted in the Subscription Offering will be given the right to increase his purchase to match the maximum amount purchased in the Conversion by such other purchaser. Directors and executive officers of the Company and the Insurance Companies as a group (18 persons), including their associates, are expected to purchase approximately 50,750 shares of the Common Stock to be issued in the Conversion (1.5% at the midpoint of the Estimated Valuation Range), not including 10% of the Common Stock (335,700 shares at the midpoint) expected to be purchased by the ESOP and excluding additional shares that are expected to be issued (or issuable) following the Conversion, subject to shareholder approval, in connection with the implementation of the Company's Management Recognition Plan and Stock Compensation Plan.

   The Subscription Offering will terminate at 1:00 p.m., local time, on February 1, 1997, unless extended by the Company in its sole discretion for up to an additional 10 days (the "Subscription Offering Termination Date"). Any shares not sold in the Subscription Offering may be sold in the Community Offering, which is also expected to terminate at 1:00 p.m., local time on February 1, 1997, but may be extended up to an additional 45 days after the Subscription Offering Termination Date in the sole discretion of the Company (the "Community Offering Termination Date"). Subscribers may purchase shares in the Offering by completing and returning to the Company a stock order form, together with full payment for all Common Stock subscribed for at the Purchase Price. An executed stock order form, once received by the Company, may not be modified, amended or rescinded without the consent of the Company. Subscriptions will be held in a separate escrow account at Dauphin Deposit Bank and Trust Company established specifically for this purpose. If the Conversion is not completed within 45 days after the last day of the Subscription Offering (which date will be no later than February 1, 1997) and if the Pennsylvania Department of Insurance consents to an extension of time to complete the Conversion, subscribers will be given the opportunity to (i) confirm their orders or (ii) modify or cancel their subscriptions. If the Conversion is not completed within such period or extended period, the Offering will be terminated and all funds held will be promptly returned without interest. See "The Conversion -- The Offering" and "-- Purchases in the Offering."

   The Company and the Insurance Companies have engaged Hopper Soliday to consult with and advise the Company and the Insurance Companies with respect to the Offering, and Hopper Soliday has agreed to solicit subscriptions for shares of Common Stock in the Offering. Neither Hopper Soliday nor any other registered broker-dealer is obligated to purchase any shares of Common Stock in the Offering. Hopper Soliday is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. ("NASD").

   The Common Stock has been approved for inclusion in the Nasdaq National Market System ("Nasdaq NMS"), under the symbol "OGGI" upon completion of the Conversion. Prior to the Conversion, there was no market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop, or if developed, will be maintained after completion of the Conversion. Hopper Soliday, Legg Mason and McDonald each has advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements.


THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE PLAN BY ELIGIBLE POLICYHOLDERS OF EACH OF THE INSURANCE COMPANIES AT SPECIAL MEETINGS OF ELIGIBLE POLICYHOLDERS CALLED FOR THAT PURPOSE TO BE HELD ON FEBRUARY 11, 1997 (THE "SPECIAL MEETINGS") AND THE SALE OF THE MINIMUM NUMBER OF SHARES OFFERED PURSUANT TO THE PLAN.

IN CONNECTION WITH THE PUBLIC OFFERING, IF ANY, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE- COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFERING, NOR HAS SUCH COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

PENNSYLVANIA INSURANCE LAWS AND REGULATIONS PROVIDE THAT NO PERSON MAY ACQUIRE CONTROL OF THE COMPANY, AND THUS INDIRECT CONTROL OF ITS INSURANCE SUBSIDIARIES, UNLESS SUCH PERSON HAS OBTAINED THE PRIOR APPROVAL OF THE PENNSYLVANIA INSURANCE COMMISSIONER. UNDER PENNSYLVANIA LAW, ANY PURCHASER OF 10% OR MORE OF THE VOTING STOCK OF AN INSURANCE HOLDING COMPANY IS PRESUMED TO HAVE ACQUIRED CONTROL OF AFFILIATED OR SUBSIDIARY INSURERS.



===============================================================================

                 Organizational Structure Before The Conversion


Old Guard Mutual              Old Guard Fire              Grochenhoppen-Home

     79%                           15.4%                         5.6%


                   Old Guard Investment Holding Company, Inc.

100%                                                              100%

Commonwealth Insurance          2929 Service Corp.   Comonwealth Insurance
    Manager, Inc.                                       Consultants, Inc.

===============================================================================


===============================================================================

                  Organizational Structure After The Conversion


                                      LOGO
                                  Shareholders

                             Old Guard Group, Inc.

  100%             100%                  100%                   100%

Old Guard        Old Guard        Grochenhoppen-Home      Old Guard Investment
 Mutual             Fire                                  Holding Company, Inc.



            100%                                                    100%

Commonwealth Insurance          2929 Service Corp.--30%-- Comonwealth Insurance
    Manager, Inc.                                            Consultants, Inc.

===============================================================================

                              PROSPECTUS SUMMARY

   The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and the Combined Financial Statements and Notes thereto of the Insurance Companies appearing elsewhere in this Prospectus.

Old Guard Group, Inc...........  The Company was formed under Pennsylvania law in May 1996 for the purpose of becoming the holding company for the Insurance Companies upon completion of the Conversion. Prior to the Conversion, the Company will not engage in any significant operations. After the Conversion, the Company's primary assets will be the outstanding capital stock of the Insurance Companies and a portion of the net proceeds of the Conversion.

The Insurance Companies........  Old Guard Mutual, Old Guard Fire and
                                 Goschenhoppen are each Pennsylvania mutual insurance companies that currently operate as members of the Old Guard Insurance Group (the "Group"), a group of mutual insurance companies under common management. The Group also includes Neffsville Mutual Fire Insurance Company ("Neffsville"), which is not a party to the Plan. Old Guard Mutual, Old Guard Fire and Goschenhoppen began operations in 1896, 1872, and 1843, respectively. The Insurance Companies are property and casualty insurers of farms, small and medium-sized businesses and residents primarily in rural and suburban communities in Pennsylvania, Maryland and Delaware. The Insurance Companies market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 1,600 independent agents.
                                 For 1995, the Insurance Companies had
                                 combined revenues of $72.4 million and a net loss of $684,000. For the nine-month period ended September 30, 1996, the Insurance Companies had combined revenues of $45.0 million and a net loss of $2.5 million. The losses for the year ended December 31, 1995 and the nine-month period ended September 30, 1996 resulted directly from insured property losses associated with late-1995 wind storms and the severe winter weather experienced in the Middle Atlantic states in the first quarter of 1996. A January blizzard in 1996 contributed to record seasonal snowfalls for much of the Insurance Companies' market area that resulted in increased property loss claims. At September 30, 1996, the Insurance Companies had combined assets of $137.5 million, total equity of $37.7 million and over 139,000 property and casualty policies in force. Effective January 1, 1996, the Insurance Companies entered into a quota share reinsurance treaty designed to lessen the potential financial impact of catastrophic or severe weather losses. Under this treaty, the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts in exchange for a reinsurance premium equal to 20% of premiums collected net of other reinsurance costs and further reduced by a ceding allowance to the Company equal to 35% of the reinsurance premium. The treaty has a moderating effect on the underwriting losses or gains experienced by the Insurance Companies because underwriting risk is shared with the reinsurer. Accordingly, this reinsurance treaty has had, and will continue to have, a material effect on the financial condition and results of operations of the Insurance Companies. See "Business -- Reinsurance." The principal strategies of the Company for the future are to:
                                 -- Achieve geographic diversification of
                                    risk by acquisition of other insurance
                                    companies or licensing of the Insurance
                                    Companies in other jurisdictions with
                                    reduced or different loss exposure;
                                 -- Improve the mix of business by increasing
                                    commercial writings and emphasizing
                                    casualty coverages in order to enhance
                                    profitability and lessen the impact of
                                    property losses on overall results; and
                                 -- Improve efficiency and maintain the high
                                    level of personal service delivered to
                                    agents and insureds through continued
                                    enhancement of the Company's management
                                    information systems (MIS).
                                 Management has taken steps to implement each of these strategies and views the Conversion as a critical component of its strategic plan. The additional capital generated by the Conversion will permit the Insurance Companies to accelerate implementation of these strategies. The resulting holding company structure will also provide needed flexibility to achieve the Company's goals by permitting the Company to use its Common Stock and/or preferred stock to effect future acquisitions or raise additional capital. See "The Conversion -- Business Purposes."

The Conversion ................  Pursuant to the Plan each Insurance Company will (i) convert from a
                                 Pennsylvania-chartered mutual insurance
                                 company to a Pennsylvania-chartered stock insurance company, and (ii) simultaneously issue shares of its capital stock to the Company in exchange for a portion of the net proceeds from the sale of Common Stock in the Conversion. The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements.

Background and Reasons For the
  Converson....................  The Insurance Companies annually review and adopt a strategic plan expressly predicated upon company independence and capital strength. The Insurance Companies have considered various capital formation alternatives and have elected to proceed with the Conversion in accordance with the provisions of the Pennsylvania Insurance Company Mutual to Stock Conversion Act (the "Act"). The Act was passed by the Pennsylvania General Assembly in early December 1995. On December 12, 1995, management was directed by the Boards of Directors of each Insurance Company to explore the process and feasibility of conversion under the Act. On January 12,
                                 1996, the Boards of Directors authorized further study and requested a presentation with respect to the process at its meeting on March 31, 1996. At a meeting of the Board of Directors of each Insurance Company held on April 22, 1996, management was directed to prepare the Plan for consideration at a special meeting to be held in May. Effective May 31, 1996, the
                                 Board of Directors of each of the Insurance
                                 Companies unanimously adopted the Plan,
                                 subject to approval by the Department and the policyholders of each of the Insurance Companies. Each Board of Directors unanimously adopted amendments to the Plan on July 19, 1996. An application with respect to the Conversion was filed by the Insurance Companies with Pennsylvania Department of Insurance (the "Department") on August 21, 1996 and notice of the filing and the opportunity to comment was simultaneously mailed to all Eligible Policyholders as required by law. The Department informed the Insurance Companies on November 27, 1996 that it did not intend to hold any hearings regarding the Conversion. The Plan was approved by the Department on December 27, 1996 and is subject to the approval of Eligible Policyholders at the Special Meetings. The Company also has received approval of the Department to acquire control of the Insurance Companies.

                                 On November 19, 1996, the Company received an unsolicited request from Donegal Group, Inc., an insurance holding company located in Marietta, Pennsylvania ("Donegal"), to amend the Plan to provide for the merger of the Company into Donegal in exchange for an aggregate payment of $27.5 million to all policyholders of the Insurance Companies, or less than $200 per policyholder assuming equal distribution to all policyholders. Such amount was proposed to be payable one-half in cash and one-half in a new class of preferred stock of Donegal, the terms of which were not specified. Because such a transaction would not provide additional capital to the Insurance Companies, would be inconsistent with their strategic plan of continued independence and would be tantamount to a sale and liquidation of the Insurance Companies, the Boards of Directors of the Company and the Insurance Companies determined that the request was contrary to the best interests of the Insurance Companies, including its policyholders, agents, employees, suppliers and the communities they serve, and further declined to consider the request. Therefore, the respective Boards of Directors affirmed their course of independence and commitment to the Plan.

                                 An application to acquire the Company was contemporaneously filed with the Department by Donegal. The Department informed Donegal that its application was both deficient and premature and, as a result, the Department informed Donegal that it is prohibited from
                                 (i) making any public announcement of its request to the Company to amend the Plan, and (ii) soliciting policyholders of the Insurance Companies in any way, including in connection with the policyholder votes to be held on the Plan at the Special Meetings. If Eligible Policyholders do not approve the Plan, the Boards of Directors of the Insurance Companies intend to maintain their current course of independence. See "The Conversion -- Background and Reasons for the Conversion."

Organization Before and After
  the Conversion...............  Set forth on page 3 of the Prospectus is an illustration of the organizational structure of the Insurance Companies before the Conversion and of the Company and the Insurance Companies after the Conversion. After completion of the Conversion, the Insurance Companies intend to transfer all of the capital stock of Old Guard Investment Holding Company, Inc. ("Old Guard Investment") to the Company and, as a result, Old Guard Investment will become a direct wholly-owned subsidiary of the Company.


Stock Pricing and Number of
  Shares to be Issued..........  Pennsylvania law requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be consistent with an independent appraisal of the estimated pro forma market value of the Insurance Companies as subsidiaries of the Company following the Conversion. Berwind, a firm experienced in corporate valuations, has made an independent appraisal of the estimated pro forma market value of the Insurance Companies as subsidiaries of the Company and has determined that, as of August 19, 1996, such estimated pro forma market value was $33,570,000. The resulting valuation range in Berwind's appraisal, which extends 15% below and 15% above the estimated value, is from $28,535,000 to $38,606,000 (the "Estimated Valuation Range"). The Company, in consultation with its advisors, has determined to offer the shares in the Conversion at the Purchase Price. Such appraisal is not intended to be, and must not be construed as, a recommendation of any kind as to the advisability of purchasing Common Stock or as assurance that, after the Conversion, shares of Common Stock can be resold at or above the Purchase Price. The appraisal will be updated immediately prior to completion of the Conversion. If the updated appraisal is different from the appraisal as of August 19, 1996 but is within the Estimated Valuation Range, the Company will not notify subscribers of the updated appraisal and the Conversion will be consummated. If the updated appraisal is not within the Estimated Valuation Range, then, in such event, the Company, after consultation with the Department, may cancel the Offering and terminate the Plan, establish a new Estimated Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department. Subscribers will be notified of any such action by mail and, if a new Estimated Valuation Range is established, subscribers will be given an opportunity to affirm, amend or cancel their subscriptions. Subscription orders may not be withdrawn for any reason if the updated appraisal is within the Estimated Valuation Range.
                                 The total number of shares to be issued in the Conversion may be increased or decreased within the Estimated Valuation Range without a resolicitation of subscribers. Based on the Purchase Price of $10.00 per share, the total number of shares that may be issued without a resolicitation of subscribers is from 2,853,500 to 3,860,600 (or, as permitted by the Plan, in the event the ESOP purchases shares in excess of the maximum of the Estimated Valuation

                                 Range in order to satisfy its 10%
                                 subscription, up to 4,246,660 shares). For further information, see "The Conversion -- Stock Pricing and Number of Shares to be Issued."

The Subscription and
  Community Offerings..........  The shares of Common Stock to be issued in the Conversion are being offered at the
                                 Purchase Price in the Subscription Offering pursuant to nontransferable subscription rights in the following order of priority:
                                 (i) Eligible Policyholders, (ii) the ESOP, and (iii) directors, officers and employees of the Insurance Companies. Subscription rights in any category will be subordinated to subscription rights in a prior category. Concurrently, and subject to the prior rights of holders of subscription rights, any shares of Common Stock not subscribed for in the Subscription Offering are being offered at the Purchase Price in the Community Offering to members of the general public. Subject to the right of Eligible Policyholders to purchase the maximum number of shares of Common Stock permitted in the Conversion, preference will be given in the Community Offering to (i) natural persons and trusts of natural persons who are permanent residents of Berks, Bucks, Chester, Cumberland, Dauphin, Lancaster, Lebanon, Lehigh, Montgomery, Northampton and York Counties, Pennsylvania (the "Local Community"), (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is not a natural person,
                                 (iii) licensed insurance agents that have been appointed by any of the Insurance Companies to market and distribute policies of insurance, (iv) named insureds under policies of insurance issued by the Insurance Companies after May 31, 1996, and
                                 (v) providers of goods and services to any or all of the Insurance Companies. Subscription rights will expire if not exercised by 1:00 p.m., local time, on February 1, 1997, unless extended by the Company in its sole discretion for up to an additional 10 days. The Community Offering will terminate on the Community Offering Termination Date, unless extended by the Company, in its sole discretion, for up to an additional 45 days. The Company reserves the absolute right to accept or reject any orders in the Community Offering, in whole or in part, either upon receipt of an order or as soon as practicable following the Community Offering Termination Date.

                                 The Company and the Insurance Companies have engaged Hopper Soliday to provide sales assistance in connection with the Offering. The sale of shares of Common Stock in the Subscription Offering and the Community Offering will be conducted by Hopper Soliday on a best efforts basis.

How to Purchase Shares of
  Common Stock.................  The Company has established a Stock
                                 Information Center to coordinate the
                                 Offering, including tabulation of proxies and orders and answering questions about the Offering by telephone. Any person who desires to subscribe for shares of Common Stock in the Offering must do so prior to the Subscription Offering Termination Date or Community Offering Termination Date, as the case may be, by delivering (by mail or in person) to the Stock Information Center at the Company's principal executive offices located at 2929 Lititz Pike, Lancaster Pike, Lancaster, Pennsylvania 17601 a properly executed and completed Stock Order Form, together with full payment for all shares for which the subscription is made. A Stock Order Form will be included with each propsectus delivered to a prospective purchaser of Common Stock and no Stock Order Form will be delivered to a prospective purchaser unless accompanied by a prospectus or prior delivery of a prospectus can be verified. Payment for shares of Common Stock may be made by cash (if delivered in person), check or money order.
                                 All checks or money orders must be made payable to "Old Guard Group, Inc." Such funds will not be released until the Conversion is completed or terminated. All subscription rights under the Plan will expire on the Subscription Offering Termination Date whether or not the Company has been able to locate each person entitled to subscription rights. Once tendered, orders to purchase Common Stock in the Offering cannot be revoked. In the event of an oversubscription in the Subscription Offering, shares of Common Stock will be allocated among subscribing Eligible Policyholders, as follows. First, shares of Common Stock will be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder, to the extent possible, to purchase the lesser of (i) 100 shares, or
                                 (ii) the number of shares for which the
                                 Eligible Policyholder has subscribed. Second, any shares of Common Stock remaining after such initial allocation will be allocated among the subscribing Eligible Policyholders whose subscriptions remain unsatisfied in the proportion in which the aggregate premiums payable to the Insurance Companies by each such Eligible Policyholder in respect of all policies issued to such Eligible Policyholder and in force on May 31, 1996, bears to the aggregate premiums payable to the Insurance Companies in respect of all policies issued to all such Eligible Policyholders and in force on May 31, 1996; provided however that no fractional shares of Common Stock shall be issued. For more information, please call the Stock Information Center toll free at 1-888-262-7731. See "The Conversion -- The Offering, -- Purchases in the Offering, -- Marketing and Underwriting Arrangements in the Offering and -- Description of Sales Activities in the Offering."


The Public Offering ...........  All shares of Common Stock not purchased in the Offering (if any) are expected to be offered in a firm commitment public offering (the "Public Offering") to be co-managed by the Underwriters. The Public Offering will commence as soon as practicable following the later of the Subscription Offering Termination Date or the Community Offering Termination Date and must be completed within 45 days after the Subscription Offering Termination Date unless such period is extended with the approval of the Department. See "The Conversion -- Marketing and Underwriting Arrangements in the Offering and -- Public Offering."

Purchase Limitations ..........  No person may purchase fewer than 25 shares in the Offering. The ESOP may purchase up to an aggregate of 10% of the shares of Common Stock to be issued in the Conversion and is expected to do so. With the exception of the ESOP, no Eligible Policyholder may purchase more than 38,606 shares of Common Stock in the Subscription Offering (1% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price) and no person (including Eligible Policyholders who elect to purchase stock in the Conversion), together with associates or persons acting in concert, may purchase in the aggregate, more than 193,030 shares of Common Stock (5% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). The Boards of Directors of the
                                 Company and the Insurance Companies may
                                 increase or decrease the purchase limitations at any time, subject to any required regulatory approval. To the extent that any purchaser who is not an Eligible Policyholder (excluding the ESOP) purchases in the Conversion more than the maximum purchase limitation in the Subscription Offering (presently set at 38,606 shares), an Eligible Policyholder who purchased the maximum amount permitted in the Subscription Offering will be given the right to increase his purchase to match the maximum amount purchased in the Converstion by such other purchaser. In the event of an oversubscription, shares will be allocated as provided by the Plan. See "The Conversion -- Limitations on Purchases of Shares."

Purchase of Common Stock by
  Management...................  The directors and executive officers of the
                                 Company and the Insurance Companies,
                                 together with their associates, propose to purchase, in the aggregate, approximately 50,750 shares of Common Stock in the Conversion, or 1.5% of the shares of Common Stock issued in the Conversion, assuming an offering at the midpoint of the Estimated Valuation Range. See "The Conversion -- Proposed Management Purchases."

Benefits to Management.........  The Company's ESOP is expected to purchase
                                  10% of the shares of Common Stock sold in the
                                 Offering, which will be awarded to
                                 substantially all employees without payment by such persons of cash consideration. In addition, the Company adopted a Management Recognition Plan (the "MRP") pursuant to which the Company intends to award to employees and directors of the Company up to 4% of the number of shares of Common Stock sold in the Offering without payment by such persons of cash consideration, and a Stock Compensation Plan pursuant to which the Company intends to grant options to acquire Common Stock to employees and directors of the Company of up to 10% of the number of shares of Common Stock which were sold in the Offering at an exercise price equal to the Purchase Price. The Company intends to grant stock options upon the closing of the Conversion. The MRP and the Stock Compensation Plan are subject to approval by shareholders at the Company's first annual meeting.

Use of Proceeds ...............  Net proceeds from the Offering will depend upon the total number of shares sold and the expenses of the Conversion. As a result, net proceeds from the Offering cannot be determined until the Conversion is completed. The Company anticipates that net proceeds (less the debt incurred to purchase the ESOP shares) will be between approximately $22.6 million and $31.2 million if the aggregate purchase price is within the Estimated Valuation Range. See "Use of Proceeds" for the assumptions used to arrive at these estimates.

                                 The Company has received Department approval to exchange $16.0 million of net proceeds from the Offering for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. Assuming net proceeds from the Offering of between $22.6 million and $31.2 million, the Company would retain between $6.6 and $15.2 million after acquiring the stock of the Insurance Companies.

                                 A portion of the net proceeds retained by the Company will be used to repay approximately $5.8 million in financing incurred in connection with the pending acquisition of First Delaware Insurance Company, if completed as planned, and the investment in New Castle Mutual Insurance Company. The balance of the net proceeds retained by the Company will be available for a variety of corporate purposes, including, but not limited to, additional capital contributions to the Insurance Companies, future acquisitions and diversification within the property and casualty insurance industry, dividends to shareholders and future repurchases of
                                 Common Stock to the extent permitted by
                                 Pennsylvania law and the Department. With the exception of the payment of dividends and the pending acquisition of First
                                 Delaware Insurance Company and the investment in New Castle Mutual Insurance Company, the Company currently has no specific plans, intentions, arrangements or understandings regarding any of the foregoing activities. See "Dividend Policy"; "The Company -- Acquisition of First Delaware Insurance Company" and -- Investment in New Castle Mutual Insurance Company."


Non-transferability of
  Subscription Rights..........  The Plan provides that no person shall transfer or enter into any agreement or
                                 understanding to transfer the legal or
                                 beneficial ownership of subscription rights issued under the Plan or, prior to exercise of the subscription rights, the shares of Common Stock to be issued upon their exercise. Persons violating such prohibition will lose their right to purchase Common Stock in the Conversion. Each person exercising subscription rights will be required to certify that his or her purchase of Common Stock is solely for the purchaser's own account and that there is no agreement or understanding regarding the sale or transfer of such shares.


Market for the Common Stock....  The Company has received approval to have the Common Stock quoted on the Nasdaq NMS under the symbol "OGGI" upon closing of the Conversion. Hopper Soliday, Legg Mason and McDonald have each advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements. Prior to the Offering, there was no public market for the Common Stock and there can be no assurance that an active and liquid market for the Common Stock will develop in the foreseeable future. Even if a market develops, there can be no assurance that shareholders will be able to sell their shares at or above the Purchase Price after completion of the Conversion. See "Market for the Common Stock."


Dividends .....................  Declaration of dividends by the Board of
                                 Directors of the Company will depend on a number of factors, including the requirements of applicable law and the determination by the Board of Directors of the Company that the net income, capital and financial condition of the Company and the Insurance Companies, industry trends, general economic conditions and other factors justify the payment of dividends.
                                 In addition, the payment of dividends from the Insurance Companies to the Company and from the Company to shareholders is subject to a number of regulatory conditions, including conditions imposed by the Department in connection with the approval of the Conversion. The Company presently intends to pay an annual dividend of $.10 per share, but no assurance can be given that dividends in such amount will be permitted to be paid under the terms of the Department's approval order or will ultimately be declared and paid by the Board of Directors of the Company. See "Dividend Policy" and "Business-- Regulation."

Antitakeover Provisions .......  The Articles of Incorporation and Bylaws of
                                 the Company, Pennsylvania statutory
                                 provisions and employee benefit
                                 arrangements, as well as certain other
                                 provisions of state and federal law, may have the effect of discouraging or preventing a non-negotiated change in control of the Company, as well as a proxy contest for control of the Board of Directors of the Company. For a detailed discussion of those provisions, see "Investment Considerations -- Articles of Incorporation, Bylaw and Statutory Provisions that could Discourage Hostile Acquisitions of Control," "Management -- Certain Benefit Plans and Agreements," "Certain Restrictions on Acquisition of the Company -- Pennsylvania Law" and -- "Certain Anti-Takeover Provisions in the Articles of Incorporation and Bylaws" and "Description of Capital Stock."

                       SELECTED COMBINED FINANCIAL DATA


   The following table sets forth selected combined financial data for the Insurance Companies prior to the Conversion at and for the periods indicated and should be read in conjunction with the Combined Financial Statements, and accompanying notes thereto and other financial information included elsewhere herein, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." See Note 3 in "Notes to Combined Financial Statements" for a discussion of the principal differences between generally accepted accounting principles ("GAAP") and statutory accounting practices, and for a reconciliation of combined net income and equity, as reported in conformity with GAAP, with combined statutory net income and statutory surplus, as determined in accordance with statutory accounting practices, as prescribed or permitted by the Department. The combined statement of income data for the years ended December 31, 1991 and 1992 and for the nine months ended September 30, 1995 and 1996 and the combined balance sheet data at December 31, 1991, 1992 and 1993 and at September 30, 1995 and 1996 are derived from the unaudited combined financial statements of the Insurance Companies. The Company believes that such unaudited financial data fairly reflect the combined results of operations and the combined financial condition of the Insurance Companies for such periods. For a presentation of the pro forma effect of the Conversion and related transactions on the Company, see "Pro Forma Data."

                                                   Three Months Ended          Nine Months Ended
                                                     September 30,               September 30,
                                               -------------------------   -------------------------
                                                   1996          1995          1996         1995
                                                -----------   ----------    -----------   ----------
                                                   (Dollars in thousands, except per share data)
Revenue Data:
Direct premiums written  .................... $  21,260     $ 19,776       $ 62,623     $ 59,729
Net premiums written(1)  ....................    14,472       16,828         34,826       50,089
Statement of Income Data:
   Net premiums earned(1) ...................    13,398       16,214         39,705       48,536
   Net investment income ....................     1,052        1,101          3,434        3,408
   Net realized investment gains ............       383          310          1,328          650
   Other income .............................       224           60            484          172
                                                -----------   ----------    -----------   ----------
     Total revenues(1)  .....................    15,057       17,685         44,951       52,766
                                                -----------   ----------    -----------   ----------
Losses and Expenses:  .......................
   Losses and loss adjustment expenses ......     8,900       11,055         34,548       33,892
   Other underwriting expenses ..............     5,560        6,071         14,159       17,706
   Other expenses ...........................        --           --            250           --
                                                -----------   ----------    -----------   ----------
     Total expenses  ........................    14,460       17,126         48,957       51,598
                                                -----------   ----------    -----------   ----------
Income (loss) before federal income taxes  ..       597          559         (4,006)       1,168
Federal income tax expense (benefit)  .......       184          138         (1,458)         252
                                                -----------   ----------    -----------   ----------
Net income (loss)(2)  ....................... $     413     $    421       $  (2,548)   $    916
                                                ===========   ==========    ===========   ==========
Selected Balance Sheet Data (at period end):
   Total investments(3) ..................... $  81,630     $ 91,951       $ 81,630     $ 91,951
   Total assets .............................   137,538      135,383        137,538      135,383
   Subordinated debt ........................     1,500        2,250          1,500        2,250
   Total liabilities ........................    99,869       92,736         99,869       92,736
   Total equity(3) .......................... $  37,669     $ 42,648       $ 37,669     $ 42,648
GAAP Ratios:(3)
   Loss and loss adjustment expenses ratio(4)      66.4%        68.2%          87.0%        69.8%
   Underwriting expense ratio(1)(5) .........      41.5%        37.4%          35.7%        36.5%
   Combined ratio(1)(6) .....................     107.9%       105.6%         122.7%       106.3%
Statutory Data (at period end):
   Statutory combined ratio(1) ..............     104.8%       104.3%         124.7%       107.4%
   Industry combined ratio(7) ...............        --           --             --           --
   Statutory surplus ........................ $  30,265     $ 31,563       $ 30,265     $ 31,563
   Ratio of statutory net written premiums to
     statutory surplus(1)(8)  ...............      1.91x        2.13x          1.53x        2.12x

Pro Forma Data (9):
   Net loss .................................                               ($2,755)
   Net income (loss) per share of common
     stock  .................................                                ($1.00)
   Weighted average number of shares of
     common stock outstanding  ..............                             2,745,350

                                                                    Year Ended December 31,
                                                ----------------------------------------------------------------
                                                   1995          1994         1993         1992          1991
                                                -----------   ----------    ----------   ----------   ----------
                                                          (Dollars in thousands except per share data)
Revenue Data:
Direct premiums written  ....................$   78,832     $ 78,730      $ 74,756     $ 71,287     $ 67,699
Net premiums written  .......................    67,115       65,649        63,355       55,424       53,876
Statement of Income Data:
   Net premiums earned ......................    66,663       63,465        60,986       54,013       53,050
   Net investment income ....................     4,458        3,932         3,928        4,444        4,789
   Net realized investment gains ............     1,011          476         1,758        1,444          560
   Other income .............................       274          266           244          264          197
                                                -----------   ----------    ----------   ----------   ----------
     Total revenues  ........................    72,406       68,139        66,916       60,165       58,596
                                                -----------   ----------    ----------   ----------   ----------
Losses and Expenses:
   Losses and loss adjustment expenses ......    50,509       46,440        42,154       38,096       36,527
   Other underwriting expenses ..............    23,265       22,087        20,991       19,551       18,830
   Other expenses ...........................        --           --            --           --           --
                                                -----------   ----------    ----------   ----------   ----------
     Total expenses  ........................    73,774       68,527        63,145       57,647       55,357
                                                -----------   ----------    ----------   ----------   ----------
Income (loss) before federal income taxes  ..    (1,368)        (388)        3,771        2,518        3,239
Federal income tax expense (benefit)  .......      (684)        (532)          383          122          534
                                                -----------   ----------    ----------   ----------   ----------
Net income (loss)(2)  ....................... $    (684)    $    144      $  3,388     $  2,396     $  2,705
                                                ===========   ==========    ==========   ==========   ==========
Selected Balance Sheet Data (at period end):
   Total investments and cash(3) ............ $  92,335     $ 82,879      $ 90,895     $ 80,826     $ 76,099
   Total assets .............................   134,853      127,831       140,213      136,979      142,764
   Subordinated debt ........................     2,250        3,000         3,750        4,500        5,250
   Total liabilities ........................    93,956       91,300       100,359      100,366      108,551
   Total equity ............................. $  40,897     $ 36,531      $ 39,854     $ 36,613     $ 34,212
GAAP Ratios:
   Loss and loss adjustment expense ratio(4)       75.8%        73.2%         69.1%        70.5%        68.8%
   Underwriting expense ratio(5) ............      34.9%        34.8%         34.4%        36.2%        35.5%
   Combined ratio(6) ........................     110.7%       108.0%        103.5%       106.7%       104.3%
Statutory Data (at period end):
   Statutory combined ratio .................     107.9%       106.3%         99.5%       106.2%       105.0%
   Industry combined ratio(7) ...............     106.4%       108.4%        106.9%       115.7%       108.8%
   Statutory surplus ........................ $  32,249     $ 31,097      $ 31,487     $ 27,936     $ 26,607
   Ratio of statutory net written premiums to
     statutory surplus(8)  ..................      2.15x        2.16x         2.10x        2.00x        2.02x

   Pro Forma Data(9):
   Net loss .................................     ($959)
   Net income (loss) per share of common
     stock  .................................    ($0.35)
   Weighted average number of shares of
     common stock outstanding  .............. 2,727,850



------
(1) Effective January 1, 1996, the Insurance Companies and American Re-Insurance Company entered into a quota share reinsurance treaty pursuant to which the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. Pro rata cessions of unearned premiums as of January 1, 1996 and the transfer of premiums written during the three and nine-month periods ended September 30, 1996 accounted, in part, for the decline in net premiums written, net premiums earned and total revenues, the increase in the underwriting expense ratio and the GAAP and statutory combined ratios and the decrease in the ratio of statutory net written premiums to statutory surplus, when the three and nine-month periods ended September 30, 1996 are compared to the corresponding periods.

(2) Net income for the years ended December 31, 1994 and 1995 and the nine-month period ended September 30, 1996 was adversely affected by the frequency and severity of weather-related property losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Due to the adoption by the Insurance Companies on January 1, 1994 of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," total investments and equity were adjusted to reflect changes in market value, which resulted in a reduction of $4.2 million and an increase of $1.5 million as of December 31, 1994 and 1995, respectively, and an increase of $1.9 million and a decrease of $122,000 as of September 30, 1995 and 1996, respectively.

(4) Calculated by dividing losses and loss adjustment expenses by net premiums earned.

(5) Calculated by dividing other underwriting expenses by net premiums earned.

(6) The sum of the Loss and Loss Adjustment Expense Ratio and the
    Underwriting Expense Ratio.

(7) As reported by A.M. Best Company, Inc., an independent insurance rating organization. Data unavailable for the periods ended September 30, 1996 and September 30, 1995.

(8) Annualized for the periods ended September 30, 1996 and 1995.


(9) Information excerpted from unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 1996 and the year end December 31, 1995. See "Pro Forma Data".

                                 RISK FACTORS

   Before investing in the Common Stock offered hereby, prospective investors should carefully consider all of the information set forth in this prospectus and, in particular, the matters presented below.

POSSIBLE ADVERSE IMPACT OF CATASTROPHE AND NATURAL PERIL LOSSES ON FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   In common with other property and casualty insurers, the Insurance Companies are subject to claims arising from catastrophes that may have a significant impact on their results of operations and financial condition. The Insurance Companies have experienced, and can be expected to experience in the future, catastrophe losses that may materially affect financial condition and results of operations. Catastrophe losses can be caused by various events, including snow storms, ice storms, freezing, hurricanes, earthquakes, tornadoes, wind, hail and fires and their incidence and severity are inherently unpredictable. The extent of net losses from catastrophes is a function of three factors: the total amount of insured exposure in the area affected by the event, the severity of the event and the amount of reinsurance coverage.

   The Insurance Companies' financial condition and results of operations also are affected periodically by losses caused by natural perils, regardless of whether such losses, because of their magnitude, qualify as "catastrophes," as classified by the Property Claims Service Division of American Insurance Services Group, Inc., an insurance industry body. Because of the geographic concentration of their business, the Insurance Companies may be more exposed to losses of this type than other property and casualty insurers. A multiplicity of such events, all or some of which do not qualify as catastrophes, in the aggregate, may materially affect the Company's financial condition and results of operations. This is true, in part, because losses from individual events may not permit recovery under the Insurance Companies' catastrophe reinsurance coverage. The frequency and severity of storms and freezes during 1994, 1995 and the first nine months of 1996 that adversely affected the Insurance Companies' results for these periods are examples of this phenomenon. See "-- Geographic Concentration of Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Reinsurance."

POSSIBLE ADVERSE IMPACT OF INADEQUATE LOSS RESERVES ON FINANCIAL CONDITION AND RESULTS OF OPERATION

   The Insurance Companies are required to maintain reserves to cover their estimated ultimate liability for losses and loss adjustment expenses ("LAE") with respect to reported and unreported claims incurred. Reserves are estimates involving actuarial and statistical projections at a given time of what the Insurance Companies expect to be the cost of the ultimate settlement and administration of claims based on facts and circumstances then known, predictions of future events, estimates of future trends in claims severity and judicial theories of liability, legislative activity and other variable factors, such as inflation. The Insurance Companies' overall reserve practice provides for ongoing claims evaluation and adjustment (if necessary) based on the development of related data and other relevant information pertaining to such claims. Loss and LAE reserves, including reserves for claims that have been incurred but not yet reported, are adjusted no less than monthly. The uncertainties of estimating insurance reserves are greater for certain types of property and casualty insurance lines written by the Insurance Companies, particularly workers' compensation and other liability coverages, because a longer period of time may elapse before a definitive determination of ultimate liability may be made and because of the changing judicial and political climates relating to these types of claims.

   Management believes that the Insurance Companies' reserves for losses and loss adjustment expenses are adequate and are in accordance with generally accepted actuarial principles and practices. However, the establishment of appropriate loss and loss adjustment expense reserves is an inherently uncertain process and there can be no assurance that ultimate losses will not exceed the Insurance Companies' loss reserves. To the extent that reserves prove to be inadequate in the future, the Insurance Companies would have to increase reserves which would adversely affect earnings in the period such reserves are increased and could have a material adverse effect on the Company's results of operations and financial condition. See "Business -- Loss and LAE Reserves."

POSSIBLE SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS

   The operating results of property and casualty insurers are subject to significant fluctuation due to a number of factors, including extreme weather conditions and natural disasters, regulation, competition, judicial trends, changes in the investment and interest rate environment and general economic conditions. The Company's operating results may also be affected by changes in the supply of, and the pricing for, property and casualty insurance and reinsurance, which historically have been highly cyclical. The unpredictability of claims experience and competitive nature of the property and casualty insurance industry has contributed historically to significant quarter-to-quarter and year-to-year fluctuations in the underwriting results and net earnings of the Insurance Companies. Because of these and other factors, historic results of operations may not be indicative of future operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE ADVERSE IMPACT DUE TO GEOGRAPHIC CONCENTRATION OF BUSINESS

   All direct premiums written by the Insurance Companies are generated in Pennsylvania, Maryland and Delaware. For the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, 94%, 94%, 93% and 93%, respectively, of the Insurance Companies' direct premiums written were derived from policies written in Pennsylvania. The revenues and profitability of the Insurance Companies could be significantly affected by legal and judicial trends and prevailing economic, regulatory, demographic and other conditions in Pennsylvania as well as the impact of catastrophe and natural peril losses in that state. See "-- Catastrophe and Natural Peril Losses."

POSSIBLE ADVERSE OR INADEQUATE IMPACT OF ACQUISITION STRATEGY

   The Company intends to pursue a strategy of growth through acquisition of other insurance companies. The success of the Company's growth strategy will depend largely upon its ability to identify suitable acquisition candidates and effect acquisitions at a reasonable cost. No assurance can be given that the Company will be successful in doing so. Moreover, this growth strategy may present special risks, such as the risk that the Insurance Company will not efficiently integrate an acquisition with present operations, the risk of dilution of book value and earnings per share of the Company's Common Stock as a result of an acquisition, the risk that the Company and the Insurance Companies will not be able to attract and retain qualified personnel needed for expanded operations, and the risk that internal monitoring and control systems may prove inadequate. Purchasers of Common Stock should also be aware that the Company, in many instances, may be able to make an acquisition without any requirement under law or Nasdaq listing rules to seek shareholder approval of the acquisition.


   In January 1997, the Company expects to acquire 80% of the capital stock of First Delaware Insurance Company for an acquisition price of approximately $4.8 million. However, the Company has not yet executed a definitive acquisition agreement with respect to such acquisition and there can be no assurance that such acquisition can be consummated on the terms or within the time frame currently contemplated. See "The Company -- First Delaware Insurance Company Acquisition."


HIGHLY COMPETITIVE NATURE OF INSURANCE INDUSTRY

   The property and casualty insurance market is highly competitive. Competition is based on many factors, including perceived financial strength of the insurer, premiums charged, policy terms and conditions, service, reputation and experience. The Insurance Companies compete with stock insurance companies, mutual companies, local cooperatives and other underwriting organizations. Certain of these competitors have substantially greater financial, technical and operating resources than the Insurance Companies. Many of the lines of insurance written by the Insurance Companies are subject to significant price competition. Some companies may offer insurance at lower premium rates through the use of salaried personnel, rather than the use of agents paid on a commission basis as the Insurance Companies do, or other methods. See "Business -- Competition."

POSSIBLE ADVERSE IMPACT OF CHANGE IN A.M. BEST RATING

   Ratings assigned by A.M. Best Company, Inc. ("A.M. Best") are an important factor influencing the competitive position of insurance companies. A.M. Best ratings are based upon factors of concern to policyholders and are not directed toward the protection of investors. As such, the Company's A.M. Best rating should not be relied upon as a basis for an investment decision to purchase Common Stock hereunder. A.M. Best affirmed an "A-" (Excellent) rating (its fourth highest out of 15 rating categories) for the Group in February 1996 based on year-end 1995 financial data. The Insurance Companies had $3.7 million of net catastrophe losses directly attributable to severe winter weather for the nine-month period ended September 30, 1996. Accordingly, there can be no assurance that the Group will be able to maintain its current rating. The Insurance Companies believe that their business is sensitive to ratings and that a rating downgrade may affect their ability to underwrite new business. As a result, if the Group were to experience a rating downgrade, the Company's business and results of operations could be materially adversely affected. See "Business -- A.M. Best Rating."

POSSIBLE ADVERSE IMPACT OF REGULATORY CHANGES

   The Insurance Companies are subject to substantial regulation by government agencies in the states in which they do business. Such regulation usually includes (i) regulating premium rates, policy forms, and lines of business, (ii) setting minimum capital and surplus requirements, (iii) imposing guaranty fund assessments and requiring residual market participation, (iv) licensing companies and agents, (v) approving accounting methods and methods of setting loss and expense reserves, (vi) setting requirements for and limiting the types and amounts of investments, (vii) establishing requirements for the filing of annual statements and other financial reports, (viii) conducting periodic statutory examinations of the affairs of insurance companies, (ix) approving proposed changes in control,
(x) limiting the amount of dividends that may be paid without prior regulatory approval, (xi) regulating transactions with affiliates, and (xii) regulating trade practices and market conduct. Such regulation and supervision are primarily for the benefit and protection of policyholders and not for the benefit of investors. The insurance regulatory structure has been subject to increased scrutiny in recent years by federal and state legislative bodies and state regulatory authorities.

   In 1990, the National Association of Insurance Commissioners (the "NAIC") began an accreditation program to ensure that states have adequate procedures in place for effective insurance regulation, especially with respect to financial solvency. The accreditation program requires that a state meet specific minimum standards in over 5 regulatory areas to be considered for accreditation. The accreditation program is an ongoing process and once accredited, a state must enact any new or modified standards approved by the NAIC within two years following adoption. As of September 30, 1996, Pennsylvania, the state in which the Insurance Companies are domiciled, was accredited.

   The NAIC has adopted risk-based capital ("RBC") requirements that require insurance companies to calculate and report information under a risk-based formula that attempts to measure statutory capital and surplus needs based on the risks in a company's mix of products and investment portfolio. The formula is designed to allow state insurance regulators to identify weakly capitalized companies. The RBC requirements provide for four different levels of regulatory attention in the event of noncompliance with required capital levels that range from a requirement to file a corrective plan of action to mandatory seizure. The Insurance Companies have never failed to exceed the required levels of capital. There can be no assurance that the capital requirements applicable to the business of the Insurance Companies will not increase in the future.

   The NAIC has also developed a set of eleven financial ratios, referred to as the Insurance Regulatory Information System (IRIS), for use by state insurance regulators in monitoring the financial condition of insurance companies. The NAIC has established an acceptable range of values for each of the eleven IRIS financial ratios. Generally, an insurance company will become the subject of increased scrutiny when four or more of its IRIS ratio results fall outside the range deemed acceptable by the NAIC. The nature of increased regulatory scrutiny resulting from IRIS ratio results outside the acceptable range is subject to the judgement of the applicable state insurance department, but generally will result in accelerated review of annual and quarterly filings. Depending on the nature and severity of the underlying cause of the IRIS ratio results being outside the acceptable range, increased regulatory scrutiny could range from increased but informal regulatory oversight to placing a company under regulatory control. During the last three years, each of the Insurance Companies reported results outside the acceptable range for certain IRIS tests. However, none of the Insurance Companies had four or more IRIS ratios outside the acceptable range and, to their knowledge none of the Insurance Companies is subject to increased regulatory scrutiny. See "Business -- Regulation."

   No assurance can be given that future legislation or regulatory changes will not adversely affect the business and results of operations of the Insurance Companies. See "Business -- Regulation."

   Adverse legislative and regulatory activity constraining the Insurance Companies' ability adequately to price automobile, workers' compensation and other insurance coverages may occur in the future. In recent years, insurers in certain states have been under pressure from regulators, legislatures and special interest groups to reduce, freeze or set rates at levels that may not correspond with current underlying costs. The Insurance Com-panies presently do not operate in such states and management of the Company has no present intent to operate in such states absent favorable prospects for approval of adequate rates. In addition, as a condition of their license to do business, the Insurance Companies are required to participate in a variety of mandatory residual market mechanisms (assigned risk plans and mandatory pools) that provide certain insurance coverages (most notably automobile insurance coverages) to consumers who are otherwise unable to obtain such coverages from private insurers. Losses or assessments from residual market mechanisms cannot be predicted with certainty and could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE UPON DIVIDENDS FROM INSURANCE COMPANIES

   Because the operations of the Company following the Conversion will be conducted through its subsidiaries, the Insurance Companies, the Company will be dependent upon dividends and other payments from the Insurance Companies for funds to meet its obligations. The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay any dividend to the Company without the prior approval of the Department. In addition, Pennsylvania law regulates the distribution of dividends and other payments by the Insurance Companies to the Company. Such restrictions or any subsequently imposed restrictions may in the future affect the Company's ability to pay debt, expenses and cash dividends to its shareholders. See "Dividend Policy" and "Business -- Regulation."


AVAILABILITY AND ADEQUACY OF REINSURANCE

   The Insurance Companies' insurance operations rely on the use of reinsurance arrangements to limit and manage the amount of risk retained, to stabilize underwriting results and increase underwriting capacity. The availability and cost of reinsurance are subject to prevailing market conditions and may vary significantly over time. No assurance can be given that reinsurance will continue to be available to the Insurance Companies in the future at commercially reasonable rates. While the Insurance Companies seek to obtain reinsurance with coverage limits that they believe are appropriate for the risk exposures assumed, there can be no assurance that losses experienced by the Company will be within the coverage limits of the Insurance Companies' reinsurance treaties and facultative arrangements. The Insurance Companies also are subject to credit risk with respect to their reinsurers because the ceding of risk to reinsurers does not relieve the Insurance Companies of their liability to insureds. The insolvency or inability of any reinsurer to meet its obligations may have a material adverse effect on the business and results of operations of the Company. See "Business -- Reinsurance."

RELIANCE ON EXISTING MANAGEMENT

   The operations of the Company and the Insurance Companies to date have been largely dependent on existing management. The loss to the Company or the Insurance Companies of one or more of their existing executive officers could have a material adverse effect on their business and results of operations. The Company has entered into employment agreements with the executive officers of the Company and the Insurance Companies. See "Management of the Company -- Executive Officers," "-- Certain Benefit Plans and Agreements."

MANAGEMENT'S DISCRETION IN ALLOCATION OF PROCEEDS

   The Company has received Department approval to exchange $16.0 million of net proceeds from the Offering for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. The Company will retain the balance of the net proceeds. The net proceeds retained by the Company will be available for a variety of corporate purposes, including additional capital contributions, future acquisitions and diversification of business, and dividends to shareholders. However, management has discretion in determining the actual manner in which net proceeds will be applied. The precise use, amounts and timing of the application of proceeds will depend upon, among other things, the funding requirements of the Insurance Companies, the availability of other funds, and the existence of acquisition opportunities. See "Use of Proceeds."

POTENTIAL BENEFITS OF CONVERSION TO MANAGEMENT AND IMPACT OF PURCHASES BY MANAGEMENT AND STOCK BENEFIT PLANS

   It is currently expected that directors and executive officers of the Insurance Companies and their associates will subscribe for approximately 50,750 shares of the Common Stock to be issued in the Conversion, or 1.5% at the midpoint of the Estimated Valuation Range, and that the ESOP will purchase 10% of the shares to be issued in the Conversion. In addition, following the Conversion, and subject to shareholder approval, the Company will implement a management recognition plan (the "MRP"), under which employees and directors would be awarded (at no cost to them) an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion and a stock compensation plan (the "Compensation Plan"), under which employees and directors would be granted (at no cost to them) options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at an exercise price equal to the Purchase Price. At the minimum, midpoint and maximum of the Estimated Valuation Range, assuming all options granted under the Compensation Plan were exercised and all shares issued pursuant to the exercise of the options and all shares held by the MRP were newly issued shares, such persons would receive, in the aggregate, 399,490, 469,980 and 540,484 shares, respectively, or in each case, 12.3% of the then outstanding Common Stock. In addition to the possible financial benefits under the stock benefit plans, management could benefit from certain statutory and regulatory provisions, as well as certain provisions in the Company's Articles of Incorporation and Bylaws, that may tend to promote the continuity of existing management and discourage certain acquisition proposals.

   As a result of the foregoing, management could acquire a substantial interest in the Company and, if each member of management were to act consistently with each other, could have significant influence over the outcome of the election of directors and any shareholder vote, especially matters requiring the approval of 80% of the Company's outstanding Common Stock, such as certain business combinations. Management might thus have the power to authorize actions that may be viewed as contrary to the best interests of non-affiliated holders of Common Stock and might have substantial power to block actions that such holders may deem to be in their best interests. See "Pro Forma Data," "Management -- Certain Benefit Plans and Agreements," "The Conversion -- Proposed Management Purchases," "Certain Restrictions on Acquisition of the Company."

DILUTIVE EFFECT OF MRP AND STOCK OPTIONS

   The Company has adopted the Compensation Plan and the MRP, both of which will be subject to shareholder approval at the Company's first annual meeting of shareholders after the Conversion. Under the MRP, employees and directors would be awarded, at no cost to them, an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion, and under the Compensation Plan, employees and directors would be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at the Purchase Price. Under the MRP, the shares issued to directors and employees could be newly issued shares or shares purchased in the open market. In the event the shares issued to the MRP and pursuant to the exercise of options granted under the Compensation Plan consist of newly issued shares of Common Stock, the interests of existing shareholders would be diluted. See "Pro Forma Data" and "Management -- Certain Benefit Plans and Agreements -- Stock Compensation Plan" and "-- Management Recognition Plan."


RISK OF LEGAL CHALLENGE

   To the knowledge of the Insurance Companies, the Conversion is the first mutual to stock conversion of solvent mutual insurance companies under the Act. Passage of the Act was supported by the Department. The Act is very similar to laws enacted in Illinois and Michigan and is based upon federal legislation governing mutual to stock conversions of savings and loans under which several hundred conversion transactions have been successfully completed. The Act eliminates any requirement to distribute surplus to policyholders and instead authorizes the grant to policyholders of a first priority right to purchase stock in a converting insurance company. No significant opposition to the Act or the Conversion has arisen as of the date hereof. However, under the Act, a legal challenge to the Conversion, which could be based on procedural grounds or a constitutional challenge to the Act, can be brought up to thirty (30) days after approval of the Plan by Eligible Policyholders at the Special Meetings. The Conversion is expected to close prior to expiration of this 30-day period regardless of whether any legal challenge is mounted. The Company would vigorously oppose any such legal challenge. However, if a legal challenge to the Conversion were initiated, such challenge could have a material adverse effect on the market price of the Common Stock pending resolution of the challenge and, if the challenge were successful, there could be a material adverse effect on the financial condition and results of operations of the Company.

ARTICLES OF INCORPORATION, BYLAW AND STATUTORY PROVISIONS THAT COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL

   The Company's Articles of Incorporation and Bylaws contain certain provisions that may have the effect of discouraging a non-negotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of Common Stock or the removal of the Company's management, all of which certain shareholders might deem to be in their best interests. These provisions include, among other things (i) the classification of the terms of the members of the Board of Directors, (ii) supermajority provisions for the approval of certain business combinations and amendment of the Articles of Incorporation or Bylaws of the Company, (iii) elimination of cumulative voting in the election of directors, and (iv) restrictions on the voting of the Company's equity securities by any individual, entity or group owning more than 10% of the Common Stock. The provisions in the Company's Articles of Incorporation requiring a supermajority vote for the approval of certain business combinations and containing restrictions on voting of the Company's equity securities provide that the supermajority voting requirements and voting restrictions do not apply to business combinations and acquisitions of voting Common Stock meeting specified Board of Director approval requirements. The Articles of Incorporation also authorize the issuance of 5,000,000 shares of preferred stock as well as additional shares of Common Stock. These shares could be issued without shareholder approval on terms or in circumstances that could deter a future takeover attempt.

   In addition, the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") provides for certain restrictions on acquisition of the Company, and Pennsylvania law contains various restrictions on acquisitions of control of insurance holding companies.

   The Articles of Incorporation, Bylaw and statutory provisions, as well as certain other provisions of state and federal law, may have the effect of discouraging or preventing a future takeover attempt not supported by the Company's Board of Directors in which shareholders of the Company otherwise might receive a substantial premium for their shares over then-current market prices. For a detailed discussion of those provisions, see "Management -- Certain Benefit Plans and Agreements," "Certain Restrictions on Acquisition of the Company," "Certain Anti-Takeover Provisions in the Articles of Incorporation and Bylaws" and "Description of Capital Stock."

ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK


   The Company has never issued capital stock, and consequently there is no established market for the Common Stock. The Company has received preliminary approval to have the Common Stock quoted on the Nasdaq NMS under the symbol "OGGI," conditioned upon completion of the Conversion. Hopper Soliday, Legg Mason and McDonald each have advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if one develops, it will continue, nor is there any assurance that persons purchasing Common Stock will be able to sell the Common Stock at or above the Purchase Price. See "Market for the Common Stock."

                                 THE COMPANY

GENERAL

   The Company was incorporated under the laws of the Commonwealth of Pennsylvania in May 1996 for the purpose of serving as a holding company for the Insurance Companies upon the acquisition of all of their capital stock in connection with the Conversion. The Company has received approval from the Department to acquire control of the Insurance Companies subject to satisfaction of certain conditions. Prior to the Conversion, the Company has not engaged and will not engage in any significant operations. Upon completion of the Conversion, the Company's primary assets will be the outstanding capital stock of the Insurance Companies and a portion of the net proceeds of the Conversion.

   Management believes that the holding company structure will permit the Company to expand the services beyond those currently offered through the Insurance Companies, although there are no definitive plans or arrangements for such expansion at present. As a holding company, the Company will have greater flexibility to diversify its business activities through existing or newly formed subsidiaries or through the issuance of capital stock to facilitate acquisitions or mergers or to obtain additional financing in the future. See "First Delaware Insurance Company Acquisition" and "New Castle Insurance Company Investment" below. The portion of the net proceeds from the sale of Common Stock in the Conversion that the Company will contribute to the Insurance Companies will substantially increase the Insurance Companies' surplus which will, in turn, enhance policyholder protection and increase the amount of funds available to support both current operations and future growth. After the Conversion, the Company will be classified as a holding company and will be subject to regulation by the Department.

   The Company's executive offices are located at 2929 Lititz Pike, Lancaster, Pennsylvania 17604, and its main telephone number is (717) 569-5361.

FIRST DELAWARE INSURANCE COMPANY ACQUISITION

   Management expects that in January 1997, Old Guard Investment Holding Company, Inc. ("Old Guard Investment"), a subsidiary of the Insurance Companies (Old Guard, Old Guard Fire and Goschenhoppen own 79.0%, 15.4% and 5.6% of Old Guard Investment, respectively), will execute an agreement with First Delaware Insurance Company ("First Delaware"), a Delaware insurance company, and International Corporation ("IC"), First Delaware's sole shareholder, pursuant to which Old Guard Investment will acquire 80% of the capital stock of First Delaware. The acquisition will be made through a combination of (i) a $3 million cash investment in First Delaware in exchange for a number of shares of First Delaware common stock equal to $3 million divided by 1.5 times the GAAP book value per share of First Delaware as of the month end immediately preceding the closing date and (ii) the purchase from IC for cash of a number of additional shares of First Delaware, at a price per share equal to 1.5 times the GAAP book value per share of First Delaware, such that Old Guard Investment will hold 80% of the stock of First Delaware after closing. Management estimates that the total acquisition price will equal approximately $4.8 million. Old Guard Investment expects to finance the acquisition of the common stock of First Delaware by drawing on an existing $7.0 million line of credit with Dauphin Deposit Bank and Trust Company ("Dauphin") which provides for advances for terms not to exceed 60 months, an amortization schedule not to exceed 120 months, monthly payments and an interest rate equal to either (i) Dauphin's floating base rate, less 1/2% or (ii) a fixed rate offered at Dauphin's sole discretion (the "Line of Credit").

   At closing, which is expected to occur in January 1997, Old Guard Investment and IC will execute a shareholder agreement that, among other things, will prohibit IC from transferring its remaining 20% interest in First Delaware prior to December 31, 2003 to anyone other than Old Guard Investment or an affiliate of Old Guard Investment. The shareholder agreement also gives the parties certain "put" and "call" rights prior to December 31, 2003 during specified periods with respect to the remaining 20% of the common stock of First Delaware held by IC at a purchase price of between 1 and 1.5 times then current GAAP book value per share. The exercise price of the put or call varies depending upon the time period when the put or call is exercised and is payable in cash or Common Stock at the election of the party exercising the put or call right. In addition, after December 30, 1999, IC can relinquish its put right and extinguish Old Guard Investment's call right in exchange for a payment from Old Guard Investment to IC of 10% of the put price.

   Upon closing, the First Delaware Board of Directors will consist of up to five members, three of whom will be elected by Old Guard Investment. David E. Hosler, the Chairman of the Company, will become Chairman of First Delaware. First Delaware and Commonwealth Insurance Managers, Inc. ("CIMI"), a subsidiary of Old Guard Investment, also will execute a management agreement pursuant to which CIMI will provide management advice on actuarial services, reinsurance purchasing, investment management, management information systems, security custody services, independent accounting/auditing services, human resource services and employee benefits. In order to retain the services of the two principals of First Delaware, First Delaware will enter into employment agreements acceptable to Old Guard Investment with such principals.

   The acquisition of First Delaware furthers the Company's strategic goals of geographic and product line diversification because First Delaware's business is principally commercial lines, including surety business in the Delaware and Maryland markets. The Insurance Companies intend to renew their current commercial writings in Delaware and the Eastern Shore of Maryland with First Delaware and support a planned expansion of First Delaware into Virginia. At September 30, 1996, First Delaware had $4.3 million in assets and $1.8 million in equity. For the nine months ended September 30, 1996, First Delaware had direct premiums written of $2.8 million and net income of $120,000. For the year ended December 31, 1995, First Delaware had direct premiums written of $3.3 million and net income of $150,000.


   Notwithstanding the Company's expectations, no definitive agreement with respect to such acquisition has yet been executed. Unless and until such agreement has been executed, there can be no assurance that such acquisition can be consummated within the time or on the terms presently contemplated.


NEW CASTLE INSURANCE COMPANY INVESTMENT


   On December 23, 1996, Old Guard Investment executed an Investment Agreement with New Castle Mutual Insurance Company ("New Castle"), a Delaware insurance company that is licensed in Delaware and Pennsylvania and sells primarily homeowners and other personal property and casualty lines through independent agents. Pursuant to the Investment Agreement, Old Guard Investment, or an affiliate designated by Old Guard Investment, purchased a $1.0 million convertible surplus note. After the Conversion, Old Guard Investment, or an affiliate designated by Old Guard Investment, will purchase, from time to time, up to an additional $3.0 million of convertible surplus notes based on cancellation of reinsurance or an increase in the ratio of net premiums written to statutory surplus to an amount in excess of 2.9%. The surplus notes will bear interest payable monthly at a floating rate equal to Dauphin's base rate with a maximum interest rate of 10%. All principal amounts under the surplus notes will be due at maturity on January 1, 2007. Old Guard Investment expects to finance this investment by drawing on the Line of Credit. The Investment Agreement contains customary representations, warranties, covenants and conditions to closing.


   The surplus notes will be convertible into common stock of New Castle if, but only if, New Castle converts from mutual to stock form. The surplus notes will be convertible into that number of shares of common stock of New Castle equal to the greater of (i) the principal balance of the surplus notes divided by (A) the price at which a share of common stock of New Castle is offered and sold in a mutual to stock conversion of New Castle, if such an offering is made, or (B) the value assigned to a share of New Castle common stock distributed to New Castle policyholders in a mutual to stock conversion of New Castle, if such a distribution is made, or (ii) the number of authorized shares of common stock of New Castle multiplied by a fraction the numerator of which is the principal amount of the surplus notes and the denominator of which is the statutory surplus of New Castle on the last day of the month immediately preceding a mutual to stock conversion of New Castle. New Castle has covenanted to use its best efforts to convert from mutual to stock form within three years from the date of the initial surplus note purchase.

   New Castle has also agreed that it will reconstitute its board to consist of seven members with three members nominated for election as proposed by Old Guard Investment. Subject to election, David E. Hosler will become Chairman of New Castle. New Castle also will enter into a management contract with CIMI pursuant to which CIMI will provide advice on actuarial services, reinsurance purchasing, investment management, security custody services, independent accounting/auditing services, human resource services and employee benefits.

   The surplus note investment in New Castle furthers the Company's strategic goal of geographic diversification because New Castle's business is principally located in the Delaware market. At September 30, 1996, New Castle had $5.2 million in assets on a statutory basis and $1.6 million in statutory surplus. For the nine months ended September 30, 1996, New Castle had direct premiums written of $7.6 million and statutory net loss of $215,000. For the year ended December 31, 1995, New Castle had direct premiums written of $10.7 million and a statutory net loss of $749,000.

                           THE INSURANCE COMPANIES

   Old Guard Mutual, Old Guard Fire and Goschenhoppen are each Pennsylvania mutual insurance companies that currently operate as members of the Group. The Group also includes Neffsville, which is not a party to the Plan. The Insurance Companies are property and casualty insurers of farms, small and medium-sized businesses and residents primarily in rural and suburban communities in Pennsylvania, Maryland and Delaware. The Insurance Companies market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 1,600 independent agents.

   The Insurance Companies operate under a reinsurance pooling agreement pursuant to which all premium revenue, loss and loss adjustment expense are ceded to Old Guard Mutual and a fixed percentage of those items is retroceded by Old Guard Mutual to Old Guard Fire and Goschenhoppen. The allocation of pooled revenue and expense is determined by the parties and is currently as follows: Old Guard Mutual - 60%, Old Guard Fire - 29% and Goschenhoppen - 11%. Investment income and investment gains and losses are not pooled. In addition, Neffsville reinsures 90% of its book of business with Old Guard Mutual.

   Old Guard Mutual. Old Guard Mutual was originally chartered in 1896. At September 30, 1996, Old Guard Mutual had total assets of $116.1 million (prior to the elimination of intercompany accounts in consolidation) and equity of $22.5 million.

   Old Guard Fire. Old Guard Fire was originally chartered in 1872. At September 30, 1996, Old Guard Fire had total assets of $36.1 million (prior to the elimination of intercompany accounts in consolidation) and equity of $11.0 million.

   Goschenhoppen. Goschenhoppen was originally chartered in 1843. At September 30, 1996, Goschenhoppen had total assets of $23.4 million (prior to the elimination of intercompany accounts in consolidation) and equity of $4.1 million.

   The Insurance Companies are subject to examination and comprehensive regulation by the Department. See "Business -- Regulation."

                               USE OF PROCEEDS

   The Company has received Department approval to exchange $16.0 million of net proceeds from the Offering for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. Assuming net proceeds (less ESOP debt) of between $22.6 million and $31.2 million, the Company will retain between $6.6 million and $15.2 million after acquiring the stock of the Insurance Companies.

   The net proceeds retained by the Company will be available for a variety of corporate purposes, including additional capital contributions, future acquisitions and diversification of business and dividends to shareholders. The Company expects to use approximately $5.8 million of the net proceeds to repay Dauphin under the Line of Credit to be used by Old Guard Investment in connection with the acquisition of First Delaware and the investment in New Castle. In the event that the First Delaware acquisition is not completed, those proceeds will be added to the Company's working capital. With the exception of dividends and the pending acquisition of First Delaware and the investment in New Castle, the Company currently has no specific plans, arrangements or understandings regarding any of the foregoing activities. See "Dividend Policy," "The Company -- Acquisition of First Delaware Insurance Company" and -- Investment in New Castle Mutual Insurance Company."

   The net proceeds used to effect the exchange of the stock of the Insurance Companies will become part of their capital, thereby expanding underwriting capacity and permitting diversification of their businesses. Any payment of dividends to the Company will be limited by regulatory restrictions on capital distributions by the Insurance Companies. See "Business -- Regulation."

   The amount of proceeds from the sale of Common Stock in the Offering will depend upon the total number of shares actually sold, the relative percentages of Common Stock sold in the Subscription, Community and Public Offerings and the actual expenses of the Conversion. As a result, the net proceeds from the sale of Common Stock cannot be determined until the Conversion is completed. Set forth below are the estimated net proceeds to the Company, assuming the sale of Common Stock at the minimum, midpoint and maximum of the Estimated Valuation Range, based upon the following assumptions: (i) shares of Common Stock will be sold as follows: (a) 50% of the shares will be sold in the Subscription and Community Offerings of which
(1) 38.5% of the shares will be sold to policyholders and the community with respect to which the Company will pay a 3% commission to Hopper Soliday and
(2) 11.5% of the shares will be sold to the ESOP and directors, officers and employees with respect to which no commission will be paid to Hopper Soliday, and (b) 50% of the shares will be sold in the Public Offering with respect to which the Underwriters will receive an underwriting discount of 6.5%; (ii) the purchase of the shares sold to the ESOP will be financed with the proceeds of a loan; and (iii) other Conversion expenses, not including sales commissions, will be approximately $1.5 million. The foregoing assumptions regarding estimated purchases in the Subscription, Community and Public Offerings are illustrative only and are not based on comparable transactions. The Company is not aware of any recent comparable transactions. Actual expenses may vary from those estimated.

                                                    Minimum of     Midpoint of     Maximum of
                                                    2,853,500       3,357,000       3,860,600
                                                    shares at       shares at       shares at
                                                      $10.00         $10.00          $10.00
                                                    per share       per share       per share
                                                   ------------   -------------    ------------
                                                                 (In thousands)
Gross proceeds of Offering(1)  .................     $28,535         $33,570         $38,606
   Less estimated expenses, including
     underwriting fees  ........................       3,107           3,329           3,551
                                                   ------------   -------------    ------------
Estimated net proceeds  ........................      25,428          30,241          35,055
   Less ESOP debt ..............................       2,854           3,357           3,861
                                                   ------------   -------------    ------------
   Estimated net proceeds less ESOP debt .......     $22,574         $26,884         $31,194
                                                   ============   =============    ============

(1) Does not include the probable conversion of a surplus note payable by Old Guard Mutual to American Re (the "American Re Surplus Note") because such conversion results only in the conversion of debt to equity but no additional proceeds; provided, however, that Old Guard Mutual may elect to repay the American Re Surplus Note prior to completion of the Conversion.

                               DIVIDEND POLICY

   Payment of dividends on the Common Stock is subject to determination and declaration by the Company's Board of Directors. Any dividend policy of the Company will depend upon the financial condition, results of operations and future prospects of the Company. In addition, the Department's approval of the acquisition by the Company of all the common stock of the Insurance Companies prohibits the Company from paying any dividends or making other distributions to shareholders (i) other than from earnings of the Insurance Companies, or (ii) in excess of $500,000 per year for a period of three years following the Conversion without the prior aproval of the Department. At present, the Company intends to pay an annual dividend of $.10 per share. However, there can be no assurance that dividends will be permitted to be paid under the terms of the Department's approval order or, if paid initially, that they will continue to be paid in the future. In addition, because the Company initially will have no significant source of income other than dividends from the Insurance Companies and earnings from investment of the net proceeds of the Conversion retained by the Company, the payment of dividends by the Company will depend significantly upon receipt of dividends from the Insurance Companies. The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay any dividend to the Company without the prior approval of the Department. The Insurance Companies intend to seek Department approval to pay dividends that, in the aggregate, will permit the Company to pay an annual dividend of $.10 per share. No assurance can be given, however, that the Department will grant such approval. See "Business -- Regulation."

   Except as described above, the Company is not subject to regulatory restrictions on the payment of dividends to shareholders. The Company is subject to the requirements of the Pennsylvania BCL, which generally permits dividends or distributions to be paid as long as, after making the dividend or distribution, the Company will be able to pay its debts in the ordinary course of business and the Company's total assets will exceed its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of holders of stock with senior liquidation rights if the Company were to be dissolved at the time the dividend or distribution is paid.


                         MARKET FOR THE COMMON STOCK

   The Company has never issued any capital stock. Consequently, there is no established market for the Common Stock. The Common Stock has been approved for quotation on the Nasdaq NMS under the symbol "OGGI" upon completion of the Conversion.

   Hopper Soliday, Legg Mason and McDonald each have advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements. The development of a public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Company nor any market maker has any control. Accordingly, there can be no assurance that an established and liquid market for the Common Stock will develop, or if one develops, that it will continue. Furthermore, there can be no assurance that purchasers will be able to resell their shares of Common Stock at or above the Purchase Price after the Conversion.

                                CAPITALIZATION

   The following table sets forth information regarding the combined historical capitalization of the Insurance Companies at September 30, 1996 and the pro forma consolidated capitalization of the Company giving effect to the sale of Common Stock at the minimum, midpoint and maximum of the Estimated Valuation Range based upon the assumptions set forth under "Use of Proceeds." For additional financial information regarding the Insurance Companies, see the Combined Financial Statements and related Notes appearing elsewhere herein. Depending on market and financial conditions, the total number of shares to be issued in the Conversion may be significantly increased or decreased above or below the midpoint of the Estimated Valuation Range. No resolicitation of subscribers and other purchasers will be made unless the final appraised value of the Insurance Companies is below the minimum or above the maximum of the Estimated Valuation Range. A change in the number of shares to be issued in the Conversion may materially affect the Company's pro forma capitalization. See "Use of Proceeds" and "The Conversion -- Stock Pricing and Number of Shares to be Issued."

                                                                               Pro Forma Consolidated
                                                                           Capitalization of the Company
                                                                                Based on the Sale of
                                                                     ----------------------------------------
                                                    Historical
                                                     Combined
                                                  Capitalization
                                                      of the
                                                     Insurance         2,853,500     3,357,000     3,860,600
                                                   Companies at        shares at     shares at     shares at
                                                   September 30,        $10.00         $10.00        $10.00
                                                      1996(1)          per share     per share     per share
                                                -------------------   -----------    -----------   -----------
                                                                        (In thousands)
Long-term ESOP debt(2)  .....................         $     --          $ 2,854       $ 3,357       $ 3,861
                                                                     ===========    ===========   ===========
Subordinated debt(3)  .......................           1,500                --            --            --
Shareholders' equity(4):                            ==========
   Common stock, no par value per share:
     authorized -- 15,000,000 shares;
     shares to be outstanding -- as shown(5)               --            26,928        31,741        36,555
   Unearned Employee Stock Ownership Plan
     compensation  ..........................              --            (2,854)       (3,357)       (3,861)
   Retained earnings -- substantially
     restricted  ............................          36,357            36,357        36,357        36,357
   Unrealized gains .........................           1,312             1,312         1,312         1,312
                                                -------------------   -----------    -----------   -----------
   Total shareholders' equity ...............         $39,169           $61,743       $66,053       $70,363
                                                ===================   ===========    ===========   ===========

------
(1) Subsequent to September 30, 1996 and prior to completion of the Conversion, Old Guard Investment expects to borrow an aggregate of approximately $5.8 million under the Line of Credit in connection with the acquisition of First Delaware and the investment in New Castle. See "The Company -- First Delaware Insurance Company Acquisition" and "-- New Castle Insurance Company Investment." The Company will repay the amount borrowed by Old Guard Investment in connection with the New Castle investment and, if completed, the First Delaware acquisition from proceeds of the Offering. See "Use of Proceeds."

(2) Assumes that 10% of the shares of Common Stock to be sold in the Conversion are purchased by the ESOP, and that the funds used to purchase such shares are borrowed from an unaffiliated lender. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, the Company expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. The approximate amount expected to be borrowed by the ESOP is reflected in this table as borrowed funds. See "Management -- Certain Benefit Plans and Agreements -- Employee Stock Ownership Plan" and "Pro Forma Data."

(3) Subordinated debt consists of the American Re Surplus Note. This surplus note is expected to be assigned by American re to the Company in exchange for 150,000 shares of Common Stock upon completion of the Conversion; provided, however, that Old Guard Mutual may elect to repay the American Re Surplus Note prior to completion of the Conversion in which case the subordinated debt will be eliminated but shareholders' equity also will be reduced by $1.5 million from the amounts shown in the table.

(4) Pro forma shareholders' equity is not intended to represent the fair market value of the Common Stock, the net fair market value of the Company's assets and liabilities or the amounts, if any, that would be available for distribution to shareholders in the event of liquidation. Such pro forma data may be materially affected by a change in the number of shares to be sold in the Conversion and by other factors.

(5) Does not reflect additional shares of Common Stock that could be purchased pursuant to the Compensation Plan, if implemented, under which directors, executive officers and other employees of the Company would be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion (335,700 shares at the midpoint of the Estimated Valuation Range) at an exercise price equal to the Purchase Price. Implementation of the Compensation Plan requires shareholder approval. See "Management -- Certain Benefit Plans and Agreements -- Stock Compensation Plan" and "Investment Considerations -- Dilutive Effect of MRP and Stock Options."

                                PRO FORMA DATA

   The following pro forma condensed combined balance sheet as of September 30, 1996 gives effect to the Conversion and implementation of the ESOP as if they had occurred as of September 30, 1996 and assumes that 2,853,500 shares of Common Stock (the minimum number of such shares required to be sold) are sold in the Offering and the Public Offering. The following pro forma condensed combined statements of income for the year ended December 31, 1995 and the nine months ended September 30, 1996 present combined operating results for the Insurance Companies as if the Conversion and implementation of the ESOP had occurred as of January 1, 1995. The pro forma financial statements combine the accounts of Old Guard Mutual, Old Guard Fire and Goschenhoppen. Pursuant to the Plan, each of the Insurance Companies will convert from a Pennsylvania-chartered mutual insurance company to a Pennsylvania-chartered stock insurance company and simultaneously issue shares of its capital stock to the Company in exchange for a portion of the net proceeds from the sale of Common Stock in the Conversion. The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements. Completion of the Conversion is contingent on the sale of a minimum of 2,853,500 shares of Common Stock. If less than 2,853,500 shares of Common Stock are sold in the Offering, the remaining shares, up to a maximum of 3,860,600 shares, will be sold in the Public Offering.


   The unaudited pro forma information does not purport to represent what the Insurance Companies' financial position or results of operations actually would have been had the Conversion and implementation of the ESOP occurred on the dates indicated, or to project the Insurance Companies' financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Insurance Companies believe are reasonable in the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes thereto, and the other financial information pertaining to the Insurance Companies included elsewhere in this Prospectus.

   The pro forma adjustments and pro forma combined amounts are provided for information purposes only. The Insurance Companies' financial statements will reflect the effects of the Conversion and implementation of the ESOP only from the dates such events occur.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)



                                                               Historical      Pro Forma      Pro Forma
                                                                Combined      Adjustments    Combined(6)
                                                              ------------   -------------    -----------
ASSETS
Investments:
   Fixed income securities, available for sale, at fair
     value  ...............................................     $ 69,786        $25,428 (1)    $ 95,214
   Preferred stocks, at fair value ........................        5,100                          5,100
   Common stocks, at fair value ...........................        6,425                          6,425
   Other invested assets ..................................          318                            318
                                                              ------------   -------------    -----------
   Total investments ......................................       81,629         25,428         107,057
Cash and cash equivalents  ................................        3,737                          3,737
Premiums receivable  ......................................        7,911                          7,911
Reinsurance recoverables and unearned premiums  ...........       25,659                         25,659
Deferred policy acquisition costs, net  ...................        5,834                          5,834
Accrued investment income  ................................        1,103                          1,103
Deferred income taxes, net  ...............................        2,371                          2,371
Property and equipment, net  ..............................        6,164                          6,164
Receivable from affiliate  ................................          413                            413
Other assets  .............................................        2,717                          2,717
                                                              ------------   -------------    -----------
Total assets  .............................................     $137,538        $25,428        $162,966
                                                              ============   =============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Reserve for losses and loss adjustment expenses ........     $ 56,799                       $ 56,799
   Unearned premiums ......................................       35,774                         35,774
   Accrued expenses .......................................        2,203                          2,203
   Subordinated debt ......................................        1,500        $(1,500)(2)           0
   Other liabilities ......................................        3,593          2,854 (3)       6,447
                                                              ------------   -------------    -----------
   Total liabilities ......................................       99,869          1,354         100,223
                                                              ------------   -------------    -----------
Shareholders' equity:
   Common stock ...........................................                      26,928 (4)(5)   26,928
   Unearned Employee Stock Ownership Plan compensation ....                      (2,854)(3)      (2,854)
   Retained earnings ......................................       36,357                         36,357
   Unrealized capital gains (losses) on securities, net of
     deferred income taxes  ...............................        1,312                          1,312
                                                              ------------   -------------    -----------
   Total shareholders' equity .............................       37,669         24,074          61,743
                                                              ------------   -------------    -----------
Total liabilities and shareholders' equity  ...............     $137,538        $23,428        $162,966
                                                              ============   =============    ===========

See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet

             NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) The pro forma adjustment to reflect the Conversion is as follows:

Issuance of 2,853,500 shares at $10/share                            $28,535
Estimated conversion expenses  ..................................     (3,107)
                                                                     ---------
Net proceeds from conversion  ...................................    $25,428
                                                                     =========

(2) Pro forma adjustment to effect the probable conversion of the $1,500 American Re Surplus Note into 150,000 shares of Common Stock at $10.00 per share; provided, however, that Old Guard Mutual may elect to repay the American Re Surplus Note prior to completion of the Conversion.

(3) Upon completion of the Conversion, the Company will implement an ESOP for the benefit of participating employees. The ESOP will borrow funds from an unaffiliated lender in an amount sufficient to purchase 10% of the Common Stock issued upon Conversion or $2,854. The ESOP loan is assumed to bear interest at 8% per year and require monthly payments of approximately $35 for a term of ten years. The ESOP will be accounted for in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans" issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accounts. Accordingly, the Company will report the loan to the ESOP as a liability on the Company's combined balance sheet with a corresponding charge to unearned ESOP compensation, a contra-equity account.

(4) The effect of adjustments (1) and (2).

(5) Does not reflect the issuance of up to 114,140 share awards under the Company's MRP that is subject to shareholder approval. Under the MRP, share awards will vest at the rate of 20% annually over a five year period. The dollar amount of Common Stock to be issued to the MRP Trust will represent unearned compensation. As the Company accrues compensation expense to reflect the vesting of such shares, unearned compensation will be reduced accordingly. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effect of Recent Transactions on the Company's Future Financial Condition and Results of Operations."

(6) The unaudited pro forma combined balance sheet, as prepared, gives effect to the sale of Common Stock at the minimum of the Estimated Valuation Range based upon the assumptions set forth under "Use of Proceeds." The following table provides a comparison between the sale of Common Stock at the minimum and maximum of the Estimated Valuation Range.



                                                     Minimum         Maximum
                                                    ---------        ---------
Net proceeds from Conversion  ...............        $25,428         $35,055
Conversion of American-Re Subordinated debt          $ 1,500         $ 1,500
ESOP loan  ..................................        $ 2,854         $ 3,861

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                       Historical      Pro Forma       Pro Forma
                                                        Combined      Adjustments     Combined(6)
                                                      ------------   -------------    -------------
Revenue:
   Net premiums earned ............................     $66,663                      $   66,663
   Investment income, net of expenses .............       4,458                           4,458
   Net realized investment gains ..................       1,011                           1,011
   Other revenue ..................................         274                             274
                                                      ------------   -------------    -------------
   Total revenue ..................................      72,406              0           72,406
                                                      ------------   -------------    -------------
Expenses:
   Losses and loss adjustment expenses ............      50,509                          50,509
   Amortization of deferred policy acquisition
     costs  .......................................      17,611                          17,611
   Operating expenses .............................       5,655            194 (1)        5,849
   Interest expense ...............................                        222 (2)          222
                                                      ------------   -------------    -------------
   Total expenses .................................      73,775            416 (3)       74,191
                                                      ------------   -------------    -------------
Loss before income tax benefit  ...................      (1,369)          (416)          (1,785)
Income tax benefit  ...............................        (685)          (141)(4)         (826)
                                                      ------------   -------------    -------------
Net loss  .........................................     $   (684)        $(275)      $     (959)
                                                      ============   =============    =============
Earnings per share data:
   Net income (loss) per share of common stock ....                                  $    (0.35)
                                                                                      =============
   Weighted average number of shares of common
     stock outstanding  ...........................                                    2,727,850(5)
                                                                                      =============



See accompanying Notes to Unaudited Pro Forma Combined Statement of Income.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                      Historical      Pro Forma       Pro Forma
                                                       Combined      Adjustments     Combined(6)
                                                     ------------   -------------    -------------
Revenue:
   Net premiums earned ...........................     $39,705                      $   39,705
   Investment income, net of expenses ............       3,434                           3,434
   Net realized investment gains .................       1,328                           1,328
   Other revenue .................................         484                             484
                                                     ------------   -------------    -------------
   Total revenue .................................      44,951              0           44,951
                                                     ------------   -------------    -------------
Expenses:
   Losses and loss adjustment expenses ...........      34,548                          34,548
   Amortization of deferred policy acquisition
     costs  ......................................       9,079                           9,079
   Operating expenses ............................       5,330            156 (1)        5,486
   Interest expense ..............................                        157 (2)          157
                                                     ------------   -------------    -------------
   Total expenses ................................      48,957            313 (3)       49,270
                                                     ------------   -------------    -------------
   Loss before income tax benefit ................      (4,006)          (313)          (4,319)
   Income tax benefit ............................      (1,458)          (106)(4)       (1,564)
                                                     ------------   -------------    -------------
   Net loss ......................................     $(2,548)         $(207)      $    (2,755)
                                                     ============   =============    =============
Earnings per share data:
   Net income (loss) per share of common stock ...                                  $     (1.00)
                                                                                     =============
   Weighted average number of shares of common
     stock outstanding  ..........................                                    2,745,350(5)
                                                                                     =============



See accompanying Notes to Unaudited Pro Forma Combined Statement of Income

                         NOTES TO UNAUDITED PRO FORMA
                         COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


(1) Pro forma adjustment to recognize compensation expense under ESOP for shares committed to be released to participants as the ESOP loan is repaid.

(2) Pro forma adjustment to recognize interest expense under the $2,854 ESOP Loan at the assumed rate of 8% for 10 years (approximately $35 monthly).


(3) Does not reflect compensation expense associated with the grant of up to 114,140 share awards under the Company's MRP that is subject to shareholder approval. Under the MRP, share awards will vest at the rate of 20% annually over a five year period. Assuming that share awards have a value of $10.00 per share, the after-tax compensation expense for the nine month period ended September 30, 1996 and the one year period ended December 31, 1995 is $113 and $151, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effect of Recent Transactions on the Company's Future Financial Condition and Results of Operations."

(4) Adjustment to reflect the federal income tax effects of (1) and (2) above.

(5) Calculation of weighted average number of shares outstanding:

                           Total Shares     Less: Encumbered        Shares
                              Issued           ESOP Shares       Outstanding
                          --------------     ----------------    -------------
January 1, 1995  .....      3,003,500           (285,350)         2,718,150
ESOP shares released .                            19,400             19,400
                          --------------     ----------------    -------------
December 31, 1995  ...      3,003,500           (265,950)         2,737,550
ESOP shares released .                            15,600             15,600
                          --------------     ----------------    -------------
September 30, 1996  ..      3,003,500           (250,350)         2,753,150
                          ==============     ================    =============

   ESOP shares are released evenly throughout each of the periods and therefore the weighted average number of shares outstanding is determined by adding beginning of period and end of period shares outstanding and dividing by two.



(6) The unaudited pro forma combined statements of income, as prepared, give effect to the sale of Common Stock at the minimum of the Estimated Valuation Range based upon the assumptions set forth under "Use of Proceeds." The following table provides a comparison between the sale of Common Stock at the minimum and maximum of the Estimated Valuation Range.



                                                         December 31, 1995          September 30, 1996
                                                    --------------------------   -------------------------
                                                       Minimum       Maximum       Minimum       Maximum
                                                     -----------   -----------    -----------   ----------
Compensation expense  ............................      $194         $  263        $  156        $  211
Interest expense  ................................      $222         $  299        $  157        $  211
Net income (loss)  ...............................     ($959)       ($1,055)      ($2,755)      ($2,827)
Net income (loss) per share of Common Stock  .....    ($0.35)        ($0.29)       ($1.00)       ($0.77)
Weighted average number of shares of Common Stock
  outstanding .................................... 2,727,850      3,637,690     2,745,350     3,661,390

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

   The Company has only recently been formed and, accordingly, has no results of operations. As a result, this discussion relates to the Insurance Companies.

   This analysis of the Insurance Companies' combined financial condition and results of operations should be read in conjunction with the Insurance Companies' Combined Financial Statements and the other financial data regarding the Insurance Companies found elsewhere in this Prospectus. The discussion covers the Insurance Companies' combined financial condition and results of operations for the three months and nine months ended September 30, 1996 and September 30, 1995 and for the three years ended December 31, 1995. The Insurance Companies' fiscal years end on December 31, and reference herein to a particular year means, unless otherwise stated, the fiscal year ended on December 31 of that year.

 NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1995

   Premiums. Direct premiums written increased 4.9% for the nine months ended September 30, 1996, compared to the same period in 1995. Personal automobile, commercial auto and workers' compensation all increased in excess of 11.0% for the nine months ended September 30, 1996 compared to the corresponding period in 1995, while all other lines were either relatively stable or declined slightly from period to period. The continuing focus on liability business is intended to balance the overall book of business between property and liability exposures. The relatively stable premium volume in other lines is attributable to premium rate increases that were offset by policyholders replacing coverage with lower cost providers. The farmowners line also increased, by 5.0%, during the nine months ended September 30, 1996 due to premium rate increases and reacquiring business lost due to pricing competition in 1994 and 1995. Personal automobile now represents 22.1% of the total book of business, up from 20.8% at September 30, 1995, while homeowners is down slightly to 26.2%.

   Direct premiums written increased 7.5% for the three months ended September 30, 1996 compared to the same period in 1995. Farmowners, commercial multi-peril, personal automobile, commercial auto and workers' compensation all increased in excess of 7.0% during the three months ended September 30, 1996 compared to the corresponding period in 1995. All other lines were either relatively stable or declined slightly from period to period.

   Written Premiums ceded to reinsurers increased $18.2 million to $27.9 million for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. The increase in premiums ceded was directly attributable to the effects of instituting a quota share reinsurance treaty between the Insurance Companies and American Re effective January 1, 1996. Under the treaty, the Insurance Companies cede 20% of all premium revenue, after all other reinsurance ceded, in exchange for American Re assuming 20% of all losses and loss adjustment expense. The Insurance Companies receive a 35% ceding commission under the treaty. Ceded premiums written and ceded premiums earned under the treaty amounted to $16.9 million and $10.1 million, respectively, for the nine months ended September 30, 1996. This reinsurance treaty is designed to lessen the potential financial impact of catastrophic or severe weather-related losses and has had, and will continue to have, a material effect on the financial condition and results of operations of the Insurance Companies.

   Written premiums ceded to reinsurers increased $4.2 million, or 131.9% for the three months ended September 30, 1996 compared to the three months ended September 30, 1995. The increase in premiums ceded was directly attributable to the quota share reinsurance treaty. Ceded premiums written and ceded premiums earned under the treaty amounted to $3.7 million and $3.9 million, respectively, for the three months ended September 30, 1996.

   Net premiums written decreased $15.3 million, or 30.5%, for the nine months ended September 30, 1996 to $34.8 million from $50.1 million for the nine months ended September 30, 1995. For the same comparative periods, net premiums earned decreased $8.8 million, or 18.1%, to $39.7 million from $48.5 million. The decreases in net premiums written and net premiums earned were directly attributable to the effects of instituting the quota share reinsurance treaty between the Insurance Companies and American-Re.

   Net premiums written decreased $2.3 million, or 14.0% for the three months ended September 30, 1996, to $14.5 million from $16.8 million for the three months ended September 30, 1995. For the same comparative periods, net premiums earned decreased $2.8 million, or 17.4% to 13.4 million from $16.2 million. The decreases in net premiums written and net premiums earned were directly attributable to the effects of instituting the quota share reinsurance treaty between the Insurance Companies and American-Re.


   Net Investment Income. Cash and invested assets decreased $13.0 million, or 13.2%, to $85.4 million as of September 30, 1996 compared to $98.4 million as of September 30, 1995. The yield on the average cash and invested assets remained stable at 4.9% for the nine months ended September 30, 1996 and 1995. Although the September 30, 1996 cash and invested asset balance declined substantially in comparison to September 30, 1995, the average cash and invested balance for each of the nine month periods remained relatively level. The level average invested asset balance and stable yields resulted in less than a 1.0% increase in net investment income to $3.4 million for the nine month period ended September 30, 1996. Additionally, interest income of $53,000 in 1996 was generated from funds advanced to Neffsville. These advances were necessary due to the abnormal claim activity and the method of billing premiums employed by Neffsville.

   Net investment income of $1.05 million for the three months ended September 30, 1996 was $48,000 less than the comparable period in 1995. The decrease was attributable to the significant cash outflows experienced during the third quarter of 1996. These outflows included settlement of the quota share cessions from the first quarter, repayment of $750,000 of principal on the American Re Surplus Note and continuing settlement of winter storm claims. Cash and invested assets were down by $13.0 million compared to September 30, 1995.


   Net Realized Investment Gains. Net realized investment gains were $1.3 million for the nine months ended September 30, 1996 compared to $650,000 for the same period in 1995. The adverse claims experience of the first half of 1996 placed a severe burden on the Insurance Companies' cash flow and, accordingly, certain investments in bonds and preferred stocks were liquidated to meet cash needs. In addition, certain investment portfolio restructurings took place during the first nine months of 1996. Interest rate and general economic conditions in 1996 also created capital gains opportunities. For the three months ended September 30, 1996 and 1995 net realized investment gains were at comparable levels.


   Losses and Loss Adjustment Expenses. Losses and loss adjustment expenses increased by $657,000, or 1.9%, to $34.5 million for the nine months ended September 30, 1996 from $33.9 million for the nine months ended September 30, 1995. Net losses and loss adjustment expenses increased during 1996 due to substantial numbers of insurance claims arising out of abnormally severe winter storms during January 1996. Net catastrophic losses arising directly out of these storms amounted to $3.7 million. In addition, non-storm related losses and loss adjustment expenses increased by $7.1 million for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995 primarily because of increases in winter, fire and wind related claims. The magnitude of the difference in non-storm related losses and loss adjustment expenses between the nine months ended September 30, 1996 and the nine months ended September 30, 1995 was accentuated by exceptionally favorable experience during the first nine months of 1995. These net losses and loss adjustment expenses for the nine months ended September 30, 1996, totalling $10.8 million, were reduced by implementation of the 20% quota share reinsurance treaty effective January 1, 1996 pursuant to which the Insurance Companies ceded $9.0 million of losses and loss adjustment expenses during the nine months ended September 30, 1996. Also, the Insurance Companies recovered reinsurance of $2.5 million from their aggregate excess of loss reinsurer. Loss and loss adjustment expenses were 87.0% of net premiums earned for the nine months ended September 30, 1996, compared to 69.8% of net premiums earned in the same period in 1995.


   For the three months ended September 30, 1996 net losses and loss adjustment expenses were $8.9 million. This represents a decrease of $2.1 million or 19.5% compared to net losses and loss adjustment expenses for the three months ended September 30, 1995. This decrease is attributable to the quota share reinsurance treaty which reduced losses by $2.3 million for the three months ended September 30, 1996. Losses and loss adjustment expenses were 66.4% of net premiums earned for the three months ended September 30, 1996 compared to 68.2% of net earned premiums earned for the same period in 1995.

   Underwriting Expenses. Underwriting expenses were $14.2 million for the nine months ended September 30, 1996, a decrease of $3.5 million, or 20.0%, compared to the same period in 1995. The reduction is primarily due to a $3.7 million reduction in amortization of policy acquisition costs arising out of the implementation of the quota share reinsurance treaty offset by a $185,000 increase in operating expenses. Expenses for the three months ended September 30, 1996 were $500,000 lower than the comparable period in 1995 for the reasons stated above.

   Other Expenses. A nonrecurring expense incurred in the first nine months of 1996 was the writeoff of a $250,000 surplus note investment in an unaffiliated Missouri insurance company whose surplus is impaired. Old Guard Mutual had an agreement to acquire this company but the agreement was terminated by Old Guard Mutual because of a deterioration in the financial condition of that company. See Note 15 to the Combined Financial Statements.

   Federal Income Tax Expense (Benefit). The federal income tax benefit for the nine months ended September 30, 1996, was $1.5 million compared to an expense of $252,000 for the nine months ended September 30, 1995. The decrease in the Insurance Companies' effective federal income tax rate was attributable to the loss for the nine months ended September 30, 1996. For the comparable three month periods federal income tax expense was consistent with operating results.

   Net Income. The Insurance Companies had a net loss of $2.5 million for the nine months ended September 30, 1996 compared to net income of $916,000 for the nine months ended September 30, 1995, primarily as a result of the foregoing factors. Net income for the third quarter was $400,000 for both 1996 and 1995.

 YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

   Premiums. The Insurance Companies experienced a slight increase in direct premiums written in 1995 of $102,000 that was concentrated in personal automobile, which grew 5.5%, and homeowners, which grew 3.2%. Farmowners and workers' compensation direct premiums declined by 3.6% and 2.4%, respectively. The increases in personal lines premiums were the result of new business as well as modest rate increases. Farmowners writings declined due to competitive rate pressures and workers' compensation writings declined due to rate decreases arising out of improvements in loss experience attributable to legislative initiatives in 1993.

   Premiums ceded to reinsurers decreased $1.4 million for the year ended December 31, 1995 compared to the year ended December 31, 1994. The decrease in premiums ceded in 1995 arose from: (i) a $1.5 million reduction in catastrophe reinsurance premiums due primarily to charges in 1994 for reinstatements of coverage as well as a mid-term placement of an additional cover in 1994, both of which arose directly as a result of 1994 winter storm events, and (ii) a redetermination of the expected ultimate premium rate for retrospectively rated casualty excess of loss reinsurance coverage. This result was offset slightly by an increase in certain pro rata cessions on farmowners business due to revisions in the manner in which such business is classified for reinsurance coverage purposes.

   Net premiums written increased $1.5 million, or 2.2%, for the year ended December 31, 1995 to $67.1 million from $65.6 million in 1995. For the same comparative periods, net premiums earned increased by $3.2 million, or 5.2%, to $66.7 million from $63.5 million. The increase in net premiums earned was the result of the previously discussed increase in direct premiums written, the decrease in premiums ceded to reinsurers and an increase in the change in unearned premiums of $1.7 million.

   Net Investment Income. Cash and invested assets increased $10.3 million, or 11.4%, to $100.5 million for the year ended December 31, 1995 from $90.2 million for the year ended December 31, 1994. For the year ended December 31, 1995, the yield on invested assets was 4.7% compared to 4.1% for the year ended December 31, 1994. The net result of these changes was that net investment income increased $526,000, or 15.4%, to $4.5 million for the year ended December 31, 1995 from $3.9 million in 1994. Components of the increase in net investment income arose from an increase in gross income from fixed income securities of $785,000, or 21.4%, a decrease in income from the preferred stock portfolio of $431,000 and a decrease in investment expenses of $101,000. Income from the common stock portfolio increased $134,000, and income from short-term and other investments decreased by $63,000 accounting for the balance of the increase in net investment income.

   The increase in income from fixed income securities was attributable to a shift in the portfolio from collateralized mortgage obligations ("CMOs") to corporate obligations. The corporate obligations provided slightly higher yields on a level investment base. The CMOs experienced an increase in the rate of principal repayment as interest rates fell during 1995 and therefore became a less attractive utilization of investment capital.

   Limited cash flow in 1994 and early 1995, as well as declines in short-term interest rates, caused short-term investment income to decline by $74,000 in 1995 as compared to 1994.

   The common stock portfolio, comprised primarily of growth stocks, experienced an increase in dividend income due to the favorable results of the equities comprising the portfolio. The composition of the portfolio and general increases in dividend rates provided the Insurance Companies with the aforementioned increase in investment income from this segment of the portfolio.

   Net Realized Investment Gains. Net realized investment gains were $1.0 million for the year ended December 31, 1995 compared to $476,000 in 1994. The increase in investment gains occurred as part of the previously discussed portfolio restructuring; a similar shift in the composition of the portfolio did not occur in 1994 and far fewer securities were sold.

   Underwriting Results. For the year ended December 31, 1995 the Insurance Companies had an underwriting loss of $7.1 million and a combined ratio of 110.7% compared to an underwriting loss of $5.1 million and a combined ratio of 108.0% for the year ended December 31, 1994. In both years the underwriting loss was primarily attributable to severe weather in the Insurance Companies' territory.

   Losses and Loss Adjustment Expenses. Net losses and loss adjustment expenses incurred increased by $4.1 million, or 8.8%, to $50.5 million for the year ended December 31, 1995 from $46.4 million in 1994. Loss and loss adjustment expenses were 75.8% of net premiums earned for the year ended December 31, 1995 compared to 73.2% in 1994.

   Affecting losses and loss adjustment expenses in both 1995 and 1994 were several significant weather events that individually resulted in increased property loss claims. In 1995 a series of localized wind storms produced $3.2 million of net claims. Because none of these events met the definition of a catastrophe under the Insurance Companies' catastrophe reinsurance programs, no catastrophe reinsurance recovery was made in 1995. The year 1994 produced the single most significant claim event in the Insurance Companies' history. Winter snow and ice storms produced nearly $19.2 million in gross claims. After recoveries under catastrophe reinsurance programs, the Insurance Companies incurred $3.1 million of net losses and loss adjustment expenses from these winter storms. The respective impact of these storms on the loss ratio was 4.8 percentage points and 4.9 percentage points for 1995 and 1994, respectively. For the five year period preceding 1994 the Insurance Companies never had a single event resulting in claims in excess of $2.7 million. The 1996 catastrophe reinsurance retention limit is $3.5 million.

   Adjustments to loss reserves are made when analysis shows that reserve levels were estimated higher or lower than is necessary. Any adjustment to reserves is reflected as a charge or addition to income in the period in which it is made. The increase in net losses and loss adjustment expenses incurred in 1995 was attributable to the adverse development of prior year losses and loss adjustment expense reserves of $2.4 million; favorable loss reserve development occurred in 1994 and reduced losses and loss adjustment expenses by $5.5 million. The effect of the adverse development in 1995 increased the loss and loss adjustment expense ratio by 3.7 percentage points while the favorable development in 1994 decreased the ratio by 8.7 percentage points. On an accident year basis the loss and loss adjustment expense ratio was 72.1% in 1995 and 81.9% in 1994.

   Underwriting Expenses. Underwriting expenses increased by $1.2 million, or 5.3%, for the year ended December 31, 1995 to $23.3 million from $22.1 million for 1994. This 5.3% increase in underwriting expenses is attributable to increased policy acquisition costs and closely parallels the associated 5.2% increase in net premiums earned for the year ended December 31, 1995 compared to the year ended December 31, 1994. For the year ended December 31, 1995 the Insurance Companies had an underwriting expense ratio of 34.9% compared to 34.8% for the year ended December 31, 1994.

   Federal Income Tax Expense. Federal income tax expense decreased $152,000, resulting in a tax benefit of $684,000 in 1995 compared to a $532,000 tax benefit in 1994. The decrease in federal income tax expense is attributable to the decrease in taxable income in 1995 compared to 1994 offset by a decrease in tax exempt income of $644,000 for 1995 compared to 1994.

   Net Income. Net income decreased $828,000 to a $684,000 loss in 1995 from net income of $144,000 in 1994 primarily as a result of the foregoing factors.

 YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

   Premiums. Direct premiums written increased $4.0 million, or 5.3% for the year ended December 31, 1994 to $78.8 million from $74.8 million for the year ended December 31, 1993. This increase in direct premiums written was concentrated in personal lines of business as homeowners and automobile writings increased in 1994 by 7.6% and 19.1%, respectively. These increases were the result of new business, as well as modest rate increases. The workers' compensation line of business experienced an 11.9% decline in direct premiums written in 1994 due primarily to legislative action in Pennsylvania that required a roll back in premium rates. These roll backs were deemed appropriate due to corresponding legislation intended to assist in controlling insurers' costs associated with workers' compensation claims.

   Premiums ceded to reinsurers increased $1.7 million in 1994. This increase in premiums ceded arose primarily due to an increase in the Insurance Companies' catastrophe reinsurance premiums in 1994 arising out of reinstatement charges that were required to be paid and management's decision to purchase additional mid-year coverages. The additional premiums were the result of severe winter weather in early 1994 that resulted in substantial claim activity and ultimately in recoveries of losses under the catastrophe reinsurance program.

   Net premiums written increased $2.2 million, or 3.5%, for the year ended December 31, 1994 to $65.6 million from $63.4 million in 1993. For the same comparative periods, net premiums earned increased $2.5 million, or 4.1%, to $63.5 million from $61.0 million. The increase in net premiums earned was comprised of the $4.0 million increase in direct premiums written and an increase in the change in unearned premiums of $200,000, offset by a $1.7 million increase in premiums ceded to reinsurers. The increase in net unearned premiums arose from the increase in direct writings as well as the restructuring of the Goschenhoppen reinsurance program from a pro rata program to an excess of loss program.

   Net Investment Income. Cash and invested assets decreased $9.5 million, or 9.5%, to $90.2 million for the year ended December 31, 1994 from $99.7 million for the year ended December 31, 1993. Although the 1994 year end balance in cash and invested assets declined significantly, the average cash and invested assets balance and the yield on cash and invested assets for 1994 of $94.9 million and 4.1%, respectively, were substantially unchanged compared to 1993. The net result of these changes was that net investment income was essentially flat, totaling $3.9 million for the years ended December 31, 1994 and 1993. This was primarily due to demands on cash flow associated with the severe winter in 1994 that did not permit the Insurance Companies to significantly add to the average balance of investment securities. Changes did occur, however, in the components of net investment income. Investment income from investments in fixed income securities, cash and cash equivalents and other investments increased $150,000 or 3.7% and investment expenses decreased $11,000, or 0.8%, in 1994, while investment income from investments in preferred and common stock decreased $157,000, or 12.2%, from 1993 to 1994. The shift in the mix of securities comprising the portfolio resulted in the aforementioned shift in the composition of investment income. During 1994, preferred stocks were de-emphasized and the focus shifted to U.S. Government and corporate bonds. The primary motivation for this shift arose from income tax considerations.

   Net Realized Investment Gains. Net realized investment gains were $476,000 for the year ended December 31, 1994 compared to $1.8 million in 1993, a decline of $1.3 million or 72.2%. The decrease in net realized investment gains was attributable to a marked decline in the sale of available-for-sale securities in 1994 compared to 1993 because sales in 1994 would have generated losses due to higher interest rates during the period.

   Underwriting Results. For the year ended December 31, 1994 the Insurance Companies had an underwriting loss of $5.1 million and a combined ratio of 108.0% compared to an underwriting loss of $2.2 million and a combined ratio of 103.5% for the year ended December 31, 1993.

   Losses and Loss Adjustment Expenses. Losses and loss adjustment expenses increased $4.3 million, or 10.0%, to $46.4 million for the year ended December 31, 1994 from $42.2 million in 1993. Losses and loss adjustment expenses were 73.2% of premium revenue for the year ended December 31, 1994 compared to 69.1% for 1993. The majority of the aforementioned increase was attributable to severe winter weather in early 1994. Snow, ice and water damage claims produced record levels of loss activity. After recovery from catastrophe reinsurers the net increase in losses and loss adjustment expenses was $3.1 million, or 4.9%, of net premiums earned in 1994.

   Underwriting Expenses. Underwriting expenses increased $1.1 million, or 5.2%, to $22.1 million for the year ended December 31, 1994 from $21.0 million in 1993. This 5.2% increase in underwriting expenses reflected an increase in policy acquisition costs associated with the 4.1% increase in net premiums earned for the year ended December 31, 1994 compared to the year ended December 31, 1993 as well as additional costs attributable to the restructuring of Goschenhoppen's reinsurance program in 1994. For 1994, the underwriting expense ratio was 34.8% compared to an underwriting expense ratio of 34.4% in 1993.

   Federal Income Tax Expense. The Insurance Companies received a $533,000 federal income tax benefit for the year ended December 31, 1994 compared to income tax expense of $383,000 for 1993. The decrease in federal income tax expense in 1994 was attributable to the decrease in net income offset by a reduction in tax exempt income of $1.2 million from amounts earned in 1993.

   Net Income. The Insurance Companies had net income of $144,000 for the year ended December 31, 1994 compared to net income of $3.4 million in 1993, primarily as a result of the foregoing factors.

EFFECT OF RECENT TRANSACTIONS ON THE COMPANY'S FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The future financial condition and results of operations of the Company will be affected by the Conversion and related transactions, the acquisition of First Delaware and the investment in New Castle.

   The Conversion. Upon completion of the Conversion, the Company's capital will increase by between $24.1 million and $32.7 million, an increase of approximately 63.9% to 86.8% over the combined capital of the Insurance Companies at September 30, 1996. See "Use of Proceeds," "Capitalization" and "Pro Form Data." This increased capitalization should permit the Company to
(i) further its business strategy of geographic diversification through acquisitions, including the use of capital stock to effect such acquisitions,
(ii) increase direct premium volume to the extent competitive conditions permit, (iii) increase net premium volume by decreasing the use of reinsurance, and (iv) enhance investment income.

   The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements.

   In connection with the Conversion, the ESOP intends to finance the purchase of 10% of the Common Stock with a loan and the Company will make annual contributions to the ESOP sufficient to repay the loan which the Company estimates will total between $2.9 million and $3.9 million on a pre-tax basis.

   MRP Costs. On December 20, 1996, the Company's Board of Directors adopted the MRP subject to receipt of shareholder approval at the Company's first annual meeting of shareholders after the Conversion. The MRP will be managed through a separate trust (the "MRP Trust"). The Company will contribute sufficient funds to the MRP Trust so that the MRP Trust can purchase up to an aggregate number of shares equal to 4% of the shares of Common Stock that were issued in the Conversion, or up to 154,424 shares at the maximum of the Estimated Valuation Range. Shares of Common Stock purchased by the MRP Trust will be granted to eligible directors and executive officers at no cost to them pursuant to the terms of the MRP. It is anticipated that MRP awards will vest at the rate of 20% per year of service following the award date. The dollar amount of Common Stock to be issued to the MRP Trust will represent unearned compensation. As the Company accrues compensation expense to reflect the vesting of such shares, unearned compensation will be reduced accordingly. This compensation expense will be deductible for federal income tax purposes. Participants will recognize compensation income when their interest vests. Assuming shares are sold equal to the maximum of the Estimated Valuation Range in the Conversion and further assuming that shares awards of restricted stock have a value of $10.00 per share, the maximum unearned compensation represented by MRP awards would be approximately $1.5 milion and the annual compensation expense would be approximately $300,000 on a pre-tax basis.

   Acquisition of First Delaware. Old Guard Investment expects to acquire 80% of the common stock of First Delaware through the purchase of shares directly from First Delaware for $3.0 million and the purchase of additional shares from the sole shareholder of First Delaware for approximately $1.8 million for an aggregate investment of $4.8 million.

   Old Guard Investment will finance this acquisition by drawing on the Line of Credit which will be repaid from the proceeds of the Offering and the Public Offering. Accordingly, the Company does not expect the acquisition will have any future material impact on liquidity.

   Although the acquisition of First Delaware is not a material transaction to the Company on a consolidated basis, the Company believes that it represents an important step in its strategic plan to grow and diversify geographically through acquisitions. In addition, substantially all of First Delaware's book of business is in commercial lines, including businessowners and commercial multi-peril products and surety products, which are distributed through independent agents. This furthers the Company's goal of achieving a greater balance between personal and commercial lines. The $3.0 million infusion of additional capital also should permit First Delaware to increase writings. Finally, underwriting results for First Delaware have been good. For the nine months ended September 30, 1996, First Delaware had a combined ratio of 95.8% on net premiums earned of $1.2 million. For the year ended December 31, 1995, First Delaware had a combined ratio of 90.0% on net premium earned of $1.4 million. The Company has not yet executed a definitive acquisition agreement with respect to the acquisition and accordingly there can be no assurance that such acquisition will be consummated on the terms or within the time frame currently contemplated.


   Investment in New Castle. Old Guard Investment initially purchased a
$1.0 million convertible surplus note from New Castle and will have a commitment to purchase an additional $3.0 million of convertible surplus notes, subject to certain conditions. The initial $1.0 million investment was financed by drawing on the Line of Credit which will be repaid with the proceeds of the Offering and the Public Offering. Initially, because New Castle will not be consolidated with the Company and no present plan exists to include New Castle in the Insurance Companies' intercompany pooling arrangement, the Company does not expect the investment to have any effect on its financial condition, results of operation or liquidity. If New Castle elects to convert from mutual to stock form, Old Guard Investment elects to convert the surplus notes, and such conversion results in the indirect control of New Castle by the Company, the result would be a material increase in assets and direct premiums written.

LIQUIDITY AND CAPITAL RESOURCES

   Historically, the principal sources of the Insurance Companies' cash flow have been premiums, investment income, maturing investments and proceeds from sales of invested assets. In addition to the need for cash flow to meet operating expenses, the liquidity requirements of the Insurance Companies relate primarily to the payment of losses and loss adjustment expenses. The short- and long-term liquidity requirements of the Insurance Companies vary because of the uncertainties regarding the settlement dates for liabilities for unpaid claims and because of the potential for large losses, either individually or in the aggregate.

   The Insurance Companies and their subsidiaries have in place unsecured lines of credit with local financial institutions under which they may borrow up to an aggregate of $9.2 million. At September 30, 1996, no amounts were outstanding on these lines of credit, which has an annual interest rate equal to the lending institutions' prime rate. Old Guard Investment borrowed $1 million under one of these credit lines to finance its initial investment in New Castle. See "The Company -- New Castle Insurance Company Investment." In addition, at September 30, 1996, Old Guard Mutual had a $1.5 million surplus note outstanding. The holder has elected to exchange the $1.5 million balance of the surplus note for 150,000 shares of Common Stock of the Company upon completion of the Conversion. See "The Conversion -- Surplus Note."

   Net cash provided by (used in) operating activities was $(14.5) million during the nine months ended September 30, 1996 and was $4.9 million, ($2.9) million and $8.4 million during the years ended December 31, 1995, 1994, and 1993, respectively. The decrease in net cash provided by operating activities during the nine months ended September 30, 1996 was primarily attributable to the net loss for the period and an increase in reinsurance recoverable. The increase in net cash provided by operating activities in 1995 was primarily attributable to the increase in net income and a decrease in reinsurance recoverable. The increase in net cash used in operating activities in 1994 was primarily attributable to a net operating loss and an increase in reserves for losses and loss adjustment expenses during 1994 compared to 1993, offset by an increase in deferred policy acquisition costs.

   Net cash provided by investing activities was $9.5 million during the nine months ended September 30, 1996. Net cash provided by investing activities was ($3.3) million, $2.2 million, and ($9.5) million during the years ended December 31, 1995, 1994 and 1993, respectively. The increase in net cash provided by investing activities during the nine months ended September 30, 1996 primarily resulted from a decrease in the Insurance Companies' fixed-income securities. The increase in net cash used in investing activities in 1995 as compared to 1994 resulted primarily from the net increase in cash available from the Company's operations during 1995. The increase in net cash provided by investing activities in 1994 as compared to 1993 resulted primarily from the sale of fixed income and equity securities materially exceeding the purchase of such securities.

   In February 1996, Old Guard Investment and American Technologies, Inc., a California based software lessor, entered into a lease financing agreement in connection with the acquisition by the Insurance Companies of a new policy processing software system for approximately $2.5 million. See "Business -- Strategy." The terms of the lease financing agreement provide for an aggregate lease facility up to $1.5 million. The implied interest rate under the lease is 9.5%. As of September 30, 1996, the lease facility was fully utilized. Under the terms of the lease financing agreement, Old Guard Investment is required to make payments of approximately $57,000 per month for 24 months.

   The principal source of liquidity for the Company will be dividend payments and other fees received from the Insurance Companies. The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years followng the Conversion the Insurance Companies may not declare or pay any dividend to the Company without the prior approval of the Department. Following the three-year period after the Conversion, the Company's insurance subsidiaries, including the Insurance Companies, will be restricted by the insurance laws of the state of domicile as to the amount of dividends or other distributions they may pay to the Company without the prior approval of the state regulatory authority. Under Pennsylvania law, the maximum amount that may be paid by each of the Insurance Companies during any twelve-month period after notice to, but without prior approval of, the Department cannot exceed the greater of 10% of the Insurance Company's statutory surplus as reported on the most recent annual statement filed with the Department, or the net income of the Insurance Company for the period covered by such annual statement. As of December 31, 1995, amounts available for payment of dividends in 1996 without the prior approval of the Department would have been approximately $2.0 million, $879,000 and $494,000 from Old Guard Mutual, from Old Guard Fire and from Goschenhoppen, respectively. Such restrictions or any subsequently imposed restrictions may in the future affect the Company's liquidity.

   The ESOP intends to borrow funds from an unaffiliated lender in an amount sufficient to purchase 10% of the Common Stock issued in the Conversion. Although the ESOP has not yet received a commitment from a lender with respect to such a loan, based on preliminary discussions with potential lenders the Company expects that the loan will bear an 8% interest rate, and will require the ESOP to make monthly payments of approximately $35,000 for a term of 10 years. The loan will be secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Company expects to contribute sufficient funds to the ESOP to repay such loan, plus such other amounts as the Company's Board of Directors may determine in its discretion.

EFFECTS OF INFLATION

   The effects of inflation on the Insurance Companies are implicitly considered in estimating reserves for unpaid losses and loss adjustment expenses, and in the premium rate-making process. The actual effects of inflation on the Insurance Companies' results of operations cannot be accurately known until the ultimate settlement of claims. However, based upon the actual results reported to date, it is management's opinion that the Insurance Companies' loss reserves, including reserves for losses that have been incurred but not yet reported, make adequate provision for the effects of inflation.

                                   BUSINESS

GENERAL

   The Company was organized at the direction of the Boards of Directors of the Insurance Companies for the purpose of becoming a holding company for all of the outstanding capital stock of the Insurance Companies. Upon Conversion, the Insurance Companies will become wholly-owned subsidiaries of the Company.

   The Insurance Companies underwrite property and casualty insurance, concentrating on providing insurance to farms, small to medium-sized businesses and residents primarily in rural and suburban communities in Pennsylvania, Maryland and Delaware. Pennsylvania accounted for in excess of 93% of the direct premiums written for the nine-month period ended September 30, 1996 and for each of the years in the three-year period ended December 31, 1995. The Insurance Companies market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 1,600 independent agents located primarily in rural and suburban communities. As of September 30, 1996, the Insurance Companies had over 139,000 property and casualty policies in force.

   Old Guard Mutual, Old Guard Fire and Goschenhoppen have underwritten property and casualty insurance since 1896, 1872 and 1843, respectively. Old Guard Mutual and Old Guard Fire are licensed to underwrite property and casualty insurance in Delaware, Maryland and Pennsylvania. Goschenhoppen is licensed only in Pennsylvania. At September 30, 1996, the consolidated assets of the Insurance Companies were $137.5 million.

STRATEGY

   The Company's principal strategies for the future are to:

   -- Achieve geographic diversification of risk by acquisition of other insurance companies or licensing of the Insurance Companies in other jurisdictions with reduced or different loss exposure;

   -- Improve the mix of business by increasing commercial writings and emphasizing casualty coverages in order to enhance profitability and lessen the impact of property losses on overall results; and

   -- Improve efficiency and maintain the high level of personal service delivered to agents and insureds through continued enhancement of the Company's management information systems (MIS).

   Management has taken steps to implement each of these strategies and views the Conversion as a critical component of its strategic plan. The additional capital generated by the Conversion will permit the Insurance Companies to accelerate implementation of these strategies and the resulting holding company structure will provide needed flexibility to achieve the Company's goals.


   Geographic Diversification. The Company's goal is to achieve geographic diversification of risk outside Pennsylvania to areas with reduced or different catastrophic loss exposure and in which management believes insurers generally have been permitted to manage risk selection and pricing without undue regulatory interference. Concentration of property insurance in Pennsylvania has caused the Insurance Companies to be susceptible to localized catastrophic events primarily related to severe weather. The Company expects to accomplish geographic diversification principally through acquisition but expects also to seek authority for the Insurance Companies to do business in additional jurisdictions. The acquisition of an 80% interest in First Delaware, if and when completed, and the investment in New Castle represent initial steps to diversify geographically. See "The Company -- Acquisition of First Delaware Insurance Company" and "-- Investment in New Castle Insurance Company."


   Upon completion of the Conversion, the Company plans to seek additional acquisitions outside Pennsylvania. The Company is currently targeting for acquisitions companies located in jurisdictions adjacent to its current markets and in the upper Midwest. Completion of the conversion will provide funds for cash acquisitions and the holding company structure will facilitate the use of capital stock for acquisitions as well. Insurance companies acquired may be added to the existing reinsurance pool among the Insurance Companies.

   The determination whether to add acquired companies to the Insurance Companies' intercompany reinsurance pooling arrangement will be made on a case by case basis as acquisitions are completed. Some of the fac-tors considered in evaluating an acquired company for possible inclusion in the reinsurance pool will include the acquired company's capital position, the quality of the book of business, reserves for losses and loss adjustment expenses, settlement practices, the lines of business written, existing reinsurance relationships, the level of control which management of the Insurance Companies will have over the operations of the acquired company, and rating considerations.

   Neither the Company nor Old Guard Investment will control New Castle after purchase of the surplus notes and there are no present plans to add New Castle to the intercompany pooling arrangement. Management of the Insurance Companies has not yet determined whether First Delaware will be added to the reinsurance pool in the event Old Guard Investment successfully completes the acquisition of First Delaware. If First Delaware and/or New Castle are added to the reinsurance pool, there will be no retroactive coverage.

   Diversification of Lines of Business. The Insurance Companies have taken, and will continue to take, steps to increase commercial and casualty premium volume, both to reduce property loss exposure and to provide greater product diversification from personal into commercial lines that may provide a countercyclical balance to personal lines.


   One such initiative is the introduction in the third quarter of 1996 of new commercial multi-peril packages tailored to specific business and industry segments chosen based on the experience of the underwriting staff and market opportunities available to existing agents. These packages should permit the Insurance Companies to serve larger commercial accounts as well as to sell accompanying workers' compensation and commercial automobile coverages. Another initiative is the introduction of tiered pricing for workers' compensation coverage through a policy with more attractive pricing and the opportunity for dividends. The acquisition of First Delaware Insurance Company, which has a commercial book of business, will further the goal of diversification into commercial lines.


   Management believes that it has the opportunity to increase the volume of casualty business by focused marketing to existing agents, many of whom have traditionally associated the Insurance Companies with farm- related property insurance and may not identify and choose the Insurance Companies for their customers as providers of casualty line products. For example, currently less than 20% of the Insurance Companies' farm and homeowner customers purchase auto policies from the Insurance Companies. Management believes an increasing share of this market is desirable and attainable given the existing relationships among the Insurance Companies, its agents and its insureds.

   Completion of the Conversion will supply the additional surplus necessary to support substantially increased commercial and casualty premium volume.

   Service Capabilities. Management believes the Insurance Companies have a strong reputation for personal attention to agents and insureds. The Insurance Companies have undertaken a program to enhance their MIS capabilities, with the goal of improving efficiency, internal reporting and service to agents and insureds, as well as facilitating acquisitions. The Insurance Companies have been actively involved in the search, review, selection, customization and testing of a new policy processing software system since the second quarter of 1994. The licensing rights for the new software system were acquired from Strategic Data Systems, Inc., an insurance industry software specialty company. The software system is a personal computer database system designed to eliminate most paperwork required in traditional systems. Claims, billing and accounting functions are also fully integrated in the new software system. The ability to operate multiple companies, maintain on-line remote offices and enhancements in the quality and timeliness of management information are additional benefits of the new software system. Personal automobile is the first line of business being phased into the new software system, and it is expected to begin processing policies in early 1997. By 1999, management of the Insurance Companies expects to integrate homeowners, farmowners and commercial lines of business into the new software system. This new MIS environment should permit a greater volume of business to be processed by the same or fewer number of staff. It will also allow direct agent interface to enhance service to agents and insureds and build upon the Insurance Companies' strong reputation in this area.

PRODUCTS

   The Insurance Companies offer a variety of property and casualty insurance products primarily designed to meet the insurance needs of the rural and suburban communities in which the Insurance Companies do business, including their agricultural clients. The following tables set forth the direct premiums written, net premiums earned, net loss ratios, expense ratios and combined ratios by product line of the Insurance Companies for the periods indicated:

                                Nine Months
                            Ended September 30,                                 Year Ended December 31,
                 ------------------------------------------  --------------------------------------------------------------
                               % of                  % of                 % of                 % of                 % of
                    1996       Total      1995      Total      1995      Total      1994      Total       1993      Total
                  ----------  --------  ---------  --------  ---------  --------  ---------  --------   ---------  --------
                                                           (Dollars in thousands)
Direct Premiums
  Written:
Farmowners  ....   $12,663      20.2%   $12,046      20.2%    $15,494     19.7%    $16,080     20.4%    $15,319      20.5%
Homeowners  ....    16,411      26.2     15,995      26.8      21,157     26.8      20,509     26.1      19,067      25.5
Businessowners
  and
  commercial
  multi-peril  .     8,409      13.4      8,307      13.9      11,083     14.1      10,587     13.4      10,367      13.9
Personal
  automobile  ..    13,864      22.2     12,401      20.7      16,810     21.3      15,928     20.2      13,376      17.9
Commercial
  automobile  ..       714       1.1        638       1.1         776      0.9         815      1.0         807       1.0
Workers'
  compensation .     4,901       7.8      4,398       7.4       5,432      6.9       5,563      7.1       6,312       8.4
Fire, allied,
  inland marine .    4,604       7.4      4,921       8.2       6,763      8.6       7,917     10.1       8,192      11.0
Other liability .    1,057       1.7      1,023       1.7       1,317      1.7       1,331      1.7       1,316       1.8
                  ----------  --------  ---------  --------  ---------  --------  ---------  --------   ---------  --------
     Total  ....   $62,623     100.0%   $58,729     100.0%    $78,832    100.0%    $78,730    100.0%    $74,756     100.0%
                  ==========  ========  =========  ========  =========  ========  =========  ========   =========  ========

                                Nine Months
                            Ended September 30,                                Year Ended December 31,
                 -----------------------------------------  --------------------------------------------------------------
                              % of                  % of                 % of                 % of                 % of
                  1996(1)     Total    1995(1)     Total      1995      Total      1994      Total       1993      Total
                  ---------  --------  ---------  --------  ---------  --------  ---------  --------   ---------  --------
                                                          (Dollars in thousands)
Net Premiums
  Earned
Farmowners  ....  $ 7,375      18.6%   $ 9,888      20.4%    $13,413     20.1%    $13,315     21.0%    $13,368      21.9%
Homeowners  ....   11,080      27.9     13,714      28.3      18,391     27.6      16,755     26.4      14,622      24.0
Businessowners
  and
  commercial
  multi-peril  .    5,230      13.2      6,362      13.1       8,828     13.2       8,387     13.2       8,548      14.0
Personal
  automobile  ..    9,405      23.7     10,336      21.3      14,459     21.7      12,521     19.8      11,402      18.7
Commercial
  automobile  ..      407       1.0        501       1.0         769      1.2         717      1.1         675       1.1
Workers'
  compensation .    2,660       6.7      3,075       6.3       4,233      6.4       4,266      6.7       4,394       7.2
Fire, allied,
  inland marine .   3,347       8.4      4,401       9.1       6,294      9.4       6,930     10.9       7,465      12.3
Other liability .     201       0.5        259       0.5         276      0.4         574      0.9         512       0.8
                  ---------  --------  ---------  --------  ---------  --------  ---------  --------   ---------  --------
     Total  ....  $39,705     100.0%   $48,536     100.0%    $66,663    100.0%    $63,465    100.0%    $60,986     100.0%
                  =========  ========  =========  ========  =========  ========  =========  ========   =========  ========
Net Loss Ratio
Farmowners  ....     93.0%                77.8%                 78.7%                78.8%                71.2%
Homeowners  ....    103.0                 81.1                  80.8                 98.0                 83.3
Businessowners
   and
   commercial
   multi-peril .     92.0                 54.3                  62.2                 47.8                 51.6
Personal
   automobile ..     73.5                 68.9                  90.4                 70.9                 73.2
Commercial
   automobile ..     75.7                 63.7                  70.9                 53.8                 35.1
Workers'
   compensation      57.2                 38.3                  43.0                 58.3                 74.3
Fire, allied,
   inland marine     75.6                 48.5                  53.4                 49.7                 50.1
Other liability .    55.2                327.2                 326.3                 49.9                 83.9
     Total  ....     87.0%                69.8%                 75.8%                73.2%                69.1%

                                      44

                                Nine Months
                            Ended September 30,                                Year Ended December 31,
                 -----------------------------------------  --------------------------------------------------------------
                              % of                  % of                 % of                 % of                 % of
                  1996(1)     Total    1995(1)     Total      1995      Total      1994      Total       1993      Total
                  ---------  --------  ---------  --------  ---------  --------  ---------  --------   ---------  --------
                                                          (Dollars in thousands)
Expense Ratios
Farmowners  ....    40.0%                39.4%                 36.6%                34.1%                34.3%
Homeowners  ....    32.1                 34.3                  39.0                 39.7                 39.3
Businessowners
   and
   commercial
   multiple
   peril .......    44.1                 43.7                  41.2                 36.4                 36.1
Personal
   automobile ..    20.5                 24.1                  22.6                 24.0                 24.5
Commercial
   automobile ..    33.2                 32.6                  24.9                 27.3                 32.5
Workers'
   compensation     20.6                 26.2                  23.6                 25.7                 29.1
Fire, allied,
   inland marine    76.4                 65.3                  47.2                 49.6                 42.0
Other liability .   41.4                 39.5                  46.9                 25.2                 33.3
     Total  ....    35.7%                36.5%                 34.9%                34.8%                34.4%
Combined
   Ratios(2)
Farmowners  ....   133.0%               117.2%                115.2%               112.8%               105.5%
Homeowners  ....   135.1                115.4                 119.7                137.7                122.6
Businessowners
   and
   commercial
   multiple
   peril .......   136.1                 97.9                 103.4                 84.1                 87.7
Personal
   automobile ..    94.1                 92.9                 113.1                 94.8                 97.7
Commercial
   automobile ..   108.9                 96.4                  95.8                 81.2                 67.6
Workers'
   compensation     77.8                 64.6                  66.7                 84.1                103.4
Fire, allied,
   inland marine   152.0                113.9                 100.6                 99.2                 92.1
Other liability .   96.6                366.8                 373.2                 75.1                117.2
     Total  ....   122.7%               106.2%                110.7%               108.0%               103.5%
Industry
   Combined
   Ratio .......      --                   --                 106.4%               108.4%               106.9%

------
(1) Effective January 1, 1996, the Insurance Companies and American Re entered into a quota share reinsurance treaty pursuant to which the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. Pro rata cessions of unearned premiums as of January 1, 1996 and the transfer of premiums written during the nine months ended September 30, 1996 accounts, in part, for the decline in net premiums earned when the nine months ended September 30, 1996 is compared to the nine months ended September 30, 1995.

(2) A combined ratio over 100% means that an insurer's underwriting operations are not profitable.

 FARMOWNERS POLICY.

   The farmowners policy, developed in 1975, is a flexible, multi-line package of insurance coverages. As a result of its flexible features, this product can be adapted to meet the needs of a variety of agricultural and related businesses, including a package designed for farmers with large dairy operations. The farmowners policy combines property and liability insurance for the farm owner, as well as owners of other agricultural related businesses, such as nurseries and greenhouses. The largest numbers of farmowners policies written by the Insurance Companies are for dairy, beef, horse and crop farming risks. In general, standing crops are not insured except under limited circumstances but harvested and stored crops generally are insured. Policyholders may select property damage coverages for specific peril groups, such as basic perils that include fire and allied lines, extended coverage and vandalism or broad form and special perils. Personal liability coverage insures policyholders against third party liability from accidents occurring on their premises or arising out of their operations or from their products. The farmowners policy contains a limited liability extension of pollution-type coverage for damages caused to third persons or their crops resulting from above-ground, off-premises contamination, such as overspray of fertilizers and pesticides. As of September 30, 1996, the Insurance Companies had approximately 11,500 farmowner policies in force.

 HOMEOWNERS POLICY.

   The Insurance Companies' homeowners policy, introduced in 1963, is a multi-peril policy providing property and liability coverages and optional inland marine coverage. The homeowners policy is sold to provide coverage for the insured's principal residence. As of September 30, 1996, the Insurance Companies had approximately 71,000 homeowners policies in force.

 BUSINESSOWNERS AND COMMERCIAL MULTI-PERIL.

   Businessowners. The Insurance Companies introduced a businessowners policy in 1983 that provides property and liability coverages to small businesses within its rural and suburban markets. This product is marketed to six distinct groups: (i) apartment owners with relatively small property-based risks; (ii) condominium owners; (iii) landlords with dwelling properties of up to four family units; (iv) mercantile businessowners, such as florists, gift shops and antique dealers, with property-based risks; (v) offices with owner and/or tenant occupancies; and (vi) religious institutions consisting of smaller, rural properties. As of September 30, 1996, approximately 6,700 businessowners policies were in force.

   Commercial Multi-Peril. The Insurance Companies also issue a number of commercial multi-peril policies providing property and liability coverage to accounts that, because of their larger size, do not meet the eligibility requirements for the businessowners product. As of September 30, 1996, approximately 1600 such policies were in force. The Insurance Companies are working to increase market penetration for this product because it includes commercial liability risks that help to diversify exposures and lessen the impact of property losses on overall results. One such marketing initiative is the promotion of commercial multi-peril packages targeted to the following businesses: (i) food processing, (ii) retailing, (iii) manufacturing, (iv) metal working, (v) offices, and (vi) service operations. These packages are being written using existing policy forms and were chosen based on the experience of the underwriting staff and market opportunities available to existing agents. The packages are of a type generally written by larger companies and should permit the Insurance Companies to sell commercial packages as well as accompanying workers' compensation and commercial automobile coverages to larger accounts.

 PERSONAL AUTOMOBILE.

   The Insurance Companies' personal automobile policy insures individuals against claims resulting from injury and property damage and can be marketed in conjunction with the Insurance Companies' other products, such as the farmowners policy, the businessowners policy or the homeowners policy. As of September 30, 1996, the Insurance Companies had approximately 20,000 personal automobile policies in force.

 COMMERCIAL AUTOMOBILE.

   The Insurance Companies' commercial automobile policies are generally marketed in conjunction with farmowners, businessowners or commercial multi-peril policies. Commercial automobile is one of the Insurance Companies' lower volume products. As of September 30, 1996, the Insurance Companies had approximately 1,000 commercial automobile insurance policies in force.

 WORKERS' COMPENSATION.

   The Insurance Companies generally write workers' compensation policies in conjunction with farmowners policies, businessowners policies or other commercial packages. However, the Insurance Companies may write stand-alone workers' compensation policies. A recent initiative is tiered pricing for workers' compensation coverage with the introduction of a policy with more attractive pricing and the opportunity for dividends. As of September 30, 1996, approximately 80% of the Insurance Companies' in force workers' compensation policies were written in connection with farmowners, businessowners, or commercial multi-peril policies.

 FIRE, ALLIED, INLAND MARINE.


   Fire and allied lines insurance generally covers fire, lightning and extended coverage. Inland marine coverage insures merchandise or cargo in transit and business and personal property. The Insurance Companies offer fire, allied and inland marine insurance coverage only as endorsements available under the Insurance Companies' other insurance products.


 OTHER LIABILITY.

   Umbrella Liability. The Insurance Companies write commercial and personal line excess liability policies covering business, farm and personal liabilities in excess of amounts covered under the farmowners, homeowners, businessowners, commercial multi-peril and automobile policies. Such policies are available generally with limits of $1 million to $5 million. The Insurance Companies do not generally market excess liability policies to individuals and farmowners unless they also write an underlying liability policy. However, the Insurance Companies may write excess liability coverage for commercial accounts without all underlying liability coverages.

   Commercial General Liability. The Insurance Companies write a stand-alone commercial general liability policy for certain business situations that do not meet the criteria for liability coverage under a farmowners, businessowners or commercial multi-peril policy. The policy insures businesses against third party liability from accidents occurring on their premises or arising out of their operations or products. Most of the Insurance Companies' products liability line is written as part of the commercial general liability product.

MARKETING

   The Insurance Companies market their property and casualty insurance products in Pennsylvania, Maryland and Delaware through approximately 483 independent agencies: 454 in Pennsylvania, 27 in Maryland and 2 in Delaware. These agencies collectively employ a force of 1,600 agents. The Insurance Companies manage their agents through quarterly business reviews (with underwriter participation) and establishment of benchmarks/goals for premium volume. The Insurance Companies have managed a decline in the number of agencies in recent years to eliminate low volume agencies and reduce concentration in southern Pennsylvania. Most of the Insurance Companies' independent agents represent multiple carriers and are established residents of the rural and suburban communities in which they operate. The Insurance Companies' independent agents generally market and write the full range of the Insurance Companies' products. The Insurance Companies consider their relationships with agents to be good.

   As of September 30, 1996, no agency accounted for over 5% of direct premiums written, with the top 10 agencies accounting for 18% of direct premiums written. Average volume per agency is $163,000, with the largest agency generating approximately $3.0 million in premium revenue for the Insurance Companies.

   The Insurance Companies emphasize personal contact between their agents and the policyholders. The Insurance Companies believe that their name recognition, policyholder loyalty and policyholder satisfaction with agent and claims relationships are the principal sources of new customer referrals, cross-selling of additional insurance products and policyholder retention.

   The Insurance Companies' policies are marketed exclusively through their network of independent agents. The Insurance Companies depend upon their agency force to produce new business and to provide customer service. The network of independent agents also serves as an important source of information about the needs of the communities served by the Insurance Companies. This information is utilized by the Insurance Companies to develop new products and new product features.

   Agency compensation is based on one of three compensation plans. Each agency may elect: fixed base commission only, fixed base commission with some opportunity for bonus commission based on the agency's loss experience, or floating base commission based on the agency's three year loss ratio with some opportunity to earn bonus commission depending on the agency's one-year loss experience.

   The Insurance Companies' independent agencies are supervised and supported by agent representatives, who are employees of the Insurance Companies and who have principal responsibility for recruiting agencies and training new agents. To support its marketing efforts, the Insurance Companies develop and produce print and radio advertising and hold seminars for agents. Agencies are then able to purchase advertising (using prepared materials) in local markets. The Insurance Companies and agent representatives conduct training programs that provide both technical training about products and sales training on how to market insurance products.

   The Insurance Companies provide personal computer software to agencies that allows them to quote rates on homeowners, farmowners, businessowners and personal auto. In addition, a home page has been established on the Internet for the public that is periodically updated with pertinent information about the Insurance Companies and their products.

UNDERWRITING

   The Insurance Companies seek to write their commercial and personal lines by evaluating each risk with consistently applied standards. The Insurance Companies maintain information on all aspects of their business that is regularly reviewed to determine product line profitability. The Insurance Companies' staff of 24 underwriters generally specializes in farm, personal or commercial lines. Specific information is monitored with regard to individual insureds that is used to assist the Insurance Companies in making decisions about policy renewals or modifications. The Insurance Companies' underwriters have an average of over 14 years of experience as underwriters. The Insurance Companies believe their extensive knowledge of local markets is a key underwriting advantage.

   The Insurance Companies rely on information provided by their independent agents, who, subject to certain guidelines, also act as field underwriters and pre-screen policy applicants. The independent agents have the authority to sell and bind insurance coverages in accordance with pre-established guidelines. Agents' underwriting results are monitored and on occasion agents with historically poor loss ratios have had their binding authority removed until more profitable underwriting results were achieved.

CLAIMS

   Claims on insurance policies written by the Insurance Companies are usually investigated and settled by one of the Insurance Companies' staff claims representatives who work in teams led by a supervisor. Supervisors report to the claims manager. As of September 30, 1996, the Insurance Companies' claim staff included 29 claims representatives and 5 supervisors. The Insurance Companies' claims philosophy emphasizes timely investigation, evaluation and fair settlement of claims, while maintaining adequate case reserves and controlling claim adjustment expenses. The claims philosophy is designed to support the Insurance Companies marketing efforts by providing prompt service and making the claims process a positive experience for agents and policyholders.

   Claims settlement authority levels are established for each representative and claims manager based upon their level of experience. Claims are typically reported by the agents. Multi-line teams exist to handle all claims. Subrogation is centralized in the Lancaster, Pennsylvania office. The claims department is responsible for reviewing all claims, obtaining necessary documentation, estimating the loss reserves and resolving the claims. The Insurance Companies engage independent appraisers and adjusters to evaluate and settle claims as claims volume or specialized needs require.

   The Insurance Companies attempt to minimize claims costs by encouraging the use of alternative dispute resolution procedures. Less than 3% of all claims result in litigation. Litigated claims are assigned to outside counsel, who then work closely as a team with a staff claims representative. Outside counsel must comply with a formal litigation management plan and all bills are audited.

REINSURANCE

 REINSURANCE CEDED

   In accordance with insurance industry practice, the Insurance Companies reinsure a portion of their exposure and pay to the reinsurers a portion of the premiums received on all policies reinsured. Insurance is ceded principally to reduce net liability on individual risks, to mitigate the effect of individual loss occurrences (including catastrophic losses), to stabilize underwriting results and to increase the Insurance Companies' underwriting capacity.

   Reinsurance can be facultative reinsurance or treaty reinsurance. Under facultative reinsurance, each risk or portion of a risk is reinsured individually. Under treaty reinsurance, an agreed-upon portion of business written is automatically reinsured. Reinsurance can also be classified as quota share reinsurance or excess of loss reinsurance. Under quota share reinsurance, the ceding company cedes a percentage of its insurance liability to the reinsurer in exchange for a like percentage of premiums less a ceding commission, and in turn will recover from the reinsurer the reinsurer's share of all losses and loss adjustment expenses incurred on those risks. Under excess reinsurance, an insurer limits its liability to all or a particular portion of the amount in excess of a predetermined deductible or retention. Regardless of type, reinsurance does not legally discharge the ceding insurer from primary liability for the full amount due under the reinsured policies. However, the assuming reinsurer is obligated to reimburse the ceding company to the extent of the coverage ceded. The Company generally places all of its reinsurance directly without the use of brokers.

   The Insurance Companies determine the amount and scope of reinsurance coverage to purchase each year based upon their evaluation of the risks accepted, consultations with reinsurance representatives and a review of market conditions, including the availability and pricing of reinsurance. For the year ended December 31, 1995, the Insurance Companies ceded to reinsurers $9.4 million of earned premiums. For the nine months ended September 30, 1996, the Insurance Companies ceded earned premiums of $20.6 million. The significant increase in ceded premiums in the nine-month period ended September 30, 1996 reflects the effect of a new quota share reinsurance treaty that was effective as of January 1, 1996 and which is described herein.

   The Insurance Companies' reinsurance arrangements are placed with non-affiliated reinsurers, principally American Re, and are generally renegotiated annually. Coverages described herein are generally for the year ended December 31, 1996.

   Except for certain excluded classes of property and losses due to flood, the largest exposure retained by the Insurance Companies on any one individual property risk is $150,000. Excess reinsurance is provided on a treaty basis in layers as follows: Individual property risks in excess of $150,000 are covered on an excess of loss basis up to $500,000 per risk pursuant to a reinsurance treaty with American Re and Munich-American Reinsurance Company ("Munich Re"). Except for certain excluded classes of property and losses due to flood and auto physical damage, per risk property losses in excess of $500,000 but less than $2.0 million are reinsured on a proportional treaty basis by American Re and Munich Re. Facultative coverage also is available for certain property risks in excess of $2.0 million per risk.

   Individual casualty risks for most lines of business, excluding umbrella liability, that are in excess of $100,000 are covered on an excess of loss basis, up to $2.0 million per occurrence pursuant to a reinsurance treaty with American Re. In addition, casualty losses arising from workers' compensation claims are reinsured on a per occurrence and per person treaty basis by various reinsurers up to $10.0 million. Umbrella liability losses are reinsured by American Re on a 95% quota share basis up to $1.0 million and a 100% quota share basis in excess of $2.0 million up to $5.0 million with a ceding commission of 27.5%.

   Catastrophic reinsurance protects the ceding insurer from significant aggregate loss exposure arising from a single event such as windstorm, hail, tornado, hurricane, earthquake, riot, blizzard, freezing temperatures or other extraordinary events. The Insurance Companies have purchased layers of excess treaty reinsurance for catastrophic property losses for 1996, under which the Insurance Companies reinsure 97.5% of losses per occurrence over $3.5 million up to a maximum of $10 million and 100% of the losses between $13.5 million and $30 million per occurrence. The Insurance Companies also have an underlying catastrophe and aggregate excess of loss treaty reinsurance agreement with American Re designed to protect against multiple events each of which is below the $3.5 million retention under the primary catastrophe reinsurance treaty. Under this agreement, losses are reinsured to the extent of (i) (A) 95% of $1.5 million in excess of $3.5 million on property catastrophe losses or (B) aggregate net losses exceeding a 75% loss ratio in any accident year up to the lesser of a 78.33% loss ratio or $3.0 million, and (ii) 100% of losses in excess of $2.0 million for winter storm losses during specified periods, up to a maximum of $3.0 million. The Insurance Companies recovered under this latter coverage provision for losses attributable to the January 1996 blizzard.

   Effective January 1, 1996, the Insurance Companies and American Re entered into a quota share reinsurance treaty. Under the terms of the treaty, the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. The result of the new quota share treaty is a pro rata sharing of risk (80% of losses and loss adjustment expenses are borne by the Insurance Companies and 20% by American Re) with both the Insurance Companies and American Re benefiting from other excess and catastrophe reinsurance. This treaty protects the Insurance Companies' surplus from high frequency and low severity type losses. The Insurance Companies pay American Re a reinsurance premium equal to 20% of premiums collected net of other reinsurance costs. Reinsurance premiums due American Re on the quota share treaty are reduced by a ceding allowance equal to 35% of the reinsurance premium. This reinsurance treaty is designed to stabilize underwriting results.

   Quota share reinsurance may be used to moderate the adverse impact of underwriting losses to the ceding company but also decreases underwriting profits which would otherwise be retained by the ceding company. The quota share reinsurance treaty entered into by the Insurance Companies with American Re has had, and will have, a material effect on the financial condition and results of operations of the Insurance Companies during the term of the reinsurance treaty.

   The insolvency or inability of any reinsurer to meet its obligations to the Insurance Companies could have a material adverse effect on the results of operations or financial condition of the Insurance Companies. American Re and Munich Re are the Insurance Companies' major reinsurers, providing approximately 64.2% of ceded reinsurance written. American Re and Munich Re are both rated A+ (superior) by A.M. Best. The A+ rating is the second highest of A.M. Best's fifteen ratings. For the year ended December 31, 1995 and for the nine months ended September 30, 1996, the Insurance Companies paid reinsurance premiums in an aggregate amount of approximately $6.9 million and $17.2 million to American Re, respectively, and $847,000 and $657,000 to Munich Re, respectively. The Insurance Companies monitor the solvency of reinsurers through regular review of their financial statements and A.M. Best ratings. The Insurance Companies have experienced no significant difficulties collecting amounts due from reinsurers.

LOSS AND LAE RESERVES

   Property and Casualty Reserves. The Insurance Companies are required by applicable insurance laws and regulations to maintain reserves for payment of losses and loss adjustment expenses ("LAE") for both reported claims and for claims incurred but not reported ("IBNR"), arising from the policies they have issued. These laws and regulations require that provision be made for the ultimate cost of those claims without regard to how long it takes to settle them or the time value of money. The determination of reserves involves actuarial and statistical projections of what the Insurance Companies expect to be the cost of the ultimate settlement and administration of such claims based on facts and circumstances then known, estimates of future trends in claims severity, and other variable factors such as inflation and changing judicial theories of liability.

   The estimation of ultimate liability for losses and LAE is an inherently uncertain process and does not represent an exact calculation of that liability. The Insurance Companies' reserve policy recognizes this uncertainty by maintaining reserves at a level providing for the possibility of adverse development relative to the estimation process. The Insurance Companies do not discount their reserves to recognize the time value of money.

   When a claim is reported to the Insurance Companies, claims personnel establish a "case reserve" for the estimated amount of the ultimate payment. This estimate reflects an informed judgment based upon general insurance reserving practices and on the experience and knowledge of the estimator regarding the nature and value of the specific claim, the severity of injury or damage, and the policy provisions relating to the type of loss. Case reserves are adjusted by the Insurance Companies' claims staff as more information becomes available. It is the Insurance Companies' policy to settle each claim as expeditiously as possible.

   The Insurance Companies maintain IBNR reserves to provide for future reporting of already incurred claims and developments on reported claims. The IBNR reserve is determined by estimating the Insurance Companies' ultimate net liability for both reported and IBNR claims and then subtracting the case reserves for reported claims.

   Each month, the Insurance Companies compute their estimated ultimate liability using principles and procedures applicable to the lines of business written. Such reserves are also considered annually by the Insurance Companies' independent auditors in connection with their audit of the Insurance Companies' combined financial statements. However, because the establishment of loss reserves is an inherently uncertain process, there can be no assurance that ultimate losses will not exceed the Insurance Companies' loss reserves. Adjustments in aggregate reserves, if any, are reflected in the operating results of the period during which such adjustments are made. As required by insurance regulatory authorities, the Insurance Companies submit to the various jurisdictions in which they are licensed a statement of opinion by its appointed actuary concerning the adequacy of statutory reserves. The results of these actuarial studies have consistently indicated that reserves are adequate. Management of the Insurance Companies does not believe the Insurance Companies are subject to any material potential asbestos or environmental liability claims.

   Based on actuarial studies, the IBNR reserve provision was increased at December 31, 1995 by $1.8 million and at December 31, 1994 it was decreased by $2.3 million. Prior to 1995, the Insurance Companies had consistently shown loss reserve redundancies. This led to the decrease in the IBNR reserve at December 31, 1994. At December 31, 1995, it was determined that the December 31, 1994 reserves were deficient. This deficiency was primarily due to a change in the methodology for case reserving for liability claims. The change was to reserve cases at expected settlement value rather than at ultimate exposure amounts. The 1995 actuarial study indicated that the reduction in IBNR reserves coupled with the changes in case reserving methodology may have been overstated. The majority of the December 31, 1995 IBNR reserve strengthening was to correct potential deficiencies in the reserves for the 1994 accident year.

   The following table provides a reconciliation of beginning and ending loss and LAE reserve balances of the Insurance Companies for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996 and 1995 as prepared in accordance with GAAP.

                     RECONCILIATION OF RESERVE FOR LOSSES
                         AND LOSS ADJUSTMENT EXPENSES

                                                 Nine Months
                                             Ended September 30,         Year Ended December 31,
                                           ----------------------   ----------------------------------
                                              1996        1995         1995        1994        1993
                                            ---------   ---------    ---------   ---------   ---------
                                                                  (In thousands)
Reserves for losses and loss adjustment
  expenses at the beginning of period ...    $52,091     $51,309     $51,309     $59,057      $59,629
Less: Reinsurance recoverables and
  receivables ...........................     16,000      18,499      18,499      22,175       24,963
                                            ---------   ---------    ---------   ---------   ---------
Net reserves for losses and loss
  adjustment expenses at beginning of
  period ................................     36,091      32,810      32,810      36,882       34,666
                                            ---------   ---------    ---------   ---------   ---------
Add: Provision for losses and loss
  adjustment expenses for claims
  occurring in:
     The current year  ..................     35,719      33,861      48,067      51,959       44,950
     Prior years  .......................     (1,171)         31       2,442      (5,519)      (2,796)
                                            ---------   ---------    ---------   ---------   ---------
     Total incurred losses and loss
        adjustment expenses .............     34,548      33,892      50,509      46,440       42,154
                                            ---------   ---------    ---------   ---------   ---------
Less: Loss and loss adjustment expenses
   payments for claims occurring in:
     The current year  ..................     23,978      20,307      29,970      35,196       25,952
     Prior years  .......................     14,302      14,069      17,258      15,316       13,986
                                            ---------   ---------    ---------   ---------   ---------
     Total losses and loss adjustment
        expenses ........................     38,280      34,376      47,228      50,512       39,938
                                            ---------   ---------    ---------   ---------   ---------
Net reserves for losses and loss
   adjustment expenses at end of period .     32,359      32,326      36,091      32,810       36,882
Add: Reinsurance recoverables and
   receivables ..........................     24,440      18,967      16,000      18,499       22,175
                                            ---------   ---------    ---------   ---------   ---------
Reserves for losses and loss adjustment
   expenses at end of period ............    $56,799     $51,293     $52,091     $51,309      $59,057
                                            =========   =========    =========   =========   =========

   The following table shows the development of the reserves for unpaid losses and LAE from 1985 through 1995 for the Insurance Companies on a GAAP basis. The top line of the table shows the liabilities at the balance sheet date, including losses incurred but not yet reported. The upper portion of the table shows the cumulative amounts subsequently paid as of successive years with respect to the liability. The lower portion of the table shows the reestimated amount of the previously recorded liability based on experience as of the end of each succeeding year. The estimates change as more information becomes known about the frequency and severity of claims for individual years. The redundancy (deficiency) exists when the reestimated liability at each December 31 is less (greater) than the prior liability estimate. The "cumulative redundancy (deficiency)" depicted in the table, for any particular calendar year, represents the aggregate change in the initial estimates over all subsequent calendar years.


                                                               Year Ended December 31,
                                              ---------------------------------------------------------
                                                1985       1986         1987        1988        1989
                                              --------   ---------    ---------   ---------   ---------
                                                                   (In thousands)
Liability for unpaid losses and LAE net of
  reinsurance recoverable .................    $8,496     $10,115     $12,273     $15,921      $22,118
Cumulative amount of liability paid
  through:
   One year later .........................     3,568       4,165       5,162       7,770       10,435
   Two years later ........................     4,418       5,540       8,158      10,783       14,097
   Three years later ......................     6,202       7,187       9,890      12,881       16,594
   Four years later .......................     6,712       7,866      10,946      13,924       18,165
   Five years later .......................     7,137       8,354      11,363      14,808       18,810
   Six years later ........................     7,392       8,566      11,864      15,203       18,965
   Seven years later ......................     7,646       8,853      12,014      15,575
   Eight years later ......................     7,901       8,890      12,107
   Nine years later .......................     7,972       8,913
   Ten years later ........................     8,073
Liability estimated as of:
Calendar year end .........................     8,496      10,115      12,273      15,921       22,118
   One year later .........................     7,900       8,956      11,615      17,436       21,910
   Two years later ........................     7,558       8,951      13,206      17,474       22,113
   Three years later ......................     7,294       9,473      13,274      17,590       21,824
   Four years later .......................     7,246       9,679      13,306      17,554       21,924
   Five years later .......................     7,215       9,828      13,200      17,512       21,080
   Six years later ........................     7,255       9,627      13,057      17,387       20,878
   Seven years later ......................     7,179       9,618      13,264      17,262
   Eight years later ......................     7,208       9,890      13,125
   Nine years later .......................     7,204       9,798
   Ten years later ........................     7,281
Cumulative total redundancy (deficiency)  .     1,215         317        (852)     (1,341)      1,240
Gross liability -- end of year  ...........
Reinsurance recoverables  .................
Net liability -- end of year  .............
Gross reestimated liability -- latest  ....
Reestimated reinsurance recoverables --
   latest .................................
Net reestimated liability -- latest  ......
Gross cumulative (deficiency) redundancy  .

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                1990        1991         1992        1993        1994        1995
                                              ---------   ---------    ---------   ---------   ---------   ---------

Liability for unpaid losses and LAE net of
  reinsurance recoverable .................    $25,568     $29,107     $34,666     $36,882      $32,810     $36,091
Cumulative amount of liability paid
  through:
   One year later .........................     11,052      11,063      13,986      15,316       17,258          --
   Two years later ........................     15,417      16,394      21,572      22,195
   Three years later ......................     18,827      21,110      23,665
   Four years later .......................     20,501      22,165
   Five years later .......................     21,646
   Six years later ........................
   Seven years later ......................
   Eight years later ......................
   Nine years later .......................
   Ten years later ........................
Liability estimated as of:
Calendar year end                               25,568      29,107      34,666      36,882       32,810      36,091
   One year later .........................     25,454      28,517      31,870      31,363       35,252          --
   Two years later ........................     25,774      28,044      28,716      32,359
   Three years later ......................     25,523      26,172      27,916
   Four years later .......................     24,191      25,352
   Five years later .......................     24,019
   Six years later ........................
   Seven years later ......................
   Eight years later ......................
   Nine years later .......................
   Ten years later ........................
Cumulative total redundancy (deficiency)  .      1,549       3,755       6,750       4,523       (2,442)         --
Gross liability -- end of year  ...........                                         59,057       51,309      52,091
Reinsurance recoverables  .................                                         22,175       18,499      16,000
                                                                                   ---------   ---------   ---------
Net liability -- end of year  .............                                        $36,882      $32,810     $36,091
                                                                                   =========   =========   =========
Gross reestimated liability -- latest  ....                                         49,964       58,022
Reestimated reinsurance recoverables --
   latest .................................                                         17,605       22,770
                                                                                   ---------   ---------
Net reestimated liability -- latest  ......                                         32,359       35,252
                                                                                   =========   =========
Gross cumulative (deficiency) redundancy  .                                          9,093       (6,713)
                                                                                   =========   =========

   The following table is derived from the preceding table and summarizes the effect of reserve reestimates, net of reinsurance, on calendar year operations for the same ten-year period ended December 31, 1995. The total of each column details the amount of reserve reestimates made in the indicated calendar year and shows the accident years to which the reestimates are applicable. The amounts in the total accident year column on the far right represent the cumulative reserve reestimates for the indicated accident year(s).

                                 Effect of Reserve Reestimates on Calendar Year
                                                   Operations
                               --------------------------------------------------
                               Increase (Decrease) in Reserves for Calendar Year
                               --------------------------------------------------
                                1986       1987        1988      1989      1990
                               -------   ---------    -------   -------   -------
                                                  (In thousands)
Accident Years
   1985 ....................    (596)       (342)      (264)      (48)      (31)
   1986 ....................                (817)       259       570       237
   1987 ....................                           (653)    1,069      (138)
   1988 ....................                                      (76)      (30)
   1989 ....................                                               (246)
   1990 ....................
   1991 ....................
   1992 ....................
   1993 ....................
   1994 ....................
Total calendar year effect      (596)     (1,159)      (658)    1,515      (208)

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                        Cumulative
                                                                                        Deficiency
                                                                                       (Redundancy)
                                                                                           from
                                                                                       Reestimates
                                                                                           for
                                                                                           Each
                                1991      1992        1993        1994       1995      Accident Year
                               -------   -------    ---------   ---------   -------   ---------------

Accident Years
   1985 ....................      40       (76)          29          (4)        77        (1,215)
   1986 ....................     109      (125)         (38)        276       (169)          302
   1987 ....................    (117)       95         (134)        (65)       (47)           10
   1988 ....................      84        70          101        (332)        14          (169)
   1989 ....................      87      (253)         142        (719)       (77)       (1,066)
   1990 ....................    (317)      609         (351)       (488)        30          (517)
   1991 ....................              (910)        (222)       (540)      (648)       (2,320)
   1992 ....................                         (2,323)     (1,282)        20        (3,585)
   1993 ....................                                     (2,365)     1,796          (569)
   1994 ....................                                                 1,446         1,446
Total calendar year effect      (114)     (590)      (2,796)     (5,519)     2,442        (7,683)

INVESTMENTS

   All of the Insurance Companies' investment securities are classified as available for sale in accordance with SFAS No. 115.

   An important component of the operating results of the Insurance Companies has been the return on invested assets. The Insurance Companies' investment objective is to maximize current yield while maintaining safety of capital together with adequate liquidity for its insurance operations. The Insurance Companies' investments are managed by outside investment advisors.

   The following table sets forth certain combined information concerning the Insurance Companies' investments.

                                             At September 30, 1996    At December 31, 1995     At December 31, 1994
                                            ----------------------   -----------------------  ----------------------
                                                          Market                   Market                   Market
                                              Cost(2)      Value      Cost(2)       Value       Cost(2)      Value
                                             ---------   ---------    ---------   ----------   ---------   ---------
                                                                         (In thousands)
Fixed income securities(1)
   United States government and government
     agencies and authorities  ...........    $28,803     $28,304     $33,419      $33,380      $33,270     $30,382
   Obligations of states, municipalities and
     political subdivisions  .............         60          60       1,553        1,566        3,687       3,666
   Corporate obligations .................     30,865      31,211      25,868       27,015       16,155      15,414
   Collateralized mortgage obligations ...      5,862       5,932       9,564        9,840       17,916      17,364
     Other obligations  ..................      4,317       4,279       6,626        6,727        3,356       3,334
                                             ---------   ---------    ---------   ----------   ---------   ---------
     Total fixed income securities  ......     69,907      69,786      77,030       78,528       74,384      70,160
Equity securities  .......................      9,307      11,526      12,031       13,579       12,930      12,528
Other invested assets  ...................        325         318         242          228          191         191
                                             ---------   ---------    ---------   ----------   ---------   ---------
     Total  ..............................    $79,539     $81,630     $89,303      $92,335      $87,505     $82,879
                                             =========   =========    =========   ==========   =========   =========


------
(1) In the combined financial statements of the Insurance Companies, investments are carried at fair value as established by quoted market prices on secondary markets.


(2) Original cost of equity securities; original cost of fixed income securities adjusted for amortization of premium and accretion of discount.

   The table below contains information concerning the investment ratings of the Insurance Companies' fixed maturity investments at September 30, 1996.

Type/Ratings of                  Amortized        Market
 Investment(1)                     Cost           Value       Percentages(2)
----------------                -----------     ---------     --------------
                                            (Dollars in thousands)
U.S. Government and agencies       $28,802        $28,304            40.6%
AAA  ........................       21,531         21,521            30.8
AA  .........................        5,674          5,668             8.1
A  ..........................        9,117          9,298            13.3
BBB  ........................        4,548          4,674             6.7
                                  -----------     ---------     --------------
 Total BBB or Better  .......      $69,672        $69,465            99.5%
BB  .........................          235            321             0.5
                                  -----------     ---------     --------------
 Total  .....................      $69,907        $69,786           100.0%
                                  ===========     =========     ==============

------
(1) The ratings set forth in this table are based on the ratings, if any, assigned by Standard & Poor's Corporation ("S&P"). If S&P's ratings were unavailable, the equivalent ratings supplied by Moody's Investors Services, Inc., Fitch Investors Service, Inc. or the NAIC were used where available.

(2) Represents percent of market value for classification as a percent of total for each portfolio.

   The table below sets forth the maturity profile of the Insurance Companies' combined fixed maturity investments as of September 30, 1996 (substituting average life for mortgage-backed securities):

                                                  Amortized     Market
Maturity                                           Cost(1)       Value      Percentages(2)
----------                                       -----------   ---------    --------------
                                                          (Dollars in thousands)
1 year or less  ..............................     $ 5,896      $ 5,853           8.4%
More than 1 year through 5 years  ............      17,114       17,075          24.5
More than 5 years through 10 years  ..........       4,342        4,547           6.5
More than 10 years  ..........................       9,567        9,558          13.7
Collateralized and asset backed securities(3)       32,988       32,753          46.9
                                                 -----------   ---------    --------------
  Total  .....................................     $69,907      $69,786         100.0%
                                                 ===========   =========    ==============

------
(1) Fixed maturities are carried at market value in the combined financial statements of the Insurance Companies.

(2) Represents percent of market value for classification as a percent of total for each portfolio.

(3) Collateralized and asset backed securities consist of mortgage pass-through holdings and securities backed by credit card receivables, auto loans and home equity loans. These securities follow a structured principal repayment schedule and are of high credit quality rated "AA" or better by Standard & Poor's. These securities are presented separately in the maturity schedule due to the inherent risk associated with prepayment or early authorization. The average duration of this portfolio is 3.9 years.

   The average duration of the Insurance Companies' fixed maturity investments, excluding collateralized and asset backed securities which are subject to paydown, as of September 30, 1996 was approximately 2.7 years. As a result, the market value of the Company's investments may fluctuate significantly in response to changes in interest rates. In addition, the Company may experience investment losses to the extent its liquidity needs require the disposition of fixed maturity securities in unfavorable interest rate environments.

   The Insurance Companies' net investment income, average cash and invested assets and return on average cash and invested assets for the three years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996 were as follows:

                                           Nine Months
                                       Ended September 30,         Year Ended December 31,
                                     ----------------------   ----------------------------------
                                                        (Dollars In thousands)
                                        1996        1995         1995        1994        1993
                                      ---------   ---------    ---------   ---------   ---------
Average cash and invested assets  .    $92,928     $94,302     $95,323     $94,891      $95,530
Net investment income  ............      3,434       3,409       4,458       3,932        3,928
Return on average cash and
  invested assets .................        4.9%        4.8%        4.7%        4.1%         4.1%

A.M. BEST RATING

   A.M. Best, which rates insurance companies based on factors of concern to policyholders, currently assigns an "A-" (Excellent) rating (its fourth highest rating category out of 15 categories) to the Insurance Companies as a group. A.M. Best assigns "A" or "A-" ratings to companies which, in its opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best. Companies rated "A" and "A-" have a strong ability to meet their obligations to policyholders over a long period of time. In evaluating a company's financial and operating performance, A.M. Best reviews the company's profitability, leverage and liquidity, as well as the company's book of business, the adequacy and soundness of its reinsurance, the quality and estimated market value of its assets, the adequacy of its loss reserves, the adequacy of its surplus, its capital structure, the experience and competency of its management and its market presence. No assurance can be given that A.M. Best will not reduce the Insurance Companies' current rating in the future. See "Investment Considerations -- A.M. Best Rating."

COMPETITION

   The property and casualty insurance market is highly competitive. The Insurance Companies compete with stock insurance companies, mutual companies, local cooperatives and other underwriting organizations. Certain of these competitors have substantially greater financial, technical and operating resources than the Insurance Companies. The Insurance Companies' ability to compete successfully in their principal markets is dependent upon a number of factors, many of which (including market and competitive conditions) are outside the Insurance Companies' control. Many of the lines of insurance written by the Insurance Companies are subject to significant price competition. Some companies may offer insurance at lower premium rates through the use of salaried personnel or other methods, rather than through independent agents paid on a commission basis, as the Insurance Companies do. In addition to price, competition in the lines of business written by the Insurance Companies is based on quality of the products, quality and speed of service (including claims service), financial strength, ratings, distribution systems and technical expertise.

REGULATION

   Insurance companies are subject to supervision and regulation in the states in which they transact business. Such supervision and regulation relates to numerous aspects of an insurance company's business and financial condition. The primary purpose of such supervision and regulation is the protection of policyholders. The extent of such regulation varies, but generally derives from state statutes which delegate regulatory, supervisory and administrative authority to state insurance departments. Accordingly, the authority of the state insurance departments includes the establishment of standards of solvency which must be met and maintained by insurers, the licensing to do business of insurers and agents, the nature of and limitations on investments, premium rates for property and casualty insurance, the provisions which insurers must make for current losses and future liabilities, the deposit of securities for the benefit of policyholders, the approval of policy forms, notice requirements for the cancellation of policies and the approval of certain changes in control. State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies.

   Examinations are regularly conducted by the Department every three to five years. The Department's last examinations of Old Guard Mutual and Old Guard Fire Company were as of December 31, 1991. The Department's last examination of Goschenhoppen was as of December 31, 1994. These examinations did not result in any adjustments to the financial position of any of the Insurance Companies. In addition, there were no substantive qualitative matters indicated in the examination reports that had a material adverse impact on the operations of the Insurance Companies.

   In addition to state-imposed insurance laws and regulations, the NAIC has adopted risk-based capital ("RBC") requirements that require insurance companies to calculate and report information under a risk-based formula that attempts to measure statutory capital and surplus needs based on the risks in a company's mix of products and investment portfolio. Under the formula, a company first determines its Authorized Control Level risk-based capital ("ACL") by taking into account (i) the risk with respect to the insurer's assets; (ii) the risk of adverse insurance experience with respect to the insurer's liabilities and obligations, (iii) the interest rate risk with respect to the insurer's business; and (iv) all other business risks and such other relevant risks as are set forth in the RBC instructions. A company's "Total Adjusted Capital" is the sum of statutory capital and surplus and such other items as the RBC instructions may provide. The formula is designed to allow state insurance regulators to identify potential weakly capitalized companies.

   The requirements provide for four different levels of regulatory attention. The "Company Action Level" is triggered if a company's Total Adjusted Capital is less than 2.0 times its ACL but greater than or equal to
1.5 times its ACL. At the Company Action Level, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve the capital position. The "Regulatory Action Level" is triggered if a company's Total Adjusted Capital is less than 1.5 times but greater than or equal to 1.0 times its ACL. At the Regulatory Action Level, the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed. The "Authorized Control Level" is triggered if a company's Total Adjusted Capital is than 1.0 times but greater than or equal to 0.7 times its ACL, and the regulatory authority may take action it deems necessary, including placing the company under regulatory control. The "Mandatory Control Level" is triggered if a company's Total Adjusted Capital is less than 0.7 times its ACL, and the regulatory authority is mandated to place the company under its control. The Insurance Companies have never failed to exceed the required levels of capital. There can be no assurance that the capital requirements applicable to the business of the Insurance Companies will not increase in the future.

   The NAIC has also developed a set of eleven financial ratios, referred to as the Insurance Regulatory Information System (IRIS), for use by state insurance regulators in monitoring the financial condition of insurance companies. The NAIC has established an acceptable range of values for each of the eleven IRIS financial ratios. Generally, an insurance company will become the subject of increased scrutiny when four or more of its IRIS ratio results fall outside the range deemed acceptable by the NAIC. The nature of increased regulatory scrutiny resulting from IRIS ratio results outside the acceptable range is subject to the judgment of the applicable state insurance department, but generally will result in accelerated review of annual and quarterly filings. Depending on the nature and severity of the underlying cause of the IRIS ratio results being outside the acceptable range, increased regulatory scrutiny could range from increased but informal regulatory oversight to placing a company under regulatory control.

   During the last three years, each of the Insurance Companies reported results outside the acceptable range for certain IRIS tests including the two-year overall operating ratio, investment yield, and the estimated current reserve deficiency to surplus. The two-year overall operating ratio is a measure of company profitability which combines three ratios: the loss ratio, plus the expense ratio, minus the investment income ratio. A ratio result below 100% indicates a profit, and a ratio result above 100% indicates a loss. The investment yield calculation provides a measure of investment performance. The investment yield expresses net investment income as a percentage of the average cash and invested assets during the year. The estimated current reserve deficiency to surplus ratio provides an estimate of the adequacy of current reserves. The ratio is calculated as the difference between estimated and reported reserves divided by policyholders surplus. The table below sets forth IRIS ratios outside the acceptable range for the Insurance Companies during 1993, 1994 and 1995:

                                Insurance
                                  Values
                               Equal to or          Old Guard Mutual             Old Guard Fire              Goschenhoppen
                            -----------------   -------------------------  -------------------------   -------------------------
Ratio Name/Description        Over     Under     1995     1994      1993     1995     1994     1993      1995     1994     1993
 -------------------------   ------   -------    ------   ------   ------   ------    ------   ------   ------   ------   ------
Two-Year Overall
  Operating Ratio ........    100                                            101                         104     106       N/A
Investment Yield  ........    100       4.5                4.3      4.5                                            4.2     N/A
Estimated Current Reserve
  Deficiency to Surplus ..     25                                                                         74      82       N/A

   For Old Guard Mutual, the 1994 and 1993 investment yields were outside the acceptable range. This was attributable to substantial investments in tax-exempt fixed income securities with reduced before tax investment yields.

   For Old Guard Fire, the 1995 two-year overall operating ratio was outside the acceptable range. For 1995 and 1994, operating results were adversely impacted by winter storms and wind storms which resulted in significant losses.

   For Goschenhoppen, the 1995 and 1994 two-year overall operating ratio, the 1994 investment yield and the 1995 and 1994 estimated current reserve deficiency to surplus were outside the acceptable range. The 1995 and 1994 two-year overall operating ratios were negatively impacted by poor underwriting performance stemming from winter storm and wind storm activity and adverse development on prior year losses. The 1994 investment yield was adversely affected by substantial investments in tax-exempt fixed income securities with lower before tax yields. For 1995 and 1994 the estimated current reserve deficiency to surplus ratio was adversely affected by the merger of Home Mutual Insurance Company into Goschenhoppen Mutual Insurance Company to form Goschenhoppen-Home Mutual Insurance Company on December 31, 1993. The amounts upon which the projected deficiency were computed did not reflect the combined entity. After considering such data, the ratio was within NAIC limits. All 1993 ratios are not available for Goschenhoppen-Home because the combined entity was not formed until December 31, 1993.

   In 1996, the Pennsylvania Workers' Compensation Act was amended to create a more favorable business environment for employers and insurers. The amendments to the Workers' Compensation Act provides employers and insurers greater ability to control costs by (i) reducing wage loss benefits by amounts of income received through other sources; (ii) requiring claimants to submit to the employer's medical provider for 90 days following the first visit after an injury; and (iii) requiring claimants to submit to a medical examination after 104 weeks of disability.

   Recently, an emergency regulation was promulgated in Maryland concerning the content of antifraud plans of insurers. Old Guard Mutual and Old Guard Fire are not required to supplement their existing antifraud plans under the emergency regulation. Under the emergency regulation, all insurers licensed in Maryland will be required to file an annual report containing fraud related information. This report is similar to a report currently filed in Pennsylvania and will be filed by Old Guard Mutual and Old Guard Fire on or before March 31, 1997 as required under the Maryland emergency regulation. Failure to comply with the emergency regulation could result in regulatory sanctions, including monetary penalties.


   The states in which the Insurance Companies do business (Pennsylvania, Maryland and Delaware), have guaranty fund laws under which insurers doing business in such states can be assessed on the basis of premiums written by the insurer in that state in order to fund policyholder liabilities of insolvent insurance companies. Under these laws in general, an insurer is subject to assessment, depending upon its market share of a given line of business, to assist in the payment of policyholder claims against insolvent insurers. The Insurance Companies make accruals for their portion of assessments related to such insolvencies when notified of assessments by the guaranty associations.

   The property and casualty insurance industry has recently received a considerable amount of publicity because of rising insurance costs and the unavailability of insurance. New regulations and legislation are being proposed to limit damage awards, to control plaintiffs' counsel fees, to bring the industry under regulation by the federal government and to control premiums, policy terminations and other policy terms. It is not possible to predict whether, in what form or in what jurisdictions any of these proposals might be adopted or the effect, if any, on the Insurance Companies.

   Most states have enacted legislation that regulates insurance holding company systems. Each insurance company in a holding company system is required to register with the insurance supervisory agency of its state of domicile and furnish information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. Pursuant to these laws, the respective insurance departments may examine the Insurance Companies, the Company and their respective insurance subsidiaries at any time, require disclosure of material transactions by the Insurance Companies and the Company and require prior approval of certain transactions, such as "extraordinary dividends" from the Insurance Companies to the Company.

   All transactions within the holding company system affecting the Insurance Companies, the Company and their respective subsidiaries must be fair and equitable. Approval of the applicable insurance commissioner is required prior to consummation of transactions affecting the control of an insurer. In some states, including Pennsylvania, the acquisition of 10% or more of the outstanding capital stock of an insurer or its holding company is presumed to be a change in control. In addition, the Department's approval of the acquisition by the Company of all of the common stock of the Insurance Companies prohibits the Company from paying any dividends or making other distributions to shareholders (i) other than from earnings of the Insurance Companies or (ii) in excess of $500,000 per year for a period of three years following the Conversion without the approval of the Department. These laws also require notice to the applicable insurance commissioner of certain material transactions between an insurer and any person in its holding company system and, in some states, certain of such transactions cannot be consummated without the prior approval of the applicable insurance commissioner.

   The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay a dividend to the Company without the prior approval of the Department. Following the three-year period after the Conversion, the Company's insurance subsidiaries, including the Insurance Companies, will be restricted by the insurance laws of the state of domicile as to the amount of dividends or other distributions they may pay to the Company without the prior approval of the state regulatory authority. Under Pennsylvania law, the maximum amount that may be paid by each of the Insurance Companies during any twelve-month period after notice to, but without prior approval of, the Department cannot exceed the greater of 10% of the Insurance Company's statutory surplus as reported on the most recent annual statement filed with the Department, or the net income of the Insurance Company for the period covered by such annual statement. As of December 31, 1995, amounts available for payment of dividends in 1996 without the prior approval of the Department would have been approximately $2.0 million, $879,000 and $494,000 from Old Guard Mutual, from Old Guard Fire and from Goschenhoppen, respectively.

LEGAL PROCEEDINGS

   The Insurance Companies are parties to litigation in the normal course of business. Based upon information presently available to them, the Insurance Companies' do not consider any threatened or pending litigation to be material. However, given the uncertainties attendant to litigation, there can be no assurance that the Insurance Companies' results of operations and financial condition will not be materially adversely affected by any threatened or pending litigation.

SUBSIDIARIES

   The Insurance Companies jointly own all the capital stock of Old Guard Investment Holding Company, Inc. ("Old Guard Investment"), a Delaware corporation (Old Guard, Old Guard Fire and Goschenhoppen own 79.0%, 15.4% and 5.6% of Old Guard Investment, respectively). Old Guard Investment owns all of the capital stock of Commonwealth Insurance Managers, Inc., a Pennsylvania corporation ("CIMI"). CIMI is a management company that employs and pays senior management of the Insurance Companies. CIMI derives all its revenues from management agreements with the Insurance Companies. Old Guard Investment also owns 2929 Service Corp., a licensed insurance agency that distributes products of the Insurance Companies to customers whose agents are no longer in business or no longer an agent for the Insurance Companies. 2929 Service Corp. owns a 30% interest in Commonwealth Insurance Consultants, Inc. ("CIC"). CIC provides certain consulting services to other insurance companies, but its financial condition and results of operations are immaterial to the Insurance Companies.

   After completion of the Conversion, the Insurance Companies intend to transfer all of the capital stock of Old Guard Investment to the Company and, as a result, Old Guard Investment will become a direct wholly- owned subsidiary of the Company and CIMI and 2929 Service Corp. will become a second tier subsidiary of the Company. The Company will also indirectly own a 30% interest in CIC through the Company's ownership of Old Guard Investment.

PROPERTIES

   The Company's and Insurance Companies' main offices are located at 2929 Lititz Pike, Lancaster, Pennsylvania in a 33,000 square foot facility owned by Old Guard Mutual. Old Guard Fire owns a 25,000 square foot office facility near the main office at 147 West Airport Road in Lancaster. Goschenhoppen leases 7,500 square feet of office space in Quakertown, Pennsylvania.

   Old Guard Investment has entered into an agreement to purchase a 21,507 square foot facility situated on 8.07 acres of land adjacent to the Company's headquarters. The purchase price is expected to be $1.1 million. The parcel of land will allow expansion to include an additional 50,000 square foot facility. The Company has received an $880,000 mortgage loan commitment from Dauphin for the purchase of such property. The mortgage loan will be for a term of 15 years, carry a 20-year amortization schedule and bear interest at an annual rate equal to the federal funds rate, plus 1.90% per annum. The Mortgage loan will be repaid in 180 consecutive monthly payments of principal and interest. The mortgage loan will be secured by the purchased property. Old Guard Fire has listed the Airport Road facility for sale.

EMPLOYEES

   As of September 30, 1996, the total number of full-time equivalent employees of the Insurance Companies was 193. None of these employees are covered by a collective bargaining agreement and the Insurance Companies believe that employee relations are good.

                          MANAGEMENT OF THE COMPANY

DIRECTORS

   The Board of Directors of the Company consists of James W. Appel, John E. Barry, Luther R. Campbell, Jr., M. Scott Clemens, David E. Hosler, Richard B. Neiley, Jr., G. Arthur Weaver and Robert Wechter, each of whom presently serves as a director of one or more of the Insurance Companies. The Board is divided into three classes with directors serving for three-year terms with approximately one-third of the directors being elected at each annual meeting of shareholders, beginning with the first annual meeting of shareholders following the Conversion. Messrs. Campbell and Wechter have terms of office expiring at the first annual meeting, Messrs. Appel, Clemens, and Weaver have terms of office expiring at the annual meeting to be held one year thereafter, and Messrs. Barry, Hosler, and Neiley have terms of office expiring at the annual meeting to be held two years thereafter.

   The following table sets forth certain information regarding the directors of the Company.

                                Age at                                         Business Experience
                             September 30,     Director                      for the Last Five Years;
                                 1996          Since(1)                        Other Directorships
                            ---------------   ----------    -----------------------------------------------------------
James W. Appel  .........         52            1980       Director, the Company and the Insurance Companies; Partner, Appel
                                                           & Yost LLP (law firm); Vice President, Aardvark Abstracting,
                                                           Inc. (title insurance agency).
John E. Barry  ..........         70            1971       Director, the Company and Old Guard Fire; Retired Representative,
                                                           Hopper Soliday & Co., Inc. (investment banking and brokerage firm); prior thereto, Registered Representative, Hopper Soliday
                                                           & Co., Inc.
Luther R. Campbell, Jr.           68            1992       Director, the Company, Old Guard Mutual and Goschenhoppen; Partner,
                                                           Campbell Rappold & Yurasits LLP (C.P.A. firm); Director, Piel
                                                           & Egan P.C. (law firm); Member, First Union North Advisory Board and First Union Lehigh Valley Advisory Board; prior thereto,
                                                           Director, First Fidelity Bancorporation.
M. Scott Clemens  .......         49            1994(1)    Director, the Company and Old Guard Mutual; President/Owner,
                                                           John T. Fretz Insurance Agency, Inc.; prior thereto, Insurance
                                                           Agent, P/C Insurance Agency.
David E. Hosler  ........         45            1985(1)    Chairman, President, Chief Executive Officer and Director, the
                                                           Company; Director and Chairman, the Insurance Companies; President
                                                           and Chief Executive Officer, Old Guard Mutual and Old Guard Fire;
                                                           Chief Executive Officer, Goschenhoppen.
Richard B. Neiley , Jr.           70            1991(1)    Director, the Company, Old Guard Mutual, Old Guard Fire and
                                                           Goschenhoppen; Retired Insurance Executive, Harleysville
                                                           Insurance Group; prior thereto Independent Insurance Consultant.
G. Arthur Weaver  .......         63            1966(1)    Director, Old Guard Mutual and Old Guard Fire; Insurance and
                                                           Real Estate Agent, George A. Weaver, Inc.; also, Director of
                                                           Sovereign Bancorp, Inc. and Sovereign Bank, F.S.B.
Robert L. Wechter  ......         67            1956(1)    Director, the Company, Old Guard Mutual and Old Guard Fire; Owner,
                                                           Robert L. Wechter Insurance Agency; prior thereto, Vice-President,
                                                           Claims Department, Old Guard Mutual.

------
(1) Indicates year first elected as a director of one or more of the Insurance Companies. All members of the Board of Directors of the Company have served as directors of the Company since its incorporation.

   Following the Conversion, directors will be paid an annual retainer of $10,000. Directors who are employees of the Company will not be paid an annual retainer fee or other additional compensation for services performed in their capacity as directors. No director of the Company has received any remuneration from the Company since its formation. Directors of Old Guard Mutual, Old Guard Fire and Goschenhoppen receive an annual retainer of $5,400, $2,400 and $900, respectively, and each director is entitled to receive a minimum annual retainer of $2,600 regardless of the number of boards on which he serves. Directors also receive up to $150 for each committee meeting attended. Directors of the Insurance Companies who receive a salary from the Insurance Companies or their affiliates are not entitled to receive an annual retainer or other additional compensation for services rendered as directors or committee members.

EXECUTIVE OFFICERS

   The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors of the Company.

   The following table sets forth certain information regarding the executive officers of the Company.

                          Age at         Executive
                       September 30,      Officer                                       Business Experience
        Name               1996          Since(1)              Title                  For the Last Five Years
 ------------------   ---------------   -----------    -----------------------   -----------------------------------
David E. Hosler  ..         45             1980       Chairman of the Board,    Chairman, President, Chief Executive
                                                      President and Chief       Officer and Director, the Company;
                                                      Executive Officer         Chairman; President, Chief Executive
                                                                                Officer and Director, the Insurance
                                                                                Companies.
Mark J. Keyser  ...         43             1991       Chief Financial Officer   Chief Financial Officer and Treasurer,
                                                      and Treasurer             the Company and the Insurance Companies.
Steven D. Dyer  ...         39             1991       Secretary and General     Secretary and General Counsel, the
                                                      Counsel                   Company and the Insurance Companies.
Scott A. Orndorff           40             1993       Executive Vice            Executive Vice President of Operations,
                                                      President                 the Company and the Insurance Companies;
                                                                                Vice President of Claims, the Insurance
                                                                                Companies; prior thereto, Vice
                                                                                President of Claim Operations, Gulf
                                                                                Insurance Group.
Donald W. Manley  .         43             1986       Vice President            Vice President of Underwriting, the
                                                                                Company and the Insurance Companies.

------
(1) Indicates year first appointed as an executive officer of one or more of the Insurance Companies. Each executive officer of the Company was first appointed on May 24, 1996.

EXECUTIVE COMPENSATION

   The executive officers of the Company have received no compensation from the Company since its formation. The following table sets forth information regarding the compensation of the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President of the Company for each of the fiscal years ended December 31, 1993, 1994 and 1995. The amounts below represent the aggregate compensation paid in 1994 and 1995 to such executive officers by CIMI pursuant to CIMI's management agreements with the Insurance Companies. Amounts paid in 1993 were paid by Old Guard Mutual. No other executive officer of the Company received compensation in excess of $100,000 for the fiscal year ended December 31, 1995.

                                                             Other        All Other
       Name and                                              Annual        Compen-
       Principal                    Salary                  Compen-         sation
       Position           Year       (1)         Bonus     sation(2)        (3)(4)
 ---------------------   ------   ----------    ---------   ---------   --------------
David E. Hosler           1995     $174,769     $10,501       $ 0         $16,370(5)
Chairman, President       1994      163,192      15,000         0          16,053(5)
and Chief Executive       1993      136,269      18,500         0          18,208(5)(8)
  Officer
Mark J. Keyser,           1995      101,539       8,000         0           8,540
Chief Financial           1994       95,962      15,000         0           8,040
Officer and Treasurer     1993       84,554      15,600         0           7,565
Scott A. Orndorff,        1995       85,777      10,000         0           7,466
Executive Vice            1994       77,731       6,000         0           8,552(6)
President                 1993       46,792          --        --          10,557(7)(8)

------
(1) Includes amounts which were deferred pursuant to Old Guard Mutual's 401(k) plan. Under the 401(k) plan, employees who elect to participate may elect to have earnings reduced and to cause the amount of such reduction to be contributed to the 401(k) plan's related trust in an amount up to 12% of earnings. Any employee who has completed 1 year of service and has worked 1,000 hours in a plan year is eligible to participate in the 401(k) plan.

(2) CIMI provided other benefits to the executive officers in connection with their employment. The value of such personal benefits, which is not directly related to job performance, is not included in the table above because the value of such benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to any executive officer.

(3) Includes amounts contributed under a 401(k) plan for the benefit of the executive officer. Old Guard Mutual will make a matching contribution equal to 100% of the employee's salary reduction up to a maximum of 3% of the employee's salary.

(4) Includes amounts contributed under a Profit Sharing Plan for the benefit of the executive officer.

(5) Includes the amount of insurance premiums paid by the Insurance Companies with respect to a split dollar term life insurance policy.

(6) Includes fair rental value of residential property owned by Old Guard
    Mutual.

(7) The amount includes the amount of moving expenses paid by the Insurance Companies.

(8) Includes the value of unused vacation purchased from the executive officer under a one-time exception to customary policy.

CERTAIN BENEFIT PLANS AND AGREEMENTS

   In connection with the Conversion, the Company's Board of Directors has approved certain stock incentive plans and employment agreements with the executive officers of the Company. In addition, Old Guard Mutual has an existing 401(k) plan and profit sharing plan in which the executive officers of the Company will be eligible to participate after the Conversion. Implementation of certain of these stock incentive plans requires shareholder approval.

   Stock Compensation Plan.

   On December 20, 1996, the Company's Board of Directors adopted the Stock Compensation Plan (the "Compensation Plan"), subject to receipt of shareholder approval at the Company's first annual meeting of shareholders after the Conversion.

   The purpose of the Compensation Plan is to provide additional incentive to directors and employees of the Company and the Insurance Companies by facilitating their purchase of stock in the Company. The Compensation Plan will have a term of ten years from the date of its approval by the Company's shareholders (unless the plan is earlier terminated by the Board of Directors of the Company) after which no awards may be made. Pursuant to the Compensation Plan, a number of shares equal to 10% of the shares of Common Stock that are issued in the Conversion would be reserved for future issuance by the Company, in the form of newly-issued or treasury shares, upon exercise of stock options ("Options") or stock appreciation rights ("SARs"), or the grant of restricted stock ("Restricted Stock"). Options, SARs, and Restricted Stock are collectively referred to herein as "Awards." If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or without becoming vested in full, the shares of Common Stock subject to such Awards would, unless the Compensation Plan shall have been terminated, be available for the grant of additional Awards under the Compensation Plan.

   The Compensation Plan will be administered by a committee of at least three directors of the Company who are designated by the Board of Directors and who are "non-employee directors" within the meaning of the federal securities laws (the "Compensation Committee"). It is expected that the Compensation Committee will initially consist of Directors James W. Appel, Luther R. Campbell, Jr., and Richard B. Neiley, Jr. The Compensation Committee will select the employees to whom Awards are to be granted, the number of shares to be subject to such Awards, and the terms and conditions of such Awards (provided that any discretion exercised by the Compensation Committee must be consistent with the terms of the Compensation Plan).

   It is intended that Options granted under the Compensation Plan will constitute both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that do not result in tax deductions to the Company unless participants fail to comply with Section 422 of the Code) ("ISOs") and options that do not so qualify ("Non-ISOs"). The exercise price for Options will be the price at which the Common Stock is sold in the Offering. The Compensation Plan permits the Compensation Committee to impose transfer restrictions, such as a right of first refusal, on the Common Stock that optionees may purchase. It is possible that the Compensation Committee will impose transfer restrictions on shares subject to options granted on the Compensation Plan's effective date. No Option shall be exercisable after the expiration of ten years from the date it is granted; provided, however, that in the case of any employee who owns more than 10% of the outstanding Common Stock at the time an ISO is granted, the option price for the ISO shall not be less than 110% of the price at which the Common Stock is sold in the Offering, and the ISO shall not be exercisable after the expiration of five years from the date it is granted. An otherwise unexpired Option, unless otherwise determined by the Compensation Committee, shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Compensation
Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, (iii) the date one year after an employee terminates service due to disability, or (iv) the date two years after termination of such service due to the employee's death. Options granted to non-employee directors will automatically expire one year after termination of service on the Board of Directors (two years in the event of death). Options granted at the time of the implementation of the Compensation Plan are expected to be exercisable six months after the date such options are granted.

   A SAR may be granted in tandem with all or any part of any Option or without any relationship to any Option. Whether or not a SAR is granted in tandem with an Option, exercise of the SAR will entitle the optionee to receive, as the Compensation Committee prescribes in the grant, all or a percentage of the excess of the then fair market value of the shares of Common Stock subject to the SAR at the time of its exercise, over the aggregate exercise price of the shares subject to the SAR. Payment to the optionee may be made in cash or shares of Common Stock, as determined by the Compensation Committee.

   Restricted Stock is Common Stock which is nontransferable and forfeitable until a grantee's interest vests. Nevertheless, the grantee is entitled to vote the Restricted Stock and to receive dividends and other distributions made with respect to the Restricted Stock. To the extent that a grantee becomes vested in his Restricted Stock at any time during the "Restriction Period" (as defined in the Compensation Plan) and has satisfied applicable income tax withholding obligations, the Company may deliver unrestricted shares of Common Stock to the grantee. Vesting of Restricted Stock may be accelerated at the discretion of the Compensation Committee. At the end of the Restriction Period, the grantee will forfeit to the Company any shares of Restricted Stock as to which he did not earn a vested interest during the Restriction Period.

   The Company will receive no monetary consideration for the granting of Awards under the Compensation Plan, and will receive no monetary consideration other than the Option exercise price for each share issued to optionees upon the exercise of Options. The Option exercise price may be paid in cash or Common Stock. The exercise of Options and SARs and the conditions under which Restricted Stock vests will be subject to such terms and conditions established by the Compensation Committee as are set forth in a written agreement between the Compensation Committee and the optionee (to be entered into at the time an Award is granted). In the event that the fair market value per share of the Common Stock falls below the option price of previously granted Options or SARs, the Compensation Committee will have the authority, with the consent of the optionee, to cancel outstanding Options or SARs and to reissue new Options or SARs at the then current fair market price per share of the Common Stock.

   Although directors and officers of the Company generally would be prohibited under the federal securities laws from profiting from certain purchases and sales of shares of Common Stock within any six-month period, they generally will not be prohibited by such laws from exercising options and immediately selling the shares they receive. As a result, the Company's directors and officers generally will be permitted to benefit in the event the market price for the shares exceeds the exercise price of their Options, without being subject to loss in the event the market price falls below the exercise price.

   Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all shares of Restricted Stock shall become fully vested upon a "change in control" (as defined in the Compensation Plan) and, for a period of 60 days beginning on the date of such change in control, all Options and SARs shall be immediately exercisable and fully vested. In the event of a change in control, the Compensation Committee may permit the holders of exercisable Options to surrender their Options in exchange for cash in an amount equal to the excess of the fair market value of the Common Stock subject to the Options over their exercise price. No Award is assignable or transferable except by will or the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

   The initial grant of Options under the Compensation Plan is expected to take place on the date of the closing of the Conversion, subject to shareholder approval at the Company's first annual meeting, and the Option exercise price will be the price at which the Common Stock is sold in the Offering. No decisions concerning the number of options to be granted to any director or officer have been made at this time. No SARs or Restricted Stock Awards are expected to be granted when the Compensation Plan becomes effective.

   Employee Stock Ownership Plan.

   In connection with the Conversion, the Company's Board of Directors has adopted the Company's Employee Stock Ownership Plan (the "ESOP") for the exclusive benefit of participating employees, to be implemented upon the completion of the Conversion. Participating employees are all employees of the Company and its subsidiaries who have attained age 21 and completed one year of service with the Company or its subsidiaries. The Company will submit to the IRS an application for a letter of determination as to the tax-qualified status of the ESOP. Although no assurances can be given, the Company expects that the ESOP will receive a favorable letter of determination from the IRS.

   The ESOP intends to borrow funds from an unaffiliated lender in an amount sufficient to purchase 10% of the Common Stock issued in the Conversion. Although the ESOP has not yet received a commitment from a lender with respect to such a loan, based on preliminary discussions with potential lenders, the Company expects that the loan will bear an 8% interest rate, and will require the ESOP to make monthly payments of approximately $35,000 for a term of 10 years. The loan will be secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Company expects to contribute sufficient funds to the ESOP to repay such loan, plus such other amounts as the Company's Board of Directors may determine in its discretion.

   Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of their annual wages subject to federal income tax withholding, plus any amounts withheld under a plan qualified under Sections 125 or 401(k) of the Code and sponsored by the Company or an affiliate of the Company. Participants must be employed at least 500 hours in a calendar year in order to receive an allocation. A participant becomes 100% vested in his or her right to ESOP benefits only after completing 5 years of service. For vesting purposes, a year of service means any year in which an employee completes at least 1,000 hours of service. Vesting will be accelerated to 100% upon a participant's attainment of age 65, death, or disability or a change in control of the Company. Forfeitures will be reallocated to participants on the same basis as other contributions. Benefits are payable upon a participant's retirement, death, disability, or separation from service, and will be paid in a lump sum or whole shares of Common Stock (with cash paid in lieu of fractional shares). Dividends paid on allocated shares are expected to be credited to participant accounts within the ESOP or paid to participants, and dividends on unallocated shares are expected to be used to repay the ESOP loan.

   The Company will administer the ESOP, and an unaffiliated bank or trust company will be appointed as trustee of the ESOP (the "ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustee in the same proportion as the participant-directed voting of allocated shares.

   Management Recognition Plan.

   On December 20, the Company's Board of Directors adopted a management recognition plan (the "MRP") subject to receipt of shareholder approval at the Company's first annual meeting of shareholders after the Conversion.

   The objective of the MRP is to enable the Company to reward and retain key personnel. Those eligible to receive benefits under the MRP will be directors and executive officers of the Company and the Insurance Companies who are selected by members of the Compensation Committee.

   The MRP will be managed through a separate trust (the "MRP Trust"). The Trustees of the MRP Trust (the "MRP Trustees"), who are expected to be the members of the Compensation Committee, have the responsibility to invest all funds contributed to the MRP Trust. The Company will contribute sufficient funds to the MRP Trust so that the MRP Trust can purchase up to an aggregate number of shares equal to 4% of the shares of the Common Stock that were issued in the Conversion. If the MRP acquires additional authorized but unissued shares after the Conversion, the interests of existing shareholders will be diluted. It is possible that the Company's Board of Directors will impose certain transfer restrictions on the shares of Common Stock that the Company sells to the MRP, and that these restrictions will reduce their value, for financial reporting purposes, to a price below the fair market value of freely transferable shares as of the date of such sale.

   It is anticipated that all shares of Common Stock purchased by the MRP Trust will be granted to eligible directors and executive officers at no cost to them pursuant to the terms of the MRP. Unless the Compensation Committee decides to the contrary (which is not expected to occur in the case of awards made on the MRP's effective date), vesting will occur at the rate of 20% per year of service following the award date. Unvested shares held in the MRP Trust shall be voted by the MRP Trustees in the same proportion as the trustee of the Company's ESOP trust votes Common Stock held therein, and shall be distributed as the award vests. Dividends on unvested shares will be held in the MRP Trust for payment as vesting occurs. At the election of the participant, but subject to approval by the Compensation Committee, unvested shares that would otherwise be held by the MRP Trust may be distributed to the participant in the form of restricted stock subject to forfeiture. A participant who has received restricted stock may vote such shares, will receive any dividends paid thereon (subject to the same vesting rules applicable to the restricted stock), and will be able to exchange restricted shares for unrestricted shares as vesting occurs.

   If an employee terminates employment for reasons other than retirement at or after age 65 death, or disability, he or she forfeits all rights to the allocated shares under restriction. If the employee's termination is caused by retirement at or after age 65 death, or disability, all restrictions expire and all shares allocated become vested and, consequently, unrestricted. The same vesting rules apply to directors except that the director retirement age is 70. The MRP provides that in the event of a change in control of the Company, all shares of the Common Stock subject to outstanding awards will be immediately payable to the holders of the awards.

   Participants will recognize compensation income when their interests vest, or at such earlier date pursuant to a participant's election to accelerate income recognition pursuant to Section 83(b) of the Code.

   The Company's Board of Directors intends to seek shareholder approval of the MRP at the first annual meeting of shareholders following completion of the Conversion and can terminate the MRP at any time, and, if it does so, any shares not allocated will revert to the Company. No decisions have been made concerning the number of MRP awards to be granted to any director or officer. Assuming shares are sold equal to the maximum of the Estimated Valuation Range in the Conversion, and further assuming that share awards of restricted stock have a value of $10 per share, the maximum aggregate value of MRP awards to employees and non-employee directors upon the MRP's receipt of shareholder approval would be $1.5 million.

   Employment Agreements.

   Chief Executive Officer. As of June 1, 1996, Mr. David E. Hosler entered into an Employment Agreement with the Company and Commonwealth Insurance Managers, Inc. ("CIMI"). The Employment Agreement has an initial three-year term and provides for automatic annual one-year extensions commencing on June 1, 1997 and continuing on each June 1 thereafter unless the Company or Mr. Hosler gives prior written notice of nonrenewal. Under the Employment Agreement, Mr. Hosler is entitled to receive an annual base salary of not less than $180,000. In addition, Mr. Hosler is entitled to participate in any other incentive compensation and employee benefit plans that the Company maintains.

   In the event the Company terminates Mr. Hosler's employment for "Cause" as defined in the Employment Agreement, Mr. Hosler would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

   In the event the Company terminates Mr. Hosler's employment without Cause, Mr. Hosler would be entitled to receive an annual amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or (ii) his base salary in effect immediately prior to his termination for the remainder of the term of the Employment Agreement. In addition, Mr. Hosler would be entitled to continuation annually during the remaining term of the Employment Agreement, of (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each of the Company's tax qualified and non- qualified defined contribution plans (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the year in which he is terminated or in one of the two years immediately preceding such year. Mr. Hosler would also be entitled to certain retirement, health and welfare benefits.

   In the event Mr. Hosler terminates his employment with the Company with "Good Reason," as defined in the Employment Agreement, Mr. Hosler would be entitled to receive the same amounts and benefits he would receive if terminated without Cause. In the event Mr. Hosler terminates his employment with the Company without Good Reason, Mr. Hosler would be entitled to receive his accrued but unpaid base salary until the date of termination and an amount for all accumulated but unused leave time.

   In the event of Mr. Hosler's death or disability during the term of his Employment, Mr. Hosler and his eligible dependents or his spouse and her eligible dependents, as the case may be, would be entitled to receive certain cash amounts and certain health and welfare benefits.

   In the event that Mr. Hosler is required to pay any excise tax imposed under Section 4999 of the Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under the Employment Agreement in connection with a change in control, the Company will pay to Mr. Hosler an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment by the Company), equals the amount he would have received but for the imposition of such taxes.

   The Employment Agreement further provides that in the event Mr. Hosler's employment is terminated for Cause or without Good Reason prior to a "Change in Control," as defined in the Employment Agreement, Mr. Hosler may not, for a period of twelve months after the date of termination, without the prior written consent of the Company's Board of Directors, become an officer, director or a shareholder or equity owner of 4.9% or more of any entity engaged in the property and casualty insurance business with its corporate headquarters located within fifty miles of Lancaster, Pennsylvania. In addition, during Mr. Hosler's employment and for a period of 12 months following the termination of his employment, except following a Change in Control, Mr. Hosler may not solicit, endeavor to entice away from the Company, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Company or its subsidiaries or affiliates with any person who is, or was within the then most recent 12-month period, an employee or associate of the Company or any of its subsidiaries or affiliates.

   Other Named Executive Officers. As of June 1, 1996, Mr. Mark J. Keyser, Steven D. Dyer, Scott A. Orndorff and Donald W. Manley entered into Employment Agreements with the Company and CIMI. The Employment Agreements have an initial three-year term and provide for automatic annual one-year extensions commencing on June 1, 1997 and continuing on each June 1 thereafter. Under the Employment Agreements, Messrs. Keyser, Dyer, Orndorff and Manley are entitled to receive annual base salaries of not less than $106,080, $87,200, $94,000 and $86,400, respectively.

   In the event the Company terminates an Executive Officer's employment for "Cause," as defined in the Employment Agreement, the executive would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

   In the event the Company terminates an Executive Officer's employment without Cause, the Executive Officer would be entitled to receive an amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or
(ii) his base salary in effect immediately prior to his termination for the two-year period, beginning with the date of termination. In addition, the Executive Officer would be entitled to continuation, for two years, of (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each of the Company's tax qualified and non-qualified defined contribution plans (as such term is defined in Section 3(35) of ERISA), in the year in which he is terminated or in one of the two years immediately preceding such year. The Executive Officer would also be entitled to certain retirement, health and welfare benefits.

   In the event the Executive Officer terminates his employment with the Company with "Good Reason," as defined in the Employment Agreement, the Executive Officer would be entitled to receive the same amounts and benefits he would receive if terminated without Cause. In the event the Executive Officer terminates his employment with the Company without Good Reason, the Executive Officer would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

   In the event of the Executive Officer's death or disability during the term of the Employment Agreement, the Executive Officer and his eligible dependents or his spouse and her eligible dependents, as the case may be, would be entitled to receive certain cash amounts and certain health and welfare benefits.

   In the event that the Executive Officer is required to pay any excise tax imposed under Section 4999 of the Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under his Employment Agreement in connection with a change in control, the Company will pay to the Executive Officer an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional tax resulting from such payment by the Company), equals the amount he would have received but for the imposition of such taxes.

   The Employment Agreement for each Executive Officer further provides that in the event the Executive Officer's employment is terminated for Cause or he voluntarily terminates his employment prior to a "Change in Control," as defined in the Employment Agreement, the Executive Officer may not for a period of twelve months after the date of termination, without the prior written consent of the Company's Board of Directors, become an officer, director or a shareholder or equity owner of 4.9% or more of any entity engaged in the property and casualty insurance business with its corporate headquarters located within fifty miles of Lancaster, Pennsylvania. In addition, during the Executive Officer's employment and for a period of 12 months following the termination of his employment, except following a Change in Control, the Executive Officer may not solicit, endeavor to entice away from the Company, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Company or its subsidiaries or affiliates with any person who is, or was within the most recent 12-month period, an employee or associate of the Company or any of its subsidiaries or affiliates.

                                THE CONVERSION

   The Plan has been approved by the Department, subject to the Plan's approval by the policyholders of the Insurance Companies entitled to vote and the satisfaction of certain other conditions imposed by the Department in its approval. Approval by the Department does not constitute a recommendation or endorsement of the Plan.

BACKGROUND AND REASONS FOR THE CONVERSION

   The Insurance Companies annually review and adopt a strategic plan whose goals, by their terms, have been expressly predicated upon company independence and capital strength. The Insurance Companies have considered various capital formation alternatives in the past, such as the issuance of surplus notes or a stock offering by a subsidiary company. Surplus notes were used in the past to enhance statutory capital and a subsidiary company offering was actively considered in prior years. However, each was limited; surplus notes do not provide either GAAP capital or permanent statutory capital and a subsidiary offering may not yield the amount of capital the Insurance Companies would like to obtain to fully implement their strategic plan, which the Insurance Companies estimated to be $20 million.

   As a result of the inadequate avenues for capital formation by mutual insurance companies, the Insurance Companies were active supporters of the Pennsylvania Insurance Company Mutual to Stock Conversion Act (the "Act"), which is designed to encourage capital formation by changing the manner in which Pennsylvania mutual insurance companies convert from mutual to stock form. Under the Act, distribution of surplus to policyholders upon conversion is not required. Instead, policyholders are given a first priority right to purchase the stock of a converting company.

   The Act was passed by the Pennsylvania General Assembly in early December 1995. On December 12, 1995, management was directed by the Boards of Directors of each Insurance Company to explore the process and feasibility of conversion under the Act. On January 12, 1996, the Boards of Directors authorized further study and requested a presentation with respect to the process at its meeting on March 31, 1996. At the March 31, 1996 meeting, counsel for the Insurance Companies made a presentation regarding conversion under the Act, including the process, advantages and disadvantages of conversion and public company status, tax considerations, the financial impact of conversion and the costs of conversion. No decision regarding conversion was made at this meeting. At a meeting of the Board of Directors of each Insurance Company held on April 22, 1996, management was directed to prepare the Plan for consideration at a special meeting to be held in May. Effective May 31, 1996, the Board of Directors of each of the Insurance Companies unanimously adopted, subject to approval by the Department and the policyholders of each of the Insurance Companies, the Plan, pursuant to which each of the Insurance Companies will convert from a Pennsylvania mutual insurance company to a Penn-sylvania stock insurance company and become a wholly-owned subsidiary of the Company. The Insurance Companies did not engage a financial adviser in connection with their decision to adopt the Plan. Each Board of Directors unanimously adopted amendments to the Plan on July 19, 1996. An application with respect to the Conversion was filed by the Insurance Companies on August 21, 1996 and notice of the filing and the opportunity to comment was simultaneously mailed to all Eligible Policyholders as required by law. The Insurance Companies know of no significant opposition to the Conversion from the Insurance Companies' policyholders. The Department informed the Insurance Companies on November 27, 1996 that it did not intend to hold any hearings regarding the Conversion.

   The Department has approved the Plan subject to its approval by the policyholders of each of the Insurance Companies at their respective Special Meetings called for that purpose to be held on February 11, 1997.

   On November 19, 1996, the Company received an unsolicited request from Donegal Group, Inc., an insurance holding company located in Marietta, Pennsylvania ("Donegal") to amend the Plan to provide for the merger of the Company into Donegal in exchange for an aggregate payment of $27.5 million to all policyholders of the Insurance Companies, or less than $200 per policyholder assuming equal distribution to all policyholders. Such amount was proposed to be payable one-half in cash and one-half in a new class of preferred stock of Donegal, the terms of which were not specified. The Boards of Directors of the Company and the Insurance Companies met on November 22, 1996. Because such a transaction would not provide additional capital to the Insurance Companies, would be inconsistent with their strategic plan of continued independence and would be tantamount to a sale and liquidation of the Insurance Companies, the Boards of Directors of the Company and the Insurance Companies determined that the request was contrary to the best interests of the Insurance Companies, including its policyholders, agents, employees, suppliers and the communities they serve, and further declined to consider the request. Therefore, the respective Boards of Directors affirmed their course of independence and commitment to the Plan.

   An application to acquire the Company was contemporaneously filed with the Department by Donegal. In response to the application, the Department informed Donegal that its application was both deficient and premature because no stock of the Company is outstanding. Pending cure of these deficiencies and approval of the application by the Department, the Department informed Donegal that it is prohibited from (i) making any public announcement of its request to the Company to amend the Plan, and (ii) soliciting policyholders of the Insurance Companies in any way, including in connection with the policyholder votes to be held on the Plan at the Special Meetings. The Company believes Donegal will be unable to cure the deficiencies in its application and secure Department approval, on a timely basis, if at all. If Eligible Policyholders do not approve the Plan, the Boards of Directors of the Insurance Companies intend to maintain their current course of independence.


GENERAL

   The Conversion will be accomplished through the filing with the Department of State of the Commonwealth of Pennsylvania amended and restated Articles of Incorporation of each of the Insurance Companies. The Company has received Department approval to exchange $16.0 million of the net proceeds of the Offering for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. See "Use of Proceeds." Upon issuance of the shares of capital stock of the Insurance Companies to the Company, the Insurance Companies will become wholly-owned subsidiaries of the Company. The Conversion will be effected only upon completion of the sale of at least the minimum number of shares of Common Stock required to be sold by the Company pursuant to the Plan. The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements.


   The aggregate purchase price of the Common Stock to be issued in the Conversion will be within the Estimated Valuation Range of between $28,535,000 and $38,606,000, based upon an independent appraisal of the estimated pro forma market value of the Common Stock prepared by Berwind Financial Group, L.P. ("Berwind"), a Pennsylvania limited partnership. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price of $10.00 per share. The independent appraisal will be updated, if necessary, and the final aggregate purchase price of the shares of Common Stock will be determined at the completion of the Offering, and, if necessary, the Public Offering. Berwind is a consulting firm experienced in corporate valuations. For additional information, see "Stock Pricing and Number of Shares to be Issued" herein.

   The following is a summary of certain aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached to the proxy statements prepared by the Insurance Companies in connection with the Special Meetings. A copy of the Plan is available for inspection at the Company's principal executive offices located at 2929 Lititz Pike, Lancaster, Pennsylvania. The Plan is also filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

OFFERING OF COMMON STOCK

   Under the Plan, the Company is offering shares of Common Stock in a subscription offering (the "Subscription Offering") first to the Eligible Policyholders, second to the ESOP, and third to the directors, officers and employees of the Insurance Companies. Subscription rights received in any of the foregoing categories will be subordinated to the subscription rights received by those in a prior category, except that the ESOP may purchase up to 10% of the shares of Common Stock issued in the Conversion. The Company is also concurrently offering Common Stock to the general public in a Community Offering (the "Community Offering"). The Subscription Offering and the Community Offering are collectively referred to herein as the "Offering." See "The Offering" herein. The Offering will be managed by Hopper Soliday.


   It is anticipated that all shares not purchased in the Offering will be sold to a syndicate of underwriters to be managed by Legg Mason and McDonald (collectively, the "Underwriters") for resale to the general public in a Public Offering. See "Public Offering" herein. The Plan provides that in the event a Public Offering does not appear feasible, the Company will consult with the Department to determine the most practical alternative available to complete the Conversion, including the sale of the remaining shares of Common Stock in other registered transactions or a reduction in the Estimated Valuation Range. Should no viable alternative exist, the Company may discontinue the Conversion and terminate the Plan in accordance with the provisions of the Plan.


   The completion of the Offering and the Public Offering are subject to market conditions and other factors beyond the Company's control. No assurance can be given as to the length of time that will be required to complete the sale of Common Stock to be offered in the Conversion after approval of the Plan by Eligible Policyholders at the Special Meetings. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Company, together with corresponding changes in the offering price and the net proceeds realized by the Company from the sale of the Common Stock. The Insurance Companies would also incur substantial additional legal, accounting and other expenses in completing the Conversion. In the event that the Conversion is not completed, the Insurance Companies will remain as mutual insurance companies and all subscription funds will be promptly returned to subscribers without interest. In addition, the Insurance Companies would be required to charge all Conversion expenses against current income.

BUSINESS PURPOSES

   The Company was formed to serve as the holding company for all of the issued and outstanding capital stock of the Insurance Companies upon completion of the Conversion. The portion of the net proceeds from the sale of Common Stock in the Conversion that the Company will contribute to the Insurance Companies will substantially increase the Insurance Companies' surplus which will, in turn, enhance policyholder protection and increase the amount of funds available to support both current operations and future growth. The holding company structure also will provide greater flexibility for diversification of business activities and geographic operations. Management believes that this increased capital and operating flexibility will enable the Company and the Insurance Companies to compete more effectively with other insurance companies. In addition, the Conversion will enhance the future access of the Company and the Insurance Companies to the capital markets.

   After completion of the Conversion, the unissued Common Stock and preferred stock authorized by the Company's Articles of Incorporation will permit the Company to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities following the Conversion, other than the proposed issuance of additional shares under the MRP and Compensation Plan, if implemented. Following completion of Conversion, the Company also will be able to use stock-related incentive programs to attract, motivate and retain highly qualified employees for itself and its subsidiaries. See "Management of the Company."

EFFECT OF CONVERSION ON POLICYHOLDERS

   General.

   Each policyholder in a mutual insurance company, including each policyholder of the Insurance Companies, has certain interests in its policy issuing insurance company in addition to the contractual right to insurance coverage afforded by the policyholder's policy of insurance. These interests are (i) the right to vote with respect to the election of directors of the company and certain other fundamental corporate transactions, such as an amendment to the articles of incorporation of the company or a merger of the company, (ii) the right to receive dividends if, as and when declared by the board of directors of the company (the Insurance Companies have never declared a policyholder dividend and have no intention of doing so in the future), and (iii) in the unlikely event of a solvent dissolution of the company, the right to receive a pro rata distribution of any surplus remaining after the satisfaction of all claims and other liabilities of the company. However, these interests are incident to, and contingent upon the existence of, the underlying insurance policy. These interests have no tangible market value separate from such insurance policy and a policyholder who terminates his policy automatically forfeits the interests in the company described above. Policyholder interests other than contract rights under policies of insurance will be terminated as a result of the Conversion.

   If the Plan is not approved by the Eligible Policyholders or if the Conversion fails to be completed for any other reason, the Insurance Companies will continue their existence as mutual insurance companies and Eligible Policyholders will retain the rights described above.

   Continuity of Insurance Coverage and Business Operations.

   The Conversion will not affect the contractual rights of policyholders to insurance protection under their individual insurance policies with the Insurance Companies. During and after the Conversion, the normal business of the Insurance Companies of issuing insurance policies in exchange for premium payments and processing and paying claims will continue without change or interruption. After the Conversion, the Insurance Companies will continue to provide services for policyholders under current policies and by its present management and staff.

   The Board of Directors of each of the Insurance Companies at the time of the Conversion will continue to serve as the Boards of Directors of the Insurance Companies after the Conversion. The Board of Directors of the Company will consist of the following persons, each of whom is an existing director of one or more of the Insurance Companies: James W. Appel, John E. Barry, Luther R. Campbell, Jr., M. Scott Clemens, David E. Hosler, Richard B. Neiley, Jr., G. Arthur Weaver and Robert Wechter. See "Management of the Company -- Directors." All officers of each of the Insurance Companies at the time of the Conversion will retain their positions with the Insurance Companies after the Conversion.

   Voting Rights.

   Upon completion of the Conversion, the voting rights of all policyholders in each Insurance Company will terminate and policyholders will no longer have the right to elect the directors of such Insurance Company or approve transactions involving the Insurance Company. Instead, voting rights in the Insurance Companies will be vested exclusively in the Company, which will own all the capital stock of the Insurance Companies. Voting rights in the Company will be vested exclusively in the shareholders of the Company, including Eligible Policyholders who purchase shares of Common Stock in the Subscription Offering. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the shareholders of the Company, subject to the terms of the Company's Articles of Incorporation, Bylaws and to the provisions of Pennsylvania and federal law. See "Description of Capital Stock -- Common Stock."

   Dividends.

   For a period of three years following the Conversion the Insurance Companies may not declare any dividend, return on capital, or other type of distribution to policyholders without the prior approval of the Department. However, the Insurance Companies have never declared a policyholder dividend and have no present intention of doing so in the future (other than dividends that may be paid by Old Guard Mutual and Old Guard Fire in connection with experience-based workers' compensation policies), whether or not the Insurance Companies convert to stock form. Shareholders of the Company, including eligible policyholders who purchase shares of Common Stock in the Subscription Offering, will have the exclusive right to receive dividends paid by the Company, if any. See "Description of Capital Stock -- Common Stock."

   Rights Upon Dissolution.

   After the Conversion, policyholders will no longer have the right to receive a pro rata distribution of any remaining surplus in the unlikely occurrence of a solvent dissolution of the Insurance Companies. Instead, this right will vest in the Company as the sole shareholder of the Insurance Companies. In the event of a liquidation, dissolution or winding up of the Company, shareholders of the Company, including Eligible Policyholders who purchase shares of Common Stock in the Subscription Offering, would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company. See "Description of Capital Stock -- Common Stock."

THE OFFERING

   Subscription Offering.

   Nontransferable subscription rights to purchase shares of Common Stock are being issued to all persons entitled to purchase stock in the Subscription Offering at no cost to such persons. The amount of Common Stock that these parties may purchase will be determined, in part, by the total number of shares of Common Stock to be issued and the availability of Common Stock for purchase under the categories set forth in the Plan.

   Preference categories have been established for the allocation of Common Stock to the extent that shares are available. These categories are as follows:

   Subscription Category No. 1 is reserved for Eligible Policyholders of the Insurance Companies, i.e., those persons who are named insureds at the close of business on May 31, 1996 (the "Eligibility Record Date") under an existing insurance policy issued by any of the Insurance Companies. Each Eligible Policyholder will receive, without payment, subscription rights to purchase up to one percent (1%) of that number of shares of Common Stock equal to the maximum of the Estimated Valuation Range divided by the Purchase Price; provided, however, that the maximum number of shares that may be purchased by Eligible Policyholders in the aggregate shall be equal to the maximum of the Estimated Valuation Range divided by $10.00. In the event of an oversubscription, shares of Common Stock will be allocated among subscribing Eligible Policyholders, as follows. First, shares of Common Stock will be allocated among subscribing Eligible Policyholders so as to permit each such Eligible Policyholder, to the extent possible, to purchase the lesser of (i) 100 shares, or (ii) the number of shares for which such Eligible Policyholder has subscribed. Second, any shares of Common Stock remaining after such initial allocation will be allocated among the subscribing Eligible Policyholders whose subscriptions remain unsatisfied in the proportion in which the aggregate premiums payable to the Insurance Companies by each such Eligible Policyholder in respect of all policies issued to such Eligible Policyholder and in force on the Eligibility Record Date, bears to the aggregate premiums payable to the Insurance Companies in respect of all policies issued to all such Eligible Policyholders and in force on the Eligibility Record Date; provided, however, that no fractional shares of Common Stock shall be issued. To ensure a proper allocation of Common Stock, each Eligible Account Holder must list on his Stock Order Form all policies issued by the Insurance Companies under which he is the named insured as of the close of business on May 31, 1996. Failure to list a policy could result in fewer shares being allocated than if all policies had been disclosed.

   Subscription Category No. 2 is reserved for the Company's tax-qualified employee stock benefit plans, i.e., the ESOP, which shall receive, without payment, nontransferable subscription rights to purchase, in the aggregate, up to 10% of the shares of Common Stock to be issued in the Conversion. The ESOP is expected to purchase 10% of the Common Stock issued in the Conversion.

   Subscription Category No. 3 is reserved for directors, officers and employees of the Insurance Companies. Each director, officer and employee of each Insurance Company will receive, without payment, subscription rights to purchase up to 1% of that number of shares of Common Stock equal to the maximum of the Estimated Valuation Range divided by $10.00; provided, however, that such subscription rights shall be subordinated to the subscription rights received by the Eligible Policyholders and the ESOP and may be exercised only to the extent that there are shares of Common Stock that could have been purchased by Eligible Policyholders, but which remain unsold after satisfying the subscriptions of all Eligible Policyholders. In the event of an oversubscription among the directors, officers and employees, shares of Common Stock shall be allocated among them on the basis of a point system under which one point will be assigned for each year of service to each Insurance Company, one point for each then current annual salary increment of $5,000, and one point for each office held in each Insurance Company. If any director, officer or employee does not subscribe for his full allocation of shares, the shares not subscribed for shall be allocated among the directors, officers and employees whose subscriptions remain unsatisfied in proportion to their respective subscriptions. A director, officer or employee of an Insurance Company who subscribes to purchase shares of Common Stock and who is also eligible to purchase shares of Common Stock as an Eligible Policyholder will be deemed to purchase Common Stock first in his or her capacity as an Eligible Policyholder.

   The Company will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for Common Stock pursuant to the Plan reside. However, no person will be offered or allowed to purchase any Common Stock under the Plan if he or she resides in a foreign country or in a state of the United States with respect to which any or all of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the Plan reside in such state or foreign country; (ii) the granting of subscription rights or the offer or sale of shares of Common Stock to such persons would require the Company or the Insurance Companies or their employees to register, under the securities laws of such state, as a broker, dealer, salesman or agent or to register or otherwise qualify its securities for sale in such state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of subscription rights to any such person.

   Community Offering.

   Concurrently with the Subscription Offering, the Company is offering shares of the Common Stock to the general public in a Community Offering. Subject to the right of Eligible Policyholders to purchase the maximum number of shares of Common Stock permitted in the Conversion, preference in the Community Offering will be given to (i) natural persons and trusts of natural persons who are permanent residents of Berks, Bucks, Chester, Cumberland, Dauphin, Lancaster, Lebanon, Lehigh, Montgomery, Northampton and York Counties, Pennsylvania (the "Local Community"), (ii) principals of Eligible Policyholders in the case of an Eligible Policyholder that is a corporation, partnership, limited liability company or other entity, (iii) licensed insurance agents who have been appointed by any of the Insurance Companies to market and distribute insurance products,
(iv) named insureds under policies of insurance issued by any Insurance Company after May 31, 1996, and (v) providers of goods or services to any one or more of the Insurance Companies. The term "resident," as used in relation to the preference afforded natural persons in the Local Community, means any natural person who occupies a dwelling within the Local Community, has an intention to remain within the Local Community for a period of time (manifested by establishing a physical, ongoing, non-transitory presence within one of the counties in the Local Community) and continues to reside in the Local Community at the time of the Community Offering. The Company may utilize policyholder records or such other evidence provided to it to make the determination whether a person is a resident of the Local Community. In the case of a corporation or other business entity, such entity shall be deemed to be a resident of the Local Community only if its principal place of business or headquarters is located within the Local Community. All determinations as to the status of a person as a resident of the Local Community shall be made by the Insurance Companies in their sole and absolute discretion. Subscriptions for Common Stock received from members of the general public in the Community Offering will be subject to the availability of shares of Common Stock after satisfaction of all subscriptions in the Subscription Offering, as well as the maximum and minimum purchase limitations set forth in the Plan. The Community Offering will terminate on the Community Offering Termination Date, which is expected to coincide with the Subscription Offering Termination Date, unless extended by the Company, in its sole discretion, for up to an additional 45 days. The sale of shares of Common Stock in the Subscription Offering and the Community Offering will be conducted by Hopper Soliday on a best efforts basis. Furthermore, the right of any person to purchase shares in the Community Offering, including the preferred subscribers described in clauses (i)-(v) above, is subject to the absolute right of the Company to accept or reject such purchases in whole or in part. The Company presently intends to terminate the Community Offering when it has received orders for at least the minimum number of shares available for purchase in the Conversion.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

   The Plan requires that the purchase price of the Common Stock be based on the appraised pro forma market value of the Insurance Companies as subsidiaries of the Company, as determined on the basis of an independent valuation by an appraiser who is experienced in corporate valuation. The Company has retained Berwind to prepare such appraisal. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions. Berwind will receive a fee of approximately $75,000 for its appraisal.

   Berwind has determined that, as of August 19, 1996, the estimated pro forma market value of the Insurance Companies as subsidiaries of the Company was $33,570,000. Under the Plan, the aggregate purchase price of the common Stock to be offered in the Conversion must equal the pro forma market value of the Insurance Companies as subsidiaries of the Company. The Company, in consultation with its advisors, has determined to offer the shares in the Conversion at a price of $10.00 per share, and by dividing the price per share into the Estimated Valuation Range, initially plans to issue between 2,853,500 and 3,860,600 shares (exclusive of purchases by the ESOP) of the Common Stock, at the midpoint of the Estimated Valuation Range, in the Conversion.

   The Plan requires that an appraiser establish a valuation range (the "Estimated Valuation Range") consisting of a midpoint valuation, a valuation 15 percent (15%) above the midpoint valuation (the "Maximum of the Valuation Range") and a valuation 15 percent (15%) below the midpoint valuation (the "Minimum of the Valuation Range"). Accordingly, Berwind has established a range of value from $28,535,000 to $38,606,000. Upon completion of the Offering, after taking into account factors similar to those involved in its prior appraisal, Berwind will submit to the Company and to the Department its updated estimate of the pro forma fair market value of the Insurance Companies as subsidiaries of the Company as of the last day of the Offering. If such updated estimated valuation does not fall within the Estimated Valuation Range, then, in such event, the Company, after consultation with the Department, may cancel the Offering and terminate the Plan, establish a new Estimated Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department. Subscribers will be notified of any such action by mail and, if a new Estimated Valuation Range is established, subscribers will be given an opportunity to affirm, amend or cancel their subscriptions. Subscription orders may not be withdrawn for any reason, if the updated appraisal is within the Estimated Valuation Range.

   If the updated estimated valuation Berwind submits to the Company and the Department upon completion of the Offering falls within the Estimated Valuation Range, the following steps will be taken:

   Subscription Offering Meets or Exceeds Maximum.

   If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares subscribed for by participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Company shall on the effective date of the Conversion (the "Effective Date") issue shares of Common Stock to the subscribing participants; provided, however, that the number of shares of Common Stock issued shall not exceed the number of shares of Common Stock offered in the Offering. In the event of an oversubscription in the Subscription Offering, shares of Common Stock shall be allocated among the subscribing participants in the priorities set forth in the Plan; provided, however, that no fractional shares of Common Stock shall be issued. See "-- Subscription Offering," herein.

   Subscription Offering Meets or Exceeds Minimum.

   If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Common Stock subscribed for by participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, but less than the Maximum of the Valuation Range, then in such event the Conversion shall be promptly consummated and the Company shall on the Effective Date issue to the subscribing participants shares of Common Stock in an amount sufficient to satisfy the subscriptions of such participants in full. To the extent that shares of Common Stock remain unsold after the subscriptions of all participants in the Subscription Offering have been satisfied in full, the Company shall have the right in its absolute discretion to accept, in whole or in part, subscriptions received from any or all subscribers in the Community Offering and/or to sell shares of Common Stock to purchasers in a Public Offering or in one or more other registered transactions; provided, however, that the number of shares of Common Stock issued shall not exceed the number of shares of Common Stock offered in the Offering; and, provided further, that no fractional shares of Common Stock shall be issued.

   Subscription Offering Does Not Meet Minimum.

   If, upon conclusion of the Subscription Offering and the Community Offering, the number of shares of Common Stock subscribed for by participants in the Subscription Offering multiplied by the Purchase Price is less than the Minimum of the Valuation Range, then in such event the Company shall accept subscriptions received from subscribers in the Community Offering and/or sell shares of Common Stock to purchasers in a Public Offering or in one or more other registered transactions. If the aggregate number of shares of Common Stock subscribed for in the Subscription Offering, the Community Offering and in any Public Offering or other registered transaction multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range, then in such event the Conversion shall be consummated promptly and the Company shall on the Effective Date: (i) issue to subscribing participants in the Subscription Offering shares of Common Stock in an amount sufficient to satisfy the subscriptions of such participants in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Public Offering or other registered transaction such additional number of shares of Common Stock such that the aggregate number of shares of Common Stock to be issued to subscribing participants, to subscribers in the Community Offering and/or to purchasers in any Public Offering or other registered transaction multiplied by the Purchase Price shall be equal to the Minimum of the Valuation Range; provided, however, that no fractional shares of Common Stock shall be issued. The Company may in its absolute discretion elect to issue shares of Common Stock to subscribers in the Community Offering and/or to purchasers in any Public Offering in excess of the number determined by reference to clause (ii) of the preceding sentence; provided, however, that the number of shares of Common Stock issued shall not exceed the number of shares of Common Stock offered in the Offering.

   Offering Does Not Meet Minimum.

   If the aggregate number of shares of Common Stock subscribed for in the Subscription Offering, the Community Offering and in any Public Offering or in one or more other registered transactions multiplied by the Purchase Price is less than the Minimum of the Estimated Valuation Range, then in such event the Company, in consultation with the Department, may cancel the Offering and terminate the Plan, establish a new Estimated Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the Department.

   If, following a reduction in the Valuation Range approved by the Department, the aggregate number of shares of Common Stock subscribed for in the Offering multiplied by the Purchase Price is equal to or greater than the Minimum of the Valuation Range (as such Estimated Valuation Range has been reduced), then in such event the Conversion shall be promptly consummated. The Company shall on the Effective Date: (i) issue shares of Common Stock to participants in the Subscription Offering in an amount sufficient to satisfy the subscriptions of such subscribers in full, and (ii) issue to subscribers in the Community Offering and/or to purchasers in any Public Offering or other registered transaction such additional number of shares of Common Stock such that the aggregate number of shares of Common Stock to be issued multiplied by the purchase price shall be equal to the Minimum of the Valuation Range (as such Estimated Valuation Range has been reduced).

   Notwithstanding anything to the contrary set forth in the Plan, the Company shall have the right in its absolute discretion and without liability to any subscriber, purchaser, underwriter or any other person: (i) to determine which subscriptions, if any, to accept in the Community Offering and to accept or reject any such subscription in whole or in part for any reason or for no reason, and (ii) to determine whether and to what extent shares of Common Stock are to be sold in a Public Offering or one or more registered transactions.

   An increase in the number of shares to be issued in the Conversion (assuming no change in the per share Purchase Price) would decrease both a subscriber's ownership interest and the Company's pro forma net income and shareholders' equity on a per share basis, while increasing pro forma net income and shareholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion (assuming no change in the Purchase Price) would increase both a subscriber's ownership interest and the Company's pro forma net income and shareholders' equity on a per share basis, while decreasing pro forma net income and shareholders' equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."


   Under the Act, the Company is permitted to require a minimum subscription of 25 shares of Common Stock provided that any required minimum subscription amount established cannot exceed $500. Based on these minimum subscription parameters, the maximum price at which the Company could offer shares of Common Stock in the Conversion is $20 per share. However, at a purchase price of $20 per share the maximum number of shares of Common Stock that could be offered in the Conversion would be 1,930,300 compared to a maximum of 3,860,600 at $10 per share. Therefore, the Company determined to offer the Common Stock in the Conversion at the price of $10.00 per share to increase the number of shares available for purchase by policyholders. There were no other factors considered by the Board of Directors of the Company in determining to offer shares of Common Stock at $10.00 per share in the Conversion.


   The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Common Stock. In preparing the valuation, Berwind has relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Company and the Insurance Companies. Berwind did not independently verify the financial statements and other information provided by the Company and the Insurance Companies, and Berwind did not value independently the assets and liabilities of the Company and the Insurance Companies. The valuation considers the Company and the Insurance Companies only as a going concern and should not be considered as an indication of the liquidation value of the Company and the Insurance Companies. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Common Stock will thereafter be able to sell such shares at or above the initial purchase price. Copies of the appraisal report of Berwind setting forth the method and assumptions for such appraisal are on file and available for inspection at the principal executive offices of the Company. Any subsequent updated appraisal report of Berwind also will be available for inspection.

   Promptly after completion of the sale of all of the Common Stock, Berwind will confirm to the Department, if such is the case, that, to the best of its knowledge and judgment, nothing of a material nature has occurred (taking into account all of the relevant factors including those that would be involved in a cancellation of the Subscription and Community Offerings and Public Offering, if any) that would cause it to conclude that the aggregate dollar amount of shares ordered in the Conversion was incompatible with its estimate of the consolidated pro forma market value of the Insurance Companies as subsidiaries of the Company. If, however, the facts do not justify such a statement, the Subscription and Community Offerings or other sale may be cancelled, a new Estimated Valuation Range set, and a resolicitation of subscribers and other purchasers held.


TAX EFFECTS.

   General.

   The Insurance Companies have obtained from the Internal Revenue Service (the "IRS") a private letter ruling (the "PLR") concerning the material tax effects of the Conversion and the Subscription Offering to the Insurance Companies, Eligible Policyholders, and certain other participants in the Subscription Offering. The PLR confirms, among other things, that the Conversion of each of the Insurance Companies from a mutual to stock form of corporation will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, for federal income tax purposes: (i) no gain or loss will be recognized by any of the Insurance Companies as a result of the Conversion;
(ii) each Insurance Company's basis in its assets, holding period for its assets, net operating loss carryforward, if any, capital loss carryforward, if any, earnings and profits and accounting methods will not be changed by reason of the Conversion; (iii) as discussed below, Eligible Policyholders will be required to recognize gain upon the receipt of subscription rights if and to the extent that the subscription rights that are allocated to an Eligible Policyholder are determined to have fair market value; (iv) the basis of the Common Stock purchased by an Eligible Policyholder pursuant to the exercise of subscription rights will equal the sum of the purchase price of such stock, plus the gain, if any, recognized by the Eligible Policyholder on the subscription rights that are exercised by the Eligible Poli-cyholder; and (v) the holding period of the Common Stock purchased by an Eligible Policyholder pursuant to the exercise of subscription rights will begin on the date on which the subscription rights are exercised. In all other cases, the holding period of Common Stock purchased by an Eligible Policyholder will begin on the date following the date on which the stock is purchased.

   Subscription Rights.

   Generally, the federal income tax consequences of the receipt, exercise and lapse of subscription rights are uncertain. They present novel issues of tax law which are not addressed by any direct authorities. Nevertheless, the IRS has ruled in the PLR that any gain realized by an Eligible Policyholder as a result of the receipt of subscription rights with a fair market value must be recognized, whether or not such rights are exercised. The amount of gain recognized by each Eligible Policyholder will equal the fair market value of subscription rights received by the Eligible Policyholder. If an Eligible Policyholder is required to recognize gain on the receipt of subscription rights and does not exercise some or all of such subscription rights, such Eligible Policyholder should recognize a corresponding loss upon the expiration or lapse of such Eligible Policyholder's unexercised subscription rights. The amount of such loss should equal the gain previously recognized upon receipt of such unexercised subscription rights, although such loss may not have the same character as the corresponding gain. Although not free from doubt, provided the subscription rights are capital assets in the hands of an Eligible Policyholder, any gain resulting from the receipt of the subscription rights should constitute a capital gain, and provided the Common Stock that an Eligible Policyholder would have received upon exercise of the lapsed subscription rights would have constituted a capital asset, the resulting loss upon expiration of such subscription rights should constitute a capital loss. For purposes of determining gain, it is unclear how the subscription rights should be valued or how to determine the number of subscription rights that may be allocated to each Eligible Policyholder during the Subscription Offering.

   In the opinion of Berwind, the subscription rights do not have any fair market value, inasmuch as such rights are nontransferable, personal rights of short duration, that are provided to Eligible Policyholders and other participants in the Subscription Offering without charge, and afford the holder only the right to purchase shares of Common Stock in the Subscription Offering at a price equal to its estimated fair market value, which is the same price at which such stock will be sold to purchasers in the Community Offering or the Public Offering, if any. Nevertheless, Eligible Policyholders are encouraged to consult with their tax advisors about the tax consequences of the Conversion and the Subscription Offering.

   THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO CONSIDER ALL ASPECTS OF FEDERAL INCOME TAXATION WHICH MAY BE RELEVANT TO EACH ELIGIBLE POLICYHOLDER THAT MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE, SUCH AS TRUSTS, INDIVIDUAL RETIREMENT ACCOUNTS, OTHER EMPLOYEE BENEFIT PLANS, INSURANCE COMPANIES, AND ELIGIBLE POLICYHOLDERS WHO ARE EMPLOYEES OF AN INSURANCE COMPANY OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. DUE TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, EACH ELIGIBLE POLICYHOLDER IS URGED TO CONSULT HIS OR HER TAX AND FINANCIAL ADVISOR AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING THE RECEIPT AND EXERCISE OF SUBSCRIPTION RIGHTS, AND ALSO AS TO ANY STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES ARISING OUT OF THE CONVERSION.

PURCHASES IN THE OFFERING.

   Termination Dates.

   The Subscription Offering will expire at 1:00 p.m., local time, on February 1, 1997, unless extended by the Board of Directors of the Company in its sole discretion for up to an additional 10 days (the "Subscription Offering Termination Date"). Subscription rights not exercised prior to the Subscription Offering Termination Date will be void. The Community Offering will terminate on the Subscription Offering Termination Date, unless extended by the Board of Directors of the Company for up to an additional 45 days (the "Community Offering Termination Date").

   Orders will not be executed by the Company until at least the minimum number of shares of Common Stock offered have been subscribed for or sold. If at least the minimum number of shares of Common Stock offered have not been subscribed for or sold within 45 days of the end of the Subscription Offering (unless such period is extended with consent of the Department), all funds delivered to the Company pursuant to the Subscription Offering will be promptly returned to subscribers.

   Use of Order Forms.

   Rights to subscribe may be exercised only by completion of a Stock Order Form. Any person who desires to subscribe for shares of Common Stock must do so prior to the Subscription Offering Termination Date or Community Offering Termination Date, as the case may be, by delivering (by mail or in person) to the Company's principal executive offices located at 2929 Lititz Pike, Lancaster, Pennsylvania 17601 a properly executed and completed Stock Order Form, together with full payment for all shares for which the subscription is made. All checks or money orders must be made payable to Old Guard Group, Inc." All subscription rights under the Plan will expire on the Subscription Offering Termination Date whether or not the Company has been able to locate each person entitled to such subscription rights. Once tendered, orders to purchase Common Stock in the Offering cannot be revoked. In order to ensure that Eligible Policyholders are properly identified as to their stock purchase priorities, such persons must list all of their insurance policies with the Insurance Companies on the Stock Order Form.

   To ensure that each purchaser receives a prospectus at least 48 hours prior to the Subscription Offering Termination Date in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the Stock Order Form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock Order Forms will be distributed only with a Prospectus. Photocopies and facsimile copies of Stock Order Forms will not be accepted. Payment by cash, check or money order must accompany the Stock Order Form. No wire transfers will be accepted.

   Each subscription right may be exercised only by the Eligible Policyholder to whom it is issued and only for his or her own account. The subscription rights granted under the Plan are nontransferable. Each Eligible Policyholder subscribing for shares of Common Stock is required to represent to the Company that such Eligible Policyholder is purchasing such shares for such Eligible Policyholder's own account and that such Eligible Policyholder has no agreement or understanding with any other person for the sale or transfer of such shares.

   In the event a Stock Order Form (i) is not delivered and is returned to the sender by the United States Postal Service or the Company is unable to locate the addressee, (ii) is not returned or is received after the Subscription Offering Termination Date or Community Offering Termination Date, as the case may be, (iii) is defectively completed or executed, or (iv) is not accompanied by payment in full for the shares of Common Stock subscribed for, the subscription rights of the Eligible Policyholder to whom such rights have been granted will not be honored or the subscriber participating in the Community Offering, as the case may be, will be treated as having failed to return the completed Stock Order Form within the time period specified therein. Alternatively, the Company may (but will not be required to) waive any irregularity relating to any Stock Order Form or require the submission of a corrected Stock Order Form or the remittance of full payment for the shares of Common Stock subscribed for by such date as the Company may specify. Subscription orders, once tendered, may not be revoked. The Company's interpretations of the terms and conditions of the Plan and determinations with respect to the acceptability of the Stock Order Forms will be final, conclusive and binding upon all persons and neither the Company nor any Insurance Company (or the directors, officers, employees and agents of any of them) shall be liable to any person in connection with any such interpretation or determination.

   Payment for Shares.

   Payment in full for all subscribed shares of Common Stock is required to accompany all completed Stock Order Forms for subscriptions to be considered complete. Payment for subscribed shares of Common Stock may be made by cash, check or money order in U.S. Dollars. Payments made by cash, check or money order will be placed in an Escrow Account at Dauphin Deposit Bank and Trust Company ("Dauphin"). The Escrow Account will be administered by Dauphin
(the "Escrow Agent"). An executed Stock Order Form, once received by the Company, may not be modified, amended or rescinded without the consent of the Company, unless the Conversion is not completed within 45 days of the termination of the Subscription Offering or Community Offering, as the case may be. Payments accompanying such Stock Order Forms will not be available to subscribers for such 45-day period, and may not be available for an additional period of time if an extension of the period of time for completion of the Conversion is approved by the Department and subscribers affirm or modify but do not rescind their orders after the initial 45-day period. If an extension of the period of time to complete the Conversion is approved by the Department, subscribers will be resolicited and must confirm their orders prior to the expiration of the extension granted by the Department. Subscribers who do not confirm their orders upon resolicitation during an extension period granted by the Department will be deemed to have cancelled their subscriptions and their subscription funds will be promptly refunded. During an extension period granted by the Department, subscribers may also modify or cancel their subscriptions. No interest will be paid on such funds during the 45-day period or any approved extension period.

   The ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but may pay for such shares upon completion of the Offering.

   Delivery of Certificates.

   Certificates representing shares of the Common Stock will be delivered to subscribers promptly after completion of the Offering and the Public Offering. Until certificates for the Common Stock are available and delivered to subscribers, subscribers may not be able to sell the shares of Common Stock for which they subscribed even though trading of the Common Stock will have commenced.

MARKETING ARRANGEMENTS IN THE OFFERING

   The Company has engaged Hopper Soliday to serve as financial advisor to the Company and the Insurance Companies with respect to the Offering. Hopper Soliday is a registered broker- dealer and is a member of the NASD. Hopper Soliday will assist the Company and the Insurance Companies in the Conversion by, among other things, (i) developing marketing materials; (ii) targeting potential investors in the Subscription Offering and other investors eligible to participate in the Community Offering; (iii) soliciting potential investors by phone or in person; (iv) training management and staff to perform tasks in connection with the Conversion; (v) establishing and managing the Stock Information Center; and (vi) managing the subscription campaign.

   Subject to the limitations described below, for Hopper Soliday's services in the Offering, the Company has paid Hopper Soliday a financial advisory fee equal to $50,000. Upon completion of the Offering, Hopper Soliday will also receive an advisory and administrative fee equal to 3% of the dollar value of all stock sold in the Offering, except for sales to the ESOP, shares sold to directors, officers and employees of the Company and the Insurance Companies and the associates of such directors, officers and employees, and certain designated providers of goods and services. Hopper Soliday shall be reimbursed for its expenses, including its legal fees, up to $40,000. The Company will reimburse Hopper Soliday for any expenses in excess of $40,000 if Hopper Soliday incurred such expenses with the written consent of the Company. If the Conversion is not completed, Hopper Soliday will be entitled to retain the $50,000 financial advisory fee and will be reimbursed for all out-of- pocket expenses. The Company has also agreed to indemnify Hopper Soliday against certain liabilities arising in connection with the Conversion and the Offering. See "Public Offering" herein.

DESCRIPTION OF SALES ACTIVITIES IN THE OFFERING

   The Common Stock will be offered in the Offering principally by the distribution of this Prospectus and through activities conducted at the Stock Information Center, which is expected to operate during normal business hours throughout the Offering. Employees of Hopper Soliday will manage the Stock Information Center and will have overall responsibility for mailing materials relating to the Offering, responding to questions regarding the Conversion and processing proxies and stock order forms. It is anticipated that certain employees of the Insurance Companies will be present in the Stock Information Center to assist employees of Hopper Soliday with administrative matters and proxy and stock order solicitation.

   In addition to the activity in the Stock Information Center, certain officers of the Insurance Companies will participate in marketing the Offering and may contact potential offerees. It is also expected that the President of the Company and members of the Company's Board of Directors may contact potential offerees to discuss the Offering.

   During the Offering, officers of the Company and the Insurance Companies will be available to answer questions about the Offering and also may hold informational meetings for interested persons. Such officers will not be permitted to make statements about the Insurance Companies unless such information is also set forth in the Prospectus, nor may they render investment advice. None of the Insurance Companies' employees or directors who participate in marketing the Offering, either in the Stock Information Center or otherwise, will receive any special compensation or other remuneration for such activities.

   None of the Company's or Insurance Companies' personnel participating in marketing the Offering are registered or licensed as a broker or dealer or an agent of a broker or dealer. Personnel of the Company and the Insurance Companies will assist in the above-described sales activities pursuant to an exemption from registration as a broker or dealer provided by Rule 3a4-1 ("Rule 3a4-1") promulgated under the Exchange Act. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of such issuer if the associated person meets certain conditions. Such conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that such person not be associated with a broker or dealer and that such person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.

PUBLIC OFFERING

   As a final step in the sale of shares of Common Stock to be issued in the Conversion, all shares of Common Stock not purchased in the Offering may be sold to a syndicate of underwriters to be managed by the Underwriters for resale in a firm commitment Public Offering. It is anticipated that the Underwriters will purchase shares not subscribed for in the Offering at the Purchase Price less an underwriting discount. An underwriting agreement between the Company and the Underwriters, as representatives for the syndicate, will not be entered into until immediately prior to the Public Offering. Pursuant to the underwriting agreement, the Underwriters will be obligated, subject to certain conditions, to purchase all shares of Common Stock that have not been subscribed for in the Offering. In the event shares of Common Stock are sold in the Public Offering, the Underwriters will be paid an underwriters' discount (gross spread) of 6.5% of the aggregate purchase price of all shares sold in the Public Offering (including the underwriting discount on shares sold pursuant to the exercise of the Underwriters' overallotment option of 15% of the shares sold in the Offering and the Public Offering), subject to the Underwriters' right to receive a minimum payment of $300,000, regardless of the number of shares of Common Stock sold in the Public Offering.

   In the event no shares of Common Stock are available for sale after completion of the Offering, the Company will pay the Underwriters $150,000. In the event the Conversion is abandoned for any reason other than as a result of the Underwriters' refusal to proceed, without cause, or the Conversion is not completed by March 31, 1997, the Underwriters will be reimbursed for their expenses up to $150,000, including any portion of such expenses allocable to Hopper Soliday.

   The number of shares offered in the Public Offering and the amount of the overallotment option, if any, will be determined if and when a Public Offering occurs. If an underwriting agreement is entered into in connection with the Public Offering, it also is expected to contain provisions under which the Company will indemnify the Underwriters.

   The Public Offering will commence as soon as practicable following the later of the Subscription Offering Termination Date or Community Offering Termination Date and must be completed within 45 days after the Subscription Offering Termination Date, unless such period is extended with the approval of the Department. In the event such an extension is approved by the Department, subscribers would be given the opportunity to increase, decrease or rescind their subscriptions. The commencement and completion of the Public Offering will be subject to market conditions and other factors beyond the Company's control. Accordingly, no assurance can be given that the Public Offering will commence immediately after the Subscription Offering Termination Date or as to the length of time that will be required to complete the sale of all shares of Common Stock offered in the Conversion. If delays are experienced in the commencement or completion of the Public Offering, signifi-cant changes may occur in the estimated pro forma market value of the Common Stock, together with corresponding changes in the offering price, the number of shares being offered and the net proceeds realized from the sale of the Common Stock. In such event, additional printing, legal and accounting expenses may be incurred by the Company to complete the Conversion.

SURPLUS NOTE


   Pursuant to the terms of a $6,000,000 promissory note, dated December 20, 1989, as amended (the "American Re Surplus Note"), payable by Old Guard Mutual to American Re, and provided Old Guard Mutual does not elect to repay the American Re Surplus Note prior to completion of the Conversion, American Re has the right upon completion of the Conversion to convert the outstanding principal balance of the Surplus Note into that number of shares of Common Stock equal to the outstanding principal balance divided by the Purchase Price. The outstanding principal balance of the Surplus Note was $1.5 million at September 30, 1996. American Re has elected to convert the Surplus Note into 150,000 shares of Common Stock by assigning the Surplus Note to the Company in exchange for 150,000 shares of Common Stock upon completion of the Conversion. These shares are in addition to the shares of Common Stock offered and sold in the Offering. Any accrued interest outstanding at the time of conversion of the Surplus Note will be paid in cash (accrued interest on the Surplus Note at September 30, 1996 was approximately $140,000). See "Pro Forma Data."


LIMITATIONS ON PURCHASES OF COMMON STOCK

   The Plan provides for certain limitations upon the purchase of shares in the Conversion. No person may purchase fewer than 25 shares of Common Stock in the Conversion. Except for the ESOP, which intends to purchase 10% of the total number of shares of Common Stock issued in the Conversion, no Eligible Policyholder, together with associates or persons acting in concert with such Eligible Policyholder, may purchase more than 38,606 shares of Common Stock in the Subscription Offering (1% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). In addition, no purchaser (including any Eligible Policyholders who elect to purchase stock in the Conversion), together with such person's affiliates and associates (as defined in the Plan) or a group acting in concert (as defined in the Plan), may purchase more than 193,030 shares of Common Stock in the Conversion (5% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). To the extent that any purchaser who is not an Eligible Policyholder (excluding the ESOP) purchases in the Conversion more than the maximum purchase limitation in the Subscription Offering (presently set at 38,606 shares), an Eligible Policyholder who purchased the maximum amount permitted in the Subscription Offering will be given the right to increase his purchase to match the maximum amount purchased in the Conversion by such other purchaser. Shares of Common Stock to be held by the ESOP and attributable to a participant thereunder shall not be aggregated with shares of Common Stock purchased by such participant or any other purchaser of Common Stock in the Conversion. Officers and directors of the Insurance Companies and the Company, together with their associates, may not purchase, in the aggregate, more than thirty-four percent (34%) of the shares of Common Stock. Directors of the Company and of the Insurance Companies shall not be deemed to be associates of one another or a group acting in concert with other directors solely as a result of membership on the Board of Directors of the Company or the Board of Directors of any Insurance Company or any subsidiary of an Insurance Company. Subject to any required regulatory approval and the requirements of applicable law, the Company may increase or decrease any of the purchase limitations at any time. In the event that the individual purchase limitation is increased after commencement of the Subscription Offering and the Community Offering, the Company shall permit any person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, such that such person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such person, subject to the rights and preferences of any person who has priority subscription rights. In the event that either the individual purchase limitation or the number of shares of Common Stock to be sold in the Conversion is decreased after commencement of the Subscription Offering and the Community Offering, the order of any person who subscribed for the maximum number of shares of Common Stock shall be decreased by the minimum amount necessary so that such person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such person.

   Each person purchasing Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any person (including any associate or affiliate of such person or person otherwise acting in concert with such person), the Company shall have the right to purchase from such person at the Purchase Price all shares acquired by such person in excess of any such purchase limitation or, if such excess shares have been sold by such person, to receive the difference between the aggregate Purchase Price paid for such excess shares and the proceeds received by such person from the sale of such excess shares. This right of the Company to purchase such excess shares shall be assignable by the Company.

PROPOSED MANAGEMENT PURCHASES

   The following table sets forth information regarding the approximate number of shares of Common Stock intended to be purchased by each of the directors and executive officers of the Company and the Insurance Companies, including each such person's associates, and by all directors, trustees and executive officers as a group, including all of their associates, and other related information. For purposes of the following table, it has been assumed that 3,357,000 shares of the Common Stock will be sold at $10 per share, the midpoint of the Estimated Valuation Range (see "The Conversion -- Stock Pricing and Number of Shares to be Issued") and that sufficient shares will be available to satisfy subscriptions in all categories.

                                                                     Total
            Name                                               Shares(1)(2)(3)
 ---------------------------                                       -----------
Robert C. Alderfer (4) ......................................           500
James W. Appel (5) ..........................................         1,000
John E. Barry (5) ...........................................         1,000
Luther R. Campbell, Jr. (6) .................................         3,000
M. Scott Clemens (6) ........................................         2,500
Steven D. Dyer (7) ..........................................         6,500
Stanley E. Honig (8) ........................................         5,000
David E. Hosler (9) .........................................        12,000
William S. Huber (8) ........................................         1,000
Mark J. Keyser (10) .........................................         8,000
Noah W. Kreider, Jr. (11) ...................................           500
C. Donald Lechner (4) .......................................           500
Donald W. Manley (12) .......................................         5,000
Richard B. Neiley, Jr. (5) ..................................         2,500
Scott A. Orndorff (12) ......................................         6,000
Robert L. Spanninger (4) ....................................           500
G. Arthur Weaver (13) .......................................           500
Robert L. Wechter (13) ......................................           250
                                                                   -----------
Total                                                                56,250


------
(1) Does not include shares that could be allocated to participants in the ESOP, under which officers and other employees would be allocated, in the aggregate, 10% of the Common Stock issued in the Conversion.

(2) Does not include shares that would be awarded to participants in the MRP, if implemented, under which directors, officers and other employees would be awarded, at no cost to them, an aggregate number of newly issued shares of up to 4% of the Common Stock issued in the Conversion (134,280 shares at the midpoint of the Estimated Valuation Range). The dollar amount of the Common Stock to be purchased by the MRP is based on the purchase price in the Conversion and does not reflect possible increases or decreases in the value of such stock relative to the price per share in the Conversion. Implementation of the MRP requires shareholder approval.

(3) Does not include shares that would be purchased by participants in the Compensation Plan, if implemented, under which directors, executive officers and other employees would be granted options to purchase an aggregate amount of Common Stock of up to 10% of the shares issued in the Conversion (335,700 shares at the midpoint of the Estimated Valuation Range) at exercise prices equal to the price at which the Common Stock is sold in the Offering. Shares issued pursuant to the exercise of options could be from treasury stock or newly issued shares. Implementation of the Compensation Plan requires shareholder approval.

(4) Director of Goschenhoppen.

(5) Director of the Company and the Insurance Companies.

(6) Director of the Company and Old Guard Mutual.

(7) Secretary and General Counsel of the Company.

(8) Director of Old Guard Fire.

(9) Chairman of the Board and Chief Executive Officer of the Company and the Insurance Companies and President of the Company, Old Guard Mutual and Old Guard Fire.

(10) Treasurer and Chief Financial Officer of the Company and the Insurance Companies.

(11) Director of Old Guard Mutual and Old Guard Fire.

(12) Vice President of the Company and the Insurance Companies.

(13) Director of the Company, Old Guard Mutual and Old Guard Fire.

LIMITATIONS ON RESALES

   The Common Stock issued in the Conversion will be freely transferable under the Securities Act of 1933, as amended (the "1933 Act"); provided, however that (i) shares issued in a Private Placement, if any, would be subject to transfer restrictions under Rule 144 of the 1933 Act, and (ii) shares issued to directors and officers of any of the Insurance Companies or of the Company would be restricted as to transfer for a period of one year from the Effective Date pursuant to the provisions of the Conversion Act and would be subject to additional resale restrictions under Rule 144 of the 1933 Act. Shares of Common Stock issued to directors and officers will bear a legend giving appropriate notice of these restrictions and the Company will give instructions to the transfer agent for the Common Stock with respect to these transfer restrictions. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted stock shall be subject to the same restrictions. Shares acquired by directors and officers other than in the Conversion will not be subject to certain restrictions.

   In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.

INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

   To the extent permitted by law, all interpretations of the Plan by the Board of Directors of each Insurance Company and the Board of Directors of the Company will be final. The Plan may be amended at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Company and each Insurance Company. The Plan similarly may be amended at any time after it is approved by the Department, subject to the Department's approval of such amendment. The Plan may be amended at any time after it is approved by the Eligible Policyholders of each Insurance Company and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company then in office; provided, however, that any such amendment shall be subject to approval by the Department; and provided further, that, if such amendment is determined by the Department to be material, such amendment shall be subject to approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of Eligible Policyholders called for that purpose. In the event Eligible Policyholders are required to approve an amendment to the Plan, the Company will send an a Proxy Statement to each Eligible Policyholder as soon as practical after the amendment is approved by the directors of the Company and each Insurance Company and, if required, the Department.

   In the event that the Department adopts mandatory regulations applicable to the Conversion prior to the Effective Date, the Plan may be amended to conform to such regulations at any time prior to such Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company, and no resolicitation of proxies or further approval by Eligible Policyholders shall be required. In the event that the Department adopts regulations applicable to the Conversion prior to the Effective Date and if such regulations contain optional provisions, the Plan may be amended to conform to any such optional provision at any time before such Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company, and no resolicitation of proxies or further approval by Eligible Policyholders shall be required.

TERMINATION

   The Plan may be terminated at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company. The Plan may be terminated at any time after it is approved by the Department by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company. The Plan may be terminated at any time after it is approved by Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company; provided, however, that any such termination shall be subject to approval by the Department.

CONDITIONS

   As required by the Plan, the Plan has been approved by the Department and the Board of Directors of the Company and each of the Insurance Companies. Completion of the Conversion also requires approval of the Plan by the affirmative vote of at least two-thirds of the votes cast by Eligible Policyholders of each of the Insurance Companies. If the Eligible Policyholders do not approve the Plan, the Plan will be terminated, and the Insurance Companies will continue to conduct business as mutual insurance companies.

                     CERTAIN RESTRICTIONS ON ACQUISITION
                                OF THE COMPANY

PENNSYLVANIA LAW

   The Pennsylvania BCL contains certain provisions applicable to the Company that may have the effect of impeding a change in control of the Company. These provisions, among other things, (a) require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of their shares, including an increment representing a proportion of any value payable for acquisition of control of the corporation; and (b) prohibit, for five years after an interested shareholder's acquisition date, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets having a minimum specified aggregate value or representing a minimum specified percentage earning power or net income of the corporation) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

   In 1990, the Pennsylvania legislature further amended the Pennsylvania BCL to expand the antitakeover protections afforded by Pennsylvania law by redefining the fiduciary duty of directors and adopting disgorgement and control-share acquisition statutes. To the extent applicable to the Company at the present time, this legislation generally (a) expands the factors and groups (including shareholders) that the Board of Directors can consider in determining whether a certain action is in the best interests of the corporation; (b) provides that the Board of Directors need not consider the interests of any particular group as dominant or controlling; (c) provides that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; (d) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and
(e) provides that the fiduciary duty of directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly. The 1990 amendments to the BCL explicitly provide that the fiduciary duty of directors shall not be deemed to require directors (a) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; (b) to render inapplicable, or make determinations under, provisions of the BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or (c) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of these fiduciary duty provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the Company's Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendment to the BCL grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

   Under the Pennsylvania control-share acquisition statute, a person or group is entitled to voting rights with respect to "control shares" only after shareholders (both disinterested shareholders and all shareholders) have approved the granting of such voting rights at a meeting of shareholders. "Control shares" are shares acquired since January 1, 1988, that upon acquisition of voting power by an "acquiring person," would result in a "control-share acquisition." ("Control shares" also include voting shares where beneficial ownership was acquired by the "acquiring person" within 180 days of the control-share acquisition or with the intention of making a control-share acquisition.) An "acquiring person" is a person or group who makes or proposes to make a "control-share acquisition." A "control-share acquisition" is an acquisition, directly or indirectly, of voting power over voting shares that would, when added to all voting power of the person over other voting shares, entitle the person to cast or direct the casting of such percentage of votes for the first time with respect to any of the following ranges that all shareholders would be entitled to cast in an election of directors: (a) at least 20% but less than 33-1/3%; (b) at least 33-1/3 but less than 50%; or (c) 50% or more. The effect of these provisions is to require a new shareholder vote when each threshold is exceeded. In the event shareholders do not approve the granting of voting rights, voting rights are lost only with respect to "control shares."

   A special meeting of shareholders is required to be called to establish voting rights of control shares if an acquiring person (a) files with the corporation an information statement containing specified information, (b) makes a written request for a special meeting at the time of delivery of the information statement, (c) makes a control-share acquisition or a bona fide written offer to make a control-share acquisition, and (d) provides a written undertaking at the time of delivery of the information statement to pay or reimburse the corporation for meeting expenses. If the information statement is filed and a control-share acquisition is made or proposed to be made, but no request for a special meeting is made or no written undertaking to pay expenses is provided, the issue of voting rights will be submitted to shareholders at the next annual or special meeting of shareholders of the corporation.

   A corporation may redeem all "control shares" at the average of the high and low sales price, as reported on a national securities exchange or national quotation system or similar quotation system, on the date the corporation provides notice of redemption (a) at any time within 24 months after the date on which the control- share acquisition occurs if the acquiring person does not, within 30 days after the completion of the control-share acquisition, properly request that shareholders consider the issue of voting rights to be accorded to control shares and (b) at any time within 24 months after the issue of voting rights is submitted to shareholders and such voting rights either are not accorded or are accorded and subsequently lapse. Voting rights accorded to control shares by a vote of shareholders lapse and are lost if any proposed control-share acquisition is not consummated within 90 days after shareholder approval is obtained.

   A person will not be considered an "acquiring person" if the person holds voting power within any of the ranges specified in the definition of "control-share acquisition" as a result of a solicitation of revocable proxies if such proxies (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the Exchange Act and
(b) do not empower the holder to vote the shares except on the specific matters described in the proxy and in accordance with the instructions of the giver of the proxy.

   The statute does not apply to certain control-share acquisitions effected pursuant to a gift or laws of inheritance, in connection with certain family trusts or pursuant to a merger, consolidation or plan of share exchange if the corporation is a party to the agreement.

   The effect of this statutory provision is to deter the accumulation of a substantial block of Common Stock, including accumulation with a view to effecting a non-negotiated tender or exchange offer for Common Stock.

   Under the disgorgement provisions of the Pennsylvania BCL, any profit realized by any person or group who is or was a "controlling person or group" from the disposition of any equity security of a corporation shall belong to and be recoverable by the corporation where the profit is realized (i) within 18 months after the person becomes a "controlling person or group" and (ii) the equity security had been acquired by the "controlling person or group" within 24 months prior to or 18 months after obtaining the status of a "controlling person or group."

   A "controlling person or group" is a person or group who (a) has acquired, offered to acquire or, directly or indirectly, publicly disclosed the intention of acquiring 20% voting power of the corporation or (b) publicly disclosed that it may seek to acquire control of the corporation.

   A person will not be deemed a "controlling person or group" if the person holds voting power as a result of a solicitation of revocable proxies if, among other things, such proxies (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the Exchange Act and (b) do not empower the holder to vote the shares except on the specific matters described in the proxy and in accordance with the instructions of the giver of the proxy. This exception does not apply to proxy contests in connection with or as a means toward acquiring control of the Company.

   The effect of this statutory provision is to deter the accumulation of a substantial block of Common Stock with a view to putting the Company "in play" and then selling shares at a profit (whether to the Company, in the market or in connection with an acquisition of the Company).

CERTAIN ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS

   While the Board of Directors of the Company is not aware of any effort that might be made to obtain control of the Company after Conversion, the Board believes that it is appropriate to include certain provisions as part of the Company's Articles of Incorporation to protect the interests of the Company and its shareholders from hostile takeovers that the Board might conclude are not in the best interests of the Company or the Company's shareholders. These provisions may have the effect of discouraging a future takeover attempt that is not approved by the Board but which individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the Company's current Board of Directors or management more difficult.

   The following discussion is a general summary of certain provisions of the Articles of Incorporation and Bylaws of the Company that may be deemed to have such an "anti-takeover" effect. The description of these provisions is necessarily general and reference should be made in each case to the Articles of Incorporation and Bylaws of the Company. For information regarding how to obtain a copy of these documents without charge, see "Additional Information."

   Classified Board of Directors and Related Provisions

   The Company's Articles of Incorporation provide that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class will hold office following their initial appointment to office for terms of one year, two years and three years, respectively, and, upon reelection, will serve for terms of three years thereafter. Each director will serve until his or her successor is elected and qualified. The Articles of Incorporation provide that a director may be removed by shareholders only upon the affirmative vote of at least a majority of the votes which all shareholders would be entitled to cast. The Articles of Incorporation further provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office.

   A classified board of directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors. Because the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Articles of Incorporation classifying the Board, all of the directors would be elected each year.

   Management of the Company believes that the staggered election of directors tends to promote continuity of management because only one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course approximately two-thirds of the Directors, or more, at any one time have had at least one year's experience as directors of the Company, and moderate the pace of change in the composition of the Board of Directors by extending the minimum time required to elect a majority of Directors from one to two years.

   Other Antitakeover Provisions

   The Company's Articles of Incorporation and Bylaws contain certain other provisions that may also have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of the Common Stock and the removal of the Company's management. These provisions: (1) empower the Board of Directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by the Board; (2) restrict the ability of shareholders to remove directors; (3) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding Common Stock with more than 5% of the Company's voting power, if the transaction is not approved, in advance, by the Board of Directors; (4) prohibit shareholders' actions without a meeting; (5) require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of the Articles of Incorporation; (6) require any person who acquires stock of the Company with voting power of 25% or more to offer to purchase for cash all remaining shares of the Company's voting stock at the highest price paid by such person for shares of the Company's voting stock during the preceding year; (7) limit the right of a person or entity to vote more than 10% of the Company's voting stock; (8) eliminate cumulative voting in elections of directors; and (9) require that shares with at least 66-2/3% of total voting power approve, repeal or amend the Bylaws.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

   The Company is authorized to issue 15,000,000 shares of Common Stock, without par value, and 5,000,000 shares of preferred stock, having such par value as the Board of Directors of the Company shall fix and determine. The Company currently expects to issue between 2,853,450 and 3,860,000 shares (or, as permitted by the Plan, in the event the ESOP purchases shares in excess of the maximum of the Estimated Valuation Range in order to satisfy its 10% subscription, up to 4,246,660 shares), subject to adjustment, of the Common Stock and no shares of preferred stock in the Conversion. The Company has reserved for future issuance under the Compensation Plan and MRP an amount of authorized but unissued shares of Common Stock equal to 10% and 4%, respectively, of the shares to be issued in the Conversion.

COMMON STOCK

   Voting Rights

   Each share of the Common Stock will have the same relative rights and will be identical in all respects with every other share of the Common Stock. The holders of the Common Stock will possess exclusive voting rights in the Company, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of shares of the Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of the Common Stock. Holders of Common Stock will not be entitled to cumulate their votes for election of directors.

   Dividends

   The Company may, from time to time, declare dividends to the holders of Common Stock, who will be entitled to share equally in any such dividends. For additional information as to cash dividends, see "Dividend Policy."

   Liquidation

   In the event of any liquidation, dissolution or winding up of any or all of the Insurance Companies, the Company, as holder of all of the capital stock of the Insurance Companies, would be entitled to receive all assets of the Insurance Companies after payment of all debts and liabilities of the Insurance Companies. In the event of a liquidation, dissolution or winding up of the Company, each holder of shares of Common Stock would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company available for distribution to holders of Common Stock. If any preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the Common Stock.

   Other Characteristics

   Holders of the Common Stock will not have preemptive rights with respect to any additional shares of Common Stock that may be issued. The Common Stock is not subject to call for redemption, and the outstanding shares of Common Stock, when issued and upon receipt by the Company of the full purchase price therefor, will be fully paid and nonassessable.

PREFERRED STOCK

   None of the 5,000,000 authorized shares of preferred stock of the Company will be issued in the Conversion. After the Conversion is completed, the Board of Directors of the Company will be authorized, without shareholder approval, to issue preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to the Common Stock as to dividend rights or liquidation preferences, or both, and may have full or limited voting rights. The Board of Directors has no present intention to issue any of the preferred stock. Should the Board of Directors of the Company subsequently issue preferred stock, no holder of any such stock shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Company other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix.

                          REGISTRATION REQUIREMENTS

   The Company will register its Common Stock with the SEC pursuant to the Exchange Act upon completion of the Conversion and will not deregister said shares for a period of at least three years following completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                                LEGAL OPINIONS

   The legality of the Common Stock will be passed upon for the Company by Stevens & Lee, Reading, Pennsylvania. Stevens & Lee has consented to the reference herein to its opinion. Certain legal matters will be passed upon for Hopper Soliday and the Underwriters by Lord, Bissell & Brook, Chicago, Illinois.

                                   EXPERTS

   The combined financial statements of the Insurance Companies as of December 31, 1995 and 1994, and the combined statements of income, changes in surplus and cash flows for each of the years in the three-year period ended December 31, 1995 have been included in this prospectus in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

   Berwind has consented to the publication herein of the summary of its opinion as to the estimated pro forma aggregate market value of the Common Stock to be issued in the Conversion and the value of subscription rights to purchase the Common Stock and to the use of its name and statements with respect to it appearing herein.

                     GLOSSARY OF SELECTED INSURANCE TERMS

Acquisition costs  .................  Agents' or brokers' commissions, premium taxes, marketing, and certain underwriting expenses associated with the production of business.

Assumed reinsurance  ...............  Insurance or reinsurance transferred from another insurance or reinsurance entity.

Automobile Liability and Automobile
  Physical Damage ..................  Automobile liability coverage insures individuals and businesses against claims resulting from bodily injury and property damage. Automobile physical damage coverage insures individuals and businesses against claims resulting from property damage to an insured's vehicle.

Cede  ..............................  To transfer to an insurer or a reinsurer all or a part of the insurance or reinsurance written by an insurance or reinsurance entity.

Combined ratio  ....................  The sum of the expense ratio and the loss ratio, determined either in accordance with statutory accounting practices or GAAP. A combined ratio under 100% generally indicates an underwriting profit and a combined ratio over 100% generally indicates an underwriting loss. The extent by which the combined ratio deviates from 100%
                                      indicates relative underwriting profit or loss.

Commercial Multi-peril  ............  Commercial multi-peril coverage insures against losses to businesses and business personal property, such as those caused by fire, wind, hail, water damage, theft and vandalism, as well as comprehensive general liability for injuries to others.
                                      Optional coverages written include inland marine, crime and boiler and machinery.

Direct written premiums  ...........  Total premiums written by an insurer other than premiums for reinsurance assumed by an insurer.

Earned premiums  ...................  The portion of net written premiums applicable to the expired period of policies.

Expense ratio  .....................  Under statutory accounting practices, the ratio of underwriting expenses to net written premiums.

Fire & Allied Lines  ...............  Fire and allied lines insurance generally covers fire, lightning, and removal and extended coverage.

Gross premiums  ....................  Total premiums for insurance written and reinsurance assumed during a given period.

Homeowners  ........................  Homeowners coverage insures individuals for losses to their residences and personal property, such as those caused by fire, wind, hail, water damage, theft and vandalism, and against third party liability claims.

Incurred losses  ...................  The sum of losses paid plus the change in the estimated liability for claims which have been reported but which have not been settled and claims which have occurred but have not yet been reported to the insurer.

Inland marine  .....................  Inland marine coverage insures merchandise or cargo in transit and business and personal property. It is also written as an endorsement to a homeowner's policy to provide coverage for scheduled property, such as antiques, fine art, sports equipment, boats, firearms, jewelry and camera equipment.

                                     89

Loss adjustment expenses  ..........  The expenses of settling claims, including legal and other fees and the general expenses of administering the claims adjustment process.

Loss and LAE ratio  ................  Under statutory accounting practices, the ratio of incurred losses and loss adjustment expenses to earned premiums.

Net earned premiums  ...............  The portion of written premiums that is recognized for accounting purposes as revenue during a period.

Net premiums  ......................  Gross premiums written less premiums ceded to reinsurers.

Net written premiums  ..............  Gross premiums written and insured by an insurer less premiums ceded to reinsurers.

Reinsurance  .......................  A procedure whereby an insurer remits or cedes a portion of the premiums to another insurer or reinsurer as payment to that insurer or reinsurer for assuming a portion of the related risk.

Residual market  ...................  The market consisting of those persons (most frequently drivers seeking automobile insurance) who are unable to obtain insurance coverage in the voluntary market.

Statutory accounting practices  ....  Recording transactions and preparing financial statements in accordance with the rules and procedures prescribed or permitted by statute or regulatory authorities, generally reflecting a liquidating, rather than a going concern, concept of accounting.
                                      The principal differences between statutory accounting practices ("SAP") and GAAP for property and casualty insurance companies, are: (a) under SAP, certain assets that are not admitted assets are eliminated from the balance sheet; (b) under SAP, policy acquisition costs are expenses as incurred, while under GAAP, they are deferred and amortized over the term of the policies; (c) under SAP, no provision is made for deferred income taxes; (d) under SAP, certain reserves are recognized that are not recognized under GAAP; and (e) under SAP, fixed income securities (bonds, redeemable preferred stocks and mortgage-backed securities) and equity securities are carried at cost, while under GAAP, they are carried at market value.

Statutory surplus  .................  The sum remaining after all liabilities are subtracted from all assets, applying statutory accounting practices. This sum is regarded as financial protection to policyholders in the event an insurance company suffers unexpected or catastrophic losses.

Underwriting  ......................  The process whereby an insurer reviews applications submitted for insurance coverage and determines whether it will accept all or part of the coverage being requested and what the applicable premiums should be. Underwriting also includes an ongoing review of existing policies and their pricing.

Underwriting expenses  .............  The aggregate of policy acquisition costs and the portion of administrative, general and other expenses attributable to underwriting operations.

Underwriting profit (loss)  ........  The excess (deficiency), determined under statutory accounting practices, resulting from the difference between earned premiums and the sum of incurred losses, loss adjustment expenses and underwriting expenses.

Voluntary market  ..................  The market consisting of those persons who insurance companies voluntarily choose to insure because such companies believe that they can do so profitably at competitive rates.

Workers' Compensation  .............  Workers' compensation coverage insures employers against employee medical and indemnity claims resulting from injuries related to work as well as third party employer's liability.

                    INDEX TO COMBINED FINANCIAL STATEMENTS
                          OF THE INSURANCE COMPANIES

                                                                                  Page
                                                                                --------
REPORT OF INDEPENDENT ACCOUNTANTS  ..........................................      F-2
FINANCIAL STATEMENTS
     COMBINED BALANCE SHEETS
        (As of December 31, 1995 and 1994) ..................................      F-3
     COMBINED STATEMENTS OF INCOME
        (For the years ended December 31, 1995, 1994 and 1993) ..............      F-4
     COMBINED STATEMENTS OF CHANGES IN SURPLUS
        (For the years ended December 31, 1995, 1994 and 1993) ..............      F-5
     COMBINED STATEMENTS OF CASH FLOWS
        (For the years ended December 31, 1995, 1994 and 1993) ..............      F-6
     NOTES TO COMBINED FINANCIAL STATEMENTS  ................................      F-7
FINANCIAL STATEMENTS (Unaudited)
     COMBINED BALANCE SHEETS (Unaudited)
        (As of September 30, 1996 and December 31, 1995) ....................     F-20
     COMBINED STATEMENTS OF INCOME (Unaudited)
        (For the nine months and three months ended September 30, 1996 and
        1995) ...............................................................     F-21
     COMBINED STATEMENTS OF CHANGES IN SURPLUS (Unaudited)
        (For the nine months and three months ended September 30, 1996 and
        1995) ...............................................................     F-22
     COMBINED STATEMENTS OF CASH FLOWS (Unaudited)
        (For the nine months and three months ended September 30, 1996 and
        1995) ...............................................................     F-23
     NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS (Unaudited)  ............     F-24

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors and Policyholders
Old Guard Mutual Insurance Company,
Old Guard Mutual Fire Insurance Company, and
Goschenhoppen-Home Mutual Insurance Company and Subsidiary:

   We have audited the accompanying combined balance sheets of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company, and Goschenhoppen-Home Mutual Insurance Company and subsidiary (the Group) as of December 31, 1995 and 1994, and the related combined statements of income, changes in surplus and cash flows for the years ended December 31, 1995, 1994 and 1993. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years ended December 31, 1995, 1994 and 1993 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the combined financial statements, the Group changed its method of accounting for investments in 1994.
/s/ Coopers & Lybrand L.L.P.
One South Market Square
Harrisburg, Pennsylvania
July 19, 1996, except for
Notes 15 E and F which are
dated as of December 5, 1996

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                           COMBINED BALANCE SHEETS
                       AS OF DECEMBER 31, 1995 AND 1994

                                                                               1995             1994
                                                                          --------------   --------------
ASSETS
Investments:
   Fixed income securities, available for sale, at fair value .........    $ 78,527,888     $ 70,160,387
   Preferred stocks, at fair value ....................................       9,230,609        8,601,126
   Common stocks, at fair value .......................................       4,348,463        3,926,543
   Other invested assets ..............................................         228,304          191,028
                                                                          --------------   --------------
     Total investments  ...............................................      92,335,264       82,879,084
Cash and cash equivalents  ............................................       8,153,125        7,279,176
Premiums receivable  ..................................................       6,313,635        6,505,566
Reinsurance recoverables and unearned premiums  .......................      10,274,527       14,041,030
Deferred policy acquisition costs, net  ...............................       7,180,779        7,103,411
Accrued investment income  ............................................       1,033,140        1,045,869
Deferred income taxes, net  ...........................................       1,234,685        3,181,157
Property and equipment, net  ..........................................       5,656,074        3,970,478
Receivable from affiliate  ............................................         214,582          385,465
Other assets  .........................................................       2,457,554        1,439,818
                                                                          --------------   --------------
     Total assets  ....................................................    $134,853,365     $127,831,054
                                                                          ==============   ==============
LIABILITIES AND SURPLUS
Liabilities:
   Reserve for losses and loss adjustment expenses ....................      52,091,497       51,309,427
   Unearned premiums ..................................................      33,329,250       32,646,969
   Accrued expenses ...................................................       3,153,110        2,816,979
   Subordinated debt ..................................................       2,250,000        3,000,000
   Other liabilities ..................................................       3,132,194        1,526,233
                                                                          --------------   --------------
     Total liabilities  ...............................................      93,956,051       91,299,608
                                                                          --------------   --------------
Commitments and contingent liabilities (Notes 9 and 12)
Surplus:
   Unassigned surplus .................................................      38,905,128       39,588,699
   Unrealized capital gains (losses) of securities, net of deferred
     income taxes  ....................................................       1,992,186       (3,057,253)
                                                                          --------------   --------------
     Total surplus  ...................................................      40,897,314       36,531,446
                                                                          --------------   --------------
     Total liabilities and surplus  ...................................    $134,853,365     $127,831,054
                                                                          ==============   ==============

The accompanying notes are an integral part of the combined financial statements.

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                        COMBINED STATEMENTS OF INCOME
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                          1995            1994             1993
                                                      -------------   -------------    -------------
Revenue:
   Net premiums written ...........................    $67,114,947     $65,648,812     $63,354,790
   Change in unearned premiums ....................       (451,523)     (2,184,227)     (2,369,214)
                                                      -------------   -------------    -------------
     Net premiums earned  .........................     66,663,424      63,464,585      60,985,576
     Investment income, net of expenses  ..........      4,458,438       3,932,458       3,927,852
     Net realized investment gains  ...............      1,010,993         476,257       1,758,352
     Other revenue  ...............................        273,575         265,645         244,188
                                                      -------------   -------------    -------------
     Total revenue  ...............................     72,406,430      68,138,945      66,915,968
                                                      -------------   -------------    -------------
Expenses:
   Losses and loss adjustment expenses incurred ...     50,509,295      46,439,908      42,153,837
   Amortization of deferred policy acquisition
     costs  .......................................     17,610,525      17,036,383      15,358,089
   Operating expenses .............................      5,654,712       5,051,112       5,632,637
                                                      -------------   -------------    -------------
     Total expenses  ..............................     73,774,532      68,527,403      63,144,563
                                                      -------------   -------------    -------------
Income (loss) before provision for income taxes  ..     (1,368,102)       (388,458)      3,771,405
Income tax expense (benefit)  .....................       (684,531)       (532,750)        383,048
                                                      -------------   -------------    -------------
     Net income (loss)  ...........................    $  (683,571)    $   144,292     $ 3,388,357
                                                      =============   =============    =============

               The accompanying notes are an integral part of the
                         combined financial statements.

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                  COMBINED STATEMENTS OF CHANGES IN SURPLUS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                   1995             1994             1993
                                                              --------------   --------------    -------------
Unassigned surplus:
   Balance, beginning of year .............................    $39,588,699      $39,444,407      $36,056,050
   Net income (loss) ......................................       (683,571)         144,292        3,388,357
                                                              --------------   --------------    -------------
   Balance, end of year ...................................    $38,905,128      $39,588,699      $39,444,407
                                                              ==============   ==============    =============
Unrealized capital gains (losses) of securities, net of
   deferred income taxes:
   Balance, beginning of year .............................    $(3,057,253)     $   409,152      $   557,390
Cumulative effect of classifying fixed income securities
   as available for sale ..................................                         629,225
Change in unrealized capital gains (losses) of securities        5,049,439       (4,095,630)        (148,238)
                                                              --------------   --------------    -------------
Balance, end of year  .....................................    $ 1,992,186      $(3,057,253)     $   409,152
                                                              ==============   ==============    =============

The accompanying notes are an integral part of the combined financial statements.

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                      COMBINED STATEMENTS OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     1995             1994             1993
                                                                --------------   --------------    --------------
Cash flows from operating activities:
   Net income (loss) ........................................    $   (683,571)    $    144,292     $  3,388,357
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation of property and equipment  ................         629,858          563,325          598,788
     Amortization of premium  ...............................         396,224          647,935          498,887
     Net realized investment gain  ..........................      (1,010,993)        (476,257)      (1,758,352)
     Net realized (gain) loss on sale of property and
        equipment ...........................................          21,285              381           (5,080)
     Deferred income tax provision (benefit)  ...............        (661,728)        (594,747)        (440,616)
     (Increase) decrease in assets:
        Premiums receivable .................................         191,931          350,611          619,140
        Reinsurance receivable ..............................       3,766,503        5,913,152        5,763,312
        Deferred policy acquisition costs ...................         (77,368)        (644,443)        (530,014)
        Accrued investment income ...........................          12,729          155,889           38,738
        Other assets, excluding receivable for sale of
          security  .........................................           9,260         (134,883)        (523,159)
        Receivable from affiliate ...........................         170,883         (385,465)
     Increase (decrease) in liabilities:
        Reserve for losses and loss adjustment expenses .....         782,070       (7,747,121)        (572,056)
        Unearned premium ....................................         682,281          582,396         (127,060)
        Accrued expenses ....................................         336,131       (1,016,647)         611,250
        Other liabilities, excluding payable for purchase of
          security  .........................................         310,174         (284,262)         831,365
                                                                --------------   --------------    --------------
          Net cash provided by (used in) operating
             activities .....................................       4,875,669       (2,925,844)       8,393,500
                                                                --------------   --------------    --------------
Cash flows from investing activities:
   Cost of purchases of fixed income securities, available
     for sale  ..............................................     (35,935,523)     (27,873,564)     (48,548,987)
   Proceeds from sales of fixed income securities, available
     for sale  ..............................................      32,594,494       19,345,631       41,598,495
   Proceeds from maturities of fixed income securities,
     available for sale  ....................................         865,000        1,475,000        1,075,000
   Cost of equity securities acquired .......................      (4,772,358)      (1,235,743)     (10,818,455)
   Proceeds from sales of equity securities .................       5,800,281       11,074,709        7,469,958
   Change in receivable/payable for securities ..............         268,009          155,759
   Cost of purchases of other invested assets ...............         (50,000)        (242,979)
   Proceeds from sale of other invested assets ..............         190,000           53,921          198,526
   Cost of purchase of property and equipment ...............      (2,405,430)        (526,356)        (593,261)
   Proceeds from sale of property and equipment .............         193,807              550           91,984
                                                                --------------   --------------    --------------
          Net cash provided by (used in) investing
             activities .....................................      (3,251,720)       2,226,928       (9,526,740)
                                                                --------------   --------------    --------------
Cash flows from financing activities:
   Repayment of subordinated debt ...........................        (750,000)        (750,000)        (750,000)
                                                                --------------   --------------    --------------
          Net cash used in financing activities  ............        (750,000)        (750,000)        (750,000)
                                                                --------------   --------------    --------------
          Net increase (decrease) in cash and cash
             equivalents ....................................         873,949       (1,448,916)      (1,883,240)
Cash and cash equivalents at beginning of year  .............       7,279,176        8,728,092       10,611,332
                                                                --------------   --------------    --------------
Cash and cash equivalents at end of year  ...................    $  8,153,125     $  7,279,176     $  8,728,092
                                                                ==============   ==============    ==============
Cash paid during the year for:
   Interest .................................................    $    265,861     $    309,254     $    376,931
   Income taxes .............................................    $    203,674     $    691,785     $    258,700

               The accompanying notes are an integral part of the
                         combined financial statements.

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Basis of Combination:

   The combined financial statements include the accounts of Old Guard Mutual Insurance Company (OGM), Old Guard Mutual Fire Insurance Company (OGF) and Goschenhoppen-Home Mutual Insurance Company (GHM) and their subsidiary Old Guard Investment Holding Company, Inc. (OGIHC). 2929 Service Corporation and Commonwealth Insurance Managers, Inc. (CIMI) are wholly-owned subsidiaries of OGIHC. The companies operate collectively as the Old Guard Insurance Group (the Group). Management believes that presentation of combined financial statements is the most meaningful given the pending transaction described in footnote 15 B, "Demutualization," and since the companies operate under common management and, through a pooling agreement, share in the premiums written and the loss experience of each company.


   Each of the insurance company members of the Group, as described above, is a party to a joint application for approval to convert from mutual to stock form of organization which will be filed with the Insurance Department of the Commonwealth of Pennsylvania (Insurance Department). The application requests regulatory approval of the formation of an insurance holding company, incorporated in Pennsylvania, to purchase all of the authorized stock of OGM, OGF and GHM, which will convert from the mutual to the stock form of organization. Until completion of the conversion, the insurance holding company will not engage in any significant operations and has no assets or liabilities (see Note 15 B).


   The accompanying combined financial statements have been prepared in conformity with generally accepted accounting principles. All significant intercompany transactions have been eliminated in combination.

   Description of Business:

   The Group sells personal, farm and commercial property and casualty insurance in Pennsylvania, Delaware and Maryland, with Pennsylvania comprising in excess of 95% of the direct premiums written. The principal lines of business are homeowners, farmowners, personal automobile and commercial multi-peril which represent approximately 27%, 18%, 23% and 14%, respectively, of the net premiums written.

   Cash and Cash Equivalents:

   Cash and cash equivalents are carried at cost which approximates market value. The Group considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

   Investments:

   Effective January 1, 1994, the Group adopted Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). Under SFAS 115 debt and marketable equity securities must be classified as held-to-maturity, trading, or available-for-sale. Due to periodic shifts in the portfolio arising out of income tax and asset-liability matching, as well as securities markets and economic factors, management considers the entire portfolio of fixed income securities as available-for-sale. Each new security is evaluated at the time of purchase and reevaluated at each balance sheet date. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of deferred income tax, reported as a separate component of surplus. The cumulative effect as of January 1, 1994 of adopting SFAS 115, representing the unrealized gains on fixed income securities classified as available-for-sale, net of deferred income tax, was to increase surplus by $629,225.

   Equity securities for all periods are stated at fair value with changes in fair value, net of deferred income tax, reflected in surplus. Realized gains and losses are calculated on the specific identification basis.

   The fair value of all investments is subject to various market fluctuations which include changes in equity markets, interest rate environment and general economic conditions. Interest on fixed maturities and short-term investments is credited to income as it accrues on the principal amounts outstanding, adjusted for amortization of premiums and accretion of discounts computed utilizing the effective interest rate method.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

1. Summary of Significant Accounting Policies:  - (Continued)

   Deferred Policy Acquisition Costs, Net:

   Acquisition costs such as commissions, premium taxes and certain other expenses which vary with and are directly related to the production of business, are deferred and amortized over the effective period of the related insurance policies. The method followed in computing deferred policy acquisition costs limits the amount of such deferred costs to their estimated realizable value, which gives effect to premiums to be earned, related investment income, loss and loss adjustment expenses and certain other maintenance costs expected to be incurred as the premiums are earned. To the extent that deferred policy acquisition costs are not realizable, the deficiency is charged to income currently.

   Property and Equipment, Net:

   Property and equipment are carried at cost less accumulated depreciation. Property is depreciated on a straight-line basis over the useful lives ranging from fifteen to fifty years. Equipment is depreciated on a straight-line basis with useful lives of five to ten years. Computer software is amortized on a straight-line basis over a useful life of five years.

   Premiums:

   Premiums written are earned on a pro rata basis over the terms of the respective policies. Unearned premiums represent the unexpired portion of the policies in-force.

   Losses and Loss Adjustment Expenses:

   Reserves for losses and loss adjustment expenses include amounts determined on the basis of claims adjusters' evaluations, other estimates and estimates of losses incurred but not reported, calculated using historical experience. Any adjustments resulting from changes in estimates are reflected in current operating results. Estimated amounts of salvage and subrogation recoverable on paid and unpaid losses are reflected as a reduction of reserves for losses and loss adjustment expenses.

   Income Taxes:

   In accordance with Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", deferred income taxes are accounted for using the liability method, wherein deferred tax assets or liabilities are calculated on the differences between the bases of assets and liabilities for financial statement purposes versus tax purposes (temporary differences) using enacted tax rates in effect for the year in which the differences are expected to reverse. Tax expense in the combined statements of income is equal to the sum of taxes currently payable, including the effect of the alternative minimum tax, if any, plus an amount necessary to adjust deferred tax assets and liabilities to an amount equal to period-end temporary differences at prevailing tax rates.

   The Group members file individual federal income tax returns.

   Reinsurance:

   The Group cedes insurance to, and assumes insurance from, unrelated insurers to limit its maximum loss exposure through risk diversification.

   In accordance with Financial Accounting Standards Board Statement No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", reinsurance receivables and unearned premiums are reported as assets, and reserve liabilities are reported gross of reinsurance credits.

   Certain reinsurance contracts provide for retrospective rate adjustments based on experience. Management estimates the ultimate ceded premium based upon historical experience. Any adjustments resulting from changes in estimates are reflected in current operating results.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

1. Summary of Significant Accounting Policies:  - (Continued)
   Assessments:

   The Group's insurance members are subject to assessments in the states in which each insurance company is licensed. Assessments consist primarily of charges from the residual markets and guaranty fund associations. The expense is recognized upon notification.

   Use of Estimates:

   The preparation of the accompanying combined financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the results of their operations during the period. The combined financial statements include estimates the most significant of which are reserve for losses and loss adjustment expenses, deferred policy acquisition costs and reinsurance. Actual results may differ from those estimates.

2. STATUTORY INFORMATION:

   The Group's insurance companies which are domiciled in the Commonwealth of Pennsylvania, prepare their statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the Insurance Department. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed; such practices differ from state to state, may differ from company to company within a state, and may change in the future. Furthermore, the NAIC has a project to codify statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project will likely change the definitions of what comprise prescribed versus permitted statutory accounting practices, and may result in changes to the accounting policies that insurance enterprises use to prepare their statutory financial statements. The effects of any such changes are not presently determinable and will not likely affect financial statements prepared under generally accepted accounting principles.

   Risk based capital is designed to measure the acceptable amount of capital an insurer should have based on the inherent risks of the insurer's business. Insurers failing to meet adequate capital levels may be subject to insurance department scrutiny and ultimately rehabilitation or liquidation. Based on established standards, OGM, OGF and GHM maintain surplus in excess of prescribed risk based capital requirements.

3. STATUTORY SURPLUS:

   Statutory surplus and net income (loss), determined in accordance with accounting practices prescribed or permitted by the Insurance Department for the Group, are as follows:

                      Statutory                             Statutory
                       Surplus                          Net Income (Loss)
           ------------------------------   ------------------------------------------
                1995            1994            1995           1994           1993
            -------------   -------------    ------------   -----------   ------------
OGM  ....    $19,973,068     $18,951,633      $(128,349)    $ 822,297      $2,865,961
OGF  ....      8,786,985       9,100,592       (265,828)     (207,295)      1,753,945
GHM  ....      3,489,304       3,044,383        494,455      (344,470)       (253,167)
Other  ..                                        20,503        21,136           1,564
            -------------   -------------    ------------   -----------   ------------
             $32,249,357     $31,096,608      $ 120,781     $ 291,668      $4,368,303
            =============   =============    ============   ===========   ============


                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

3. Statutory Surplus:  - (Continued)

   A reconciliation of the Group's statutory net income and surplus to the Group's net income and surplus, under generally accepted accounting principles (GAAP), is as follows:

                                                         1995            1994             1993
                                                     -------------   -------------    -------------
Net income:
   Statutory net income ..........................    $   120,781     $   291,668     $ 4,368,303
   GAAP adjustments:
     Increase (decrease) in deferred policy
        acquisition costs ........................         77,368         644,443         530,014
     Provision for deferred income taxes  ........        661,728         594,747         444,217
     Recognition of salvage and subrogation  .....                                       (276,600)
     Other  ......................................     (1,543,448)     (1,386,566)     (1,677,577)
                                                     -------------   -------------    -------------
        GAAP net income (loss) ...................    $  (683,571)    $   144,292     $ 3,388,357
                                                     =============   =============    =============
Policyholders' surplus:
   Statutory surplus .............................    $32,249,357     $31,096,608
   GAAP adjustments:
     Deferred policy acquisition costs  ..........      7,180,779       7,103,411
     Deferred income taxes  ......................      1,234,685       3,181,157
     Restoration of nonadmitted assets  ..........        463,246         464,648
     Unrealized gain (loss) on securities  .......      1,722,410      (4,316,013)
     Elimination of excess of statutory over
        statement reserves liability .............        657,158         127,173
     Elimination of statutory unauthorized
        reinsurance ..............................                         77,800
     Reclassification of subordinated debt  ......     (2,250,000)     (3,000,000)
     Other  ......................................       (360,321)      1,796,662
                                                     -------------   -------------
        GAAP surplus .............................    $40,897,314     $36,531,446
                                                     =============   =============


   Other includes adjustments as to the period of recognition of income or expense items between statutory and GAAP accounting.

   At December 31, 1993, the Group changed its statutory method of accounting for the reserve for losses and loss adjustment expenses to include the effect of anticipated salvage and subrogation. Previously, the reserve was reported without consideration for salvage and subrogation.

   The Group is required to maintain a minimum aggregate surplus balance of $9,825,000 on a statutory basis of accounting to satisfy regulatory requirements.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

              Notes to Combined Financial Statements - (Continued)

4. INVESTMENTS:

   Net investment income, net realized investment gains and change in unrealized capital gains (losses) on investment securities are as follows for each of the three years ended December 31:

NET INVESTMENT INCOME AND NET REALIZED INVESTMENT GAINS:

                                                    1995           1994            1993
                                                ------------   ------------    -------------
Investment income:
   Fixed income securities ..................    $4,457,884     $3,672,544      $3,615,180
   Preferred stocks .........................       623,396      1,054,803       1,194,867
   Common stocks ............................       211,545         77,895          94,669
   Cash and cash equivalents ................       334,747        408,821         360,780
   Other ....................................       116,899        105,847          60,961
                                                ------------   ------------    -------------
     Gross investment income  ...............     5,744,471      5,319,910       5,326,457
                                                ------------   ------------    -------------
Less investment expenses  ...................     1,286,033      1,387,452       1,398,605
                                                ------------   ------------    -------------
Net investment income  ......................     4,458,438      3,932,458       3,927,852
                                                ------------   ------------    -------------
Realized gains (losses):
   Fixed income securities ..................       543,696        204,493       1,492,697
   Preferred stocks .........................        73,156        131,509         205,860
   Common stocks ............................       268,080        140,255          59,795
   Other ....................................       126,061
                                                ------------   ------------    -------------
     Net realized investment gains  .........     1,010,993        476,257       1,758,352
                                                ------------   ------------    -------------
     Net investment income and net realized
        investment gains ....................    $5,469,431     $4,408,715      $5,686,204
                                                ============   ============    =============


CHANGE IN UNREALIZED CAPITAL GAINS (LOSSES) OF SECURITIES:

                                               1995             1994            1993
                                           -------------   --------------    ------------
Fixed income securities  ...............    $ 5,722,298     $(5,199,848)      $
Preferred stocks  ......................        853,101        (736,763)         22,448
Common stocks  .........................      1,096,943        (264,265)        106,367
Other invested assets  .................        (14,703)                       (344,553)
Cumulative effect of accounting change                          953,371
                                           -------------   --------------    ------------
                                              7,657,639      (5,247,505)       (215,738)
     Tax effect  .......................     (2,608,200)      1,781,100          67,500
                                           -------------   --------------    ------------
                                            $ 5,049,439     $(3,466,405)      $(148,238)
                                           =============   ==============    ============


                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

4. Investments:  - (Continued)

   The cost and estimated fair value of available-for-sale investment securities at December 31, 1995 and 1994 were as follows:

                                                                Gross             Gross
                                                              Unrealized       Unrealized
1995                                           Cost(1)       Appreciation     Depreciation      Fair Value
 ----------------------------------------   -------------   --------------    --------------   -------------
Fixed income securities:
   U.S. Treasury securities and
     obligations of U.S. Government
     corporations and agencies  .........    $33,419,508      $  155,894        $195,038       $33,380,364
   Obligations of states and political
     subdivisions  ......................      1,552,670          13,421                         1,566,091
   Corporate obligations ................     25,867,568       1,293,989         147,123        27,014,434
   Collateralized mortgage obligations ..      9,564,068         280,348           4,904         9,839,512
   Other obligations ....................      6,625,805         101,682                         6,727,487
                                            -------------   --------------    --------------   -------------
          Total fixed income securities       77,029,619       1,845,334         347,065        78,527,888
Equity securities:
   Preferred stocks .....................      8,992,192         348,611         110,194         9,230,609
   Common stocks ........................      3,038,960       1,392,647          83,144         4,348,463
                                            -------------   --------------    --------------   -------------
          Total available-for-sale  .....    $89,060,771      $3,586,592        $540,403       $92,106,960
                                            =============   ==============    ==============   =============


   (1) Original cost of equity securities; original cost of fixed income securities adjusted for amortization of premium and accretion of discount.

                                                                Gross             Gross
                                                              Unrealized       Unrealized       Estimated
1994                                           Cost(1)       Appreciation     Depreciation      Fair Value
 ----------------------------------------   -------------   --------------    --------------   -------------
Fixed income securities:
   U.S. Treasury securities and
     obligations of U.S. Government
     corporations and agencies  .........    $33,270,002       $    429        $2,888,262      $30,382,169
   Obligations of states and political
     subdivisions  ......................      3,686,569          5,961            26,169        3,666,361
   Corporate obligations ................     16,155,078         89,445           830,269       15,414,254
   Collateralized mortgage obligations ..     17,916,000         34,849           587,463       17,363,386
   Other obligations ....................      3,356,767         28,647            51,197        3,334,217
                                            -------------   --------------    --------------   -------------
          Total fixed income securities       74,384,416        159,331         4,383,360       70,160,387
Equity securities:
   Preferred stock ......................      9,215,810         19,054           633,738        8,601,126
   Common stock .........................      3,713,983        680,760           468,200        3,926,543
                                            -------------   --------------    --------------   -------------
          Total available-for-sale  .....    $87,314,209       $859,145        $5,485,298      $82,688,056
                                            =============   ==============    ==============   =============


(1) Original cost of equity securities; original cost of fixed income securities adjusted for amortization of premium and accretion of discount.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

4. Investments:  - (Continued)

   The amortized cost and estimated fair value of fixed income securities at December 31, 1995 by contractual maturity are shown below:

                                                 Amortized        Estimated
                                                    Cost          Fair Value
                                                -------------    -------------
Due in one year or less  ...................    $ 4,995,869      $ 4,978,017
Due after one year through five years  .....     26,141,961       26,384,195
Due after five years through ten years  ....      4,104,017        4,437,992
Due after ten years  .......................      2,950,428        3,095,279
Collateralized and asset backed securities       38,837,344       39,632,405
                                                -------------    -------------
                                                $77,029,619      $78,527,888
                                                =============    =============


   Actual maturities may differ from contractual and anticipated maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

   Collateralized and asset-backed securities consist of mortgage pass-through holdings and securities backed by credit card receivables, auto loans and home equity loans. These securities follow a structured principal repayment schedule and are of high credit quality rated "AA" or better by Standard & Poor's. These securities are presented separately in the maturity schedule due to the inherent risk associated with prepayment on early authorization. The average duration of this portfolio is 3.9 years.

   The gross realized gains and losses on investment securities for each of the years ended December 31, are as follows:

                                 1995              1994              1993
                             -------------      -----------       ------------
Gross realized gains         $ 2,995,584         $ 886,774        $2,157,599
Gross realized losses         (1,984,591)         (410,517)         (399,247)
                             -------------      -----------       ------------
Net realized gains  ..       $ 1,010,993         $ 476,257        $1,758,352
                             =============      ===========       ============


   Insurance laws require that certain amounts be deposited with various state insurance departments for the benefit and protection of policyholders. The amortized cost of fixed income securities on deposit with governmental authorities was $501,095 and $452,371 at December 31, 1995 and 1994, respectively.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

              Notes to Combined Financial Statements - (Continued)

5. LOSSES AND LOSS ADJUSTMENT EXPENSES:

   Activity in the reserve for losses and loss adjustment expenses is summarized as follows:

                                      1995            1994             1993
                                  -------------   -------------    -------------
Balance as of January 1  ......    $51,309,427     $59,056,548     $59,628,604
Less reinsurance recoverables       18,499,642      22,175,358      24,962,955
                                  -------------   -------------    -------------
Net balance at January 1  .....     32,809,785      36,881,190      34,665,649
                                  -------------   -------------    -------------
Incurred related to:
   Current year ...............     48,067,295      51,958,607      44,949,599
   Prior years ................      2,442,000      (5,518,699)     (2,795,762)
                                  -------------   -------------    -------------
     Total incurred  ..........     50,509,295      46,439,908      42,153,837
                                  -------------   -------------    -------------
Paid related to:
   Current year ...............     29,970,071      35,196,027      25,952,565
   Prior years ................     17,258,165      15,315,286      13,985,731
                                  -------------   -------------    -------------
     Total paid  ..............     47,228,236      50,511,313      39,938,296
                                  -------------   -------------    -------------
Net balance as of December 31       36,090,844      32,809,785      36,881,190
Plus reinsurance recoverables       16,000,653      18,499,642      22,175,358
                                  -------------   -------------    -------------
Balance at December 31  .......    $52,091,497     $51,309,427     $59,056,548
                                  =============   =============    =============


   The changes in the reserve estimates for prior years are primarily attributable to the paid and incurred loss development experience across all lines of business.

   The reserve for losses and loss adjustment expenses reflect management's best estimate of future amounts needed to pay claims and related settlement costs with respect to insured events which have occurred, including events that have not been reported to the Group. In many cases, significant periods of time, ranging up to several years, may elapse between the occurrence of an insured loss, the reporting of the loss, and the payment of that loss. As part of the process in determining these amounts, historical data is reviewed and consideration is given to the impact of various factors, such as legal developments, changes in social attitudes, and economic conditions.

   Management believes that its reserve for losses and loss adjustment expenses are fairly stated, in accordance with generally accepted actuarial principles and practices. However, estimating the ultimate claims liability is a complex and judgmental process inasmuch as the amounts are based on management's informed estimates and judgments using data currently available. As additional experience and data become available regarding claim payments and reporting patterns, legislative developments, and economic conditions, the estimates are revised accordingly and the impact is reflected currently in the Group's combined financial statements.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

              Notes to Combined Financial Statements - (Continued)

6. PROPERTY AND EQUIPMENT, NET:

   Property and equipment consisted of the following at December 31, 1995 and 1994:

                                                      1995            1994
                                                  -------------   -------------
Land  .........................................    $   287,407     $   287,407
Buildings and improvements  ...................      4,089,767       3,753,677
Furniture, fixtures and equipment  ............      4,684,460       4,540,148
                                                  -------------   -------------
     Total property and equipment  ............      9,061,634       8,581,232
Less accumulated depreciation and amortization      (4,493,992)     (4,610,754)
                                                  -------------   -------------
                                                     4,567,642       3,970,478
Computer software  ............................      1,088,432
                                                  -------------   -------------
Property and equipment, net  ..................    $ 5,656,074     $ 3,970,478
                                                  =============   =============


7. REINSURANCE:

   The Group maintains reinsurance agreements, which include coverage for excess of loss and catastrophe loss. These reinsurance programs mitigate loss exposure from individually large losses and an aggregation of losses arising from a single loss event. The Group is contingently liable for reinsured claims if the assuming reinsurers cannot meet their obligations under the reinsurance agreements.

   The following amounts represent the Group's reinsurance activity with unrelated insurers for each of the three years ended December 31:

                                                     1995            1994             1993
                                                 -------------   -------------    -------------
Ceded:
   Premiums earned ...........................    $9,362,861      $12,543,855     $12,217,139
   Unearned premiums .........................    $1,469,316      $ 1,238,558     $ 2,836,257
   Losses and loss adjustment expenses
     incurred  ...............................    $6,897,673      $19,217,783     $ 9,283,057
Assumed:
   Premiums earned ...........................    $  114,395      $   (11,610)    $ 1,949,850
   Unearned premiums .........................    $   22,431      $    22,870     $   631,362
   Losses and loss adjustment expenses
     incurred  ...............................    $  384,762      $    83,347     $   620,893


   The Group performs credit reviews of its reinsurers, focusing on financial stability and commitment to the reinsurance business. At December 31, 1995, the Group had a reinsurance recoverable of $8,630,000 due from its principal reinsurer, American Re-Insurance Company with an A.M. Best rating of A+.

   The ultimate ceded premium estimated by management for retrospective contracts were $2,000,000, $1,400,000 and $1,300,000 for 1995, 1994 and 1993,
respectively. No material adjustments from amounts originally estimated have been recorded.

8. SUBORDINATED DEBT:

   During 1989, OGM received an advance to surplus for statutory purposes from a third party. Repayment of principal began in April 1991 and continues annually through 1998 in the amount of $750,000 per year. Interest, at 9%, is to be paid each December. Such repayments of principal and payments of interest are subject to certain notification and approval requirements of the Insurance Department. Amounts not paid in accordance

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

8. Subordinated Debt:  - (Continued)
with the aforementioned schedule will accrue interest at 9%. Certain additional terms related to liquidation, merger or demutualization of the Company provide for the principal to become due and payable. OGM paid interest of $224,877, $309,025 and $376,705 under the obligation in 1995, 1994 and 1993, respectively.

9. LINES OF CREDIT:

   The insurance companies of the Group jointly maintain cash management programs with a local financial institution. The programs provide for draws by any member of the Group against a line of credit in the event of overdrafts. The line of credit is subject to a maximum of $2,250,000 and bears interest at the prime rate. The Group must maintain zero balances on the lines for one thirty-day period each year and must meet certain demand deposit requirements. No borrowings were outstanding under these arrangements during the years or at December 31, 1995 and 1994.

   During 1995, the insurance companies of the Group obtained a $7,000,000 credit facility which provides for a five-year term borrowing capacity at the prime interest rate less 1/4%. The credit facility is expected to be used in connection with future acquisitions. During the year or at December 31, 1995, there were no borrowings under this credit facility.

10. INCOME TAXES:

   The tax effect of significant temporary differences that give rise to the Group's net deferred tax asset as of December 31, is as follows:

                                                                   1995           1994
                                                               ------------   ------------
Unearned premium  ..........................................    $1,815,247     $1,657,771
Reserve for losses and loss adjustment expenses  ...........     2,166,680      2,135,772
Unrealized loss on investment securities available-for-sale                     1,568,900
Alternative minimum tax credit carryforward  ...............       324,356        220,558
Net operating loss carryforward  ...........................       536,254        698,056
Other  .....................................................       211,823        389,979
                                                               ------------   ------------
     Deferred tax asset  ...................................     5,054,360      6,671,036
                                                               ------------   ------------
Deferred policy acquisition costs  .........................     2,441,465      2,415,159
Unrealized gain on investment securities  ..................     1,039,300
Depreciation and other  ....................................       338,910      1,074,720
                                                               ------------   ------------
     Deferred tax liability  ...............................     3,819,675      3,489,879
                                                               ------------   ------------
     Net deferred tax asset  ...............................    $1,234,685     $3,181,157
                                                               ============   ============


   The net deferred tax asset has not been reduced by a valuation allowance because management believes that, while it is not assured, it is more likely than not that it will generate sufficient future taxable income to utilize these net excess tax deductions. The amount of the deferred tax asset considered realizable, however, could be materially reduced in the near term if estimates of future taxable income in the years in which the differences are expected to reverse are not realized.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

10. Income Taxes:  - (Continued)

   Actual income tax expense (benefit) differed from expected tax expense (benefit), computed by applying the United States federal corporate tax rate of 34% to income before income taxes, for each of the three years ended December 31 as follows:

                                       1995           1994            1993
                                   ------------   -------------    ------------
Expected tax expense (benefit)      $(465,155)     $ (132,076)     $1,282,278
Tax-exempt interest  ...........      (61,558)       (227,249)       (620,080)
Dividends received deduction  ..     (161,764)       (215,139)       (236,902)
Other  .........................        3,946          41,714         (42,248)
                                   ------------   -------------    ------------
Income tax expense (benefit)  ..    $(684,531)      $ (532,750)    $  383,048
                                   ============   =============    ============


   The components of the provision (benefit) for income taxes for each of the three years ended December 31 are as follows:

                                                     1995           1994           1993
                                                 ------------   ------------    -----------
Current federal income tax expense (benefit)      $ (22,803)     $  61,997      $ 827,265
Deferred federal income tax (benefit)  .......     (661,728)      (594,747)      (444,217)
                                                 ------------   ------------    -----------
Income tax expense (benefit)  ................    $(684,531)     $(532,750)     $ 383,048
                                                 ============   ============    ===========


   GHM has a net operating loss carryforward at December 31, 1995, of approximately $1,577,000. GHM utilized approximately $476,000 of net operating loss carryforwards in 1995 to offset current taxable income. GHM's net operating loss carryforwards expire $243,000 in 2007, $554,000 in 2008 and $780,000 in 2009.

   As of December 31, 1995, OGM had alternative minimum tax credit carryforwards of approximately $324,000 available to offset future tax liability.

11. RETIREMENT PROGRAMS:

   The Group has a discretionary noncontributory profit sharing plan covering eligible employees. The Group's contribution to the plan amounted to $262,945, $233,214, and $208,734 for the years ended December 31, 1995, 1994, and 1993, respectively.

   The Group also maintains a voluntary defined contribution savings plan covering substantially all full-time employees. The Group matches employee contributions up to 3% of compensation. The Group's contribution to this plan amounted to $144,367, $136,121, and $107,567 for the years ended December 31, 1995, 1994, and 1993, respectively.

12. COMMITMENTS AND CONTINGENCIES:

   In the event a property and casualty insurer, operating in a jurisdiction where the Group also operated becomes or is declared insolvent, state insurance regulations provide for the assessment of other insurers to fund any capital deficiency of the insolvent insurer. Generally, this assessment is based upon the ratio of an insurer's voluntary written premiums to total written premiums for all insurers in that particular state. The Group charges these assessments to income in the period in which it is notified. The Group is not aware of any material assessments which have not been recorded at December 31, 1995.

13. FAIR VALUES OF FINANCIAL INSTRUMENTS:

   The carrying amounts of cash and cash equivalents, short-term investments and subordinated debt approximate their fair value.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

13. Fair Values of Financial Instruments:  - (Continued)

   Fixed income securities, preferred stocks and common stocks are reported at fair value as established by quoted market prices on secondary markets as of the balance sheet dates.

14. RELATED PARTY TRANSACTIONS:

   Neffsville Mutual Fire Insurance Company (NMF) is affiliated with the Group through common management and reinsurance programs.

   NMF is provided senior management services by CIMI for a fee as determined under the management agreement. Management fees recognized by CIMI during 1995 and 1994 were approximately $45,000 and $10,900, respectively.

   NMF maintains a quota share reinsurance agreement with OGF whereby 90% and 100% of NMF's business is assumed by OGF during 1995 and 1994, respectively. There was no quota share agreement with NMF in 1993. The following summarizes the business ceded under the intercompany reinsurance agreement as of and for each of the years ended December 31:

                                                        1995          1994
                                                    ------------   -----------
Premiums written  ...............................    $2,094,759     $ 844,487
                                                    ------------   -----------
     Premiums earned  ...........................     2,094,759       844,487
Losses and loss adjustment expenses  ............      (860,823)     (332,965)
Commissions  ....................................      (837,904)     (337,795)
                                                    ------------   -----------
                                                     $  396,032     $ 173,727
                                                    ============   ===========
Reserve for losses and loss adjustment expenses      $  328,590     $ 199,167
Receivable from affiliate  ......................    $  214,582     $ 385,465


15. SUBSEQUENT EVENTS:
    A. REINSURANCE TREATY:

   Effective January 1, 1996 the Group executed a 20% quota share reinsurance treaty with its primary reinsurer. The treaty provides for a 35% flat ceding commission and is on the net business written by the Group. This treaty is intended to protect the Group from high frequency and low severity type losses.

  B. DEMUTUALIZATION:

   In May 1996 the Group's Boards of Directors approved a plan of conversion for changing the corporate form of OGM, OGF and GHM from the mutual form to the stock form (demutualization). Under the plan, policyholders and other targeted groups will have the opportunity to acquire stock in a newly formed holding company, Old Guard Group, Inc. (OGGI).


   OGGI will in turn acquire all of the newly issued stock of OGM, OGF and GHM upon conversion. Prior to the conversion, OGGI will not engage in any significant operations and will have no assets or liabilities. The demutualization plan is subject to approval from the Insurance Department and ultimately receipt of sufficient stock subscriptions to effect the transaction. The Group has received a ruling from the Internal Revenue Service regarding the tax treatment of the demutualization as a tax-free reorganization. In the event that the plan is executed, the converted companies will be subject to certain insurance laws and regulations specific to stock insurance companies as well as regulations of the Securities and Exchange Commission. Limitations on the payment of dividends and Insurance Holding Company regulations are among the types of regulatory requirements with which the Group will have to comply. Assuming the conversion were complete as of December 31, 1995, dividends and other distributions in 1996 to OGGI would be limited to approximately $2,000,000 for OGM, $879,000 for OGF and $494,000 for GHM without prior approval of the Insurance Department.

                     Old Guard Mutual Insurance Company,
                 Old Guard Mutual Fire Insurance Company, and
                 Goschenhoppen-Home Mutual Insurance Company
                                and Subsidiary

            Notes to Combined Financial Statements  - (Continued)

  B. Demutualization:  - (Continued)

   NMF is not eligible for inclusion in the plan for demutualization under the laws of the Insurance Department of the Commonwealth of Pennsylvania and therefore is excluded from these combined financial statements.

  C. PROPOSED PLAN OF AFFILIATION:

   In January 1996, OGM made a loan of $250,000 to a Missouri domiciled property and casualty insurance exchange (Exchange). The loan represented the initial phase of a proposed plan of affiliation with the Exchange. In June, 1996 OGM withdrew from the plan of affiliation in accordance with the terms of the controlling letter of intent. Recovery of the loan is highly doubtful and accordingly the Group charged the advance against earnings in 1996.

  D. LETTER OF UNDERSTANDING:

   In July 1996, OGIHC executed a letter of understanding with a Delaware domiciled property and casualty insurance company. The letter provides for the Delaware insurance company to secure insurance management services from CIMI and pursue mutual to stock conversion and for the Group to purchase a $1.0 million convertible surplus note and at its discretion to purchase up to an additional $3.0 million of convertible surplus notes. The agreement is subject to satisfactory completion of due diligence investigations by management and regulatory approval and is expected to be completed by December 31, 1995.

  E. LETTER OF UNDERSTANDING:

   In October 1996, OGIHC executed a letter of understanding with a Delaware domiciled property and casualty insurance company and its sole shareholder to acquire 80% of the stock of the insurance company for approximately $4.8 million. The letter also provides for the insurance company to secure insurance management services from CIMI. The agreement is subject to satisfactory completion of due diligence investigations by management and regulatory approval.

  F. OPERATING RESULTS (UNAUDITED):

   Severe winter weather in January and February 1996 in the geographic areas in which the Group writes business has produced adverse operating results through September 1996. Management believes that such results are consistent with those of similar carriers in the same region. The Group expects to report a net loss of approximately $2.5 million through September 1996.

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                   OLD GUARD MUTUAL FIRE INSURANCE COMPANY,
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                           COMBINED BALANCE SHEETS
                AS OF SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

                                                                        September 30, 1996   December 31, 1995
                                                                        ------------------   -----------------
                                ASSETS
Investments:
   Fixed income securities, available for sale, at fair value .......      $ 69,785,634        $ 78,527,888
   Preferred stocks at fair value ...................................         5,100,434           9,230,609
   Common stocks at fair value ......................................         6,425,351           4,348,463
   Other invested assets ............................................           318,434             228,304
                                                                        ------------------   -----------------
          Total investments  ........................................        81,629,853          92,335,264
Cash and cash equivalents  ..........................................         3,737,536           8,153,125
Premiums receivable  ................................................         7,910,672           6,313,635
Reinsurance recoverables and unearned premiums  .....................        25,659,185          10,274,527
Deferred policy acquisition costs, net  .............................         5,833,960           7,180,779
Accrued investment income  ..........................................         1,102,600           1,033,140
Deferred income taxes, net  .........................................         2,370,641           1,234,685
Property and equipment, net  ........................................         6,164,008           5,656,074
Receivable from affiliate  ..........................................           412,836             214,582
Other assets  .......................................................         2,716,623           2,457,554
                                                                        ------------------   -----------------
          Total assets  .............................................      $137,537,914        $134,853,365
                                                                        ==================   =================
                        LIABILITIES & SURPLUS
Liabilities:
   Reserve for losses and loss adjustment expenses ..................      $ 56,798,586          52,091,497
   Unearned premiums ................................................        35,773,725          33,329,250
   Accrued expenses .................................................         2,203,007           3,153,110
   Capital lease obligations ........................................         1,848,492             509,194
   Subordinated debt ................................................         1,500,000           2,250,000
   Other liabilities ................................................         1,744,703           2,623,000
                                                                        ------------------   -----------------
          Total liabilities  ........................................        99,868,513          93,956,051
Surplus:  ...........................................................
   Unassigned surplus ...............................................        36,356,971          38,905,128
   Unrealized capital gains of securities, net of deferred income
     taxes  .........................................................         1,312,430           1,992,186
                                                                        ------------------   -----------------
          Total surplus  ............................................        37,669,401          40,897,314
                                                                        ------------------   -----------------
          Total liabilities and surplus  ............................      $137,537,914        $134,853,365
                                                                        ==================   =================

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                   OLD GUARD MUTUAL FIRE INSURANCE COMPANY,
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY
                        COMBINED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS AND THREE MONTHS ENDED
                         SEPTEMBER 30, 1996 AND 1995

                                                           Nine Months                   Three Months Ended
                                                       Ended September 30,                 September 30,
                                                 -------------------------------   ------------------------------
                                                       1996            1995             1996            1995
                                                  --------------   -------------    -------------   -------------
Revenue:
   Net premiums written .......................    $34,825,650      $50,089,488     $14,471,741     $16,828,120
   Change in unearned premiums ................      4,878,988       (1,553,794)     (1,073,352)       (613,766)
                                                  --------------   -------------    -------------   -------------
          Net premiums earned  ................     39,704,638       48,535,694      13,398,389      16,214,354
   Investment income, net of expenses .........      3,434,066        3,408,538       1,052,583       1,100,442
   Net realized investment gains ..............      1,328,217          649,546         382,822         309,526
   Other revenue ..............................        483,986          172,055         223,599          60,359
                                                  --------------   -------------    -------------   -------------
          Total revenue  ......................     44,950,907       52,655,843      15,057,393      17,684,681
                                                  --------------   -------------    -------------   -------------
Expenses:
   Losses and loss adjustment expenses incurred     34,548,664       33,891,881       8,900,172      11,055,047
   Amortization of deferred policy acquisition
     costs  ...................................      9,078,515       12,811,109       3,396,480       4,099,778
   Operating expenses .........................      5,330,300        4,894,626       2,163,594       1,971,222
                                                  --------------   -------------    -------------   -------------
          Total expenses  .....................     48,957,479       51,597,616      14,460,246      17,126,047
                                                  --------------   -------------    -------------   -------------
Income (loss) before provision for income tax       (4,006,572)       1,168,227         597,147         558,634
Income tax expense (benefit)  .................     (1,458,415)         252,112         184,189         137,880
                                                  --------------   -------------    -------------   -------------
Net income (loss)  ............................   ($ 2,548,157)     $   916,115     $   412,958     $   420,754
                                                  ==============   =============    =============   =============

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                   OLD GUARD MUTUAL FIRE INSURANCE COMPANY,
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY
                  COMBINED STATEMENTS OF CHANGES IN SURPLUS
                  FOR THE NINE MONTHS AND THREE MONTHS ENDED
                         SEPTEMBER 30, 1996 AND 1995

                                                            Nine Months                      Three Months
                                                        Ended September 30,              Ended September 30,
                                                  -------------------------------   ------------------------------
                                                       1996             1995             1996            1995
                                                   -------------   --------------    -------------   -------------
Unassigned surplus:
   Balance, beginning of year ..................    $38,905,128     $39,588,699      $35,944,013     $40,084,060
   Net income ..................................     (2,548,157)        916,115          412,958         420,754
                                                   -------------   --------------    -------------   -------------
   Balance, end of period ......................    $36,356,971     $40,504,814      $36,356,971     $40,504,814
                                                   =============   ==============    =============   =============
Unrealized capital gains (losses) of
   securities, net of deferred income taxes:
Balance, beginning of period  ..................    $ 1,992,186     $(3,057,253)     $ 1,097,228     $ 1,666,267
Net increase (decrease) in unrealized capital
   gains of securities available for sale ......       (679,756)      5,307,648          215,202         584,128
                                                   -------------   --------------    -------------   -------------
Balance, end of period  ........................    $ 1,312,430     $ 2,250,395      $ 1,312,430     $ 2,250,395
                                                   =============   ==============    =============   =============

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                   OLD GUARD MUTUAL FIRE INSURANCE COMPANY,
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY
                      COMBINED STATEMENTS OF CASH FLOWS
                  FOR THE NINE MONTHS AND THREE MONTHS ENDED
                         SEPTEMBER 30, 1996 AND 1995

                                                                             Nine Months                   Three Months Ended
                                                                         Ended September 30,                  September 30,
                                                                  --------------------------------  ------------------------------
   -------------------------------
                                                                        1996             1995             1996            1995
                                                                   --------------   --------------    -------------   ------------

Cash flows from operating activities:
   Net income (loss) ...........................................    ($ 2,548,157)    $    916,115     $   412,958     $   420,754
   Adjustments to reconcile net income (loss) to net cash used by operating activities:
     Depreciation of property and equipment  ...................         462,432          381,240         264,618         187,674
     Amortization of discount/accretion of premium  ............         240,855          305,430          72,734         106,293
     Net realized investment gain  .............................      (1,328,215)        (649,546)       (382,819)       (309,526)
     Net realized gain on sale of property and equipment  ......         (11,400)          (8,977)              0          (8,977)
     Deferred income tax provision (benefit)  ..................        (887,851)         226,586         124,138         157,243
     (Increase) decrease in assets:
        Premiums receivable ....................................      (1,597,037)      (1,300,133)       (669,064)        315,137
        Reinsurance recoverable ................................     (15,384,658)         568,514      (4,626,468)     (2,437,853)
        Deferred policy acquisition costs ......................       1,346,819         (373,095)         74,551         (85,142)
        Accrued investment income ..............................         (69,460)            (241)       (104,198)        (24,832)
        Other assets, excluding receivable from sale of security .    (1,286,065)        (209,554)       (611,651)        (79,617)
        Receivable from affiliate ..............................        (198,254)         641,269       1,095,930       1,327,390
     Increase (decrease) in liabilities:
        Reserve for losses and loss adjustment expenses ........       4,707,089          (16,879)     (2,142,686)      1,655,105
        Unearned premium .......................................       2,444,475        1,743,805       1,366,584         720,661
        Accrued expenses .......................................        (950,103)        (371,039)        587,782         529,641
        Other liabilities, excluding payable for purchase of
          security  ............................................         572,467          270,146         (96,283)         54,859
                                                                   --------------   --------------    -------------  --------------
          Net cash used by operating activities  ...............     (14,487,063)       2,123,641      (4,633,874)      2,528,810
                                                                   --------------   --------------    -------------  --------------
Cash flows from investing activities:
   Cost of purchases of fixed income securities, available
    for sale                                                         (19,283,725)     (29,008,791)     (6,846,570)   (15,734,768)
   Proceeds from sales of fixed income securities, available
    for sale                                                          25,377,279     26,582,882       8,749,146       11,015,596
   Proceeds from maturities of fixed income securities, available
     for sale  .................................................       1,700,000          865,000         200,000        250,000
   Cost of equity securities acquired ..........................      (3,200,300)      (1,966,538)       (850,427)      (445,314)
   Proceeds from sales of equity securities ....................       6,358,616        2,567,857       1,260,344        689,529
   Change in receivable/payable for securities .................        (423,768)               0               0        155,759
   Cost of purchases of other invested assets ..................         (86,959)         (30,000)        (27,883)             0
   Proceeds from sale of other invested assets .................               0          190,000               0        190,000
   Cost of purchase of property and equipment ..................        (970,367)      (1,433,875)       (513,462)      (710,939)
   Proceeds from sale of property and equipment ................          11,400          169,813               0        169,813
                                                                   --------------   --------------    ------------- --------------
          Net cash provided by investing activities  ...........       9,482,176       (2,063,652)      1,971,148     (4,420,324)
                                                                   --------------   --------------    -------------  --------------
Cash flows from financing activities:
   Payments on principal of capital lease ......................        (159,730)         (93,498)       (159,730)      (93,498)
   Proceeds from capital lease funding .........................       1,499,028                0         344,277             0
   Repayment of subordinated debt ..............................        (750,000)        (750,000)       (750,000)            0
                                                                   --------------   --------------    -------------   -------------
          Net cash provided by (used in) financing activities  .         589,298         (843,498)       (565,453)      (93,498)
                                                                   --------------   --------------    -------------   -------------
   Net increase (decrease) in cash and cash equivalents ........      (4,415,589)        (783,509)     (3,228,179)   (1,985,012)
Cash and cash equivalents at beginning of year  ................       8,153,125        7,279,176       6,965,715     8,480,679
                                                                   --------------   --------------    -------------   -------------
Cash and cash equivalents at end of nine months  ...............    $  3,737,536        6,495,667       3,737,536     6,495,667
                                                                   --------------   --------------    -------------   -------------
Additional Disclosures:
Cash paid (received) during the nine months for:
   Interest ....................................................    $     29,638     $     28,761     $    29,638     $  28,761
   Income taxes ................................................    $    (45,843)    $    252,949     $         0     $  80,949

                NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS

1. ACCOUNTING POLICIES:

   The unaudited interim combined financial statements, which reflect all adjustments (consisting only of normal recurring items) that management believes necessary to present fairly results of interim operations, should be read in conjunction with the Notes to Combined Financial Statements (including the Summary of Significant Accounting policies) included in the Insurance Companies and subsidiary audited combined financial statements for the years ended December 31, 1995, 1994 and 1993.

   The accounting policies of the Insurance Companies and Subsidiary, as applied in the combined interim financial statements presented herein, are consistent with those applied in the audited financial statements for the years ended December 31, 1995, 1994 and 1993.

2. REINSURANCE:

   Effective January 1, 1996, the Insurance Companies and American Re-Insurance Company entered into a quota share reinsurance treaty pursuant to which the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. Pro rata cessions of unearned premiums as of January 1, 1996 and the transfer of premiums written during the six months ended June 30, 1996 accounted, in part, for the decline in net premiums written, net premiums earned and total revenues.

3. PROPOSED TRANSACTIONS:

   First Delaware Insurance Company Acquisition

   Management expects that in January 1997, Old Guard Investment Holding Company, Inc. a subsidiary of the Insurance Companies (Old Guard Investment) will execute an agreement with First Delaware Insurance Company (First Delaware), a Delaware insurance company, and International Corporation (IC), First Delaware's sole shareholder, pursuant to which Old Guard Investment will acquire 80% of the capital stock of First Delaware. The acquisition will be made through a combination of (i) a $3 million cash investment in First Delaware in exchange for a number of shares of First Delaware common stock equal to $3 million divided by 1.5 times the GAAP book value per share of First Delaware as of the month end immediately preceding the closing date and
(ii) the purchase from IC for cash of a number of additional shares of First Delaware, at a price per share equal to 1.5 times the GAAP book value per share of First Delaware, such that Old Guard Investment will hold 80% of the stock of First Delaware after closing. Management estimates that the total acquisition price will equal approximately $4.8 million. Old Guard Investment expects to finance the acquisition of the common stock of First Delaware by drawing down on an existing $7.0 million line of credit.

4. NEW CASTLE INSURANCE COMPANY INVESTMENT

   In December 1996, Old Guard Investment executed an Investment Agreement with New Castle Mutual Insurance Company (New Castle), a Delaware insurance company that is licensed in Delaware and Pennsylvania and sells primarily homeowners and other personal property and casualty lines through independent agents. Pursuant to the Investment Agreement, Old Guard Investment purchased a $1.0 million convertible surplus note and may, from time to time, at its discretion, purchase up to an additional $3.0 million of convertible surplus notes based on cancellation of reinsurance or an increase in the ratio of net premiums written to statutory surplus to an amount in excess of 2.9%. Old Guard Investment financed this investment by drawing on an existing $7.0 million line of credit.

5. TERMINATION OF A PROPOSED PLAN OF AFFILIATION:

   A nonrecurring expense incurred for the six month period ended June 30, 1996 was the write off of a $250,000 surplus note investment in an unaffiliated Missouri insurance company whose surplus is impaired. Old Guard Mutual had an agreement to affiliate with this company but the agreement was terminated because of a deterioration in the financial condition of that company. See Note 15 to the Combined Financial Statements.

=============================================================================

   No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information shall not be relied upon as having been authorized by the Company, the Insurance Companies, or Hopper Soliday & Co., Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Insurance Companies, since the date as of which information is furnished herein or since the date hereof.

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  ..............................                        4
Selected Financial Information and Other Data  ...                       12
Risk Factors  ....................................                       15
The Company  .....................................                       20
The Insurance Companies  .........................                       22
Use of Proceeds  .................................                       23
Dividend Policy  .................................                       24
Market for the Common Stock  .....................                       24
Capitalization  ..................................                       25
Pro Forma Data  ..................................                       26
Management's Discussion and Analysis of Financial
  Condition and Results of
  Operations .....................................                       32
Business  ........................................                       40
Management of the Company  .......................                       58
The Conversion  ..................................                       66
Certain Restrictions on Acquisition of the
  Company ........................................                       82
Description of Capital Stock  ....................                       85
Registration Requirements  .......................                       86
Legal Opinions  ..................................                       86
Experts  .........................................                       86
Index to Combined Financial Statements  ..........                      F-1


   Until April 6, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

=============================================================================

=============================================================================

                            OLD GUARD GROUP, INC.



                                    UP TO

                               3,860,600 SHARES

                                 COMMON STOCK








                                    ------
                                  PROSPECTUS
                                    ------







                          HOPPER SOLIDAY & CO., INC.





                                 January 7, 1997


==============================================================================

          The following pages Constitute the Public Offering Prospectus

PROSPECTUS
                                    [LOGO]
                            OLD GUARD GROUP, INC.
                            SHARES OF COMMON STOCK

   The shares offered hereby (the "Public Offering") constitute a portion of the shares of common stock, no par value per share (the "Common Stock") to be issued by Old Guard Group, Inc. (the "Company"), a Pennsylvania corporation and the proposed holding company for Old Guard Mutual Insurance Company ("Old Guard Mutual"), Old Guard Mutual Fire Insurance Company ("Old Guard Fire") and Goschenhoppen-Home Mutual Insurance Company ("Goschenhoppen" and collectively with Old Guard Mutual and Old Guard Fire, the "Insurance Companies"). shares of Common Stock have been subscribed for in a subscription offering (the "Subscription Offering") by: (i) certain named insureds under policies of insurance issued by the Insurance Companies and in force as of the close of business on May 31, 1996 ("Eligible Policyholders"), (ii) a tax-qualified employee stock ownership plan (the "ESOP"), and (iii) certain directors, officers and employees of the Insurance Companies and in a community offering to the general public (the "Community Offering").

   The Public offering is being made in connection with the conversion of the Insurance Companies from mutual to stock form and the simultaneous acquisition of the capital stock of each of the Insurance Companies by the Company pursuant to a Joint Plan of Conversion adopted by the Boards of Directors of the Insurance Companies on May 31, 1996, as amended and restated on July 19, 1996 (the "Plan"). The conversion of the Insurance Companies to stock form, the issuance of capital stock of the Insurance Companies to the Company and the offer and sale of the Common Stock by the Company are collectively referred to herein as the "Conversion." The completion of the Conversion is contingent upon the sale of a minimum of 2,853,500 shares of Common Stock in the Subscription Offering, the Community Offering and this Public Offering.

   Prospective investors should review and consider the discussion under "Risk Factors" beginning on page 15.

THESE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE PENNSYLVANIA DEPARTMENT OF INSURANCE, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR THE PENNSYLVANIA DEPARTMENT OF INSURANCE PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                   Purchase   Fees and    Estimated Net
                                     Price    Expenses(1)   Proceeds
--------------------------------------------------------------------------------
Per Share  .....................   $10.00        $             $
--------------------------------------------------------------------------------
Total  .........................     $           $             $
================================================================================

(1) Includes estimated registration fees, printing, postage, legal, accounting, appraisal and miscellaneous expenses that will be incurred in connection with the Conversion. Also includes estimated fees, sales commissions and reimbursable expenses to be paid to Hopper Soliday & Co., Inc. ("Hopper Soliday") as manager of the Subscription and Community Offerings and Legg Mason Wood Walker, Incorporated ("Legg Mason") and McDonald & Company Securities, Inc. ("McDonald" and together with Legg Mason, the "Underwriters") as co-managers of the Public Offering. See "The Conversion -- Marketing and Underwriting Arrangements for the Offering" and "-- The Public Offering."

   The shares are offered by the Underwriters when, as and if issued by the Company and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the shares will be ready for
delivery on or about      , 1997.

LEGG MASON WOOD WALKER,                                   MCDONALD & COMPANY
   INCORPORATED                                            SECURITIES, INC.

                 The date of this Prospectus is       , 1997

   The aggregate purchase price of all shares of Common Stock sold in the Subscription, Community and Public Offerings is based on the estimated pro forma market value of the Insurance Companies, following the Conversion, as determined by an independent appraisal performed by Berwind Financial Group, L.P. ("Berwind") as of August 19, 1996. All shares of Common Stock will be sold for $10.00 per share (the "Purchase Price"). Except for the ESOP, which subscribed for 10% of the total number of shares of Common Stock issued in the Conversion, no purchaser, together with associates or persons acting in concert with such person, may purchase, in the aggregate, more than 193,030 shares of Common Stock in the Conversion (5% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). In addition, no person may purchase fewer than 25 shares. Subject to any required regulatory approval and the requirements of applicable law, the Company may increase or decrease any of the purchase limitations at any time. To the extent that any purchaser who is not an Eligible Policyholder (excluding the ESOP) purchases in the Conversion more than the maximum purchase limitation in the Subscription Offering (presently set at 38,606 shares), an Eligible Policyholder who purchased the maximum amount permitted in the Subscription Offering will be given the right to increase his purchase to match the maximum amount purchased in the Conversion by such other purchaser. Directors and executive officers of the Company and the Insurance Companies as a group (18 persons), including their associates, are expected to purchase approximately 50,750 shares of the Common Stock to be issued in the Conversion (1.5% at the midpoint of the Estimated Valuation Range), not including 10% of the Common Stock (335,700 shares at the midpoint) expected to be purchased by the ESOP and excluding additional shares that are expected to be issued (or issuable) following the Conversion, subject to shareholder approval, in connection with the implementation of the Company's Management Recognition Plan and Stock Compensation Plan.

   The Common Stock has been approved for inclusion in the Nasdaq National Market System ("Nasdaq NMS"), under the symbol "OGGI" upon completion of the Conversion. Prior to the Conversion, there was no market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop, or if developed, will be maintained after completion of the Conversion. Hopper Soliday, Legg Mason and McDonald each has advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements.

THE CONVERSION IS CONTINGENT UPON APPROVAL OF THE PLAN BY ELIGIBLE POLICYHOLDERS OF EACH OF THE INSURANCE COMPANIES AT SPECIAL MEETINGS OF ELIGIBLE POLICYHOLDERS CALLED FOR THAT PURPOSE TO BE HELD ON FEBRUARY 11, 1997 (THE "SPECIAL MEETINGS") AND THE SALE OF THE MINIMUM NUMBER OF SHARES OFFERED PURSUANT TO THE PLAN.

IN CONNECTION WITH THE PUBLIC OFFERING, IF ANY, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

FOR NORTH CAROLINA INVESTORS: THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFERING, NOR HAS SUCH COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

PENNSYLVANIA INSURANCE LAWS AND REGULATIONS PROVIDE THAT NO PERSON MAY ACQUIRE CONTROL OF THE COMPANY, AND THUS INDIRECT CONTROL OF ITS INSURANCE SUBSIDIARIES, UNLESS SUCH PERSON HAS OBTAINED THE PRIOR APPROVAL OF THE PENNSYLVANIA INSURANCE COMMISSIONER. UNDER PENNSYLVANIA LAW, ANY PURCHASER OF 10% OR MORE OF THE VOTING STOCK OF AN INSURANCE HOLDING COMPANY IS PRESUMED TO HAVE ACQUIRED CONTROL OF AFFILIATED OR SUBSIDIARY INSURERS.


===============================================================================

                 Organizational Structure Before The Conversion


Old Guard Mutual              Old Guard Fire              Grochenhoppen-Home

     79%                           15.4%                         5.6%


                   Old Guard Investment Holding Company, Inc.

100%                                                              100%

Commonwealth Insurance          2929 Service Corp.   Comonwealth Insurance
    Manager, Inc.                                       Consultants, Inc.

===============================================================================


===============================================================================

                  Organizational Structure After The Conversion


                                      LOGO
                                  Shareholders

                             Old Guard Group, Inc.

  100%             100%                  100%                   100%

Old Guard        Old Guard        Grochenhoppen-Home      Old Guard Investment
 Mutual             Fire                                  Holding Company, Inc.



            100%                                                    100%

Commonwealth Insurance          2929 Service Corp.--30%-- Comonwealth Insurance
    Manager, Inc.                                            Consultants, Inc.

===============================================================================

                              PROSPECTUS SUMMARY

   The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and the Combined Financial Statements and Notes thereto of the Insurance Companies appearing elsewhere in this Prospectus.

Old Guard Group, Inc...........  The Company was formed under Pennsylvania law in May 1996 for the purpose of becoming the holding company for the Insurance Companies upon completion of the Conversion. Prior to the Conversion, the Company will not engage in any significant operations. After the Conversion, the Company's primary assets will be the outstanding capital stock of the Insurance Companies and a portion of the net proceeds of the Conversion.

The Insurance Companies........  Old Guard Mutual, Old Guard Fire and
                                 Goschenhoppen are each Pennsylvania mutual insurance companies that currently operate as members of the Old Guard Insurance Group (the "Group"), a group of mutual insurance companies under common management. The Group also includes Neffsville Mutual Fire Insurance Company ("Neffsville"), which is not a party to the Plan. Old Guard Mutual, Old Guard Fire and Goschenhoppen began operations in 1896, 1872, and 1843, respectively. The Insurance Companies are property and casualty insurers of farms, small and medium-sized businesses and residents primarily in rural and suburban communities in Pennsylvania, Maryland and Delaware. The Insurance Companies market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 1,600 independent agents.
                                 For 1995, the Insurance Companies had
                                 combined revenues of $72.4 million and a net loss of $684,000. For the nine-month period ended September 30, 1996, the Insurance Companies had combined revenues of $45.0 million and a net loss of $2.5 million. The losses for the year ended December 31, 1995 and the nine-month period ended September 30, 1996 resulted directly from insured property losses associated with late-1995 wind storms and the severe winter weather experienced in the Middle Atlantic states in the first quarter of 1996. A January blizzard in 1996 contributed to record seasonal snowfalls for much of the Insurance Companies' market area that resulted in increased property loss claims. At September 30, 1996, the Insurance Companies had combined assets of $137.5 million, total equity of $37.7 million and over 139,000 property and casualty policies in force. Effective January 1, 1996, the Insurance Companies entered into a quota share reinsurance treaty designed to lessen the potential financial impact of catastrophic or severe weather losses. Under this treaty, the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts in exchange for a reinsurance premium equal to 20% of premiums collected net of other reinsurance costs and further reduced by a ceding allowance to the Company equal to 35% of the reinsurance premium. The treaty has a moderating effect on the underwriting losses or gains experienced by the Insurance Companies because underwriting risk is shared with the reinsurer. Accordingly, this reinsurance treaty has had, and will continue to have, a material effect on the financial condition and results of operations of the Insurance Companies. See "Business -- Reinsurance." The principal strategies of the Company for the future are to:
                                 -- Achieve geographic diversification of
                                    risk by acquisition of other insurance
                                    companies or licensing of the Insurance
                                    Companies in other jurisdictions with
                                    reduced or different loss exposure;
                                 -- Improve the mix of business by increasing
                                    commercial writings and emphasizing
                                    casualty coverages in order to enhance
                                    profitability and lessen the impact of
                                    property losses on overall results; and
                                 -- Improve efficiency and maintain the high
                                    level of personal service delivered to
                                    agents and insureds through continued
                                    enhancement of the Company's management
                                    information systems (MIS).
                                 Management has taken steps to implement each of these strategies and views the Conversion as a critical component of its strategic plan. The additional capital generated by the Conversion will permit the Insurance Companies to accelerate implementation of these strategies. The resulting holding company structure will also provide needed flexibility to achieve the Company's goals by permitting the Company to use its Common Stock and/or preferred stock to effect future acquisitions or raise additional capital. See "The Conversion -- Business Purposes."

The Conversion ................  Pursuant to the Plan each Insurance Company will (i) convert from a
                                 Pennsylvania-chartered mutual insurance
                                 company to a Pennsylvania-chartered stock insurance company, and (ii) simultaneously issue shares of its capital stock to the Company in exchange for a portion of the net proceeds from the sale of Common Stock in the Conversion. The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements.

Background and Reasons For the
  Converson....................  The Insurance Companies annually review and adopt a strategic plan expressly predicated upon company independence and capital strength. The Insurance Companies have considered various capital formation alternatives and have elected to proceed with the Conversion in accordance with the provisions of the Pennsylvania Insurance Company Mutual to Stock Conversion Act (the "Act"). The Act was passed by the Pennsylvania General Assembly in early December 1995. On December 12, 1995, management was directed by the Boards of Directors of each Insurance Company to explore the process and feasibility of conversion under the Act. On January 12,
                                 1996, the Boards of Directors authorized further study and requested a presentation with respect to the process at its meeting on March 31, 1996. At a meeting of the Board of Directors of each Insurance Company held on April 22, 1996, management was directed to prepare the Plan for consideration at a special meeting to be held in May. Effective May 31, 1996, the
                                 Board of Directors of each of the Insurance
                                 Companies unanimously adopted the Plan,
                                 subject to approval by the Department and the policyholders of each of the Insurance Companies. Each Board of Directors unanimously adopted amendments to the Plan on July 19, 1996. An application with respect to the Conversion was filed by the Insurance Companies with Pennsylvania Department of Insurance (the "Department") on August 21, 1996 and notice of the filing and the opportunity to comment was simultaneously mailed to all Eligible Policyholders as required by law. The Department informed the Insurance Companies on November 27, 1996 that it did not intend to hold any hearings regarding the Conversion. The Plan was approved by the Department on December 27, 1996 and is subject to the approval of Eligible Policyholders at the Special Meetings. The Company also has received approval of the Department to acquire control of the Insurance Companies.

                                 On November 19, 1996, the Company received an unsolicited request from Donegal Group, Inc., an insurance holding company located in Marietta, Pennsylvania ("Donegal"), to amend the Plan to provide for the merger of the Company into Donegal in exchange for an aggregate payment of $27.5 million to all policyholders of the Insurance Companies, or less than $200 per policyholder assuming equal distribution to all policyholders. Such amount was proposed to be payable one-half in cash and one-half in a new class of preferred stock of Donegal, the terms of which were not specified. Because such a transaction would not provide additional capital to the Insurance Companies, would be inconsistent with their strategic plan of continued independence and would be tantamount to a sale and liquidation of the Insurance Companies, the Boards of Directors of the Company and the Insurance Companies determined that the request was contrary to the best interests of the Insurance Companies, including its policyholders, agents, employees, suppliers and the communities they serve, and further declined to consider the request. Therefore, the respective Boards of Directors affirmed their course of independence and commitment to the Plan.

                                 An application to acquire the Company was contemporaneously filed with the Department by Donegal. The Department informed Donegal that its application was both deficient and premature and, as a result, the Department informed Donegal that it is prohibited from
                                 (i) making any public announcement of its request to the Company to amend the Plan, and (ii) soliciting policyholders of the Insurance Companies in any way, including in connection with the policyholder votes to be held on the Plan at the Special Meetings. If Eligible Policyholders do not approve the Plan, the Boards of Directors of the Insurance Companies intend to maintain their current course of independence. See "The Conversion -- Background and Reasons for the Conversion."

Organization Before and After
  the Conversion...............  Set forth on page 3 of the Prospectus is an illustration of the organizational structure of the Insurance Companies before the Conversion and of the Company and the Insurance Companies after the Conversion. After completion of the Conversion, the Insurance Companies intend to transfer all of the capital stock of Old Guard Investment Holding Company, Inc. ("Old Guard Investment") to the Company and, as a result, Old Guard Investment will become a direct wholly-owned subsidiary of the Company.

Stock Pricing and Number of
  Shares to be Issued..........  Pennsylvania law requires that the aggregate purchase price of the Common Stock to be issued in the Conversion be consistent with an independent appraisal of the estimated pro forma market value of the Insurance Companies as subsidiaries of the Company following the Conversion. Berwind, a firm experienced in corporate valuations, has made an independent appraisal of the estimated pro forma market value of the Insurance Companies as subsidiaries of the Company and has determined that, as of August 19, 1996, such estimated pro forma market value was $33,570,000. The resulting valuation range in Berwind's appraisal, which extends 15% below and 15% above the estimated value, is from $28,535,000 to $38,606,000 (the "Estimated Valuation Range"). The Company, in consultation with its advisors, has determined to offer the shares in the Conversion at the Purchase Price. Such appraisal is not intended to be, and must not be construed as, a recommendation of any kind as to the advisability of purchasing Common Stock or as assurance that, after the Conversion, shares of Common Stock can be resold at or above the Purchase Price. The appraisal will be updated immediately prior to completion of the Conversion. If the updated appraisal is different from the appraisal as of August 19, 1996 but is within the Estimated Valuation Range, the Conversion will be consummated. If the updated appraisal is not within the Estimated Valuation Range, then, in such event, the Company, after consultation with the Department, may terminate the Plan, establish a new Estimated Valuation Range, extend, reopen or hold a new offering or take such other action as may be authorized by the Department. Subscribers will be notified of any such action by mail and, if a new Estimated Valuation Range is established, subscribers will be given an opportunity to affirm, amend or cancel their subscriptions.

The Subscription and
  Community Offerings..........        shares of Common Stock were subscribed
                                 for at the Purchase Price in the
                                 Subscription Offering pursuant to
                                 nontransferable subscription rights by: (i)
                                 certain Eligible Policyholders, (ii) the
                                 ESOP, and (iii) certain directors, officers
                                 and employees of the Insurance Companies and
                                       shares of Common Stock were subscribed
                                 for in the Community Offering by Eligible
                                 Policyholders and members of the general
                                 public. The Subscription Offering and the
                                 Community Offering terminated on February 1,
                                 1997.

The Public Offering ...........        Common Stock being offered in a firm
                                 commitment public offering (the "Public
                                 Offering") to be co-managed by the
                                 Underwriters. See "Underwriting."

Purchase Limitations ..........  No person may purchase fewer than 25 shares in the Offering. The ESOP may purchase up to an aggregate of 10% of the shares of Common Stock to be issued in the Conversion and is expected to do so. With the exception of the ESOP, no person (including Eligible Policyholders who elect to purchase stock in the Conversion), together with associates or persons acting in concert, may purchase in the aggregate, more than 193,030 shares of Common Stock (5% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). The Boards of Directors of the
                                 Company and the Insurance Companies may
                                 increase or decrease the purchase limitations at any time, subject to any required regulatory approval. To the extent that any purchaser who is not an Eligible Policyholder (excluding the ESOP) purchases in the Conversion more than the maximum purchase limitation in the Subscription Offering (presently set at 38,606 shares), an Eligible Policyholder who purchased the maximum amount permitted in the Subscription Offering will be given the right to increase his purchase to match the maximum amount purchased in the Conversion by such other purchaser. See "The Conversion -- Limitations on Purchases of Shares."

Purchase of Common Stock by
  Management...................  The directors and executive officers of the
                                 Company and the Insurance Companies,
                                 together with their associates, propose to purchase, in the aggregate, approximately 50,750 shares of Common Stock in the Conversion, or 1.5% of the shares of Common Stock issued in the Conversion, assuming an offering at the midpoint of the Estimated Valuation Range. See "The Conversion -- Proposed Management Purchases."

Benefits to Management.........  The Company's ESOP is expected to purchase 10%
                                 of the shares of Common Stock sold in the Offering, which will be awarded to substantially all employees without payment by such persons of cash consideration. In addition, the Company adopted a Management Recognition Plan (the "MRP") pursuant to which the Company intends to award to employees and directors of the Company up to 4% of the number of shares of Common Stock which were sold in the Offering without payment by such persons of cash consideration, and a Stock Compensation Plan pursuant to which the Company intends to grant options to acquire Common Stock to employees and directors of the Company of up to 10% of the number of shares of Common Stock sold in the Offering at an exercise price equal to the Purchase Price. The Company intends to grant stock options upon the closing of the Conversion. The MRP and the Stock Compensation Plan are subject to approval by shareholders at the Company's first annual meeting.

Use of Proceeds ...............  Net proceeds from the Conversion will depend upon the total number of shares sold and the
                                 expenses of the Conversion. As a result, net
                                 proceeds cannot be determined until the
                                 Conversion is completed. The Company
                                 anticipates that net proceeds (less the debt
                                 incurred to purchase the ESOP shares) will
                                 be approximately $   million if the
                                 aggregate purchase price is within the
                                 Estimated Valuation Range. See "Use of
                                 Proceeds" for the assumptions used to arrive
                                 at these estimates.
                                 The Company has received Department approval
                                 to exchange $16.0 million of net proceeds
                                 from the Offering for all of the capital
                                 stock
                                 of Old Guard Mutual, Old Guard Fire and
                                 Goschenhoppen to be issued in the
                                 Conversion. Assuming net proceeds from the
                                 Offering of approximately $    million, the
                                 Company would retain approximately $
                                 million after acquiring the stock of the Insurance Companies.

                                 A portion of the net proceeds retained by the Company will be used to repay approximately $5.8 million in financing incurred in connection with the pending acquisition of First Delaware Insurance Company, if completed as planned, and the investment in New Castle Mutual Insurance Company. The balance of the net proceeds retained by the Company will be available for a variety of corporate purposes, including, but not limited to, additional capital contributions to the Insurance Companies, future acquisitions and diversification within the property and casualty insurance industry, dividends to shareholders and future repurchases of
                                 Common Stock to the extent permitted by
                                 Pennsylvania law and the Department. With the exception of the payment of dividends and the pending acquisition of First
                                 Delaware Insurance Company and the investment in New Castle Mutual Insurance Company, the Company currently has no specific plans, intentions, arrangements or understandings regarding any of the foregoing activities. See "Dividend Policy"; "The Company -- Acquisition of First Delaware Insurance Company" and -- Investment in New Castle Mutual Insurance Company."

Market for the Common Stock....  The Company has received approval to have the Common Stock quoted on the Nasdaq NMS under the symbol "OGGI" upon closing of the Conversion. Hopper Soliday, Legg Mason and McDonald have each advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements. Prior to the Public Offering, there was no public market for the Common Stock and there can be no assurance that an active and liquid market for the Common Stock will develop in the foreseeable future. Even if a market develops, there can be no assurance that shareholders will be able to sell their shares at or above the Purchase Price after completion of the Conversion. See "Market for the Common Stock."

Dividends .....................  Declaration of dividends by the Board of
                                 Directors of the Company will depend on a number of factors, including the requirements of applicable law and the determination by the Board of Directors of the Company that the net income, capital and financial condition of the Company and the Insurance Companies, industry trends, general economic conditions and other factors justify the payment of dividends.
                                 In addition, the payment of dividends from the Insurance Companies to the Company and from the Company to shareholders is subject to a number of regulatory conditions, including conditions imposed by the Department in connection with the approval of the Conversion. The Company presently intends to pay an annual dividend of $.10 per share, but no assurance can be given that dividends in such amount will be permitted to be paid under the terms of the Department's approval order or will ultimately be declared and paid by the Board of Directors of the Company. See "Dividend Policy" and "Business -- Regulation."

Antitakeover Provisions .......  The Articles of Incorporation and Bylaws of
                                 the Company, Pennsylvania statutory
                                 provisions and employee benefit
                                 arrangements, as well as certain other
                                 provisions of state and federal law, may have the effect of discouraging or preventing a non-negotiated change in control of the Company, as well as a proxy contest for control of the Board of Directors of the Company. For a detailed discussion of those provisions, see "Investment Considerations
                                 -- Articles of Incorporation, Bylaw and
                                 Statutory Provisions that could Discourage
                                 Hostile Acquisitions of Control,"
                                 "Management -- Certain Benefit Plans and
                                 Agreements," "Certain Restrictions on
                                 Acquisition of the Company -- Pennsylvania
                                 Law" and -- "Certain Anti-Takeover
                                 Provisions in the Articles of Incorporation and Bylaws" and "Description of Capital Stock."

                       SELECTED COMBINED FINANCIAL DATA

   The following table sets forth selected combined financial data for the Insurance Companies prior to the Conversion at and for the periods indicated and should be read in conjunction with the Combined Financial Statements, and accompanying notes thereto and other financial information included elsewhere herein, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations." See Note 3 in "Notes to Combined Financial Statements" for a discussion of the principal differences between generally accepted accounting principles ("GAAP") and statutory accounting practices, and for a reconciliation of combined net income and equity, as reported in conformity with GAAP, with combined statutory net income and statutory surplus, as determined in accordance with statutory accounting practices, as prescribed or permitted by the Department. The combined statement of income data for the years ended December 31, 1991 and 1992 and for the nine months ended September 30, 1995 and 1996 and the combined balance sheet data at December 31, 1991, 1992 and 1993 and at September 30, 1995 and 1996 are derived from the unaudited combined financial statements of the Insurance Companies. The Company believes that such unaudited financial data fairly reflect the combined results of operations and the combined financial condition of the Insurance Companies for such periods. For a presentation of the pro forma effect of the Conversion and related transactions on the Company, see "Pro Forma Data."

                                                   hree Months Ended           Nine Months Ended
                                                     September 30,               September 30,
                                               -------------------------   -------------------------
                                                   1996          1995          1996         1995
                                                -----------   ----------    -----------   ----------
                                                   (Dollars in thousands, except per share data)
Revenue Data:
Direct premiums written  ....................      $21,260  $ 19,776       $ 62,623     $ 59,729
Net premiums written(1)  ....................       14,472    16,828         34,826       50,089
Statement of Income Data:
   Net premiums earned(1) ...................       13,398    16,214         39,705       48,536
   Net investment income ....................        1,052     1,101          3,434        3,408
   Net realized investment gains ............          383       310          1,328          650
   Other income .............................          224        60            484          172
                                                -----------   ----------    -----------   ----------
     Total revenues(1)  .....................       15,057    17,685         44,951       52,766
                                                -----------   ----------    -----------   ----------
Losses and Expenses:  .......................
   Losses and loss adjustment expenses ......        8,900    11,055         34,548       33,892
   Other underwriting expenses ..............        5,560     6,071         14,159       17,706
   Other expenses ...........................           --        --            250           --
                                                -----------   ----------    -----------   ----------
     Total expenses  ........................       14,460    17,126         48,957       51,598
                                                -----------   ----------    -----------   ----------
Income (loss) before federal income taxes  ..          597       559         (4,006)       1,168
Federal income tax expense (benefit)  .......          184       138         (1,458)         252
                                                -----------   ----------    -----------   ----------
Net income (loss)(2)  .......................         $413  $    421       $ (2,548)    $    916
                                                ===========   ==========    ===========   ==========
Selected Balance Sheet Data (at period end):
   Total investments(3) .....................      $85,367  $ 98,477       $ 81,630     $ 91,951
   Total assets .............................      137,538   135,383        137,538      135,383
   Subordinated debt ........................        1,500     2,250          1,500        2,250
   Total liabilities ........................       99,869    92,736         99,869       92,736
   Total equity(3) ..........................      $37,041  $ 42,648       $ 37,669     $ 42,648
GAAP Ratios:(3)
   Loss and loss adjustment expenses ratio(4)         66.4%     68.2%          87.0%        69.8%
   Underwriting expense ratio(1)(5) .........         41.5%     37.4%          35.7%        36.5%
   Combined ratio(1)(6) .....................        107.9%    105.6%         122.7%       106.3%
Statutory Data (at period end):
   Statutory combined ratio(1) ..............        104.8%    104.3%         124.7%       107.4%
   Industry combined ratio(7) ...............           --        --             --           --
   Statutory surplus ........................      $30,265  $ 31,563       $ 30,265     $ 31,563
   Ratio of statutory net written premiums to
     statutory surplus(1)(8)  ...............         1.91x     2.13x          1.53x        2.12x

Pro Forma Data (9):
   Net loss .................................                               ($2,755)
   Net income (loss) per share of common
     stock  .................................                                ($1.00)
   Weighted average number of shares of
     common stock outstanding  ..............                             2,745,350


                                                                    Year Ended December 31,
                                                ----------------------------------------------------------------
                                                   1995          1994         1993         1992          1991
                                                -----------   ----------    ----------   ----------   ----------
                                                          (Dollars in thousands except per share data)
Revenue Data:
Direct premiums written  ....................$   78,832     $ 78,730      $ 74,756     $ 71,287     $ 67,699
Net premiums written  .......................    67,115       65,649        63,355       55,424       53,876
Statement of Income Data:
   Net premiums earned ......................    66,663       63,465        60,986       54,013       53,050
   Net investment income ....................     4,458        3,932         3,928        4,444        4,789
   Net realized investment gains ............     1,011          476         1,758        1,444          560
   Other income .............................       274          266           244          264          197
                                                -----------   ----------    ----------   ----------   ----------
     Total revenues  ........................    72,406       68,139        66,916       60,165       58,596
                                                -----------   ----------    ----------   ----------   ----------
Losses and Expenses:
   Losses and loss adjustment expenses ......    50,509       46,440        42,154       38,096       36,527
   Other underwriting expenses ..............    23,265       22,087        20,991       19,551       18,830
   Other expenses ...........................        --           --            --           --           --
                                                -----------   ----------    ----------   ----------   ----------
     Total expenses  ........................    73,774       68,527        63,145       57,647       55,357
                                                -----------   ----------    ----------   ----------   ----------
Income (loss) before federal income taxes  ..    (1,368)        (388)        3,771        2,518        3,239
Federal income tax expense (benefit)  .......      (684)        (532)          383          122          534
                                                -----------   ----------    ----------   ----------   ----------
Net income (loss)(2)  ....................... $    (684)    $    144      $  3,388     $  2,396     $  2,705
                                                ===========   ==========    ==========   ==========   ==========
Selected Balance Sheet Data (at period end):
   Total investments and cash(3) ............ $  92,335     $ 82,879      $ 90,895     $ 80,826     $ 76,099
   Total assets .............................   134,853      127,831       140,213      136,979      142,764
   Subordinated debt ........................     2,250        3,000         3,750        4,500        5,250
   Total liabilities ........................    93,956       91,300       100,359      100,366      108,551
   Total equity ............................. $  40,897     $ 36,531      $ 39,854     $ 36,613     $ 34,212
GAAP Ratios:
   Loss and loss adjustment expense ratio(4)       75.8%        73.2%         69.1%        70.5%       68.8%
   Underwriting expense ratio(5) ............      34.9%        34.8%         34.4%        36.2%       35.5%
   Combined ratio(6) ........................     110.7%       108.0%        103.5%       106.7%      104.3%
Statutory Data (at period end):
   Statutory combined ratio .................     107.9%       106.3%         99.5%       106.2%      105.0%
   Industry combined ratio(7) ...............     106.4%       108.4%        106.9%       115.7%      108.8%
   Statutory surplus ........................ $   32,249    $ 31,097      $ 31,487     $ 27,936     $ 26,607
   Ratio of statutory net written premiums to
     statutory surplus(8)  ..................       2.15x       2.16x         2.10x        2.00x        2.02x

   Pro Forma Data(9):
   Net loss .................................     ($959)
   Net income (loss) per share of common
     stock  .................................    ($0.35)
   Weighted average number of shares of
     common stock outstanding  .............. 2,727,850


------
(1) Effective January 1, 1996, the Insurance Companies and American Re-Insurance Company entered into a quota share reinsurance treaty pursuant to which the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. Pro rata cessions of unearned premiums as of January 1, 1996 and the transfer of premiums written during the three and nine-month periods ended September 30, 1996 accounted, in part, for the decline in net premiums written, net premiums earned and total revenues, the increase in the underwriting expense ratio and the GAAP and statutory combined ratios and the decrease in the ratio of statutory net written premiums to statutory surplus, when the three and nine-month periods ended September 30, 1996 are compared to the corresponding periods.

(2) Net income for the years ended December 31, 1994 and 1995 and the nine-month period ended September 30, 1996 was adversely affected by the frequency and severity of weather-related property losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Due to the adoption by the Insurance Companies on January 1, 1994 of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," total investments and equity were adjusted to reflect changes in market value, which resulted in a reduction of $4.2 million and an increase of $1.5 million as of December 31, 1994 and 1995, respectively, and an increase of $1.9 million and a decrease of $122,000 as of September 30, 1995 and 1996, respectively.

(4) Calculated by dividing losses and loss adjustment expenses by net premiums earned.

(5) Calculated by dividing other underwriting expenses by net premiums earned.

(6) The sum of the Loss and Loss Adjustment Expense Ratio and the
    Underwriting Expense Ratio.

(7) As reported by A.M. Best Company, Inc., an independent insurance rating organization. Data unavailable for the periods ended September 30, 1996 and September 30, 1995.

(8) Annualized for the periods ended September 30, 1996 and 1995.

(9) Information excerpted from unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 1996 and the year end December 31, 1995. See "Pro Forma Data".

                                 RISK FACTORS

   Before investing in the Common Stock offered hereby, prospective investors should carefully consider all of the information set forth in this prospectus and, in particular, the matters presented below.

POSSIBLE ADVERSE IMPACT OF CATASTROPHE AND NATURAL PERIL LOSSES ON FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   In common with other property and casualty insurers, the Insurance Companies are subject to claims arising from catastrophes that may have a significant impact on their results of operations and financial condition. The Insurance Companies have experienced, and can be expected to experience in the future, catastrophe losses that may materially affect financial condition and results of operations. Catastrophe losses can be caused by various events, including snow storms, ice storms, freezing, hurricanes, earthquakes, tornadoes, wind, hail and fires and their incidence and severity are inherently unpredictable. The extent of net losses from catastrophes is a function of three factors: the total amount of insured exposure in the area affected by the event, the severity of the event and the amount of reinsurance coverage.

   The Insurance Companies' financial condition and results of operations also are affected periodically by losses caused by natural perils, regardless of whether such losses, because of their magnitude, qualify as "catastrophes," as classified by the Property Claims Service Division of American Insurance Services Group, Inc., an insurance industry body. Because of the geographic concentration of their business, the Insurance Companies may be more exposed to losses of this type than other property and casualty insurers. A multiplicity of such events, all or some of which do not qualify as catastrophes, in the aggregate, may materially affect the Company's financial condition and results of operations. This is true, in part, because losses from individual events may not permit recovery under the Insurance Companies' catastrophe reinsurance coverage. The frequency and severity of storms and freezes during 1994, 1995 and the first nine months of 1996 that adversely affected the Insurance Companies' results for these periods are examples of this phenomenon. See "-- Geographic Concentration of Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Reinsurance."

POSSIBLE ADVERSE IMPACT OF INADEQUATE LOSS RESERVES ON FINANCIAL CONDITION AND RESULTS OF OPERATION

   The Insurance Companies are required to maintain reserves to cover their estimated ultimate liability for losses and loss adjustment expenses ("LAE") with respect to reported and unreported claims incurred. Reserves are estimates involving actuarial and statistical projections at a given time of what the Insurance Companies expect to be the cost of the ultimate settlement and administration of claims based on facts and circumstances then known, predictions of future events, estimates of future trends in claims severity and judicial theories of liability, legislative activity and other variable factors, such as inflation. The Insurance Companies' overall reserve practice provides for ongoing claims evaluation and adjustment (if necessary) based on the development of related data and other relevant information pertaining to such claims. Loss and LAE reserves, including reserves for claims that have been incurred but not yet reported, are adjusted no less than monthly. The uncertainties of estimating insurance reserves are greater for certain types of property and casualty insurance lines written by the Insurance Companies, particularly workers' compensation and other liability coverages, because a longer period of time may elapse before a definitive determination of ultimate liability may be made and because of the changing judicial and political climates relating to these types of claims.

   Management believes that the Insurance Companies' reserves for losses and loss adjustment expenses are adequate and are in accordance with generally accepted actuarial principles and practices. However, the establishment of appropriate loss and loss adjustment expense reserves is an inherently uncertain process and there can be no assurance that ultimate losses will not exceed the Insurance Companies' loss reserves. To the extent that reserves prove to be inadequate in the future, the Insurance Companies would have to increase reserves which would adversely affect earnings in the period such reserves are increased and could have a material adverse effect on the Company's results of operations and financial condition. See "Business -- Loss and LAE Reserves."

POSSIBLE SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS

   The operating results of property and casualty insurers are subject to significant fluctuation due to a number of factors, including extreme weather conditions and natural disasters, regulation, competition, judicial trends, changes in the investment and interest rate environment and general economic conditions. The Company's operating results may also be affected by changes in the supply of, and the pricing for, property and casualty insurance and reinsurance, which historically have been highly cyclical. The unpredictability of claims experience and competitive nature of the property and casualty insurance industry has contributed historically to significant quarter-to-quarter and year-to-year fluctuations in the underwriting results and net earnings of the Insurance Companies. Because of these and other factors, historic results of operations may not be indicative of future operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

POSSIBLE ADVERSE IMPACT DUE TO GEOGRAPHIC CONCENTRATION OF BUSINESS

   All direct premiums written by the Insurance Companies are generated in Pennsylvania, Maryland and Delaware. For the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996, 94%, 94%, 93% and 93%, respectively, of the Insurance Companies' direct premiums written were derived from policies written in Pennsylvania. The revenues and profitability of the Insurance Companies could be significantly affected by legal and judicial trends and prevailing economic, regulatory, demographic and other conditions in Pennsylvania as well as the impact of catastrophe and natural peril losses in that state. See "-- Catastrophe and Natural Peril Losses."

POSSIBLE ADVERSE OR INADEQUATE IMPACT OF ACQUISITION STRATEGY

   The Company intends to pursue a strategy of growth through acquisition of other insurance companies. The success of the Company's growth strategy will depend largely upon its ability to identify suitable acquisition candidates and effect acquisitions at a reasonable cost. No assurance can be given that the Company will be successful in doing so. Moreover, this growth strategy may present special risks, such as the risk that the Insurance Company will not efficiently integrate an acquisition with present operations, the risk of dilution of book value and earnings per share of the Company's Common Stock as a result of an acquisition, the risk that the Company and the Insurance Companies will not be able to attract and retain qualified personnel needed for expanded operations, and the risk that internal monitoring and control systems may prove inadequate. Purchasers of Common Stock should also be aware that the Company, in many instances, may be able to make an acquisition without any requirement under law or Nasdaq listing rules to seek shareholder approval of the acquisition.

   In January 1997, the Company expects to acquire 80% of the capital stock of First Delaware Insurance Company for an acquisition price of approximately $4.8 million. However, the Company has not yet executed a definitive acquisition agreement with respect to such acquisition and there can be no assurance that such acquisition can be consummated on the terms or within the time frame currently contemplated. See "The Company -- First Delaware Insurance Company Acquisition."

HIGHLY COMPETITIVE NATURE OF INSURANCE INDUSTRY

   The property and casualty insurance market is highly competitive. Competition is based on many factors, including perceived financial strength of the insurer, premiums charged, policy terms and conditions, service, reputation and experience. The Insurance Companies compete with stock insurance companies, mutual companies, local cooperatives and other underwriting organizations. Certain of these competitors have substantially greater financial, technical and operating resources than the Insurance Companies. Many of the lines of insurance written by the Insurance Companies are subject to significant price competition. Some companies may offer insurance at lower premium rates through the use of salaried personnel, rather than the use of agents paid on a commission basis as the Insurance Companies do, or other methods. See "Business -- Competition."

POSSIBLE ADVERSE IMPACT OF CHANGE IN A.M. BEST RATING

   Ratings assigned by A.M. Best Company, Inc. ("A.M. Best") are an important factor influencing the competitive position of insurance companies. A.M. Best ratings are based upon factors of concern to policyholders and are not directed toward the protection of investors. As such, the Company's A.M. Best rating should not be relied upon as a basis for an investment decision to purchase Common Stock hereunder. A.M. Best affirmed an "A-" (Excellent) rating (its fourth highest out of 15 rating categories) for the Group in February 1996 based on year-end 1995 financial data. The Insurance Companies had $3.7 million of net catastrophe losses directly attributable to severe winter weather for the nine-month period ended September 30, 1996. Accordingly, there can be no assurance that the Group will be able to maintain its current rating. The Insurance Companies believe that their business is sensitive to ratings and that a rating downgrade may affect their ability to underwrite new business. As a result, if the Group were to experience a rating downgrade, the Company's business and results of operations could be materially adversely affected. See "Business -- A.M. Best Rating."

POSSIBLE ADVERSE IMPACT OF REGULATORY CHANGES

   The Insurance Companies are subject to substantial regulation by government agencies in the states in which they do business. Such regulation usually includes (i) regulating premium rates, policy forms, and lines of business, (ii) setting minimum capital and surplus requirements, (iii) imposing guaranty fund assessments and requiring residual market participation, (iv) licensing companies and agents, (v) approving accounting methods and methods of setting loss and expense reserves, (vi) setting requirements for and limiting the types and amounts of investments, (vii) establishing requirements for the filing of annual statements and other financial reports, (viii) conducting periodic statutory examinations of the affairs of insurance companies, (ix) approving proposed changes in control,
(x) limiting the amount of dividends that may be paid without prior regulatory approval, (xi) regulating transactions with affiliates, and (xii) regulating trade practices and market conduct. Such regulation and supervision are primarily for the benefit and protection of policyholders and not for the benefit of investors. The insurance regulatory structure has been subject to increased scrutiny in recent years by federal and state legislative bodies and state regulatory authorities.

   In 1990, the National Association of Insurance Commissioners (the "NAIC") began an accreditation program to ensure that states have adequate procedures in place for effective insurance regulation, especially with respect to financial solvency. The accreditation program requires that a state meet specific minimum standards in over 5 regulatory areas to be considered for accreditation. The accreditation program is an ongoing process and once accredited, a state must enact any new or modified standards approved by the NAIC within two years following adoption. As of September 30, 1996, Pennsylvania, the state in which the Insurance Companies are domiciled, was accredited.

   The NAIC has adopted risk-based capital ("RBC") requirements that require insurance companies to calculate and report information under a risk-based formula that attempts to measure statutory capital and surplus needs based on the risks in a company's mix of products and investment portfolio. The formula is designed to allow state insurance regulators to identify weakly capitalized companies. The RBC requirements provide for four different levels of regulatory attention in the event of noncompliance with required capital levels that range from a requirement to file a corrective plan of action to mandatory seizure. The Insurance Companies have never failed to exceed the required levels of capital. There can be no assurance that the capital requirements applicable to the business of the Insurance Companies will not increase in the future.

   The NAIC has also developed a set of eleven financial ratios, referred to as the Insurance Regulatory Information System (IRIS), for use by state insurance regulators in monitoring the financial condition of insurance companies. The NAIC has established an acceptable range of values for each of the eleven IRIS financial ratios. Generally, an insurance company will become the subject of increased scrutiny when four or more of its IRIS ratio results fall outside the range deemed acceptable by the NAIC. The nature of increased regulatory scrutiny resulting from IRIS ratio results outside the acceptable range is subject to the judgment of the applicable state insurance department but generally will result in accelerated review of annual and quarterly filings. Depending on the nature and serverity of the underlying cause of the IRIS ratio results being outside the acceptable range, increased regulatory scrutiny could range from increased but informal regulatory oversight to placing a company under regulatory control. During the last three years, each of the Insurance Companies reported results outside the acceptable range for certain IRIS tests. However, none of the Insurance Companies had four or more IRIS ratios outside the acceptable range and, to their knowledge, none of the Insurance Companies is subject to increased regulatory scrutiny. See "Business -- Regulation."

   No assurance can be given that future legislation or regulatory changes will not adversely affect the business and results of operations of the Insurance Companies. See "Business -- Regulation."

   Adverse legislative and regulatory activity constraining the Insurance Companies' ability adequately to price automobile, workers' compensation and other insurance coverages may occur in the future. In recent years, insurers in certain states have been under pressure from regulators, legislatures and special interest groups to reduce, freeze or set rates at levels that may not correspond with current underlying costs. The Insurance Com-panies presently do not operate in such states and management of the Company has no present intent to operate in such states absent favorable prospects for approval of adequate rates. In addition, as a condition of their license to do business, the Insurance Companies are required to participate in a variety of mandatory residual market mechanisms (assigned risk plans and mandatory pools) that provide certain insurance coverages (most notably automobile insurance coverages) to consumers who are otherwise unable to obtain such coverages from private insurers. Losses or assessments from residual market mechanisms cannot be predicted with certainty and could have a material adverse effect on the Company's business and results of operations.

DEPENDENCE UPON DIVIDENDS FROM INSURANCE COMPANIES

   Because the operations of the Company following the Conversion will be conducted through its subsidiaries, the Insurance Companies, the Company will be dependent upon dividends and other payments from the Insurance Companies for funds to meet its obligations. The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay any dividend to the Company without the prior approval of the Department. In addition, Pennsylvania law regulates the distribution of dividends and other payments by the Insurance Companies to the Company. Such restrictions or any subsequently imposed restrictions may in the future affect the Company's ability to pay debt, expenses and cash dividends to its shareholders. See "Dividend Policy" and "Business -- Regulation."


AVAILABILITY AND ADEQUACY OF REINSURANCE

   The Insurance Companies' insurance operations rely on the use of reinsurance arrangements to limit and manage the amount of risk retained, to stabilize underwriting results and increase underwriting capacity. The availability and cost of reinsurance are subject to prevailing market conditions and may vary significantly over time. No assurance can be given that reinsurance will continue to be available to the Insurance Companies in the future at commercially reasonable rates. While the Insurance Companies seek to obtain reinsurance with coverage limits that they believe are appropriate for the risk exposures assumed, there can be no assurance that losses experienced by the Company will be within the coverage limits of the Insurance Companies' reinsurance treaties and facultative arrangements. The Insurance Companies also are subject to credit risk with respect to their reinsurers because the ceding of risk to reinsurers does not relieve the Insurance Companies of their liability to insureds. The insolvency or inability of any reinsurer to meet its obligations may have a material adverse effect on the business and results of operations of the Company. See "Business -- Reinsurance."

RELIANCE ON EXISTING MANAGEMENT

   The operations of the Company and the Insurance Companies to date have been largely dependent on existing management. The loss to the Company or the Insurance Companies of one or more of their existing executive officers could have a material adverse effect on their business and results of operations. The Company has entered into employment agreements with the executive officers of the Company and the Insurance Companies. See "Management of the Company -- Executive Officers," "-- Certain Benefit Plans and Agreements."

MANAGEMENT'S DISCRETION IN ALLOCATION OF PROCEEDS

   The Company has received Department approval to exchange $16.0 million of net proceeds from the Offering for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. The Company will retain the balance of the net proceeds. The net proceeds retained by the Company will be available for a variety of corporate purposes, including additional capital contributions, future acquisitions and diversification of business, and dividends to shareholders. However, management has discretion in determining the actual manner in which net proceeds will be applied. The precise use, amounts and timing of the application of proceeds will depend upon, among other things, the funding requirements of the Insurance Companies, the availability of other funds, and the existence of acquisition opportunities. See "Use of Proceeds."

POTENTIAL BENEFITS OF CONVERSION TO MANAGEMENT AND IMPACT OF PURCHASES BY MANAGEMENT AND STOCK BENEFIT PLANS

   It is currently expected that directors and executive officers of the Insurance Companies and their associates will subscribe for approximately 50,750 shares of the Common Stock to be issued in the Conversion, or 1.5% at the midpoint of the Estimated Valuation Range, and that the ESOP will purchase 10% of the shares to be issued in the Conversion. In addition, following the Conversion, and subject to shareholder approval, the Company will implement a management recognition plan (the "MRP"), under which employees and directors would be awarded (at no cost to them) an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion and a stock compensation plan (the "Compensation Plan"), under which employees and directors would be granted (at no cost to them) options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at an exercise price equal to the Purchase Price. At the minimum, midpoint and maximum of the Estimated Valuation Range, assuming all options granted under the Compensation Plan were exercised and all shares issued pursuant to the exercise of the options and all shares held by the MRP were newly issued shares, such persons would receive, in the aggregate, 399,490, 469,980 and 540,484 shares, respectively, or in each case, 12.3% of the then outstanding Common Stock. In addition to the possible financial benefits under the stock benefit plans, management could benefit from certain statutory and regulatory provisions, as well as certain provisions in the Company's Articles of Incorporation and Bylaws, that may tend to promote the continuity of existing management and discourage certain acquisition proposals.

   As a result of the foregoing, management could acquire a substantial interest in the Company and, if each member of management were to act consistently with each other, could have significant influence over the outcome of the election of directors and any shareholder vote, especially matters requiring the approval of 80% of the Company's outstanding Common Stock, such as certain business combinations. Management might thus have the power to authorize actions that may be viewed as contrary to the best interests of non-affiliated holders of Common Stock and might have substantial power to block actions that such holders may deem to be in their best interests. See "Pro Forma Data," "Management -- Certain Benefit Plans and Agreements," "The Conversion -- Proposed Management Purchases," "Certain Restrictions on Acquisition of the Company."

DILUTIVE EFFECT OF MRP AND STOCK OPTIONS

   The Company has adopted the Compensation Plan and the MRP, both of which will be subject to shareholder approval at the Company's first annual meeting of shareholders after the Conversion. Under the MRP, employees and directors would be awarded, at no cost to them, an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion, and under the Compensation Plan, employees and directors would be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at the Purchase Price. Under the MRP, the shares issued to directors and employees could be newly issued shares or shares purchased in the open market. In the event the shares issued to the MRP and pursuant to the exercise of options granted under the Compensation Plan consist of newly issued shares of Common Stock, the interests of existing shareholders would be diluted. See "Pro Forma Data" and "Management -- Certain Benefit Plans and Agreements -- Stock Compensation Plan" and "-- Management Recognition Plan."

RISK OF LEGAL CHALLENGE

   To the knowledge of the Insurance Companies, the Conversion is the first mutual to stock conversion of solvent mutual insurance companies under the Act. Passage of the Act was supported by the Department. The Act is very similar to laws enacted in Illinois and Michigan and is based upon federal legislation governing mutual to stock conversions of savings and loans under which several hundred conversion transactions have been successfully completed. The Act eliminates any requirement to distribute surplus to policyholders and instead authorizes the grant to policyholders of a first priority right to purchase stock in a converting insurance company. No significant opposition to the Act or the Conversion has arisen as of the date hereof. However, under the Act, a legal challenge to the Conversion, which could be based on procedural grounds or a constitutional challenge to the Act, can be brought up to thirty (30) days after approval of the Plan by Eligible Policyholders at the Special Meetings. The Conversion is expected to close prior to expiration of this 30-day period regardless of whether any legal challenge is mounted. The Company would vigorously oppose any such legal challenge. However, if a legal challenge to the Conversion were initiated, such challenge could have a material adverse effect on the market price of the Common Stock pending resolution of the challenge and, if the challenge were successful, there could be a material adverse effect on the financial condition and results of operations of the Company.

ARTICLES OF INCORPORATION, BYLAW AND STATUTORY PROVISIONS THAT COULD DISCOURAGE HOSTILE ACQUISITIONS OF CONTROL

   The Company's Articles of Incorporation and Bylaws contain certain provisions that may have the effect of discouraging a non-negotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of Common Stock or the removal of the Company's management, all of which certain shareholders might deem to be in their best interests. These provisions include, among other things (i) the classification of the terms of the members of the Board of Directors, (ii) supermajority provisions for the approval of certain business combinations and amendment of the Articles of Incorporation or Bylaws of the Company, (iii) elimination of cumulative voting in the election of directors, and (iv) restrictions on the voting of the Company's equity securities by any individual, entity or group owning more than 10% of the Common Stock. The provisions in the Company's Articles of Incorporation requiring a supermajority vote for the approval of certain business combinations and containing restrictions on voting of the Company's equity securities provide that the supermajority voting requirements and voting restrictions do not apply to business combinations and acquisitions of voting Common Stock meeting specified Board of Director approval requirements. The Articles of Incorporation also authorize the issuance of 5,000,000 shares of preferred stock as well as additional shares of Common Stock. These shares could be issued without shareholder approval on terms or in circumstances that could deter a future takeover attempt.

   In addition, the Pennsylvania Business Corporation Law (the "Pennsylvania BCL") provides for certain restrictions on acquisition of the Company, and Pennsylvania law contains various restrictions on acquisitions of control of insurance holding companies.

   The Articles of Incorporation, Bylaw and statutory provisions, as well as certain other provisions of state and federal law, may have the effect of discouraging or preventing a future takeover attempt not supported by the Company's Board of Directors in which shareholders of the Company otherwise might receive a substantial premium for their shares over then-current market prices. For a detailed discussion of those provisions, see "Management -- Certain Benefit Plans and Agreements," "Certain Restrictions on Acquisition of the Company," "Certain Anti-Takeover Provisions in the Articles of Incorporation and Bylaws" and "Description of Capital Stock."

ABSENCE OF PRIOR MARKET FOR THE COMMON STOCK

   The Company has never issued capital stock, and consequently there is no established market for the Common Stock. The Company has received preliminary approval to have the Common Stock quoted on the Nasdaq NMS under the symbol "OGGI," conditioned upon completion of the Conversion. Hopper Soliday, Legg Mason and McDonald each have advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements. There can be no assurance that an active and liquid trading market for the Common Stock will develop or that, if one develops, it will continue, nor is there any assurance that persons purchasing Common Stock will be able to sell the Common Stock at or above the Purchase Price. See "Market for the Common Stock."

                                 THE COMPANY

GENERAL

   The Company was incorporated under the laws of the Commonwealth of Pennsylvania in May 1996 for the purpose of serving as a holding company for the Insurance Companies upon the acquisition of all of their capital stock in connection with the Conversion. The Company has received approval from the Department to acquire control of the Insurance Companies subject to satisfaction of certain conditions. Prior to the Conversion, the Company has not engaged and will not engage in any significant operations. Upon completion of the Conversion, the Company's primary assets will be the outstanding capital stock of the Insurance Companies and a portion of the net proceeds of the Conversion.

   Management believes that the holding company structure will permit the Company to expand the services beyond those currently offered through the Insurance Companies, although there are no definitive plans or arrangements for such expansion at present. As a holding company, the Company will have greater flexibility to diversify its business activities through existing or newly formed subsidiaries or through the issuance of capital stock to facilitate acquisitions or mergers or to obtain additional financing in the future. See "First Delaware Insurance Company Acquisition" and "New Castle Insurance Company Investment" below. The portion of the net proceeds from the sale of Common Stock in the Conversion that the Company will contribute to the Insurance Companies will substantially increase the Insurance Companies' surplus which will, in turn, enhance policyholder protection and increase the amount of funds available to support both current operations and future growth. After the Conversion, the Company will be classified as a holding company and will be subject to regulation by the Department.

   The Company's executive offices are located at 2929 Lititz Pike, Lancaster, Pennsylvania 17604, and its main telephone number is (717) 569-5361.

FIRST DELAWARE INSURANCE COMPANY ACQUISITION

   Management expects that in January 1997, Old Guard Investment Holding Company, Inc. ("Old Guard Investment"), a subsidiary of the Insurance Companies (Old Guard, Old Guard Fire and Goschenhoppen own 79.0%, 15.4% and 5.6% of Old Guard Investment, respectively), will execute an agreement with First Delaware Insurance Company ("First Delaware"), a Delaware insurance company, and International Corporation ("IC"), First Delaware's sole shareholder, pursuant to which Old Guard Investment will acquire 80% of the capital stock of First Delaware. The acquisition will be made through a combination of (i) a $3 million cash investment in First Delaware in exchange for a number of shares of First Delaware common stock equal to $3 million divided by 1.5 times the GAAP book value per share of First Delaware as of the month end immediately preceding the closing date and (ii) the purchase from IC for cash of a number of additional shares of First Delaware, at a price per share equal to 1.5 times the GAAP book value per share of First Delaware, such that Old Guard Investment will hold 80% of the stock of First Delaware after closing. Management estimates that the total acquisition price will equal approximately $4.8 million. Old Guard Investment expects to finance the acquisition of the common stock of First Delaware by drawing on an existing $7.0 million line of credit with Dauphin Deposit Bank and Trust Company ("Dauphin") which provides for advances for terms not to exceed 60 months, an amortization schedule not to exceed 120 months, monthly payments and an interest rate equal to either (i) Dauphin's floating base rate, less 1/2% or (ii) a fixed rate offered at Dauphin's sole discretion (the "Line of Credit").

   At closing, which is expected to occur in January 1997, Old Guard Investment and IC will execute a shareholder agreement that, among other things, will prohibit IC from transferring its remaining 20% interest in First Delaware prior to December 31, 2003 to anyone other than Old Guard Investment or an affiliate of Old Guard Investment. The shareholder agreement also gives the parties certain "put" and "call" rights prior to December 31, 2003 during specified periods with respect to the remaining 20% of the common stock of First Delaware held by IC at a purchase price of between 1 and 1.5 times then current GAAP book value per share. The exercise price of the put or call varies depending upon the time period when the put or call is exercised and is payable in cash or Common Stock at the election of the party exercising the put or call right. In addition, after December 30, 1999, IC can relinquish its put right and extinguish Old Guard Investment's call right in exchange for a payment from Old Guard Investment to IC of 10% of the put price.

   Upon closing, the First Delaware Board of Directors will consist of up to five members, three of whom will be elected by Old Guard Investment. David E. Hosler, the Chairman of the Company, will become Chairman of First Delaware. First Delaware and Commonwealth Insurance Managers, Inc. ("CIMI"), a subsidiary of Old Guard Investment, also will execute a management agreement pursuant to which CIMI will provide management advice on actuarial services, reinsurance purchasing, investment management, management information systems, security custody services, independent accounting/auditing services, human resource services and employee benefits. In order to retain the services of the two principals of First Delaware, First Delaware will enter into employment agreements acceptable to Old Guard Investment with such principals.

   The acquisition of First Delaware furthers the Company's strategic goals of geographic and product line diversification because First Delaware's business is principally commercial lines, including surety business in the Delaware and Maryland markets. The Insurance Companies intend to renew their current commercial writings in Delaware and the Eastern Shore of Maryland with First Delaware and support a planned expansion of First Delaware into Virginia. At September 30, 1996, First Delaware had $4.3 million in assets and $1.8 million in equity. For the nine months ended September 30, 1996, First Delaware had direct premiums written of $2.8 million and net income of $120,000. For the year ended December 31, 1995, First Delaware had direct premiums written of $3.3 million and net income of $150,000.

   Notwithstanding the Company's expectations, no definitive agreement with respect to such acquisition has yet been executed. Unless and until such agreement has been executed, there can be no assurance that such acquisition can be consummated within the time or on the terms presently contemplated.

NEW CASTLE INSURANCE COMPANY INVESTMENT

   On December 23, 1996, Old Guard Investment executed an Investment Agreement with New Castle Mutual Insurance Company ("New Castle"), a Delaware insurance company that is licensed in Delaware and Pennsylvania and sells primarily homeowners and other personal property and casualty lines through independent agents. Pursuant to the Investment Agreement, Old Guard Investment, or an affiliate designated by Old Guard Investment, purchased a $1.0 million convertible surplus note. After the Conversion, Old Guard Investment, or an affiliate designated by Old Guard Investment, will purchase, from time to time, up to an additional $3.0 million of convertible surplus notes based on cancellation of reinsurance or an increase in the ratio of net premiums written to statutory surplus to an amount in excess of 2.9%. The surplus notes will bear interest payable monthly at a floating rate equal to Dauphin's base rate with a maximum interest rate of 10%. All principal amounts under the surplus notes will be due at maturity on January 1, 2007. Old Guard Investment expects to finance this investment by drawing on the Line of Credit. The Investment Agreement contains customary representations, warranties, covenants and conditions to closing.


   The surplus notes will be convertible into common stock of New Castle if, but only if, New Castle converts from mutual to stock form. The surplus notes will be convertible into that number of shares of common stock of New Castle equal to the greater of (i) the principal balance of the surplus notes divided by (A) the price at which a share of common stock of New Castle is offered and sold in a mutual to stock conversion of New Castle, if such an offering is made, or (B) the value assigned to a share of New Castle common stock distributed to New Castle policyholders in a mutual to stock conversion of New Castle, if such a distribution is made, or (ii) the number of authorized shares of common stock of New Castle multiplied by a fraction the numerator of which is the principal amount of the surplus notes and the denominator of which is the statutory surplus of New Castle on the last day of the month immediately preceding a mutual to stock conversion of New Castle. New Castle has covenanted to use its best efforts to convert from mutual to stock form within three years from the date of the initial surplus note purchase.

   New Castle has also agreed that it will reconstitute its board to consist of seven members with three members nominated for election as proposed by Old Guard Investment. Subject to election, David E. Hosler will become Chairman of New Castle. New Castle also will enter into a management contract with CIMI pursuant to which CIMI will provide advice on actuarial services, reinsurance purchasing, investment management, security custody services, independent accounting/auditing services, human resource services and employee benefits.

   The surplus note investment in New Castle furthers the Company's strategic goal of geographic diversification because New Castle's business is principally located in the Delaware market. At September 30, 1996, New Castle had $5.2 million in assets on a statutory basis and $1.6 million in statutory surplus. For the nine months ended September 30, 1996, New Castle had direct premiums written of $7.6 million and statutory net loss of $215,000. For the year ended December 31, 1995, New Castle had direct premiums written of $10.7 million and a statutory net loss of $749,000.

                           THE INSURANCE COMPANIES

   Old Guard Mutual, Old Guard Fire and Goschenhoppen are each Pennsylvania mutual insurance companies that currently operate as members of the Group. The Group also includes Neffsville, which is not a party to the Plan. The Insurance Companies are property and casualty insurers of farms, small and medium-sized businesses and residents primarily in rural and suburban communities in Pennsylvania, Maryland and Delaware. The Insurance Companies market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 1,600 independent agents.

   The Insurance Companies operate under a reinsurance pooling agreement pursuant to which all premium revenue, loss and loss adjustment expense are ceded to Old Guard Mutual and a fixed percentage of those items is retroceded by Old Guard Mutual to Old Guard Fire and Goschenhoppen. The allocation of pooled revenue and expense is determined by the parties and is currently as follows: Old Guard Mutual - 60%, Old Guard Fire - 29% and Goschenhoppen - 11%. Investment income and investment gains and losses are not pooled. In addition, Neffsville reinsures 90% of its book of business with Old Guard Mutual.

   Old Guard Mutual. Old Guard Mutual was originally chartered in 1896. At September 30, 1996, Old Guard Mutual had total assets of $116.1 million (prior to the elimination of intercompany accounts in consolidation) and equity of $22.5 million.

   Old Guard Fire. Old Guard Fire was originally chartered in 1872. At September 30, 1996, Old Guard Fire had total assets of $36.1 million (prior to the elimination of intercompany accounts in consolidation) and equity of $11.0 million.

   Goschenhoppen. Goschenhoppen was originally chartered in 1843. At September 30, 1996, Goschenhoppen had total assets of $23.4 million (prior to the elimination of intercompany accounts in consolidation) and equity of $4.1 million.

   The Insurance Companies are subject to examination and comprehensive regulation by the Department. See "Business -- Regulation."

                               USE OF PROCEEDS

   The Company estimates that it will receive net proceeds of $      in the
Subscription, Community and Public Offerings. The Company has received Department approval to exchange $16.0 million of net proceeds for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. The Company will retain approximately $ million after acquiring the stock of the Insurance Companies.

   The net proceeds retained by the Company will be available for a variety of corporate purposes, including additional capital contributions, future acquisitions and diversification of business and dividends to shareholders. The Company expects to use approximately $5.8 million of the net proceeds to repay Dauphin under the Line of Credit to be used by Old Guard Investment in connection with the acquisition of First Delaware and the investment in New Castle. In the event that the First Delaware acquisition is not completed, those proceeds will be added to the Company's working capital. With the exception of dividends and the pending acquisition of First Delaware and the investment in New Castle, the Company currently has no specific plans, arrangements or understandings regarding any of the foregoing activities. See "Dividend Policy," "The Company -- Acquisition of First Delaware Insurance Company" and -- Investment in New Castle Mutual Insurance Company."

   The net proceeds used to effect the exchange of the stock of the Insurance Companies will become part of their capital, thereby expanding underwriting capacity and permitting diversification of their businesses. Any payment of dividends to the Company will be limited by regulatory restrictions on capital distributions by the Insurance Companies. See "Business -- Regulation."

                               DIVIDEND POLICY

   Payment of dividends on the Common Stock is subject to determination and declaration by the Company's Board of Directors. Any dividend policy of the Company will depend upon the financial condition, results of operations and future prospects of the Company. In addition, the Department's approval of the acquisition by the Company of all of the common stock of the Insurance Companies prohibits the Company from paying and dividends or making other distributions to shareholders (i) other than from earnings of the Insurance Companies or (ii) in excess of $500,000 for a period of three years following the Conversion without the prior approval of the Department. At present, the Company intends to pay an annual dividend of $.10 per share. However, there can be no assurance that dividends will be permitted to be paid under the terms of the Department's approval order or, if paid initially, that they will continue to be paid in the future. In addition, because the Company initially will have no significant source of income other than dividends from the Insurance Companies and earnings from investment of the net proceeds of the Conversion retained by the Company, the payment of dividends by the Company will depend significantly upon receipt of dividends from the Insurance Companies, which is subject to significant regulatory restrictions. The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay any dividend to the Company without the prior approval of the Department. The Insurance Companies intend to seek Department approval to pay dividends that, in the aggregate, will permit the Company to pay an annual dividend of $.10 per share. No assurance can be given, however, that the Department will grant such approval. See "Business -- Regulation."

   Except as described above, the Company is not subject to regulatory restrictions on the payment of dividends to shareholders. The Company is subject to the requirements of the Pennsylvania BCL, which generally permits dividends or distributions to be paid as long as, after making the dividend or distribution, the Company will be able to pay its debts in the ordinary course of business and the Company's total assets will exceed its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of holders of stock with senior liquidation rights if the Company were to be dissolved at the time the dividend or distribution is paid.

                         MARKET FOR THE COMMON STOCK

   The Company has never issued any capital stock. Consequently, there is no established market for the Common Stock. The Common Stock has been approved for quotation on the Nasdaq NMS under the symbol "OGGI" upon completion of the Conversion.

   Hopper Soliday, Legg Mason and McDonald each have advised the Company that, upon completion of the Conversion, it intends to act as a market maker in the Common Stock, subject to market conditions and compliance with applicable laws and regulatory requirements. The development of a public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Company nor any market maker has any control. Accordingly, there can be no assurance that an established and liquid market for the Common Stock will develop, or if one develops, that it will continue. Furthermore, there can be no assurance that purchasers will be able to resell their shares of Common Stock at or above the Purchase Price after the Conversion.

                                CAPITALIZATION

   The following table sets forth information regarding the combined historical capitalization of the Insurance Companies at September 30, 1996 and the pro forma consolidated capitalization of the Company giving effect to the sale of Common Stock based upon the assumed net proceeds set forth under "Use of Proceeds."

                                                                         Pro Forma
                                                                        Consolidated
                                                                       Capitalization
                                                      Historical           of the
                                                       Combined        Company Based
                                                    Capitalization         on the
                                                        of the            Sale of
                                                      Insurance              --
                                                     Companies at        shares at
                                                    September 30,          $10.00
                                                       1996(1)           per share
                                                  ------------------   --------------
Long-term ESOP debt(2)  .......................        $     --           $
Subordinated debt(3)  .........................          1,500                 --
Shareholders' equity(4):
   Common stock, no par value per share:
     authorized -- 15,000,000 shares;
     shares to be outstanding -- as shown(5)  .             --
   Unearned Employee Stock Ownership Plan
     compensation  ............................             --
   Retained earnings -- substantially
     restricted  ..............................         36,357             36,357
   Unrealized gains ...........................          1,312              1,312
                                                  ------------------   --------------
   Total shareholders' equity .................        $39,169            $
                                                  ==================   ==============

------
(1) Subsequent to September 30, 1996 and prior to completion of the Conversion, Old Guard Investment expects to borrow an aggregate of approximately $5.8 million under the Line of Credit in connection with the acquisition of First Delaware and the investment in New Castle. See "The Company -- First Delaware Insurance Company Acquisition" and "-- New Castle Insurance Company Investment." The Company will repay the amount borrowed by Old Guard Investment in connection with the New Castle investment and, if completed, the First Delaware acquisition from proceeds of the Offering. See "Use of Proceeds."

(2) Assumes that 10% of the shares of Common Stock to be sold in the Conversion are purchased by the ESOP, and that the funds used to purchase such shares are borrowed from an unaffiliated lender. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, the Company expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. The approximate amount expected to be borrowed by the ESOP is reflected in this table as borrowed funds. See "Management -- Certain Benefit Plans and Agreements -- Employee Stock Ownership Plan" and "Pro Forma Data."

(3) Subordinated debt consists of a surplus note payable by Old Guard Mutual to American Re (the "American Re Surplus Note"). This Surplus Note is expected to be assigned by American Re to the Company in exchange for 150,000 shares of Common Stock upon completion of the Conversion; provided, however, that Old Guard Mutual may elect to repay the American Re Surplus Note prior to the completion of the Conversion in which case the subordinated debt will be eliminated but shareholders' equity also will be reduced by $1.5 million from the amounts shown in the table.

(4) Pro forma shareholders' equity is not intended to represent the fair market value of the Common Stock, the net fair market value of the Company's assets and liabilities or the amounts, if any, that would be available for distribution to shareholders in the event of liquidation. Such pro forma data may be materially affected by a change in the number of shares to be sold in the Conversion and by other factors.

(5) Does not reflect additional shares of Common Stock that could be purchased pursuant to the Compensation Plan, if implemented, under which directors, executive officers and other employees of the Company would be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion (335,700 shares at the midpoint of the Estimated Valuation Range) at an exercise price equal to the Purchase Price. Implementation of the Compensation Plan requires shareholder approval. See "Management -- Certain Benefit Plans and Agreements -- Stock Compensation Plan" and "Investment Considerations -- Dilutive Effect of MRP and Stock Options."

                                PRO FORMA DATA

   The following pro forma condensed combined balance sheet as of September 30, 1996 gives effect to the Conversion and implementation of the ESOP as if they had occurred as of September 30, 1996 and assumes that 2,853,500 shares of Common Stock (the minimum number of such shares required to be sold) are sold in the Subscription, Community and Public Offerings. The following pro forma condensed combined statements of income for the year ended December 31, 1995 and the nine months ended September 30, 1996 present combined operating results for the Insurance Companies as if the Conversion and implementation of the ESOP had occurred as of January 1, 1995. The pro forma financial statements combine the accounts of Old Guard Mutual, Old Guard Fire and Goschenhoppen. Pursuant to the Plan, each of the Insurance Companies will convert from a Pennsylvania-chartered mutual insurance company to a Pennsylvania-chartered stock insurance company and simultaneously issue shares of its capital stock to the Company in exchange for a portion of the net proceeds from the sale of Common Stock in the Conversion. The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements. Completion of the Conversion is contingent on the sale of a minimum of 2,853,500 shares of Common Stock.

   The unaudited pro forma information does not purport to represent what the Insurance Companies' financial position or results of operations actually would have been had the Conversion and implementation of the ESOP occurred on the dates indicated, or to project the Insurance Companies' financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Insurance Companies believe are reasonable in the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes thereto, and the other financial information pertaining to the Insurance Companies included elsewhere in this Prospectus.

   The pro forma adjustments and pro forma combined amounts are provided for information purposes only. The Insurance Companies' financial statements will reflect the effects of the Conversion and implementation of the ESOP only from the dates such events occur.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1996
                                (IN THOUSANDS)

                                                               Historical      Pro Forma      Pro Forma
                                                                Combined      Adjustments      Combined
                                                              ------------   -------------    -----------
ASSETS
Investments:
   Fixed income securities, available for sale, at fair
     value  ...............................................     $ 69,786        $25,428 (1)    $ 95,214
   Preferred stocks, at fair value ........................        5,100                          5,100
   Common stocks, at fair value ...........................        6,425                          6,425
   Other invested assets ..................................          318                            318
                                                              ------------   -------------    -----------
   Total investments ......................................       81,629         25,428         107,057
Cash and cash equivalents  ................................        3,737                          3,737
Premiums receivable  ......................................        7,911                          7,911
Reinsurance recoverables and unearned premiums  ...........       25,659                         25,659
Deferred policy acquisition costs, net  ...................        5,834                          5,834
Accrued investment income  ................................        1,103                          1,103
Deferred income taxes, net  ...............................        2,371                          2,371
Property and equipment, net  ..............................        6,164                          6,164
Receivable from affiliate  ................................          413                            413
Other assets  .............................................        2,717                          2,717
                                                              ------------   -------------    -----------
Total assets  .............................................     $137,538        $25,428        $162,966
                                                              ============   =============    ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Reserve for losses and loss adjustment expenses ........     $ 56,799                       $ 56,799
   Unearned premiums ......................................       35,774                         35,774
   Accrued expenses .......................................        2,203                          2,203
   Subordinated debt ......................................        1,500        $(1,500)(2)           0
   Other liabilities ......................................        3,593          2,854 (3)       6,447
                                                              ------------   -------------    -----------
   Total liabilities ......................................       99,869          1,354         100,223
                                                              ------------   -------------    -----------
Shareholders' equity:
   Common stock ...........................................                      26,928 (4)(5)   26,928
   Unearned Employee Stock Ownership Plan compensation ....                      (2,854)(3)      (2,854)
   Retained earnings ......................................       36,357                         36,357
   Unrealized capital gains (losses) on securities, net of
     deferred income taxes  ...............................        1,312                          1,312
                                                              ------------   -------------    -----------
   Total shareholders' equity .............................       37,669         24,074          61,743
                                                              ------------   -------------    -----------
Total liabilities and shareholders' equity  ...............     $137,538        $23,428        $162,966
                                                              ============   =============    ===========

See accompanying Notes to Unaudited Pro Forma Combined Balance Sheet

             NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) The pro forma adjustment to reflect the Conversion is as follows:

Issuance of 2,853,500 shares at $10/share ......................     $28,535
Estimated conversion expenses  .................................      (3,107)
                                                                     ---------
Net proceeds from conversion  ..................................     $25,428
                                                                     =========

(2) Pro forma adjustment to effect the probable conversion of the $1,500 by American Re Surplus Note into 150,000 shares of Common Stock at $10.00 per share; provided, however, that Old Guard Mutual may elect to repay the American Re Surplus Note prior to Completion of the Conversion.

(3) Upon completion of the Conversion, the Company will implement an ESOP for the benefit of participating employees. The ESOP will borrow funds from an unaffiliated lender in an amount sufficient to purchase 10% of the Common Stock issued upon Conversion or $2,854. The ESOP loan is assumed to bear interest at 8% per year and require monthly payments of approximately $35 for a term of ten years. The ESOP will be accounted for in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans" issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accounts. Accordingly, the Company will report the loan to the ESOP as a liability on the Company's combined balance sheet with a corresponding charge to unearned ESOP compensation, a contra- equity account.

(4) The effect of adjustments (1) and (2).

(5) Does not reflect the issuance of up to 114,140 share awards under the Company's MRP that is subject to shareholder approval. Under the MRP, share awards will vest at the rate of 20% annually over a five year period. The dollar amount of Common Stock to be issued to the MRP Trust will represent unearned compensation. As the Company accrues compensation expense to reflect the vesting of such shares, unearned compensation will be reduced accordingly. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effect of Recent Transactions on the Company's Future Financial Condition and Results of Operations."

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       Historical      Pro Forma       Pro Forma
                                                        Combined      Adjustments       Combined
                                                      ------------   -------------    -------------

Revenue:
   Net premiums earned ............................     $66,663                      $   66,663
   Investment income, net of expenses .............       4,458                           4,458
   Net realized investment gains ..................       1,011                           1,011
   Other revenue ..................................         274                             274
                                                      ------------   -------------    -------------
   Total revenue ..................................      72,406              0           72,406
                                                      ------------   -------------    -------------
Expenses:
   Losses and loss adjustment expenses ............      50,509                          50,509
   Amortization of deferred policy acquisition
     costs  .......................................      17,611                          17,611
   Operating expenses .............................       5,655            194 (1)        5,849
   Interest expense ...............................                        222 (2)          222
                                                      ------------   -------------    -------------
   Total expenses .................................      73,775            416 (3)       74,191
                                                      ------------   -------------    -------------
Loss before income tax benefit  ...................      (1,369)          (416)          (1,785)
Income tax benefit  ...............................        (685)          (141)(4)         (826)
                                                      ------------   -------------    -------------
Net loss  .........................................     $  (684)         $(275)      $     (959)
                                                      ============   =============    =============
Earnings per share data:
   Net income (loss) per share of common stock ....                                  $    (0.35)
                                                                                      =============
   Weighted average number of shares of common
     stock outstanding  ...........................                                   2,727,850(5)
                                                                                      =============


See accompanying Notes to Unaudited Pro Forma Combined Statement of Income.

               UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                     NINE MONTHS ENDED SEPTEMBER 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Historical      Pro Forma       Pro Forma
                                                       Combined      Adjustments       Combined
                                                     ------------   -------------    -------------

Revenue:
   Net premiums earned ...........................     $39,705                      $   39,705
   Investment income, net of expenses ............       3,434                           3,434
   Net realized investment gains .................       1,328                           1,328
   Other revenue .................................         484                             484
                                                     ------------   -------------    -------------
   Total revenue .................................      44,951              0           44,951
                                                     ------------   -------------    -------------
Expenses:
   Losses and loss adjustment expenses ...........      34,548                          34,548
   Amortization of deferred policy acquisition
     costs  ......................................       9,079                           9,079
   Operating expenses ............................       5,330            156 (1)        5,486
   Interest expense ..............................                        157 (2)          157
                                                     ------------   -------------    -------------
   Total expenses ................................      48,957            313 (3)       49,270
                                                     ------------   -------------    -------------
   Loss before income tax benefit ................      (4,006)          (313)          (4,319)
   Income tax benefit ............................      (1,458)          (106)(4)       (1,564)
                                                     ------------   -------------    -------------
   Net loss ......................................     $(2,548)         $(207)      $   (2,755)
                                                     ============   =============    =============
Earnings per share data:
   Net income (loss) per share of common stock ...                                  $    (1.00)
                                                                                     =============
   Weighted average number of shares of common
     stock outstanding  ..........................                                   2,745,350(5)
                                                                                     =============



See accompanying Notes to Unaudited Pro Forma Combined Statement of Income

                         NOTES TO UNAUDITED PRO FORMA
                         COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

(1) Pro forma adjustment to recognize compensation expense under ESOP for shares committed to be released to participants as the ESOP loan is repaid.

(2) Pro forma adjustment to recognize interest expense under the $2,854 ESOP Loan at the assumed rate of 8% for 10 years (approximately $35 monthly).


(3) Adjustment to reflect the federal income tax effects of (1) and (2) above.

(3) Does not reflect compensation expense associated with the grant of up to 114,400 share awards under the Company's MRP that is subject to shareholder approval. Under the MRP, share awards will vest at the rate of 20% annually over a five year period. Assuming that share awards have a value of $10.00 per share, the after-tax compensation expense for the nine month period ended September 30, 1996 and the one year period ended December 31, 1995 is $113 and $151, respectively. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Effect of Recent Transactions on the Company's Future Financial Condition and Results of Operations."

(4) Adjustment to reflect the federal income tax effects of (1) and (2) above.

(5) Calculation of weighted average number of shares outstanding:


                           Total Shares     Less: Encumbered        Shares
                              Issued           ESOP Shares       Outstanding
                          --------------     ----------------    -------------
January 1, 1995  .....      3,003,500           (285,350)         2,718,150
ESOP shares released .                            19,400             19,400
                          --------------     ----------------    -------------
December 31, 1995  ...      3,003,500           (265,950)         2,737,550
ESOP shares released .                            15,600             15,600
                          --------------     ----------------    -------------
September 30, 1996  ..      3,003,500           (250,350)         2,753,150
                          ==============     ================    =============


   ESOP shares are released evenly throughout each of the periods and therefore the weighted average number of shares outstanding is determined by adding beginning of period and end of period shares outstanding and dividing by two.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

   The Company has only recently been formed and, accordingly, has no results of operations. As a result, this discussion relates to the Insurance Companies.

   This analysis of the Insurance Companies' combined financial condition and results of operations should be read in conjunction with the Insurance Companies' Combined Financial Statements and the other financial data regarding the Insurance Companies found elsewhere in this Prospectus. The discussion covers the Insurance Companies' combined financial condition and results of operations for the three months and nine months ended September 30, 1996 and September 30, 1995 and for the three years ended December 31, 1995. The Insurance Companies' fiscal years end on December 31, and reference herein to a particular year means, unless otherwise stated, the fiscal year ended on December 31 of that year.

 NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 1995

   Premiums. Direct premiums written increased 4.9% for the nine months ended September 30, 1996, compared to the same period in 1995. Personal automobile, commercial auto and workers' compensation all increased in excess of 11.0% for the nine months ended September 30, 1996 compared to the corresponding period in 1995, while all other lines were either relatively stable or declined slightly from period to period. The continuing focus on liability business is intended to balance the overall book of business between property and liability exposures. The relatively stable premium volume in other lines is attributable to premium rate increases that were offset by policyholders replacing coverage with lower cost providers. The farmowners line also increased, by 5.0%, during the nine months ended September 30, 1996 due to premium rate increases and reacquiring business lost due to pricing competition in 1994 and 1995. Personal automobile now represents 22.1% of the total book of business, up from 20.8% at September 30, 1995, while homeowners is down slightly to 26.2%.

   Direct premiums written increased 7.5% for the three months ended September 30, 1996 compared to the same period in 1995. Farmowners, commercial multi-peril, personal automobile, commercial auto and workers' compensation all increased in excess of 7.0% during the three months ended September 30, 1996 compared to the corresponding period in 1995. All other lines were either relatively stable or declined slightly from period to period.

   Written Premiums ceded to reinsurers increased $18.2 million to $27.9 million for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995. The increase in premiums ceded was directly attributable to the effects of instituting a quota share reinsurance treaty between the Insurance Companies and American Re effective January 1, 1996. Under the treaty, the Insurance Companies cede 20% of all premium revenue, after all other reinsurance ceded, in exchange for American Re assuming 20% of all losses and loss adjustment expense. The Insurance Companies receive a 35% ceding commission under the treaty. Ceded premiums written and ceded premiums earned under the treaty amounted to $16.9 million and $10.1 million, respectively, for the nine months ended September 30, 1996. This reinsurance treaty is designed to lessen the potential financial impact of catastrophic or severe weather-related losses and has had, and will continue to have, a material effect on the financial condition and results of operations of the Insurance Companies.

   Written premiums ceded to reinsurers increased $4.2 million, or 131.9% for the three months ended September 30, 1996 compared to the three months ended September 30, 1995. The increase in premiums ceded was directly attributable to the quota share reinsurance treaty. Ceded premiums written and ceded premiums earned under the treaty amounted to $3.7 million and $3.9 million, respectively, for the three months ended September 30, 1996.

   Net premiums written decreased $15.3 million, or 30.5%, for the nine months ended September 30, 1996 to $34.8 million from $50.1 million for the nine months ended September 30, 1995. For the same comparative periods, net premiums earned decreased $8.8 million, or 18.1%, to $39.7 million from $48.5 million. The decreases in net premiums written and net premiums earned were directly attributable to the effects of instituting the quota share reinsurance treaty between the Insurance Companies and American-Re.

   Net premiums written decreased $2.3 million, or 14.0% for the three months ended September 30, 1996, to $14.5 million from $16.8 million for the three months ended September 30, 1995. For the same comparative periods, net premiums earned decreased $2.8 million, or 17.4% to 13.4 million from $16.2 million. The decreases in net premiums written and net premiums earned were directly attributable to the effects of instituting the quota share reinsurance treaty between the Insurance Companies and American-Re.

   Net Investment Income. Cash and invested assets decreased $13.0 million, or 13.2%, to $85.4 million as of September 30, 1996 compared to $98.4 million as of September 30, 1995. The yield on the average cash and invested assets remained stable at 4.9% for the nine months ended September 30, 1996 and 1995. Although the September 30, 1996 cash and invested asset balance declined substantially in comparison to September 30, 1995, the average cash and invested balance for each of the nine month periods remained relatively level. The level average invested asset balance and stable yields resulted in less than a 1.0% increase in net investment income to $3.4 million for the nine month period ended September 30, 1996. Additionally, interest income of $53,000 in 1996 was generated from funds advanced to Neffsville. These advances were necessary due to the abnormal claim activity and the method of billing premiums employed by Neffsville.

   Net investment income of $1.05 million for the three months ended September 30, 1996 was $48,000 less than the comparable period in 1995. The decrease was attributable to the significant cash outflows experienced during the third quarter of 1996. These outflows included settlement of the quota share cessions from the first quarter, repayment of $750,000 of principal on the American Re Surplus Note and continuing settlement of winter storm claims. Cash and invested assets were down by $13.0 million compared to September 30, 1995.

   Net Realized Investment Gains. Net realized investment gains were $1.3 million for the nine months ended September 30, 1996 compared to $650,000 for the same period in 1995. The adverse claims experience of the first half of 1996 placed a severe burden on the Insurance Companies' cash flow and, accordingly, certain investments in bonds and preferred stocks were liquidated to meet cash needs. In addition, certain investment portfolio restructurings took place during the first nine months of 1996. Interest rate and general economic conditions in 1996 also created capital gains opportunities. For the three months ended September 30, 1996 and 1995 net realized investment gains were at comparable levels.

   Losses and Loss Adjustment Expenses. Losses and loss adjustment expenses increased by $657,000, or 1.9%, to $34.5 million for the nine months ended September 30, 1996 from $33.9 million for the nine months ended September 30, 1995. Net losses and loss adjustment expenses increased during 1996 due to substantial numbers of insurance claims arising out of abnormally severe winter storms during January 1996. Net catastrophic losses arising directly out of these storms amounted to $3.7 million. In addition, non-storm related losses and loss adjustment expenses increased by $7.1 million for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1995 primarily because of increases in winter, fire and wind related claims. The magnitude of the difference in non-storm related losses and loss adjustment expenses between the nine months ended September 30, 1996 and the nine months ended September 30, 1995 was accentuated by exceptionally favorable experience during the first nine months of 1995. These net losses and loss adjustment expenses for the nine months ended September 30, 1996, totalling $10.8 million, were reduced by implementation of the 20% quota share reinsurance treaty effective January 1, 1996 pursuant to which the Insurance Companies ceded $9.0 million of losses and loss adjustment expenses during the nine months ended September 30, 1996. Also, the Insurance Companies recovered reinsurance of $2.5 million from their aggregate excess of loss reinsurer. Loss and loss adjustment expenses were 87.0% of net premiums earned for the nine months ended September 30, 1996, compared to 69.8% of net premiums earned in the same period in 1995.

   For the three months ended September 30, 1996 net losses and loss adjustment expenses were $8.9 million. This represents a decrease of $2.1 million or 19.5% compared to net losses and loss adjustment expenses for the three months ended September 30, 1995. This decrease is attributable to the quota share reinsurance treaty which reduced losses by $2.3 million for the three months ended September 30, 1996. Losses and loss adjustment expenses were 66.4% of net premiums earned for the three months ended September 30, 1996 compared to 68.2% of net earned premiums earned for the same period in 1995.

   Underwriting Expenses. Underwriting expenses were $14.2 million for the nine months ended September 30, 1996, a decrease of $3.5 million, or 20.0%, compared to the same period in 1995. The reduction is primarily due to a $3.7 million reduction in amortization of policy acquisition costs arising out of the implementation of the quota share reinsurance treaty offset by a $185,000 increase in operating expenses. Expenses for the three months ended September 30, 1996 were $500,000 lower than the comparable period in 1995 for the reasons stated above.

   Other Expenses. A nonrecurring expense incurred in the first nine months of 1996 was the writeoff of a $250,000 surplus note investment in an unaffiliated Missouri insurance company whose surplus is impaired. Old Guard Mutual had an agreement to acquire this company but the agreement was terminated by Old Guard Mutual because of a deterioration in the financial condition of that company. See Note 15 to the Combined Financial Statements.

   Federal Income Tax Expense (Benefit). The federal income tax benefit for the nine months ended September 30, 1996, was $1.5 million compared to an expense of $252,000 for the nine months ended September 30, 1995. The decrease in the Insurance Companies' effective federal income tax rate was attributable to the loss for the nine months ended September 30, 1996. For the comparable three month periods federal income tax expense was consistent with operating results.

   Net Income. The Insurance Companies had a net loss of $2.5 million for the nine months ended September 30, 1996 compared to net income of $916,000 for the nine months ended September 30, 1995, primarily as a result of the foregoing factors. Net income for the third quarter was $400,000 for both 1996 and 1995.

 YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

   Premiums. The Insurance Companies experienced a slight increase in direct premiums written in 1995 of $102,000 that was concentrated in personal automobile, which grew 5.5%, and homeowners, which grew 3.2%. Farmowners and workers' compensation direct premiums declined by 3.6% and 2.4%, respectively. The increases in personal lines premiums were the result of new business as well as modest rate increases. Farmowners writings declined due to competitive rate pressures and workers' compensation writings declined due to rate decreases arising out of improvements in loss experience attributable to legislative initiatives in 1993.

   Premiums ceded to reinsurers decreased $1.4 million for the year ended December 31, 1995 compared to the year ended December 31, 1994. The decrease in premiums ceded in 1995 arose from: (i) a $1.5 million reduction in catastrophe reinsurance premiums due primarily to charges in 1994 for reinstatements of coverage as well as a mid-term placement of an additional cover in 1994, both of which arose directly as a result of 1994 winter storm events, and (ii) a redetermination of the expected ultimate premium rate for retrospectively rated casualty excess of loss reinsurance coverage. This result was offset slightly by an increase in certain pro rata cessions on farmowners business due to revisions in the manner in which such business is classified for reinsurance coverage purposes.

   Net premiums written increased $1.5 million, or 2.2%, for the year ended December 31, 1995 to $67.1 million from $65.6 million in 1995. For the same comparative periods, net premiums earned increased by $3.2 million, or 5.2%, to $66.7 million from $63.5 million. The increase in net premiums earned was the result of the previously discussed increase in direct premiums written, the decrease in premiums ceded to reinsurers and an increase in the change in unearned premiums of $1.7 million.

   Net Investment Income. Cash and invested assets increased $10.3 million, or 11.4%, to $100.5 million for the year ended December 31, 1995 from $90.2 million for the year ended December 31, 1994. For the year ended December 31, 1995, the yield on invested assets was 4.7% compared to 4.1% for the year ended December 31, 1994. The net result of these changes was that net investment income increased $526,000, or 15.4%, to $4.5 million for the year ended December 31, 1995 from $3.9 million in 1994. Components of the increase in net investment income arose from an increase in gross income from fixed income securities of $785,000, or 21.4%, a decrease in income from the preferred stock portfolio of $431,000 and a decrease in investment expenses of $101,000. Income from the common stock portfolio increased $134,000, and income from short-term and other investments decreased by $63,000 accounting for the balance of the increase in net investment income.

   The increase in income from fixed income securities was attributable to a shift in the portfolio from collateralized mortgage obligations ("CMOs") to corporate obligations. The corporate obligations provided slightly higher yields on a level investment base. The CMOs experienced an increase in the rate of principal repayment as interest rates fell during 1995 and therefore became a less attractive utilization of investment capital.

   Limited cash flow in 1994 and early 1995, as well as declines in short-term interest rates, caused short-term investment income to decline by $74,000 in 1995 as compared to 1994.

   The common stock portfolio, comprised primarily of growth stocks, experienced an increase in dividend income due to the favorable results of the equities comprising the portfolio. The composition of the portfolio and general increases in dividend rates provided the Insurance Companies with the aforementioned increase in investment income from this segment of the portfolio.

   Net Realized Investment Gains. Net realized investment gains were $1.0 million for the year ended December 31, 1995 compared to $476,000 in 1994. The increase in investment gains occurred as part of the previously discussed portfolio restructuring; a similar shift in the composition of the portfolio did not occur in 1994 and far fewer securities were sold.

   Underwriting Results. For the year ended December 31, 1995 the Insurance Companies had an underwriting loss of $7.1 million and a combined ratio of 110.7% compared to an underwriting loss of $5.1 million and a combined ratio of 108.0% for the year ended December 31, 1994. In both years the underwriting loss was primarily attributable to severe weather in the Insurance Companies' territory.

   Losses and Loss Adjustment Expenses. Net losses and loss adjustment expenses incurred increased by $4.1 million, or 8.8%, to $50.5 million for the year ended December 31, 1995 from $46.4 million in 1994. Loss and loss adjustment expenses were 75.8% of net premiums earned for the year ended December 31, 1995 compared to 73.2% in 1994.

   Affecting losses and loss adjustment expenses in both 1995 and 1994 were several significant weather events that individually resulted in increased property loss claims. In 1995 a series of localized wind storms produced $3.2 million of net claims. Because none of these events met the definition of a catastrophe under the Insurance Companies' catastrophe reinsurance programs, no catastrophe reinsurance recovery was made in 1995. The year 1994 produced the single most significant claim event in the Insurance Companies' history. Winter snow and ice storms produced nearly $19.2 million in gross claims. After recoveries under catastrophe reinsurance programs, the Insurance Companies incurred $3.1 million of net losses and loss adjustment expenses from these winter storms. The respective impact of these storms on the loss ratio was 4.8 percentage points and 4.9 percentage points for 1995 and 1994, respectively. For the five year period preceding 1994 the Insurance Companies never had a single event resulting in claims in excess of $2.7 million. The 1996 catastrophe reinsurance retention limit is $3.5 million.

   Adjustments to loss reserves are made when analysis shows that reserve levels were estimated higher or lower than is necessary. Any adjustment to reserves is reflected as a charge or addition to income in the period in which it is made. The increase in net losses and loss adjustment expenses incurred in 1995 was attributable to the adverse development of prior year losses and loss adjustment expense reserves of $2.4 million; favorable loss reserve development occurred in 1994 and reduced losses and loss adjustment expenses by $5.5 million. The effect of the adverse development in 1995 increased the loss and loss adjustment expense ratio by 3.7 percentage points while the favorable development in 1994 decreased the ratio by 8.7 percentage points. On an accident year basis the loss and loss adjustment expense ratio was 72.1% in 1995 and 81.9% in 1994.

   Underwriting Expenses. Underwriting expenses increased by $1.2 million, or 5.3%, for the year ended December 31, 1995 to $23.3 million from $22.1 million for 1994. This 5.3% increase in underwriting expenses is attributable to increased policy acquisition costs and closely parallels the associated 5.2% increase in net premiums earned for the year ended December 31, 1995 compared to the year ended December 31, 1994. For the year ended December 31, 1995 the Insurance Companies had an underwriting expense ratio of 34.9% compared to 34.8% for the year ended December 31, 1994.

   Federal Income Tax Expense. Federal income tax expense decreased $152,000, resulting in a tax benefit of $684,000 in 1995 compared to a $532,000 tax benefit in 1994. The decrease in federal income tax expense is attributable to the decrease in taxable income in 1995 compared to 1994 offset by a decrease in tax exempt income of $644,000 for 1995 compared to 1994.

   Net Income. Net income decreased $828,000 to a $684,000 loss in 1995 from net income of $144,000 in 1994 primarily as a result of the foregoing factors.

 YEAR ENDED DECEMBER 31, 1994 COMPARED TO YEAR ENDED DECEMBER 31, 1993

   Premiums. Direct premiums written increased $4.0 million, or 5.3% for the year ended December 31, 1994 to $78.8 million from $74.8 million for the year ended December 31, 1993. This increase in direct premiums written was concentrated in personal lines of business as homeowners and automobile writings increased in 1994 by 7.6% and 19.1%, respectively. These increases were the result of new business, as well as modest rate increases. The workers' compensation line of business experienced an 11.9% decline in direct premiums written in 1994 due primarily to legislative action in Pennsylvania that required a roll back in premium rates. These roll backs were deemed appropriate due to corresponding legislation intended to assist in controlling insurers' costs associated with workers' compensation claims.

   Premiums ceded to reinsurers increased $1.7 million in 1994. This increase in premiums ceded arose primarily due to an increase in the Insurance Companies' catastrophe reinsurance premiums in 1994 arising out of reinstatement charges that were required to be paid and management's decision to purchase additional mid-year coverages. The additional premiums were the result of severe winter weather in early 1994 that resulted in substantial claim activity and ultimately in recoveries of losses under the catastrophe reinsurance program.

   Net premiums written increased $2.2 million, or 3.5%, for the year ended December 31, 1994 to $65.6 million from $63.4 million in 1993. For the same comparative periods, net premiums earned increased $2.5 million, or 4.1%, to $63.5 million from $61.0 million. The increase in net premiums earned was comprised of the $4.0 million increase in direct premiums written and an increase in the change in unearned premiums of $200,000, offset by a $1.7 million increase in premiums ceded to reinsurers. The increase in net unearned premiums arose from the increase in direct writings as well as the restructuring of the Goschenhoppen reinsurance program from a pro rata program to an excess of loss program.

   Net Investment Income. Cash and invested assets decreased $9.5 million, or 9.5%, to $90.2 million for the year ended December 31, 1994 from $99.7 million for the year ended December 31, 1993. Although the 1994 year end balance in cash and invested assets declined significantly, the average cash and invested assets balance and the yield on cash and invested assets for 1994 of $94.9 million and 4.1%, respectively, were substantially unchanged compared to 1993. The net result of these changes was that net investment income was essentially flat, totaling $3.9 million for the years ended December 31, 1994 and 1993. This was primarily due to demands on cash flow associated with the severe winter in 1994 that did not permit the Insurance Companies to significantly add to the average balance of investment securities. Changes did occur, however, in the components of net investment income. Investment income from investments in fixed income securities, cash and cash equivalents and other investments increased $150,000 or 3.7% and investment expenses decreased $11,000, or 0.8%, in 1994, while investment income from investments in preferred and common stock decreased $157,000, or 12.2%, from 1993 to 1994. The shift in the mix of securities comprising the portfolio resulted in the aforementioned shift in the composition of investment income. During 1994, preferred stocks were de-emphasized and the focus shifted to U.S. Government and corporate bonds. The primary motivation for this shift arose from income tax considerations.

   Net Realized Investment Gains. Net realized investment gains were $476,000 for the year ended December 31, 1994 compared to $1.8 million in 1993, a decline of $1.3 million or 72.2%. The decrease in net realized investment gains was attributable to a marked decline in the sale of available-for-sale securities in 1994 compared to 1993 because sales in 1994 would have generated losses due to higher interest rates during the period.

   Underwriting Results. For the year ended December 31, 1994 the Insurance Companies had an underwriting loss of $5.1 million and a combined ratio of 108.0% compared to an underwriting loss of $2.2 million and a combined ratio of 103.5% for the year ended December 31, 1993.

   Losses and Loss Adjustment Expenses. Losses and loss adjustment expenses increased $4.3 million, or 10.0%, to $46.4 million for the year ended December 31, 1994 from $42.2 million in 1993. Losses and loss adjustment expenses were 73.2% of premium revenue for the year ended December 31, 1994 compared to 69.1% for 1993. The majority of the aforementioned increase was attributable to severe winter weather in early 1994. Snow, ice and water damage claims produced record levels of loss activity. After recovery from catastrophe reinsurers the net increase in losses and loss adjustment expenses was $3.1 million, or 4.9%, of net premiums earned in 1994.

   Underwriting Expenses. Underwriting expenses increased $1.1 million, or 5.2%, to $22.1 million for the year ended December 31, 1994 from $21.0 million in 1993. This 5.2% increase in underwriting expenses reflected an increase in policy acquisition costs associated with the 4.1% increase in net premiums earned for the year ended December 31, 1994 compared to the year ended December 31, 1993 as well as additional costs attributable to the restructuring of Goschenhoppen's reinsurance program in 1994. For 1994, the underwriting expense ratio was 34.8% compared to an underwriting expense ratio of 34.4% in 1993.

   Federal Income Tax Expense. The Insurance Companies received a $533,000 federal income tax benefit for the year ended December 31, 1994 compared to income tax expense of $383,000 for 1993. The decrease in federal income tax expense in 1994 was attributable to the decrease in net income offset by a reduction in tax exempt income of $1.2 million from amounts earned in 1993.

   Net Income. The Insurance Companies had net income of $144,000 for the year ended December 31, 1994 compared to net income of $3.4 million in 1993, primarily as a result of the foregoing factors.

EFFECT OF RECENT TRANSACTIONS ON THE COMPANY'S FUTURE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The future financial condition and results of operations of the Company will be affected by the Conversion and related transactions, the acquisition of First Delaware and the investment in New Castle.

   The Conversion. Upon completion of the Conversion, the Company's capital
will increase by approximately $   million, an increase of approximately   %
over the combined capital of the Insurance Companies at September 30, 1996. See "Use of Proceeds," "Capitalization" and "Pro Form Data." This increased capitalization should permit the Company to (i) further its business strategy of geographic diversification through acquisitions, including the use of capital stock to effect such acquisitions, (ii) increase direct premium volume to the extent competitive conditions permit, (iii) increase net premium volume by decreasing the use of reinsurance, and (iv) enhance investment income.

   The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements.

   In connection with the Conversion, the ESOP intends to finance the purchase of 10% of the Common Stock with a loan and the Company will make annual contributions to the ESOP sufficient to repay the loan which the
Company estimates will total approximately $   million on a pre-tax basis.

   MRP Costs. On December 20, 1996, the Company's Board of Directors adopted the MRP subject to receipt of shareholder approval at the Company's first annual meeting of shareholders after the Conversion. The MRP will be managed through a separate trust (the "MRP Trust"). The Company will contribute sufficient funds to the MRP Trust so that the MRP Trust can purchase up to an aggregate number of shares equal to 4% of the shares of Common Stock that were issued in the Conversion, or up to 154,424 shares at the maximum of the Estimated Valuation Range. Shares of Common Stock purchased by the MRP Trust will be granted to eligible directors and executive officers at no cost to them pursuant to the terms of the MRP. It is anticipated that MRP awards will vest at the rate of 20% per year of service following the award date. The dollar amount of Common Stock to be issued to the MRP Trust will represent unearned compensation. As the Company accrues compensation expense to reflect the vesting of such shares, unearned compensation will be reduced accordingly. This compensation expense will be deductible for federal income tax purposes. Participants will recognize compensation income when their interest vests. Assuming shares are sold equal to the maximum of the Estimated Valuation Range in the Conversion and further assuming that shares awards of restricted stock have a value of $10.00 per share, the maximum unearned compensation represented by MRP awards would be approximately $1.5 milion and the annual compensation expense would be approximately $300,000 on a pre-tax basis.

   Acquisition of First Delaware. Old Guard Investment expects to acquire 80% of the common stock of First Delaware through the purchase of shares directly from First Delaware for $3.0 million and the purchase of additional shares from the sole shareholder of First Delaware for approximately $1.8 million for an aggregate investment of $4.8 million.

   Old Guard Investment will finance this acquisition by drawing on the Line of Credit which will be repaid from the proceeds of the Offering and the Public Offering. Accordingly, the Company does not expect the acquisition will have any future material impact on liquidity.

   Although the acquisition of First Delaware is not a material transaction to the Company on a consolidated basis, the Company believes that it represents an important step in its strategic plan to grow and diversify geographically through acquisitions. In addition, substantially all of First Delaware's book of business is in commercial lines, including businessowners and commercial multi-peril products and surety products, which are distributed through independent agents. This furthers the Company's goal of achieving a greater balance between personal and commercial lines. The $3.0 million infusion of additional capital also should permit First Delaware to increase writings. Finally, underwriting results for First Delaware have been good. For the nine months ended September 30, 1996, First Delaware had a combined ratio of 95.8% on net premiums earned of $1.2 million. For the year ended December 31, 1995, First Delaware had a combined ratio of 90.0% on net premium earned of $1.4 million. The Company has not yet executed a definitive acquisition agreement with respect to the acquisition and accordingly there can be no assurance that such acquisition will be consummated on the terms or within the time frame currently contemplated.

   Investment in New Castle. Old Guard Investment initially purchased a $1.0 million convertible surplus note from New Castle and will have a commitment to purchase an additional $3.0 million of convertible surplus notes, subject to certain conditions. The initial $1.0 million investment was financed by drawing on the Line of Credit which will be repaid with the proceeds of the Offering and the Public Offering. Initially, because New Castle will not be consolidated with the Company and no present plan exists to include New Castle in the Insurance Companies' intercompany pooling arrangement, the Company does not expect the investment to have any effect on its financial condition, results of operation or liquidity. If New Castle elects to convert from mutual to stock form, Old Guard Investment elects to convert the surplus notes, and such conversion results in the indirect control of New Castle by the Company, the result would be a material increase in assets and direct premiums written.

LIQUIDITY AND CAPITAL RESOURCES

   Historically, the principal sources of the Insurance Companies' cash flow have been premiums, investment income, maturing investments and proceeds from sales of invested assets. In addition to the need for cash flow to meet operating expenses, the liquidity requirements of the Insurance Companies relate primarily to the payment of losses and loss adjustment expenses. The short- and long-term liquidity requirements of the Insurance Companies vary because of the uncertainties regarding the settlement dates for liabilities for unpaid claims and because of the potential for large losses, either individually or in the aggregate.

   The Insurance Companies and their subsidiaries have in place unsecured lines of credit with local financial institutions under which they may borrow up to an aggregate of $9.2 million. At September 30, 1996, no amounts were outstanding on these lines of credit, which has an annual interest rate equal to the lending institutions' prime rate. Old Guard Investment borrowed $1 million under one of these credit lines to finance its initial investment in New Castle. See "The Company -- New Castle Insurance Company Investment." In addition, at September 30, 1996, Old Guard Mutual had a $1.5 million surplus note outstanding. The holder has elected to exchange the $1.5 million balance of the surplus note for 150,000 shares of Common Stock of the Company upon completion of the Conversion. See "The Conversion -- Surplus Note."

   Net cash provided by (used in) operating activities was $(14.5) million during the nine months ended September 30, 1996 and was $4.9 million, ($2.9) million and $8.4 million during the years ended December 31, 1995, 1994, and 1993, respectively. The decrease in net cash provided by operating activities during the nine months ended September 30, 1996 was primarily attributable to the net loss for the period and an increase in reinsurance recoverable. The increase in net cash provided by operating activities in 1995 was primarily attributable to the increase in net income and a decrease in reinsurance recoverable. The increase in net cash used in operating activities in 1994 was primarily attributable to a net operating loss and an increase in reserves for losses and loss adjustment expenses during 1994 compared to 1993, offset by an increase in deferred policy acquisition costs.

   Net cash provided by investing activities was $9.5 million during the nine months ended September 30, 1996. Net cash provided by investing activities was ($3.3) million, $2.2 million, and ($9.5) million during the years ended December 31, 1995, 1994 and 1993, respectively. The increase in net cash provided by investing activities during the nine months ended September 30, 1996 primarily resulted from a decrease in the Insurance Companies' fixed-income securities. The increase in net cash used in investing activities in 1995 as compared to 1994 resulted primarily from the net increase in cash available from the Company's operations during 1995. The increase in net cash provided by investing activities in 1994 as compared to 1993 resulted primarily from the sale of fixed income and equity securities materially exceeding the purchase of such securities.

   In February 1996, Old Guard Investment and American Technologies, Inc., a California based software lessor, entered into a lease financing agreement in connection with the acquisition by the Insurance Companies of a new policy processing software system for approximately $2.5 million. See "Business -- Strategy." The terms of the lease financing agreement provide for an aggregate lease facility up to $1.5 million. The implied interest rate under the lease is 9.5%. As of September 30, 1996, the lease facility was fully utilized. Under the terms of the lease financing agreement, Old Guard Investment is required to make payments of approximately $57,000 per month for 24 months.

   The principal source of liquidity for the Company will be dividend payments and other fees received from the Insurance Companies. The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay any dividend to the Company without the prior approval of the Department. Following the three-year period after the Conversion, the Company's insurance subsidiaries, including the Insurance Companies, will be restricted by the insurance laws of the state of domicile as to the amount of dividends or other distributions they may pay to the Company without the prior approval of the state regulatory authority. Under Pennsylvania law, the maximum amount that may be paid by each of the Insurance Companies during any twelve-month period after notice to, but without prior approval of, the Department cannot exceed the greater of 10% of the Insurance Company's statutory surplus as reported on the most recent annual statement filed with the Department, or the net income of the Insurance Company for the period covered by such annual statement. As of December 31, 1995, amounts available for payment of dividends in 1996 without the prior approval of the Department would have been approximately $2.0 million, $879,000 and $494,000 from Old Guard Mutual, from Old Guard Fire and from Goschenhoppen, respectively. Such restrictions or any subsequently imposed restrictions may in the future affect the Company's liquidity.

   The ESOP intends to borrow funds from an unaffiliated lender in an amount sufficient to purchase 10% of the Common Stock issued in the Conversion. Although the ESOP has not yet received a commitment from a lender with respect to such a loan, based on preliminary discussions with potential lenders the Company expects that the loan will bear an 8% interest rate, and will require the ESOP to make monthly payments of approximately $35,000 for a term of 10 years. The loan will be secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Company expects to contribute sufficient funds to the ESOP to repay such loan, plus such other amounts as the Company's Board of Directors may determine in its discretion.

EFFECTS OF INFLATION

   The effects of inflation on the Insurance Companies are implicitly considered in estimating reserves for unpaid losses and loss adjustment expenses, and in the premium rate-making process. The actual effects of inflation on the Insurance Companies' results of operations cannot be accurately known until the ultimate settlement of claims. However, based upon the actual results reported to date, it is management's opinion that the Insurance Companies' loss reserves, including reserves for losses that have been incurred but not yet reported, make adequate provision for the effects of inflation.

                                   BUSINESS

GENERAL

   The Company was organized at the direction of the Boards of Directors of the Insurance Companies for the purpose of becoming a holding company for all of the outstanding capital stock of the Insurance Companies. Upon Conversion, the Insurance Companies will become wholly-owned subsidiaries of the Company.

   The Insurance Companies underwrite property and casualty insurance, concentrating on providing insurance to farms, small to medium-sized businesses and residents primarily in rural and suburban communities in Pennsylvania, Maryland and Delaware. Pennsylvania accounted for in excess of 93% of the direct premiums written for the nine-month period ended September 30, 1996 and for each of the years in the three-year period ended December 31, 1995. The Insurance Companies market farmowners, homeowners and businessowners policies, as well as personal and commercial automobile, workers' compensation and commercial multi-peril coverages through approximately 1,600 independent agents located primarily in rural and suburban communities. As of September 30, 1996, the Insurance Companies had over 139,000 property and casualty policies in force.

   Old Guard Mutual, Old Guard Fire and Goschenhoppen have underwritten property and casualty insurance since 1896, 1872 and 1843, respectively. Old Guard Mutual and Old Guard Fire are licensed to underwrite property and casualty insurance in Delaware, Maryland and Pennsylvania. Goschenhoppen is licensed only in Pennsylvania. At September 30, 1996, the consolidated assets of the Insurance Companies were $137.5 million.

STRATEGY

   The Company's principal strategies for the future are to:

   -- Achieve geographic diversification of risk by acquisition of other insurance companies or licensing of the Insurance Companies in other jurisdictions with reduced or different loss exposure;

   -- Improve the mix of business by increasing commercial writings and emphasizing casualty coverages in order to enhance profitability and lessen the impact of property losses on overall results; and

   -- Improve efficiency and maintain the high level of personal service delivered to agents and insureds through continued enhancement of the Company's management information systems (MIS).

   Management has taken steps to implement each of these strategies and views the Conversion as a critical component of its strategic plan. The additional capital generated by the Conversion will permit the Insurance Companies to accelerate implementation of these strategies and the resulting holding company structure will provide needed flexibility to achieve the Company's goals.

   Geographic Diversification. The Company's goal is to achieve geographic diversification of risk outside Pennsylvania to areas with reduced or different catastrophic loss exposure and in which management believes insurers generally have been permitted to manage risk selection and pricing without undue regulatory interference. Concentration of property insurance in Pennsylvania has caused the Insurance Companies to be susceptible to localized catastrophic events primarily related to severe weather. The Company expects to accomplish geographic diversification principally through acquisition but expects also to seek authority for the Insurance Companies to do business in additional jurisdictions. The acquisition of an 80% interest in First Delaware, if and when completed, and the investment in New Castle represent initial steps to diversify geographically. See "The Company -- Acquisition of First Delaware Insurance Company" and "-- Investment in New Castle Insurance Company."

   Upon completion of the Conversion, the Company plans to seek additional acquisitions outside Pennsylvania. The Company is currently targeting for acquisitions companies located in jurisdictions adjacent to its current markets and in the upper Midwest. Completion of the conversion will provide funds for cash acquisitions and the holding company structure will facilitate the use of capital stock for acquisitions as well. Insurance companies acquired may be added to the existing reinsurance pool among the Insurance Companies.

   The determination whether to add acquired companies to the Insurance Companies' intercompany reinsurance pooling arrangement will be made on a case by case basis as acquisitions are completed. Some of the fac-tors considered in evaluating an acquired company for possible inclusion in the reinsurance pool will include the acquired company's capital position, the quality of the book of business, reserves for losses and loss adjustment expenses, settlement practices, the lines of business written, existing reinsurance relationships, the level of control which management of the Insurance Companies will have over the operations of the acquired company, and rating considerations.

   Neither the Company nor Old Guard Investment will control New Castle after purchase of the surplus notes and there are no present plans to add New Castle to the intercompany pooling arrangement. Management of the Insurance Companies has not yet determined whether First Delaware will be added to the reinsurance pool in the event Old Guard Investment successfully completes the acquisition of First Delaware. If First Delaware and/or New Castle are added to the reinsurance pool, there will be no retroactive coverage.

   Diversification of Lines of Business. The Insurance Companies have taken, and will continue to take, steps to increase commercial and casualty premium volume, both to reduce property loss exposure and to provide greater product diversification from personal into commercial lines that may provide a countercyclical balance to personal lines.

   One such initiative is the introduction in the third quarter of 1996 of new commercial multi-peril packages tailored to specific business and industry segments chosen based on the experience of the underwriting staff and market opportunities available to existing agents. These packages should permit the Insurance Companies to serve larger commercial accounts as well as to sell accompanying workers' compensation and commercial automobile coverages. Another initiative is the introduction of tiered pricing for workers' compensation coverage through a policy with more attractive pricing and the opportunity for dividends. The acquisition of First Delaware Insurance Company, which has a commercial book of business, will further the goal of diversification into commercial lines.

   Management believes that it has the opportunity to increase the volume of casualty business by focused marketing to existing agents, many of whom have traditionally associated the Insurance Companies with farm-related property insurance and may not identify and choose the Insurance Companies for their customers as providers of casualty line products. For example, currently less than 20% of the Insurance Companies' farm and homeowner customers purchase auto policies from the Insurance Companies. Management believes an increasing share of this market is desirable and attainable given the existing relationships among the Insurance Companies, its agents and its insureds.

   Completion of the Conversion will supply the additional surplus necessary to support substantially increased commercial and casualty premium volume.

   Service Capabilities. Management believes the Insurance Companies have a strong reputation for personal attention to agents and insureds. The Insurance Companies have undertaken a program to enhance their MIS capabilities, with the goal of improving efficiency, internal reporting and service to agents and insureds, as well as facilitating acquisitions. The Insurance Companies have been actively involved in the search, review, selection, customization and testing of a new policy processing software system since the second quarter of 1994. The licensing rights for the new software system were acquired from Strategic Data Systems, Inc., an insurance industry software specialty company. The software system is a personal computer database system designed to eliminate most paperwork required in traditional systems. Claims, billing and accounting functions are also fully integrated in the new software system. The ability to operate multiple companies, maintain on-line remote offices and enhancements in the quality and timeliness of management information are additional benefits of the new software system. Personal automobile is the first line of business being phased into the new software system, and it is expected to begin processing policies in early 1997. By 1999, management of the Insurance Companies expects to integrate homeowners, farmowners and commercial lines of business into the new software system. This new MIS environment should permit a greater volume of business to be processed by the same or fewer number of staff. It will also allow direct agent interface to enhance service to agents and insureds and build upon the Insurance Companies' strong reputation in this area.

PRODUCTS

   The Insurance Companies offer a variety of property and casualty insurance products primarily designed to meet the insurance needs of the rural and suburban communities in which the Insurance Companies do business, including their agricultural clients. The following tables set forth the direct premiums written, net premiums earned, net loss ratios, expense ratios and combined ratios by product line of the Insurance Companies for the periods indicated:

                                     Nine Months
                                 Ended September 30,                                Year Ended December 31,
                     ------------------------------------------   --------------------------------------------------------------
                                    % of                 % of                 % of                 % of                  % of
                         1996      Total      1995      Total       1995      Total      1994      Total      1993      Total
                      ----------  --------  ---------  --------   ---------  --------  ---------  --------  ---------  --------
                                                               (Dollars in thousands)
Direct Premiums
  Written:
Farmowners  ........   $12,663      20.2%    $12,046     20.2%    $15,494      19.7%   $16,080      20.4%    $15,319     20.5%
Homeowners  ........    16,411      26.2      15,995     26.8      21,157      26.8     20,509      26.1      19,067     25.5
Businessowners and
  commercial
  multi-peril ......     8,409      13.4       8,307     13.9      11,083      14.1     10,587      13.4      10,367     13.9
Personal automobile .   13,864      22.2      12,401     20.7      16,810      21.3     15,928      20.2      13,376     17.9
Commercial
  automobile .......       714       1.1         638      1.1         776       0.9        815       1.0         807      1.0
Workers'
  compensation .....     4,901       7.8       4,398      7.4       5,432       6.9      5,563       7.1       6,312      8.4
Fire, allied, inland
  marine ...........     4,604       7.4       4,921      8.2       6,763       8.6      7,917      10.1       8,192     11.0
Other liability  ...     1,057       1.7       1,023      1.7       1,317       1.7      1,331       1.7       1,316      1.8
                      ----------  --------  ---------  --------   ---------  --------  ---------  --------  ---------  --------
     Total  ........   $62,623     100.0%    $58,729    100.0%    $78,832     100.0%   $78,730     100.0%    $74,756    100.0%
                      ==========  ========  =========  ========   =========  ========  =========  ========  =========  ========


                                    Nine Months
                                Ended September 30,                                Year Ended December 31,
                     -----------------------------------------   --------------------------------------------------------------
                                   % of                 % of                 % of                 % of                  % of
                       1996(1)    Total     1995(1)    Total       1995      Total      1994      Total      1993      Total
                      ---------  --------  ---------  --------   ---------  --------  ---------  --------  ---------  --------
                                                               (Dollars in thousands)
Net Premiums Earned
Farmowners  ........   $ 7,375     18.6%    $ 9,888     20.4%    $13,413      20.1%   $13,315      21.0%    $13,368     21.9%
Homeowners  ........    11,080     27.9      13,714     28.3      18,391      27.6     16,755      26.4      14,622     24.0
Businessowners and
  commercial
  multi-peril ......     5,230     13.2       6,362     13.1       8,828      13.2      8,387      13.2       8,548     14.0
Personal automobile .    9,405     23.7      10,336     21.3      14,459      21.7     12,521      19.8      11,402     18.7
Commercial
  automobile .......       407      1.0         501      1.0         769       1.2        717       1.1         675      1.1
Workers'
  compensation .....     2,660      6.7       3,075      6.3       4,233       6.4      4,266       6.7       4,394      7.2
Fire, allied, inland
  marine ...........     3,347      8.4       4,401      9.1       6,294       9.4      6,930      10.9       7,465     12.3
Other liability  ...       201      0.5         259      0.5         276       0.4        574       0.9         512      0.8
                      ---------  --------  ---------  --------   ---------  --------  ---------  --------  ---------  --------
     Total  ........   $39,705    100.0%    $48,536    100.0%    $66,663     100.0%   $63,465     100.0%    $60,986    100.0%
                      =========  ========  =========  ========   =========  ========  =========  ========  =========  ========
Net Loss Ratio
Farmowners  ........      93.0%                77.8%                78.7%                78.8%                 71.2%
Homeowners  ........     103.0                 81.1                 80.8                 98.0                  83.3
Businessowners and
   commercial
   multi-peril .....      92.0                 54.3                 62.2                 47.8                  51.6
Personal automobile .     73.5                 68.9                 90.4                 70.9                  73.2
Commercial
   automobile ......      75.7                 63.7                 70.9                 53.8                  35.1
Workers'
   compensation ....      57.2                 38.3                 43.0                 58.3                  74.3
Fire, allied, inland
   marine ..........      75.6                 48.5                 53.4                 49.7                  50.1
Other liability  ...      55.2                327.2                326.3                 49.9                  83.9
     Total  ........      87.0%                69.8%                75.8%                73.2%                 69.1%

                                      43

                                    Nine Months
                                Ended September 30,                                Year Ended December 31,
                     -----------------------------------------   --------------------------------------------------------------
                                   % of                 % of                 % of                 % of                  % of
                       1996(1)    Total     1995(1)    Total       1995      Total      1994      Total      1993      Total
                      ---------  --------  ---------  --------   ---------  --------  ---------  --------  ---------  --------
                                                               (Dollars in thousands)
Expense Ratios
Farmowners  ........     40.0%                39.4%                36.6%                34.1%                 34.3%
Homeowners  ........     32.1                 34.3                 39.0                 39.7                  39.3
Businessowners and
   commercial
   multiple peril ..     44.1                 43.7                 41.2                 36.4                  36.1
Personal automobile .    20.5                 24.1                 22.6                 24.0                  24.5
Commercial
   automobile ......     33.2                 32.6                 24.9                 27.3                  32.5
Workers'
   compensation ....     20.6                 26.2                 23.6                 25.7                  29.1
Fire, allied, inland
   marine ..........     76.4                 65.3                 47.2                 49.6                  42.0
Other liability  ...     41.4                 39.5                 46.9                 25.2                  33.3
     Total  ........     35.7%                36.5%                34.9%                34.8%                 34.4%
Combined Ratios(2)
Farmowners  ........    133.0%               117.2%               115.2%               112.8%                105.5%
Homeowners  ........    135.1                115.4                119.7                137.7                 122.6
Businessowners and
   commercial
   multiple peril ..    136.1                 97.9                103.4                 84.1                  87.7
Personal automobile .    94.1                 92.9                113.1                 94.8                  97.7
Commercial
   automobile ......    108.9                 96.4                 95.8                 81.2                  67.6
Workers'
   compensation ....     77.8                 64.6                 66.7                 84.1                 103.4
Fire, allied, inland
   marine ..........    152.0                113.9                100.6                 99.2                  92.1
Other liability  ...     96.6                366.8                373.2                 75.1                 117.2
     Total  ........    122.7%               106.2%               110.7%               108.0%                103.5%
Industry Combined
   Ratio ...........       --                   --                106.4%               108.4%                106.9%

------
(1) Effective January 1, 1996, the Insurance Companies and American Re entered into a quota share reinsurance treaty pursuant to which the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. Pro rata cessions of unearned premiums as of January 1, 1996 and the transfer of premiums written during the nine months ended September 30, 1996 accounts, in part, for the decline in net premiums earned when the nine months ended September 30, 1996 is compared to the nine months ended September 30, 1995.

(2) A combined ratio over 100% means that an insurer's underwriting operations are not profitable.

 FARMOWNERS POLICY.

   The farmowners policy, developed in 1975, is a flexible, multi-line package of insurance coverages. As a result of its flexible features, this product can be adapted to meet the needs of a variety of agricultural and related businesses, including a package designed for farmers with large dairy operations. The farmowners policy combines property and liability insurance for the farm owner, as well as owners of other agricultural related businesses, such as nurseries and greenhouses. The largest numbers of farmowners policies written by the Insurance Companies are for dairy, beef, horse and crop farming risks. In general, standing crops are not insured except under limited circumstances but harvested and stored crops generally are insured. Policyholders may select property damage coverages for specific peril groups, such as basic perils that include fire and allied lines, extended coverage and vandalism or broad form and special perils. Personal liability coverage insures policyholders against third party liability from accidents occurring on their premises or arising out of their operations or from their products. The farmowners policy contains a limited liability extension of pollution-type coverage for damages caused to third persons or their crops resulting from above-ground, off-premises contamination, such as overspray of fertilizers and pesticides. As of September 30, 1996, the Insurance Companies had approximately 11,500 farmowner policies in force.

 HOMEOWNERS POLICY.

   The Insurance Companies' homeowners policy, introduced in 1963, is a multi-peril policy providing property and liability coverages and optional inland marine coverage. The homeowners policy is sold to provide coverage for the insured's principal residence. As of September 30, 1996, the Insurance Companies had approximately 71,000 homeowners policies in force.

 BUSINESSOWNERS AND COMMERCIAL MULTI-PERIL.

   Businessowners. The Insurance Companies introduced a businessowners policy in 1983 that provides property and liability coverages to small businesses within its rural and suburban markets. This product is marketed to six distinct groups: (i) apartment owners with relatively small property-based risks; (ii) condominium owners; (iii) landlords with dwelling properties of up to four family units; (iv) mercantile businessowners, such as florists, gift shops and antique dealers, with property-based risks; (v) offices with owner and/or tenant occupancies; and (vi) religious institutions consisting of smaller, rural properties. As of September 30, 1996, approximately 6,700 businessowners policies were in force.

   Commercial Multi-Peril. The Insurance Companies also issue a number of commercial multi-peril policies providing property and liability coverage to accounts that, because of their larger size, do not meet the eligibility requirements for the businessowners product. As of September 30, 1996, approximately 1600 such policies were in force. The Insurance Companies are working to increase market penetration for this product because it includes commercial liability risks that help to diversify exposures and lessen the impact of property losses on overall results. One such marketing initiative is the promotion of commercial multi-peril packages targeted to the following businesses: (i) food processing, (ii) retailing, (iii) manufacturing, (iv) metal working, (v) offices, and (vi) service operations. These packages are being written using existing policy forms and were chosen based on the experience of the underwriting staff and market opportunities available to existing agents. The packages are of a type generally written by larger companies and should permit the Insurance Companies to sell commercial packages as well as accompanying workers' compensation and commercial automobile coverages to larger accounts.

 PERSONAL AUTOMOBILE.

   The Insurance Companies' personal automobile policy insures individuals against claims resulting from injury and property damage and can be marketed in conjunction with the Insurance Companies' other products, such as the farmowners policy, the businessowners policy or the homeowners policy. As of September 30, 1996, the Insurance Companies had approximately 20,000 personal automobile policies in force.

 COMMERCIAL AUTOMOBILE.

   The Insurance Companies' commercial automobile policies are generally marketed in conjunction with farmowners, businessowners or commercial multi-peril policies. Commercial automobile is one of the Insurance Companies' lower volume products. As of September 30, 1996, the Insurance Companies had approximately 1,000 commercial automobile insurance policies in force.

 WORKERS' COMPENSATION.

   The Insurance Companies generally write workers' compensation policies in conjunction with farmowners policies, businessowners policies or other commercial packages. However, the Insurance Companies may write stand-alone workers' compensation policies. A recent initiative is tiered pricing for workers' compensation coverage with the introduction of a policy with more attractive pricing and the opportunity for dividends. As of September 30, 1996, approximately 80% of the Insurance Companies' in force workers' compensation policies were written in connection with farmowners, businessowners, or commercial multi-peril policies.

 FIRE, ALLIED, INLAND MARINE.

   Fire and allied lines insurance generally covers fire, lightning and extended coverage. Inland marine coverage insures merchandise or cargo in transit and business and personal property. The Insurance Companies offer fire, allied and inland marine insurance coverage only as endorsements available under the Insurance Companies' other insurance products.

 OTHER LIABILITY.

   Umbrella Liability. The Insurance Companies write commercial and personal line excess liability policies covering business, farm and personal liabilities in excess of amounts covered under the farmowners, homeowners, businessowners, commercial multi-peril and automobile policies. Such policies are available generally with limits of $1 million to $5 million. The Insurance Companies do not generally market excess liability policies to individuals and farmowners unless they also write an underlying liability policy. However, the Insurance Companies may write excess liability coverage for commercial accounts without all underlying liability coverages.

   Commercial General Liability. The Insurance Companies write a stand-alone commercial general liability policy for certain business situations that do not meet the criteria for liability coverage under a farmowners, businessowners or commercial multi-peril policy. The policy insures businesses against third party liability from accidents occurring on their premises or arising out of their operations or products. Most of the Insurance Companies' products liability line is written as part of the commercial general liability product.

MARKETING

   The Insurance Companies market their property and casualty insurance products in Pennsylvania, Maryland and Delaware through approximately 483 independent agencies: 454 in Pennsylvania, 27 in Maryland and 2 in Delaware. These agencies collectively employ a force of 1,600 agents. The Insurance Companies manage their agents through quarterly business reviews (with underwriter participation) and establishment of benchmarks/goals for premium volume. The Insurance Companies have managed a decline in the number of agencies in recent years to eliminate low volume agencies and reduce concentration in southern Pennsylvania. Most of the Insurance Companies' independent agents represent multiple carriers and are established residents of the rural and suburban communities in which they operate. The Insurance Companies' independent agents generally market and write the full range of the Insurance Companies' products. The Insurance Companies consider their relationships with agents to be good.

   As of September 30, 1996, no agency accounted for over 5% of direct premiums written, with the top 10 agencies accounting for 18% of direct premiums written. Average volume per agency is $163,000, with the largest agency generating approximately $3.0 million in premium revenue for the Insurance Companies.

   The Insurance Companies emphasize personal contact between their agents and the policyholders. The Insurance Companies believe that their name recognition, policyholder loyalty and policyholder satisfaction with agent and claims relationships are the principal sources of new customer referrals, cross-selling of additional insurance products and policyholder retention.

   The Insurance Companies' policies are marketed exclusively through their network of independent agents. The Insurance Companies depend upon their agency force to produce new business and to provide customer service. The network of independent agents also serves as an important source of information about the needs of the communities served by the Insurance Companies. This information is utilized by the Insurance Companies to develop new products and new product features.

   Agency compensation is based on one of three compensation plans. Each agency may elect: fixed base commission only, fixed base commission with some opportunity for bonus commission based on the agency's loss experience, or floating base commission based on the agency's three year loss ratio with some opportunity to earn bonus commission depending on the agency's one-year loss experience.

   The Insurance Companies' independent agencies are supervised and supported by agent representatives, who are employees of the Insurance Companies and who have principal responsibility for recruiting agencies and training new agents. To support its marketing efforts, the Insurance Companies develop and produce print and radio advertising and hold seminars for agents. Agencies are then able to purchase advertising (using prepared materials) in local markets. The Insurance Companies and agent representatives conduct training programs that provide both technical training about products and sales training on how to market insurance products.

   The Insurance Companies provide personal computer software to agencies that allows them to quote rates on homeowners, farmowners, businessowners and personal auto. In addition, a home page has been established on the Internet for the public that is periodically updated with pertinent information about the Insurance Companies and their products.

UNDERWRITING

   The Insurance Companies seek to write their commercial and personal lines by evaluating each risk with consistently applied standards. The Insurance Companies maintain information on all aspects of their business that is regularly reviewed to determine product line profitability. The Insurance Companies' staff of 24 underwriters generally specializes in farm, personal or commercial lines. Specific information is monitored with regard to individual insureds that is used to assist the Insurance Companies in making decisions about policy renewals or modifications. The Insurance Companies' underwriters have an average of over 14 years of experience as underwriters. The Insurance Companies believe their extensive knowledge of local markets is a key underwriting advantage.

   The Insurance Companies rely on information provided by their independent agents, who, subject to certain guidelines, also act as field underwriters and pre-screen policy applicants. The independent agents have the authority to sell and bind insurance coverages in accordance with pre-established guidelines. Agents' underwriting results are monitored and on occasion agents with historically poor loss ratios have had their binding authority removed until more profitable underwriting results were achieved.

CLAIMS

   Claims on insurance policies written by the Insurance Companies are usually investigated and settled by one of the Insurance Companies' staff claims representatives who work in teams led by a supervisor. Supervisors report to the claims manager. As of September 30, 1996, the Insurance Companies' claim staff included 29 claims representatives and 5 supervisors. The Insurance Companies' claims philosophy emphasizes timely investigation, evaluation and fair settlement of claims, while maintaining adequate case reserves and controlling claim adjustment expenses. The claims philosophy is designed to support the Insurance Companies marketing efforts by providing prompt service and making the claims process a positive experience for agents and policyholders.

   Claims settlement authority levels are established for each representative and claims manager based upon their level of experience. Claims are typically reported by the agents. Multi-line teams exist to handle all claims. Subrogation is centralized in the Lancaster, Pennsylvania office. The claims department is responsible for reviewing all claims, obtaining necessary documentation, estimating the loss reserves and resolving the claims. The Insurance Companies engage independent appraisers and adjusters to evaluate and settle claims as claims volume or specialized needs require.

   The Insurance Companies attempt to minimize claims costs by encouraging the use of alternative dispute resolution procedures. Less than 3% of all claims result in litigation. Litigated claims are assigned to outside counsel, who then work closely as a team with a staff claims representative. Outside counsel must comply with a formal litigation management plan and all bills are audited.

REINSURANCE

 REINSURANCE CEDED

   In accordance with insurance industry practice, the Insurance Companies reinsure a portion of their exposure and pay to the reinsurers a portion of the premiums received on all policies reinsured. Insurance is ceded principally to reduce net liability on individual risks, to mitigate the effect of individual loss occurrences (including catastrophic losses), to stabilize underwriting results and to increase the Insurance Companies' underwriting capacity.

   Reinsurance can be facultative reinsurance or treaty reinsurance. Under facultative reinsurance, each risk or portion of a risk is reinsured individually. Under treaty reinsurance, an agreed-upon portion of business written is automatically reinsured. Reinsurance can also be classified as quota share reinsurance or excess of loss reinsurance. Under quota share reinsurance, the ceding company cedes a percentage of its insurance liability to the reinsurer in exchange for a like percentage of premiums less a ceding commission, and in turn will recover from the reinsurer the reinsurer's share of all losses and loss adjustment expenses incurred on those risks. Under excess reinsurance, an insurer limits its liability to all or a particular portion of the amount in excess of a predetermined deductible or retention. Regardless of type, reinsurance does not legally discharge the ceding insurer from primary liability for the full amount due under the reinsured policies. However, the assuming reinsurer is obligated to reimburse the ceding company to the extent of the coverage ceded. The Company generally places all of its reinsurance directly without the use of brokers.

   The Insurance Companies determine the amount and scope of reinsurance coverage to purchase each year based upon their evaluation of the risks accepted, consultations with reinsurance representatives and a review of market conditions, including the availability and pricing of reinsurance. For the year ended December 31, 1995, the Insurance Companies ceded to reinsurers $9.4 million of earned premiums. For the nine months ended September 30, 1996, the Insurance Companies ceded earned premiums of $20.6 million. The significant increase in ceded premiums in the nine-month period ended September 30, 1996 reflects the effect of a new quota share reinsurance treaty that was effective as of January 1, 1996 and which is described herein.

   The Insurance Companies' reinsurance arrangements are placed with non-affiliated reinsurers, principally American Re, and are generally renegotiated annually. Coverages described herein are generally for the year ended December 31, 1996.

   Except for certain excluded classes of property and losses due to flood, the largest exposure retained by the Insurance Companies on any one individual property risk is $150,000. Excess reinsurance is provided on a treaty basis in layers as follows: Individual property risks in excess of $150,000 are covered on an excess of loss basis up to $500,000 per risk pursuant to a reinsurance treaty with American Re and Munich-American Reinsurance Company ("Munich Re"). Except for certain excluded classes of property and losses due to flood and auto physical damage, per risk property losses in excess of $500,000 but less than $2.0 million are reinsured on a proportional treaty basis by American Re and Munich Re. Facultative coverage also is available for certain property risks in excess of $2.0 million per risk.

   Individual casualty risks for most lines of business, excluding umbrella liability, that are in excess of $100,000 are covered on an excess of loss basis, up to $2.0 million per occurrence pursuant to a reinsurance treaty with American Re. In addition, casualty losses arising from workers' compensation claims are reinsured on a per occurrence and per person treaty basis by various reinsurers up to $10.0 million. Umbrella liability losses are reinsured by American Re on a 95% quota share basis up to $1.0 million and a 100% quota share basis in excess of $2.0 million up to $5.0 million with a ceding commission of 27.5%.

   Catastrophic reinsurance protects the ceding insurer from significant aggregate loss exposure arising from a single event such as windstorm, hail, tornado, hurricane, earthquake, riot, blizzard, freezing temperatures or other extraordinary events. The Insurance Companies have purchased layers of excess treaty reinsurance for catastrophic property losses for 1996, under which the Insurance Companies reinsure 97.5% of losses per occurrence over $3.5 million up to a maximum of $10 million and 100% of the losses between $13.5 million and $30 million per occurrence. The Insurance Companies also have an underlying catastrophe and aggregate excess of loss treaty reinsurance agreement with American Re designed to protect against multiple events each of which is below the $3.5 million retention under the primary catastrophe reinsurance treaty. Under this agreement, losses are reinsured to the extent of (i) (A) 95% of $1.5 million in excess of $3.5 million on property catastrophe losses or (B) aggregate net losses exceeding a 75% loss ratio in any accident year up to the lesser of a 78.33% loss ratio or $3.0 million, and (ii) 100% of losses in excess of $2.0 million for winter storm losses during specified periods, up to a maximum of $3.0 million. The Insurance Companies recovered under this latter coverage provision for losses attributable to the January 1996 blizzard.

   Effective January 1, 1996, the Insurance Companies and American Re entered into a quota share reinsurance treaty. Under the terms of the treaty, the Insurance Companies cede 20% of their liability remaining after cessions of excess and catastrophic risks through other reinsurance contracts. The result of the new quota share treaty is a pro rata sharing of risk (80% of losses and loss adjustment expenses are borne by the Insurance Companies and 20% by American Re) with both the Insurance Companies and American Re benefiting from other excess and catastrophe reinsurance. This treaty protects the Insurance Companies' surplus from high frequency and low severity type losses. The Insurance Companies pay American Re a reinsurance premium equal to 20% of premiums collected net of other reinsurance costs. Reinsurance premiums due American Re on the quota share treaty are reduced by a ceding allowance equal to 35% of the reinsurance premium. This reinsurance treaty is designed to stabilize underwriting results.

   Quota share reinsurance may be used to moderate the adverse impact of underwriting losses to the ceding company but also decreases underwriting profits which would otherwise be retained by the ceding company. The quota share reinsurance treaty entered into by the Insurance Companies with American Re has had, and will have, a material effect on the financial condition and results of operations of the Insurance Companies during the term of the reinsurance treaty.

   The insolvency or inability of any reinsurer to meet its obligations to the Insurance Companies could have a material adverse effect on the results of operations or financial condition of the Insurance Companies. American Re and Munich Re are the Insurance Companies' major reinsurers, providing approximately 64.2% of ceded reinsurance written. American Re and Munich Re are both rated A+ (superior) by A.M. Best. The A+ rating is the second highest of A.M. Best's fifteen ratings. For the year ended December 31, 1995 and for the nine months ended September 30, 1996, the Insurance Companies paid reinsurance premiums in an aggregate amount of approximately $6.9 million and $17.2 million to American Re, respectively, and $847,000 and $657,000 to Munich Re, respectively. The Insurance Companies monitor the solvency of reinsurers through regular review of their financial statements and A.M. Best ratings. The Insurance Companies have experienced no significant difficulties collecting amounts due from reinsurers.

LOSS AND LAE RESERVES

   Property and Casualty Reserves. The Insurance Companies are required by applicable insurance laws and regulations to maintain reserves for payment of losses and loss adjustment expenses ("LAE") for both reported claims and for claims incurred but not reported ("IBNR"), arising from the policies they have issued. These laws and regulations require that provision be made for the ultimate cost of those claims without regard to how long it takes to settle them or the time value of money. The determination of reserves involves actuarial and statistical projections of what the Insurance Companies expect to be the cost of the ultimate settlement and administration of such claims based on facts and circumstances then known, estimates of future trends in claims severity, and other variable factors such as inflation and changing judicial theories of liability.

   The estimation of ultimate liability for losses and LAE is an inherently uncertain process and does not represent an exact calculation of that liability. The Insurance Companies' reserve policy recognizes this uncertainty by maintaining reserves at a level providing for the possibility of adverse development relative to the estimation process. The Insurance Companies do not discount their reserves to recognize the time value of money.

   When a claim is reported to the Insurance Companies, claims personnel establish a "case reserve" for the estimated amount of the ultimate payment. This estimate reflects an informed judgment based upon general insurance reserving practices and on the experience and knowledge of the estimator regarding the nature and value of the specific claim, the severity of injury or damage, and the policy provisions relating to the type of loss. Case reserves are adjusted by the Insurance Companies' claims staff as more information becomes available. It is the Insurance Companies' policy to settle each claim as expeditiously as possible.

   The Insurance Companies maintain IBNR reserves to provide for future reporting of already incurred claims and developments on reported claims. The IBNR reserve is determined by estimating the Insurance Companies' ultimate net liability for both reported and IBNR claims and then subtracting the case reserves for reported claims.

   Each month, the Insurance Companies compute their estimated ultimate liability using principles and procedures applicable to the lines of business written. Such reserves are also considered annually by the Insurance Companies' independent auditors in connection with their audit of the Insurance Companies' combined financial statements. However, because the establishment of loss reserves is an inherently uncertain process, there can be no assurance that ultimate losses will not exceed the Insurance Companies' loss reserves. Adjustments in aggregate reserves, if any, are reflected in the operating results of the period during which such adjustments are made. As required by insurance regulatory authorities, the Insurance Companies submit to the various jurisdictions in which they are licensed a statement of opinion by its appointed actuary concerning the adequacy of statutory reserves. The results of these actuarial studies have consistently indicated that reserves are adequate. Management of the Insurance Companies does not believe the Insurance Companies are subject to any material potential asbestos or environmental liability claims.

   Based on actuarial studies, the IBNR reserve provision was increased at December 31, 1995 by $1.8 million and at December 31, 1994 it was decreased by $2.3 million. Prior to 1995, the Insurance Companies had consistently shown loss reserve redundancies. This led to the decrease in the IBNR reserve at December 31, 1994. At December 31, 1995, it was determined that the December 31, 1994 reserves were deficient. This deficiency was primarily due to a change in the methodology for case reserving for liability claims. The change was to reserve cases at expected settlement value rather than at ultimate exposure amounts. The 1995 actuarial study indicated that the reduction in IBNR reserves coupled with the changes in case reserving methodology may have been overstated. The majority of the December 31, 1995 IBNR reserve strengthening was to correct potential deficiencies in the reserves for the 1994 accident year.

   The following table provides a reconciliation of beginning and ending loss and LAE reserve balances of the Insurance Companies for the years ended December 31, 1993, 1994 and 1995 and for the nine months ended September 30, 1996 and 1995 as prepared in accordance with GAAP.

                     RECONCILIATION OF RESERVE FOR LOSSES
                         AND LOSS ADJUSTMENT EXPENSES

                                                 Nine Months
                                             Ended September 30,         Year Ended December 31,
                                           ----------------------   ----------------------------------
                                              1996        1995         1995        1994        1993
                                            ---------   ---------    ---------   ---------   ---------
                                                                  (In thousands)
Reserves for losses and loss adjustment
  expenses at the beginning of period ...    $52,091     $51,309     $51,309     $59,057      $59,629
Less: Reinsurance recoverables and
  receivables ...........................     16,000      18,499      18,499      22,175       24,963
                                            ---------   ---------    ---------   ---------   ---------
Net reserves for losses and loss
  adjustment expenses at beginning of
  period ................................     36,091      32,810      32,810      36,882       34,666
                                            ---------   ---------    ---------   ---------   ---------
Add: Provision for losses and loss
  adjustment expenses for claims
  occurring in:
     The current year  ..................     35,719      33,861      48,067      51,959       44,950
     Prior years  .......................     (1,171)         31       2,442      (5,519)      (2,796)
                                            ---------   ---------    ---------   ---------   ---------
     Total incurred losses and loss
        adjustment expenses .............     34,548      33,892      50,509      46,440       42,154
                                            ---------   ---------    ---------   ---------   ---------
Less: Loss and loss adjustment expenses
   payments for claims occurring in:
     The current year  ..................     23,978      20,307      29,970      35,196       25,952
     Prior years  .......................     14,302      14,069      17,258      15,316       13,986
                                            ---------   ---------    ---------   ---------   ---------
     Total losses and loss adjustment
        expenses ........................     38,280      34,376      47,228      50,512       39,938
                                            ---------   ---------    ---------   ---------   ---------
Net reserves for losses and loss
   adjustment expenses at end of period .     32,359      32,326      36,091      32,810       36,882
Add: Reinsurance recoverables and
   receivables ..........................     24,440      18,967      16,000      18,499       22,175
                                            ---------   ---------    ---------   ---------   ---------
Reserves for losses and loss adjustment
   expenses at end of period ............    $56,799     $51,293     $52,091     $51,309      $59,057
                                            =========   =========    =========   =========   =========

   The following table shows the development of the reserves for unpaid losses and LAE from 1985 through 1995 for the Insurance Companies on a GAAP basis. The top line of the table shows the liabilities at the balance sheet date, including losses incurred but not yet reported. The upper portion of the table shows the cumulative amounts subsequently paid as of successive years with respect to the liability. The lower portion of the table shows the reestimated amount of the previously recorded liability based on experience as of the end of each succeeding year. The estimates change as more information becomes known about the frequency and severity of claims for individual years. The redundancy (deficiency) exists when the reestimated liability at each December 31 is less (greater) than the prior liability estimate. The "cumulative redundancy (deficiency)" depicted in the table, for any particular calendar year, represents the aggregate change in the initial estimates over all subsequent calendar years.

                                                               Year Ended December 31,
                                              ---------------------------------------------------------
                                                1985       1986         1987        1988        1989
                                              --------   ---------    ---------   ---------   ---------
                                                                   (In thousands)
Liability for unpaid losses and LAE net of
  reinsurance recoverable .................    $8,496     $10,115     $12,273     $15,921      $22,118
Cumulative amount of liability paid
  through:
   One year later .........................     3,568       4,165       5,162       7,770       10,435
   Two years later ........................     4,418       5,540       8,158      10,783       14,097
   Three years later ......................     6,202       7,187       9,890      12,881       16,594
   Four years later .......................     6,712       7,866      10,946      13,924       18,165
   Five years later .......................     7,137       8,354      11,363      14,808       18,810
   Six years later ........................     7,392       8,566      11,864      15,203       18,965
   Seven years later ......................     7,646       8,853      12,014      15,575
   Eight years later ......................     7,901       8,890      12,107
   Nine years later .......................     7,972       8,913
   Ten years later ........................     8,073
Liability estimated as of:
Calendar year end .........................     8,496      10,115      12,273      15,921       22,118
   One year later .........................     7,900       8,956      11,615      17,436       21,910
   Two years later ........................     7,558       8,951      13,206      17,474       22,113
   Three years later ......................     7,294       9,473      13,274      17,590       21,824
   Four years later .......................     7,246       9,679      13,306      17,554       21,924
   Five years later .......................     7,215       9,828      13,200      17,512       21,080
   Six years later ........................     7,255       9,627      13,057      17,387       20,878
   Seven years later ......................     7,179       9,618      13,264      17,262
   Eight years later ......................     7,208       9,890      13,125
   Nine years later .......................     7,204       9,798
   Ten years later ........................     7,281
Cumulative total redundancy (deficiency)  .     1,215         317        (852)     (1,341)       1,240
Gross liability -- end of year  ...........
Reinsurance recoverables  .................
Net liability -- end of year  .............
Gross reestimated liability -- latest  ....
Reestimated reinsurance recoverables --
   latest .................................
Net reestimated liability -- latest  ......
Gross cumulative (deficiency) redundancy  .

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                1990        1991         1992        1993        1994        1995
                                              ---------   ---------    ---------   ---------   ---------   ---------

Liability for unpaid losses and LAE net of
  reinsurance recoverable .................    $25,568     $29,107     $34,666     $36,882      $32,810     $36,091
Cumulative amount of liability paid
  through:
   One year later .........................     11,052      11,063      13,986      15,316       17,258          --
   Two years later ........................     15,417      16,394      21,572      22,195
   Three years later ......................     18,827      21,110      23,665
   Four years later .......................     20,501      22,165
   Five years later .......................     21,646
   Six years later ........................
   Seven years later ......................
   Eight years later ......................
   Nine years later .......................
   Ten years later ........................
Liability estimated as of:
Calendar year end .........................     25,568      29,107      34,666      36,882       32,810      36,091
   One year later .........................     25,454      28,517      31,870      31,363       35,252          --
   Two years later ........................     25,774      28,044      28,716      32,359
   Three years later ......................     25,523      26,172      27,916
   Four years later .......................     24,191      25,352
   Five years later .......................     24,019
   Six years later ........................
   Seven years later ......................
   Eight years later ......................
   Nine years later .......................
   Ten years later ........................
Cumulative total redundancy (deficiency)  .      1,549       3,755       6,750       4,523       (2,442)         --
Gross liability -- end of year  ...........                                         59,057       51,309      52,091
Reinsurance recoverables  .................                                         22,175       18,499      16,000
                                                                                   ---------   ---------   ---------
Net liability -- end of year  .............                                        $36,882      $32,810     $36,091
                                                                                   =========   =========   =========
Gross reestimated liability -- latest  ....                                         49,964       58,022
Reestimated reinsurance recoverables --
   latest .................................                                         17,605       22,770
                                                                                   ---------   ---------
Net reestimated liability -- latest  ......                                         32,359       35,252
                                                                                   =========   =========
Gross cumulative (deficiency) redundancy  .                                          9,093       (6,713)
                                                                                   =========   =========

   The following table is derived from the preceding table and summarizes the effect of reserve reestimates, net of reinsurance, on calendar year operations for the same ten-year period ended December 31, 1995. The total of each column details the amount of reserve reestimates made in the indicated calendar year and shows the accident years to which the reestimates are applicable. The amounts in the total accident year column on the far right represent the cumulative reserve reestimates for the indicated accident year(s).

                                 Effect of Reserve Reestimates on Calendar Year
                                                   Operations
                               --------------------------------------------------
                               Increase (Decrease) in Reserves for Calendar Year
                               --------------------------------------------------
                                1986       1987        1988      1989      1990
                               -------   ---------    -------   -------   -------
                                                  (In thousands)
Accident Years
   1985 ....................    (596)       (342)      (264)      (48)      (31)
   1986 ....................                (817)       259       570       237
   1987 ....................                           (653)    1,069      (138)
   1988 ....................                                      (76)      (30)
   1989 ....................                                               (246)
   1990 ....................
   1991 ....................
   1992 ....................
   1993 ....................
   1994 ....................
Total calendar year effect      (596)     (1,159)      (658)    1,515      (208)

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                                        Cumulative
                                                                                        Deficiency
                                                                                       (Redundancy)
                                                                                           from
                                                                                         Reestimates
                                                                                            for
                                                                                           Each
                                1991      1992        1993        1994       1995      Accident Year
                               -------   -------    ---------   ---------   -------   ---------------

Accident Years
   1985 ....................      40       (76)          29          (4)        77        (1,215)
   1986 ....................     109      (125)         (38)        276       (169)          302
   1987 ....................    (117)       95         (134)        (65)       (47)           10
   1988 ....................      84        70          101        (332)        14          (169)
   1989 ....................      87      (253)         142        (719)       (77)       (1,066)
   1990 ....................    (317)      609         (351)       (488)        30          (517)
   1991 ....................              (910)        (222)       (540)      (648)       (2,320)
   1992 ....................                         (2,323)     (1,282)        20        (3,585)
   1993 ....................                                     (2,365)     1,796          (569)
   1994 ....................                                                 1,446         1,446
Total calendar year effect      (114)     (590)      (2,796)     (5,519)     2,442        (7,683)

INVESTMENTS

   All of the Insurance Companies' investment securities are classified as available for sale in accordance with SFAS No. 115.

   An important component of the operating results of the Insurance Companies has been the return on invested assets. The Insurance Companies' investment objective is to maximize current yield while maintaining safety of capital together with adequate liquidity for its insurance operations. The Insurance Companies' investments are managed by outside investment advisors.

   The following table sets forth certain combined information concerning the Insurance Companies' investments.

                                             At September 30, 1996    At December 31, 1995     At December 31, 1994
                                            ----------------------   -----------------------  ----------------------
                                                          Market                   Market                   Market
                                              Cost(2)      Value      Cost(2)       Value       Cost(2)      Value
                                             ---------   ---------    ---------   ----------   ---------   ---------
                                                                         (In thousands)
Fixed income securities(1)
   United States government and government
     agencies and authorities  ...........    $28,803     $28,304     $33,419      $33,380      $33,270     $30,382
   Obligations of states, municipalities and
     political subdivisions  .............         60          60       1,553        1,566        3,687       3,666
   Corporate obligations .................     30,865      31,211      25,868       27,015       16,155      15,414
   Collateralized mortgage obligations ...      5,862       5,932       9,564        9,840       17,916      17,364
     Other obligations  ..................      4,317       4,279       6,626        6,727        3,356       3,334
                                             ---------   ---------    ---------   ----------   ---------   ---------
     Total fixed income securities  ......     69,907      69,786      77,030       78,528       74,384      70,160
Equity securities  .......................      9,307      11,526      12,031       13,579       12,930      12,528
Other invested assets  ...................        325         318         242          228          191         191
                                             ---------   ---------    ---------   ----------   ---------   ---------
     Total  ..............................    $79,539     $81,630     $89,303      $92,335      $87,505     $82,879
                                             =========   =========    =========   ==========   =========   =========

------
(1) In the combined financial statements of the Insurance Companies, investments are carried at fair value as established by quoted market prices on secondary markets.

(2) Original cost of equity securities; original cost of fixed income securities adjusted for amortization of premium and accretion of discount.

   The table below contains information concerning the investment ratings of the Insurance Companies' fixed maturity investments at September 30, 1996.

 Type/Ratings of                  Amortized        Market
Investment(1)                        Cost          Value       Percentages(2)
 ----------------------------     -----------     ---------     --------------
                                            (Dollars in thousands)
U.S. Government and agencies       $28,802        $28,304            40.6%
AAA  ........................       21,531         21,521            30.8
AA  .........................        5,674          5,668             8.1
A  ..........................        9,117          9,298            13.3
BBB  ........................        4,548          4,674             6.7
                                  -----------     ---------     --------------
 Total BBB or Better  .......      $69,672        $69,465            99.5%
BB  .........................          235            321             0.5
                                  -----------     ---------     --------------
 Total  .....................      $69,907        $69,786           100.0%
                                  ===========     =========     ==============

------
(1) The ratings set forth in this table are based on the ratings, if any, assigned by Standard & Poor's Corporation ("S&P"). If S&P's ratings were unavailable, the equivalent ratings supplied by Moody's Investors Services, Inc., Fitch Investors Service, Inc. or the NAIC were used where available.

(2) Represents percent of market value for classification as a percent of total for each portfolio.

   The table below sets forth the maturity profile of the Insurance Companies' combined fixed maturity investments as of September 30, 1996 (substituting average life for mortgage-backed securities):

                                                  Amortized     Market
Maturity                                           Cost(1)       Value     Percentages(2)
 ---------------------------------------------   -----------   ---------    --------------
                                                          (Dollars in thousands)
1 year or less  ..............................     $ 5,896      $ 5,853           8.4%
More than 1 year through 5 years  ............      17,114       17,075          24.5
More than 5 years through 10 years  ..........       4,342        4,547           6.5
More than 10 years  ..........................       9,567        9,558          13.7
Collateralized and asset backed securities(3)       32,988       32,753          46.9
                                                 -----------   ---------    --------------
  Total  .....................................     $69,907      $69,786         100.0%
                                                 ===========   =========    ==============

------
(1) Fixed maturities are carried at market value in the combined financial statements of the Insurance Companies.

(2) Represents percent of market value for classification as a percent of total for each portfolio.

(3) Collateralized and asset backed securities consist of mortgage pass-through holdings and securities backed by credit card receivables, auto loans and home equity loans. These securities follow a structured principal repayment schedule and are of high credit quality rated "AA" or better by Standard & Poor's. These securities are presented separately in the maturity schedule due to the inherent risk associated with prepayment or early authorization. The average duration of this portfolio is 3.9 years.

   The average duration of the Insurance Companies' fixed maturity investments, excluding collateralized and asset backed securities which are subject to paydown, as of September 30, 1996 was approximately 2.7 years. As a result, the market value of the Company's investments may fluctuate significantly in response to changes in interest rates. In addition, the Company may experience investment losses to the extent its liquidity needs require the disposition of fixed maturity securities in unfavorable interest rate environments.

   The Insurance Companies' net investment income, average cash and invested assets and return on average cash and invested assets for the three years ended December 31, 1993, 1994 and 1995 and the nine months ended September 30, 1995 and 1996 were as follows:

                                           Nine Months
                                       Ended September 30,         Year Ended December 31,
                                     ----------------------   ----------------------------------
                                                        (Dollars In thousands)
                                        1996        1995         1995        1994        1993
                                      ---------   ---------    ---------   ---------   ---------
Average cash and invested assets  .    $92,928     $94,302     $95,323     $94,891      $95,530
Net investment income  ............      3,434       3,409       4,458       3,932        3,928
Return on average cash and
  invested assets .................        4.9%        4.8%        4.7%        4.1%         4.1%


A.M. BEST RATING

   A.M. Best, which rates insurance companies based on factors of concern to policyholders, currently assigns an "A-" (Excellent) rating (its fourth highest rating category out of 15 categories) to the Insurance Companies as a group. A.M. Best assigns "A" or "A-" ratings to companies which, in its opinion, have demonstrated excellent overall performance when compared to the standards established by A.M. Best. Companies rated "A" and "A-" have a strong ability to meet their obligations to policyholders over a long period of time. In evaluating a company's financial and operating performance, A.M. Best reviews the company's profitability, leverage and liquidity, as well as the company's book of business, the adequacy and soundness of its reinsurance, the quality and estimated market value of its assets, the adequacy of its loss reserves, the adequacy of its surplus, its capital structure, the experience and competency of its management and its market presence. No assurance can be given that A.M. Best will not reduce the Insurance Companies' current rating in the future. See "Investment Considerations -- A.M. Best Rating."

COMPETITION

   The property and casualty insurance market is highly competitive. The Insurance Companies compete with stock insurance companies, mutual companies, local cooperatives and other underwriting organizations. Certain of these competitors have substantially greater financial, technical and operating resources than the Insurance Companies. The Insurance Companies' ability to compete successfully in their principal markets is dependent upon a number of factors, many of which (including market and competitive conditions) are outside the Insurance Companies' control. Many of the lines of insurance written by the Insurance Companies are subject to significant price competition. Some companies may offer insurance at lower premium rates through the use of salaried personnel or other methods, rather than through independent agents paid on a commission basis, as the Insurance Companies do. In addition to price, competition in the lines of business written by the Insurance Companies is based on quality of the products, quality and speed of service (including claims service), financial strength, ratings, distribution systems and technical expertise.

REGULATION

   Insurance companies are subject to supervision and regulation in the states in which they transact business. Such supervision and regulation relates to numerous aspects of an insurance company's business and financial condition. The primary purpose of such supervision and regulation is the protection of policyholders. The extent of such regulation varies, but generally derives from state statutes which delegate regulatory, supervisory and administrative authority to state insurance departments. Accordingly, the authority of the state insurance departments includes the establishment of standards of solvency which must be met and maintained by insurers, the licensing to do business of insurers and agents, the nature of and limitations on investments, premium rates for property and casualty insurance, the provisions which insurers must make for current losses and future liabilities, the deposit of securities for the benefit of policyholders, the approval of policy forms, notice requirements for the cancellation of policies and the approval of certain changes in control. State insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to the financial condition of insurance companies.

   Examinations are regularly conducted by the Department every three to five years. The Department's last examinations of Old Guard Mutual and Old Guard Fire Company were as of December 31, 1991. The Department's last examination of Goschenhoppen was as of December 31, 1994. These examinations did not result in any adjustments to the financial position of any of the Insurance Companies. In addition, there were no substantive qualitative matters indicated in the examination reports that had a material adverse impact on the operations of the Insurance Companies.

   In addition to state-imposed insurance laws and regulations, the NAIC has adopted risk-based capital ("RBC") requirements that require insurance companies to calculate and report information under a risk-based formula that attempts to measure statutory capital and surplus needs based on the risks in a company's mix of products and investment portfolio. Under the formula, a company first determines its Authorized Control Level risk-based capital ("ACL") by taking into account (i) the risk with respect to the insurer's assets; (ii) the risk of adverse insurance experience with respect to the insurer's liabilities and obligations, (iii) the interest rate risk with respect to the insurer's business; and (iv) all other business risks and such other relevant risks as are set forth in the RBC instructions. A company's "Total Adjusted Capital" is the sum of statutory capital and surplus and such other items as the RBC instructions may provide. The formula is designed to allow state insurance regulators to identify potential weakly capitalized companies.

   The requirements provide for four different levels of regulatory attention. The "Company Action Level" is triggered if a company's Total Adjusted Capital is less than 2.0 times its ACL but greater than or equal to
1.5 times its ACL. At the Company Action Level, the company must submit a comprehensive plan to the regulatory authority which discusses proposed corrective actions to improve the capital position. The "Regulatory Action Level" is triggered if a company's Total Adjusted Capital is less than 1.5 times but greater than or equal to 1.0 times its ACL. At the Regulatory Action Level, the regulatory authority will perform a special examination of the company and issue an order specifying corrective actions that must be followed. The "Authorized Control Level" is triggered if a company's Total Adjusted Capital is than 1.0 times but greater than or equal to 0.7 times its ACL, and the regulatory authority may take action it deems necessary, including placing the company under regulatory control. The "Mandatory Control Level" is triggered if a company's Total Adjusted Capital is less than 0.7 times its ACL, and the regulatory authority is mandated to place the company under its control. The Insurance Companies have never failed to exceed the required levels of capital. There can be no assurance that the capital requirements applicable to the business of the Insurance Companies will not increase in the future.

   The NAIC has also developed a set of eleven financial ratios, referred to as the Insurance Regulatory Information System (IRIS), for use by state insurance regulators in monitoring the financial condition of insurance companies. The NAIC has established an acceptable range of values for each of the eleven IRIS financial ratios. Generally, an insurance company will become the subject of increased scrutiny when four or more of its IRIS ratio results fall outside the range deemed acceptable by the NAIC. The nature of increased regulatory scrutiny resulting from IRIS ratio results outside the acceptable range is subject to the judgment of the applicable state insurance department but generally will result in accelerated review of annual and quarterly filings. Depending on the nature and severity of the underlying cause of the IRIS ratio results being outside the acceptable range, increased regulatory scrutiny could range from increased but informal regulatory oversight to placing a company under regulatory control.

   During the last three years, each of the Insurance Companies reported results outside the acceptable range for certain IRIS tests including the two-year overall operating ratio, investment yield, and the estimated current reserve deficiency to surplus. The two-year overall operating ratio is a measure of company profitability which combines three ratios: the loss ratio, plus the expense ratio, minus the investment income ratio. A ratio result below 100% indicates a profit, and a ratio result above 100% indicates a loss. The investment yield calculation provides a measure of investment performance. The investment yield expresses net investment income as a percentage of the average cash and invested assets during the year. The estimated current reserve deficiency to surplus ratio provides an estimate of the adequacy of current reserves. The ratio is calculated as the difference between estimated and reported reserves divided by policyholders surplus. The table below sets forth IRIS ratios outside the acceptable range for the Insurance Companies during 1993, 1994 and 1995:

                                Insurance
                                  Values
                               Equal to or          Old Guard Mutual             Old Guard Fire              Goschenhoppen
                            -----------------   -------------------------  -------------------------   -------------------------
Ratio Name/Description        Over     Under     1995     1994      1993     1995     1994     1993      1995     1994     1993
 -------------------------   ------   -------    ------   ------   ------   ------    ------   ------   ------   ------   ------
Two-Year Overall
  Operating Ratio ........    100                                            101                         104     106       N/A
Investment Yield  ........    100       4.5                4.3      4.5                                            4.2     N/A
Estimated Current Reserve
  Deficiency to Surplus ..     25                                                                         74      82       N/A

   For Old Guard Mutual, the 1994 and 1993 investment yields were outside the acceptable range. This was attributable to substantial investments in tax-exempt fixed income securities with reduced before tax investment yields.

   For Old Guard Fire, the 1995 two-year overall operating ratio was outside the acceptable range. For 1995 and 1994, operating results were adversely impacted by winter storms and wind storms which resulted in significant losses.

   For Goschenhoppen, the 1995 and 1994 two-year overall operating ratio, the 1994 investment yield and the 1995 and 1994 estimated current reserve deficiency to surplus were outside the acceptable range. The 1995 and 1994 two-year overall operating ratios were negatively impacted by poor underwriting performance stemming from winter storm and wind storm activity and adverse development on prior year losses. The 1994 investment yield was adversely affected by substantial investments in tax-exempt fixed income securities with lower before tax yields. For 1995 and 1994 the estimated current reserve deficiency to surplus ratio was adversely affected by the merger of Home Mutual Insurance Company into Goschenhoppen Mutual Insurance Company to form Goschenhoppen-Home Mutual Insurance Company on December 31, 1993. The amounts upon which the projected deficiency were computed did not reflect the combined entity. After considering such data, the ratio was within NAIC limits. All 1993 ratios are not available for Goschenhoppen-Home because the combined entity was not formed until December 31, 1993.

   In 1996, the Pennsylvania Workers' Compensation Act was amended to create a more favorable business environment for employers and insurers. The amendments to the Workers' Compensation Act provides employ-ers and insurers greater ability to control costs by (i) reducing wage loss benefits by amounts of income received through other sources; (ii) requiring claimants to submit to the employer's medical provider for 90 days following the first visit after an injury; and (iii) requiring claimants to submit to a medical examination after 104 weeks of disability.

   Recently, an emergency regulation was promulgated in Maryland concerning the content of antifraud plans of insurers. Old Guard Mutual and Old Guard Fire are not required to supplement their existing antifraud plans under the emergency regulation. Under the emergency regulation, all insurers licensed in Maryland will be required to file an annual report containing fraud related information. This report is similar to a report currently filed in Pennsylvania and will be filed by Old Guard Mutual and Old Guard Fire on or before March 31, 1997 as required under the Maryland emergency regulation. Failure to comply with the emergency regulation could result in regulatory sanctions, including monetary penalties.

   The states in which the Insurance Companies do business (Pennsylvania, Maryland and Delaware), have guaranty fund laws under which insurers doing business in such states can be assessed on the basis of premiums written by the insurer in that state in order to fund policyholder liabilities of insolvent insurance companies. Under these laws in general, an insurer is subject to assessment, depending upon its market share of a given line of business, to assist in the payment of policyholder claims against insolvent insurers. The Insurance Companies make accruals for their portion of assessments related to such insolvencies when notified of assessments by the guaranty associations.

   The property and casualty insurance industry has recently received a considerable amount of publicity because of rising insurance costs and the unavailability of insurance. New regulations and legislation are being proposed to limit damage awards, to control plaintiffs' counsel fees, to bring the industry under regulation by the federal government and to control premiums, policy terminations and other policy terms. It is not possible to predict whether, in what form or in what jurisdictions any of these proposals might be adopted or the effect, if any, on the Insurance Companies.

   Most states have enacted legislation that regulates insurance holding company systems. Each insurance company in a holding company system is required to register with the insurance supervisory agency of its state of domicile and furnish information concerning the operations of companies within the holding company system that may materially affect the operations, management or financial condition of the insurers within the system. Pursuant to these laws, the respective insurance departments may examine the Insurance Companies, the Company and their respective insurance subsidiaries at any time, require disclosure of material transactions by the Insurance Companies and the Company and require prior approval of certain transactions, such as "extraordinary dividends" from the Insurance Companies to the Company.

   All transactions within the holding company system affecting the Insurance Companies, the Company and their respective subsidiaries must be fair and equitable. Approval of the applicable insurance commissioner is required prior to consummation of transactions affecting the control of an insurer. In some states, including Pennsylvania, the acquisition of 10% or more of the outstanding capital stock of an insurer or its holding company is presumed to be a change in control. In addition, the Department's approval of the acquisition by the Company of all of the common stock of the Insurance Companies prohibits the Company from paying any dividends or making other distributions to shareholders (i) other than from earnings of the Insurance Companies or (ii) in excess of $500,000 per year for three years following the Conversion without the approval of the Department. These laws also require notice to the applicable insurance commissioner of certain material transactions between an insurer and any person in its holding company system and, in some states, certain of such transactions cannot be consummated without the prior approval of the applicable insurance commissioner.

   The Department's approval of the Conversion is subject to, among other things, the condition that for a period of three years following the Conversion the Insurance Companies may not declare or pay a dividend to the Company without the prior approval of the Department. Following the three-year period after the Conversion, the Company's insurance subsidiaries, including the Insurance Companies, will be restricted by the insurance laws of the state of domicile as to the amount of dividends or other distributions they may pay to the Company without the prior approval of the state regulatory authority. Under Pennsylvania law, the maximum amount that may be paid by each of the Insurance Companies during any twelve-month period after notice to, but without prior approval of, the Department cannot exceed the greater of 10% of the Insurance Company's statutory surplus as reported on the most recent annual statement filed with the Department, or the net income of the Insurance Company for the period covered by such annual statement. As of December 31, 1995, amounts available for payment of dividends in 1996 without the prior approval of the Department would have been approximately $2.0 million, $879,000 and $494,000 from Old Guard Mutual, from Old Guard Fire and from Goschenhoppen, respectively.

LEGAL PROCEEDINGS

   The Insurance Companies are parties to litigation in the normal course of business. Based upon information presently available to them, the Insurance Companies' do not consider any threatened or pending litigation to be material. However, given the uncertainties attendant to litigation, there can be no assurance that the Insurance Companies' results of operations and financial condition will not be materially adversely affected by any threatened or pending litigation.

SUBSIDIARIES

   The Insurance Companies jointly own all the capital stock of Old Guard Investment Holding Company, Inc. ("Old Guard Investment"), a Delaware corporation (Old Guard, Old Guard Fire and Goschenhoppen own 79.0%, 15.4% and 5.6% of Old Guard Investment, respectively). Old Guard Investment owns all of the capital stock of Commonwealth Insurance Managers, Inc., a Pennsylvania corporation ("CIMI"). CIMI is a management company that employs and pays senior management of the Insurance Companies. CIMI derives all its revenues from management agreements with the Insurance Companies. Old Guard Investment also owns 2929 Service Corp., a licensed insurance agency that distributes products of the Insurance Companies to customers whose agents are no longer in business or no longer an agent for the Insurance Companies. 2929 Service Corp. owns a 30% interest in Commonwealth Insurance Consultants, Inc. ("CIC"). CIC provides certain consulting services to other insurance companies, but its financial condition and results of operations are immaterial to the Insurance Companies.

   After completion of the Conversion, the Insurance Companies intend to transfer all of the capital stock of Old Guard Investment to the Company and, as a result, Old Guard Investment will become a direct wholly-owned subsidiary of the Company and CIMI and 2929 Service Corp. will become a second tier subsidiary of the Company. The Company will also indirectly own a 30% interest in CIC through the Company's ownership of Old Guard Investment.

PROPERTIES

   The Company's and Insurance Companies' main offices are located at 2929 Lititz Pike, Lancaster, Pennsylvania in a 33,000 square foot facility owned by Old Guard Mutual. Old Guard Fire owns a 25,000 square foot office facility near the main office at 147 West Airport Road in Lancaster. Goschenhoppen leases 7,500 square feet of office space in Quakertown, Pennsylvania.

   Old Guard Investment has entered into an agreement to purchase a 21,507 square foot facility situated on 8.07 acres of land adjacent to the Company's headquarters. The purchase price is expected to be $1.1 million. The parcel of land will allow expansion to include an additional 50,000 square foot facility. The Company has received an $880,000 mortgage loan commitment from Dauphin for the purchase of such property. The mortgage loan will be for a term of 15 years, carry a 20-year amortization schedule and bear interest at an annual rate equal to the federal funds rate, plus 1.90% per annum. The Mortgage loan will be repaid in 180 consecutive monthly payments of principal and interest. The mortgage loan will be secured by the purchased property. Old Guard Fire has listed the Airport Road facility for sale.

EMPLOYEES

   As of September 30, 1996, the total number of full-time equivalent employees of the Insurance Companies was 193. None of these employees are covered by a collective bargaining agreement and the Insurance Companies believe that employee relations are good.

                          MANAGEMENT OF THE COMPANY

DIRECTORS

   The Board of Directors of the Company consists of James W. Appel, John E. Barry, Luther R. Campbell, Jr., M. Scott Clemens, David E. Hosler, Richard B. Neiley, Jr., G. Arthur Weaver and Robert Wechter, each of whom presently serves as a director of one or more of the Insurance Companies. The Board is divided into three classes with directors serving for three-year terms with approximately one-third of the directors being elected at each annual meeting of shareholders, beginning with the first annual meeting of shareholders following the Conversion. Messrs. Campbell and Wechter have terms of office expiring at the first annual meeting, Messrs. Appel, Clemens, and Weaver have terms of office expiring at the annual meeting to be held one year thereafter, and Messrs. Barry, Hosler, and Neiley have terms of office expiring at the annual meeting to be held two years thereafter.

   The following table sets forth certain information regarding the directors of the Company.

                                Age at                                         Business Experience
                             September 30,     Director                      for the Last Five Years;
                                 1996          Since(1)                        Other Directorships
                            ---------------   ----------    -----------------------------------------------------------
James W. Appel  .........         52            1980       Director, the Company and the Insurance Companies; Partner, Appel
                                                           & Yost LLP (law firm); Vice President, Aardvark Abstracting,
                                                           Inc. (title insurance agency).
John E. Barry  ..........         70            1971       Director, the Company and Old Guard Fire; Retired Representative,
                                                           Hopper Soliday & Co., Inc. (investment banking and brokerage firm); prior thereto, Registered Representative, Hopper Soliday
                                                           & Co., Inc.
Luther R. Campbell, Jr.           68            1992       Director, the Company, Old Guard Mutual and Goschenhoppen; Partner,
                                                           Campbell Rappold & Yurasits LLP (C.P.A. firm); Director, Piel
                                                           & Egan P.C. (law firm); Member, First Union North Advisory Board and First Union Lehigh Valley Advisory Board; prior thereto,
                                                           Director, First Fidelity Bancorporation.
M. Scott Clemens  .......         49            1994(1)    Director, the Company and Old Guard Mutual; President/Owner,
                                                           John T. Fretz Insurance Agency, Inc.; prior thereto, Insurance
                                                           Agent, P/C Insurance Agency.
David E. Hosler  ........         45            1985(1)    Chairman, President, Chief Executive Officer and Director, the
                                                           Company; Director and Chairman, the Insurance Companies; President
                                                           and Chief Executive Officer, Old Guard Mutual and Old Guard Fire;
                                                           Chief Executive Officer, Goschenhoppen.
Richard B. Neiley , Jr.           70            1991(1)    Director, the Company, Old Guard Mutual, Old Guard Fire and
                                                           Goschenhoppen; Retired Insurance Executive, Harleysville
                                                           Insurance Group; prior thereto Independent Insurance Consultant.
G. Arthur Weaver  .......         63            1966(1)    Director, Old Guard Mutual and Old Guard Fire; Insurance and
                                                           Real Estate Agent, George A. Weaver, Inc.; also, Director of
                                                           Sovereign Bancorp, Inc. and Sovereign Bank, F.S.B.
Robert L. Wechter  ......         67            1956(1)    Director, the Company, Old Guard Mutual and Old Guard Fire; Owner,
                                                           Robert L. Wechter Insurance Agency; prior thereto, Vice-President,
                                                           Claims Department, Old Guard Mutual.

------
(1) Indicates year first elected as a director of one or more of the Insurance Companies. All members of the Board of Directors of the Company have served as directors of the Company since its incorporation.

   Following the Conversion, directors will be paid an annual retainer of $10,000. Directors who are employees of the Company will not be paid an annual retainer fee or other additional compensation for services performed in their capacity as directors. No director of the Company has received any remuneration from the Company since its formation. Directors of Old Guard Mutual, Old Guard Fire and Goschenhoppen receive an annual retainer of $5,400, $2,400 and $900, respectively, and each director is entitled to receive a minimum annual retainer of $2,600 regardless of the number of boards on which he serves. Directors also receive up to $150 for each committee meeting attended. Directors of the Insurance Companies who receive a salary from the Insurance Companies or their affiliates are not entitled to receive an annual retainer or other additional compensation for services rendered as directors or committee members.

EXECUTIVE OFFICERS

   The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors of the Company.

   The following table sets forth certain information regarding the executive officers of the Company.

                          Age at         Executive
                       September 30,      Officer                                       Business Experience
        Name               1996          Since(1)              Title                  For the Last Five Years
 ------------------   ---------------   -----------    -----------------------   -----------------------------------
David E. Hosler  ..         45             1980       Chairman of the Board,    Chairman, President, Chief Executive
                                                      President and Chief       Officer and Director, the Company;
                                                      Executive Officer         Chairman; President, Chief Executive
                                                                                Officer and Director, the Insurance
                                                                                Companies.
Mark J. Keyser  ...         43             1991       Chief Financial Officer   Chief Financial Officer and Treasurer,
                                                      and Treasurer             the Company and the Insurance Companies.
Steven D. Dyer  ...         39             1991       Secretary and General     Secretary and General Counsel, the
                                                      Counsel                   Company and the Insurance Companies.
Scott A. Orndorff           40             1993       Executive Vice            Executive Vice President of Operations,
                                                      President                 the Company and the Insurance Companies;
                                                                                Vice President of Claims, the Insurance
                                                                                Companies; prior thereto, Vice
                                                                                President of Claim Operations, Gulf
                                                                                Insurance Group.
Donald W. Manley  .         43             1986       Vice President            Vice President of Underwriting, the
                                                                                Company and the Insurance Companies.

------
(1) Indicates year first appointed as an executive officer of one or more of the Insurance Companies. Each executive officer of the Company was first appointed on May 24, 1996.

EXECUTIVE COMPENSATION

   The executive officers of the Company have received no compensation from the Company since its formation. The following table sets forth information regarding the compensation of the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President of the Company for each of the fiscal years ended December 31, 1993, 1994 and 1995. The amounts below represent the aggregate compensation paid in 1994 and 1995 to such executive officers by CIMI pursuant to CIMI's management agreements with the Insurance Companies. Amounts paid in 1993 were paid by Old Guard Mutual. No other executive officer of the Company received compensation in excess of $100,000 for the fiscal year ended December 31, 1995.

                                                             Other        All Other
       Name and                                              Annual        Compen-
       Principal                    Salary                  Compen-         sation
       Position           Year       (1)         Bonus     sation(2)        (3)(4)
 ---------------------   ------   ----------    ---------   ---------   --------------
David E. Hosler           1995     $174,769     $10,501       $ 0         $16,370(5)
Chairman, President       1994      163,192      15,000         0          16,053(5)
and Chief Executive       1993      136,269      18,500         0          18,208(5)(8)
  Officer
Mark J. Keyser,           1995      101,539       8,000         0           8,540
Chief Financial           1994       95,962      15,000         0           8,040
Officer and Treasurer     1993       84,554      15,600         0           7,565
Scott A. Orndorff,        1995       85,777      10,000         0           7,466
Executive Vice            1994       77,731       6,000         0           8,552(6)
President                 1993       46,792          --        --          10,557(7)(8)

------
(1) Includes amounts which were deferred pursuant to Old Guard Mutual's 401(k) plan. Under the 401(k) plan, employees who elect to participate may elect to have earnings reduced and to cause the amount of such reduction to be contributed to the 401(k) plan's related trust in an amount up to 12% of earnings. Any employee who has completed 1 year of service and has worked 1,000 hours in a plan year is eligible to participate in the 401(k) plan.

(2) CIMI provided other benefits to the executive officers in connection with their employment. The value of such personal benefits, which is not directly related to job performance, is not included in the table above because the value of such benefits does not exceed the lesser of $50,000 or 10% of the salary and bonus paid to any executive officer.

(3) Includes amounts contributed under a 401(k) plan for the benefit of the executive officer. Old Guard Mutual will make a matching contribution equal to 100% of the employee's salary reduction up to a maximum of 3% of the employee's salary.

(4) Includes amounts contributed under a Profit Sharing Plan for the benefit of the executive officer.

(5) Includes the amount of insurance premiums paid by the Insurance Companies with respect to a split dollar term life insurance policy.

(6) Includes fair rental value of residential property owned by Old Guard
    Mutual.

(7) The amount includes the amount of moving expenses paid by the Insurance Companies.

(8) Includes the value of unused vacation purchased from the executive officer under a one-time exception to customary policy.

CERTAIN BENEFIT PLANS AND AGREEMENTS

   In connection with the Conversion, the Company's Board of Directors has approved certain stock incentive plans and employment agreements with the executive officers of the Company. In addition, Old Guard Mutual has an existing 401(k) plan and profit sharing plan in which the executive officers of the Company will be eligible to participate after the Conversion. Implementation of certain of these stock incentive plans requires shareholder approval.

   Stock Compensation Plan.

   On December 20, 1996, the Company's Board of Directors adopted the Stock Compensation Plan (the "Compensation Plan"), subject to receipt of shareholder approval at the Company's first annual meeting of shareholders after the Conversion.

   The purpose of the Compensation Plan is to provide additional incentive to directors and employees of the Company and the Insurance Companies by facilitating their purchase of stock in the Company. The Compensation Plan will have a term of ten years from the date of its approval by the Company's shareholders (unless the plan is earlier terminated by the Board of Directors of the Company) after which no awards may be made. Pursuant to the Compensation Plan, a number of shares equal to 10% of the shares of Common Stock that are issued in the Conversion would be reserved for future issuance by the Company, in the form of newly-issued or treasury shares, upon exercise of stock options ("Options") or stock appreciation rights ("SARs"), or the grant of restricted stock ("Restricted Stock"). Options, SARs, and Restricted Stock are collectively referred to herein as "Awards." If Awards should expire, become unexercisable or be forfeited for any reason without having been exercised or without becoming vested in full, the shares of Common Stock subject to such Awards would, unless the Compensation Plan shall have been terminated, be available for the grant of additional Awards under the Compensation Plan.

   The Compensation Plan will be administered by a committee of at least three directors of the Company who are designated by the Board of Directors and who are "non-employee directors" within the meaning of the federal securities laws (the "Compensation Committee"). It is expected that the Compensation Committee will initially consist of Directors James W. Appel, Luther R. Campbell, Jr., and Richard B. Neiley, Jr. The Compensation Committee will select the employees to whom Awards are to be granted, the number of shares to be subject to such Awards, and the terms and conditions of such Awards (provided that any discretion exercised by the Compensation Committee must be consistent with the terms of the Compensation Plan).

   It is intended that Options granted under the Compensation Plan will constitute both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that do not result in tax deductions to the Company unless participants fail to comply with Section 422 of the Code) ("ISOs") and options that do not so qualify ("Non-ISOs"). The exercise price for Options will be the price at which the Common Stock is sold in the Offering. The Compensation Plan permits the Compensation Committee to impose transfer restrictions, such as a right of first refusal, on the Common Stock that optionees may purchase. It is possible that the Compensation Committee will impose transfer restrictions on shares subject to options granted on the Compensation Plan's effective date. No Option shall be exercisable after the expiration of ten years from the date it is granted; provided, however, that in the case of any employee who owns more than 10% of the outstanding Common Stock at the time an ISO is granted, the option price for the ISO shall not be less than 110% of the price at which the Common Stock is sold in the Offering, and the ISO shall not be exercisable after the expiration of five years from the date it is granted. An otherwise unexpired Option, unless otherwise determined by the Compensation Committee, shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the Compensation
Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, (iii) the date one year after an employee terminates service due to disability, or (iv) the date two years after termination of such service due to the employee's death. Options granted to non-employee directors will automatically expire one year after termination of service on the Board of Directors (two years in the event of death). Options granted at the time of the implementation of the Compensation Plan are expected to be exercisable six months after the date such options are granted.

   A SAR may be granted in tandem with all or any part of any Option or without any relationship to any Option. Whether or not a SAR is granted in tandem with an Option, exercise of the SAR will entitle the optionee to receive, as the Compensation Committee prescribes in the grant, all or a percentage of the excess of the then fair market value of the shares of Common Stock subject to the SAR at the time of its exercise, over the aggregate exercise price of the shares subject to the SAR. Payment to the optionee may be made in cash or shares of Common Stock, as determined by the Compensation Committee.

   Restricted Stock is Common Stock which is nontransferable and forfeitable until a grantee's interest vests. Nevertheless, the grantee is entitled to vote the Restricted Stock and to receive dividends and other distributions made with respect to the Restricted Stock. To the extent that a grantee becomes vested in his Restricted Stock at any time during the "Restriction Period" (as defined in the Compensation Plan) and has satisfied applicable income tax withholding obligations, the Company may deliver unrestricted shares of Common Stock to the grantee. Vesting of Restricted Stock may be accelerated at the discretion of the Compensation Committee. At the end of the Restriction Period, the grantee will forfeit to the Company any shares of Restricted Stock as to which he did not earn a vested interest during the Restriction Period.

   The Company will receive no monetary consideration for the granting of Awards under the Compensation Plan, and will receive no monetary consideration other than the Option exercise price for each share issued to optionees upon the exercise of Options. The Option exercise price may be paid in cash or Common Stock. The exercise of Options and SARs and the conditions under which Restricted Stock vests will be subject to such terms and conditions established by the Compensation Committee as are set forth in a written agreement between the Compensation Committee and the optionee (to be entered into at the time an Award is granted). In the event that the fair market value per share of the Common Stock falls below the option price of previously granted Options or SARs, the Compensation Committee will have the authority, with the consent of the optionee, to cancel outstanding Options or SARs and to reissue new Options or SARs at the then current fair market price per share of the Common Stock.

   Although directors and officers of the Company generally would be prohibited under the federal securities laws from profiting from certain purchases and sales of shares of Common Stock within any six-month period, they generally will not be prohibited by such laws from exercising options and immediately selling the shares they receive. As a result, the Company's directors and officers generally will be permitted to benefit in the event the market price for the shares exceeds the exercise price of their Options, without being subject to loss in the event the market price falls below the exercise price.

   Notwithstanding the provisions of any Award that provides for its exercise or vesting in installments, all shares of Restricted Stock shall become fully vested upon a "change in control" (as defined in the Compensation Plan) and, for a period of 60 days beginning on the date of such change in control, all Options and SARs shall be immediately exercisable and fully vested. In the event of a change in control, the Compensation Committee may permit the holders of exercisable Options to surrender their Options in exchange for cash in an amount equal to the excess of the fair market value of the Common Stock subject to the Options over their exercise price. No Award is assignable or transferable except by will or the laws of descent and distribution, or pursuant to the terms of a "qualified domestic relations order" (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder).

   The initial grant of Options under the Compensation Plan is expected to take place on the date of the closing of the Conversion, subject to shareholder approval at the Company's first annual meeting, and the Option exercise price will be the price at which the Common Stock is sold in the Offering. No decisions concerning the number of options to be granted to any director or officer have been made at this time. No SARs or Restricted Stock Awards are expected to be granted when the Compensation Plan becomes effective.

   Employee Stock Ownership Plan.

   In connection with the Conversion, the Company's Board of Directors has adopted the Company's Employee Stock Ownership Plan (the "ESOP") for the exclusive benefit of participating employees, to be implemented upon the completion of the Conversion. Participating employees are all employees of the Company and its subsidiaries who have attained age 21 and completed one year of service with the Company or its subsidiaries. The Company will submit to the IRS an application for a letter of determination as to the tax-qualified status of the ESOP. Although no assurances can be given, the Company expects that the ESOP will receive a favorable letter of determination from the IRS.

   The ESOP intends to borrow funds from an unaffiliated lender in an amount sufficient to purchase 10% of the Common Stock issued in the Conversion. Although the ESOP has not yet received a commitment from a lender with respect to such a loan, based on preliminary discussions with potential lenders, the Company expects that the loan will bear an 8% interest rate, and will require the ESOP to make monthly payments of approximately $35,000 for a term of 10 years. The loan will be secured by the shares of Common Stock purchased and earnings thereon. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. The Company expects to contribute sufficient funds to the ESOP to repay such loan, plus such other amounts as the Company's Board of Directors may determine in its discretion.

   Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of their annual wages subject to federal income tax withholding, plus any amounts withheld under a plan qualified under Sections 125 or 401(k) of the Code and sponsored by the Company or an affiliate of the Company. Participants must be employed at least 500 hours in a calendar year in order to receive an allocation. A participant becomes 100% vested in his or her right to ESOP benefits only after completing 5 years of service. For vesting purposes, a year of service means any year in which an employee completes at least 1,000 hours of service. Vesting will be accelerated to 100% upon a participant's attainment of age 65, death, or disability or a change in control of the Company. Forfeitures will be reallocated to participants on the same basis as other contributions. Benefits are payable upon a participant's retirement, death, disability, or separation from service, and will be paid in a lump sum or whole shares of Common Stock (with cash paid in lieu of fractional shares). Dividends paid on allocated shares are expected to be credited to participant accounts within the ESOP or paid to participants, and dividends on unallocated shares are expected to be used to repay the ESOP loan.

   The Company will administer the ESOP, and an unaffiliated bank or trust company will be appointed as trustee of the ESOP (the "ESOP Trustee"). The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustee in the same proportion as the participant-directed voting of allocated shares.

   Management Recognition Plan.

   On December 20, 1996, the Company's Board of Directors adopted a management recognition plan (the "MRP") subject to receipt of shareholder approval at the Company's first annual meeting of shareholders after the Conversion.

   The objective of the MRP is to enable the Company to reward and retain key personnel. Those eligible to receive benefits under the MRP will be directors and executive officers of the Company and the Insurance Companies who are selected by members of the Compensation Committee.

   The MRP will be managed through a separate trust (the "MRP Trust"). The Trustees of the MRP Trust (the "MRP Trustees"), who are expected to be the members of the Compensation Committee, have the responsibility to invest all funds contributed to the MRP Trust. The Company will contribute sufficient funds to the MRP Trust so that the MRP Trust can purchase up to an aggregate number of shares equal to 4% of the shares of the Common Stock that were issued in the Conversion. If the MRP acquires additional authorized but unissued shares after the Conversion, the interests of existing shareholders will be diluted. It is possible that the Company's Board of Directors will impose certain transfer restrictions on the shares of Common Stock that the Company sells to the MRP, and that these restrictions will reduce their value, for financial reporting purposes, to a price below the fair market value of freely transferable shares as of the date of such sale.

   It is anticipated that all shares of Common Stock purchased by the MRP Trust will be granted to eligible directors and executive officers at no cost to them pursuant to the terms of the MRP. Unless the Compensation Committee decides to the contrary (which is not expected to occur in the case of awards made on the MRP's effective date), vesting will occur at the rate of 20% per year of service following the award date. Unvested shares held in the MRP Trust shall be voted by the MRP Trustees in the same proportion as the trustee of the Company's ESOP trust votes Common Stock held therein, and shall be distributed as the award vests. Dividends on unvested shares will be held in the MRP Trust for payment as vesting occurs. At the election of the participant, but subject to approval by the Compensation Committee, unvested shares that would otherwise be held by the MRP Trust may be distributed to the participant in the form of restricted stock subject to forfeiture. A participant who has received restricted stock may vote such shares, will receive any dividends paid thereon (subject to the same vesting rules applicable to the restricted stock), and will be able to exchange restricted shares for unrestricted shares as vesting occurs.

   If an employee terminates employment for reasons other than retirement at or after age 65, death or disability, he or she forfeits all rights to the allocated shares under restriction. If the employee's termination is caused by retirement at or after age 65, death or disability, all restrictions expire and all shares allocated become vested and, consequently, unrestricted. The same vesting rules apply to directors except that the director retirement age is 70. The MRP provides that in the event of a change in control of the Company, all shares of the Common Stock subject to outstanding awards will be immediately payable to the holders of the awards.

   Participants will recognize compensation income when their interests vest, or at such earlier date pursuant to a participant's election to accelerate income recognition pursuant to Section 83(b) of the Code.

   The Company's Board of Directors intends to seek shareholder approval of the MRP at the first annual meeting of shareholders following completion of the Conversion and can terminate the MRP at any time, and, if it does so, any shares not allocated will revert to the Company. No decisions have been made concerning the number of MRP awards to be granted to any director or officer. Assuming shares are sold equal to the maximum of the Estimated Valuation Range in the Conversion, and further assuming that share awards of restricted stock have a value of $10 per share, the maximum aggregate value of MRP awards to employees and non-employee directors upon the MRP's receipt of shareholder approval would be $1.5 million.

   Employment Agreements.

   Chief Executive Officer. As of June 1, 1996, Mr. David E. Hosler entered into an Employment Agreement with the Company and Commonwealth Insurance Managers, Inc. ("CIMI"). The Employment Agreement has an initial three-year term and provides for automatic annual one-year extensions commencing on June 1, 1997 and continuing on each June 1 thereafter unless the Company or Mr. Hosler gives prior written notice of nonrenewal. Under the Employment Agreement, Mr. Hosler is entitled to receive an annual base salary of not less than $180,000. In addition, Mr. Hosler is entitled to participate in any other incentive compensation and employee benefit plans that the Company maintains.

   In the event the Company terminates Mr. Hosler's employment for "Cause" as defined in the Employment Agreement, Mr. Hosler would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

   In the event the Company terminates Mr. Hosler's employment without Cause, Mr. Hosler would be entitled to receive an annual amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or (ii) his base salary in effect immediately prior to his termination for the remainder of the term of the Employment Agreement. In addition, Mr. Hosler would be entitled to continuation annually during the remaining term of the Employment Agreement, of (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each of the Company's tax qualified and non-qualified defined contribution plans (as such term is defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") in the year in which he is terminated or in one of the two years immediately preceding such year. Mr. Hosler would also be entitled to certain retirement, health and welfare benefits.

   In the event Mr. Hosler terminates his employment with the Company with "Good Reason," as defined in the Employment Agreement, Mr. Hosler would be entitled to receive the same amounts and benefits he would receive if terminated without Cause. In the event Mr. Hosler terminates his employment with the Company without Good Reason, Mr. Hosler would be entitled to receive his accrued but unpaid base salary until the date of termination and an amount for all accumulated but unused leave time.

   In the event of Mr. Hosler's death or disability during the term of his Employment, Mr. Hosler and his eligible dependents or his spouse and her eligible dependents, as the case may be, would be entitled to receive certain cash amounts and certain health and welfare benefits.

   In the event that Mr. Hosler is required to pay any excise tax imposed under Section 4999 of the Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under the Employment Agreement in connection with a change in control, the Company will pay to Mr. Hosler an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional income tax resulting from such payment by the Company), equals the amount he would have received but for the imposition of such taxes.

   The Employment Agreement further provides that in the event Mr. Hosler's employment is terminated for Cause or without Good Reason prior to a "Change in Control," as defined in the Employment Agreement, Mr. Hosler may not, for a period of twelve months after the date of termination, without the prior written consent of the Company's Board of Directors, become an officer, director or a shareholder or equity owner of 4.9% or more of any entity engaged in the property and casualty insurance business with its corporate headquarters located within fifty miles of Lancaster, Pennsylvania. In addition, during Mr. Hosler's employment and for a period of 12 months following the termination of his employment, except following a Change in Control, Mr. Hosler may not solicit, endeavor to entice away from the Company, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Company or its subsidiaries or affiliates with any person who is, or was within the then most recent 12-month period, an employee or associate of the Company or any of its subsidiaries or affiliates.

   Other Named Executive Officers. As of June 1, 1996, Mr. Mark J. Keyser, Steven D. Dyer, Scott A. Orndorff and Donald W. Manley entered into Employment Agreements with the Company and CIMI. The Employment Agreements have an initial three-year term and provide for automatic annual one-year extensions commencing on June 1, 1997 and continuing on each June 1 thereafter. Under the Employment Agreements, Messrs. Keyser, Dyer, Orndorff and Manley are entitled to receive annual base salaries of not less than $106,080, $87,200, $94,000 and $86,400, respectively.

   In the event the Company terminates an Executive Officer's employment for "Cause," as defined in the Employment Agreement, the executive would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

   In the event the Company terminates an Executive Officer's employment without Cause, the Executive Officer would be entitled to receive an amount equal to the greater of (i) his highest base salary received during one of the two years immediately preceding the year in which he is terminated, or
(ii) his base salary in effect immediately prior to his termination for the two-year period, beginning with the date of termination. In addition, the Executive Officer would be entitled to continuation, for two years, of (i) an amount equal to the higher of the aggregate bonuses paid to him in one of the two years immediately preceding the year in which he is terminated and (ii) an amount equal to the sum of the highest annual contribution made on his behalf (other than his own salary reduction contributions) to each of the Company's tax qualified and non-qualified defined contribution plans (as such term is defined in Section 3(35) of ERISA), in the year in which he is terminated or in one of the two years immediately preceding such year. The Executive Officer would also be entitled to certain retirement, health and welfare benefits.

   In the event the Executive Officer terminates his employment with the Company with "Good Reason," as defined in the Employment Agreement, the Executive Officer would be entitled to receive the same amounts and benefits he would receive if terminated without Cause. In the event the Executive Officer terminates his employment with the Company without Good Reason, the Executive Officer would be entitled to receive his accrued but unpaid base salary and an amount for all accumulated but unused leave time.

   In the event of the Executive Officer's death or disability during the term of the Employment Agreement, the Executive Officer and his eligible dependents or his spouse and her eligible dependents, as the case may be, would be entitled to receive certain cash amounts and certain health and welfare benefits.

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

   In the event that the Executive Officer is required to pay any excise tax imposed under Section 4999 of the Code (or any similar tax imposed under federal, state or local law) as a result of any compensation and benefits received under his Employment Agreement in connection with a change in control, the Company will pay to the Executive Officer an additional amount such that the net amount retained by him, after the payment of such excise taxes (and any additional tax resulting from such payment by the Company), equals the amount he would have received but for the imposition of such taxes.

   The Employment Agreement for each Executive Officer further provides that in the event the Executive Officer's employment is terminated for Cause or he voluntarily terminates his employment prior to a "Change in Control," as defined in the Employment Agreement, the Executive Officer may not for a period of twelve months after the date of termination, without the prior written consent of the Company's Board of Directors, become an officer, director or a shareholder or equity owner of 4.9% or more of any entity engaged in the property and casualty insurance business with its corporate headquarters located within fifty miles of Lancaster, Pennsylvania. In addition, during the Executive Officer's employment and for a period of 12 months following the termination of his employment, except following a Change in Control, the Executive Officer may not solicit, endeavor to entice away from the Company, its subsidiaries or affiliates, or otherwise interfere with the relationship of the Company or its subsidiaries or affiliates with any person who is, or was within the most recent 12-month period, an employee or associate of the Company or any of its subsidiaries or affiliates.

                                THE CONVERSION

   The Plan has been approved by the Department, subject to the Plan's approval by the policyholders of the Insurance Companies entitled to vote and the satisfaction of certain other conditions imposed by the Department in its approval. Approval by the Department does not constitute a recommendation or endorsement of the Plan.

BACKGROUND AND REASONS FOR THE CONVERSION

   The Insurance Companies annually review and adopt a strategic plan whose goals, by their terms, have been expressly predicated upon company independence and capital strength. The Insurance Companies have considered various capital formation alternatives in the past, such as the issuance of surplus notes or a stock offering by a subsidiary company. Surplus notes were used in the past to enhance statutory capital and a subsidiary company offering was actively considered in prior years. However, each was limited; surplus notes do not provide either GAAP capital or permanent statutory capital and a subsidiary offering may not yield the amount of capital the Insurance Companies would like to obtain to fully implement their strategic plan, which the Insurance Companies estimated to be $20 million.

   As a result of the inadequate avenues for capital formation by mutual insurance companies, the Insurance Companies were active supporters of the Pennsylvania Insurance Company Mutual to Stock Conversion Act (the "Act"), which is designed to encourage capital formation by changing the manner in which Pennsylvania mutual insurance companies convert from mutual to stock form. Under the Act, distribution of surplus to policyholders upon conversion is not required. Instead, policyholders are given a first priority right to purchase the stock of a converting company.

   The Act was passed by the Pennsylvania General Assembly in early December 1995. On December 12, 1995, management was directed by the Boards of Directors of each Insurance Company to explore the process and feasibility of conversion under the Act. On January 12, 1996, the Boards of Directors authorized further study and requested a presentation with respect to the process at its meeting on March 31, 1996. At the March 31, 1996 meeting, counsel for the Insurance Companies made a presentation regarding conversion under the Act, including the process, advantages and disadvantages of conversion and public company status, tax considerations, the financial impact of conversion and the costs of conversion. No decision regarding conversion was made at this meeting. At a meeting of the Board of Directors of each Insurance Company held on April 22, 1996, management was directed to prepare the Plan for consideration at a special meeting to be held in May. Effective May 31, 1996, the Board of Directors of each of the Insurance Companies unanimously adopted, subject to approval by the Department and the policyholders of each of the Insurance Companies, the Plan, pursuant to which each of the Insurance Companies will convert from a Pennsylvania mutual insurance company to a Penn-sylvania stock insurance company and become a wholly-owned subsidiary of the Company. The Insurance Companies did not engage a financial adviser in connection with their decision to adopt the Plan. Each Board of Directors unanimously adopted amendments to the Plan on July 19, 1996. An application with respect to the Conversion was filed by the Insurance Companies on August 21, 1996 and notice of the filing and the opportunity to comment was simultaneously mailed to all Eligible Policyholders as required by law. The Insurance Companies know of no significant opposition to the Conversion from the Insurance Companies' policyholders. The Department informed the Insurance Companies on November 27, 1996 that it did not intend to hold any hearings regarding the Conversion.

   The Department has approved the Plan subject to its approval by the policyholders of each of the Insurance Companies at their respective Special Meetings called for that purpose to be held on February 11, 1997.

   On November 19, 1996, the Company received an unsolicited request from Donegal Group, Inc., an insurance holding company located in Marietta, Pennsylvania ("Donegal") to amend the Plan to provide for the merger of the Company into Donegal in exchange for an aggregate payment of $27.5 million to all policyholders of the Insurance Companies, or less than $200 per policyholder assuming equal distribution to all policyholders. Such amount was proposed to be payable one-half in cash and one-half in a new class of preferred stock of Donegal, the terms of which were not specified. The Boards of Directors of the Company and the Insurance Companies met on November 22, 1996. Because such a transaction would not provide additional capital to the Insurance Companies, would be inconsistent with their strategic plan of continued independence and would be tantamount to a sale and liquidation of the Insurance Companies, the Boards of Directors of the Company and the Insurance Companies determined that the request was contrary to the best interests of the Insurance Companies, including its policyholders, agents, employees, suppliers and the communities they serve, and further declined to consider the request. Therefore, the respective Boards of Directors affirmed their course of independence and commitment to the Plan.

   An application to acquire the Company was contemporaneously filed with the Department by Donegal. In response to the application, the Department informed Donegal that its application was both deficient and premature because no stock of the Company is outstanding. Pending cure of these deficiencies and approval of the application by the Department, the Department informed Donegal that it is prohibited from (i) making any public announcement of its request to the Company to amend the Plan, and (ii) soliciting policyholders of the Insurance Companies in any way, including in connection with the policyholder votes to be held on the Plan at the Special Meetings. The Company believes Donegal will be unable to cure the deficiencies in its application and secure Department approval, on a timely basis, if at all. If Eligible Policyholders do not approve the Plan, the Boards of Directors of the Insurance Companies intend to maintain their current course of independence.

GENERAL

   The Conversion will be accomplished through the filing with the Department of State of the Commonwealth of Pennsylvania amended and restated Articles of Incorporation of each of the Insurance Companies. The Company has received Department approval to exchange $16.0 million of the net proceeds of the Offering for all of the capital stock of Old Guard Mutual, Old Guard Fire and Goschenhoppen to be issued in the Conversion. See "Use of Proceeds." Upon issuance of the shares of capital stock of the Insurance Companies to the Company, the Insurance Companies will become wholly-owned subsidiaries of the Company. The Conversion will be effected only upon completion of the sale of at least the minimum number of shares of Common Stock required to be sold by the Company pursuant to the Plan. The Conversion will be accounted for as a simultaneous reorganization, recapitalization and share offering which will not change the historical accounting basis of the Insurance Companies' financial statements.


   The following is a summary of certain aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached to the proxy statements prepared by the

Insurance Companies in connection with the Special Meetings. A copy of the Plan is available for inspection at the Company's principal executive offices located at 2929 Lititz Pike, Lancaster, Pennsylvania. The Plan is also filed as an exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

OFFERING OF COMMON STOCK

   Under the Plan, the Company offered shares of Common Stock in a subscription offering (the "Subscription Offering") first to the Eligible Policyholders, second to the ESOP, and third to the directors, officers and employees of the Insurance Companies. Subscription rights received in any of the foregoing categories were subordinated to the subscription rights received by those in a prior category, except that the ESOP will purchase 10% of the shares of Common Stock issued in the Conversion. The Company concurrently offered Common Stock to the general public in a Community Offering (the "Community Offering").

   All shares not purchased in the Subscription and Community Offerings are being sold to a syndicate of underwriters to be managed by Legg Mason and McDonald (collectively, the "Underwriters") for resale to the general public in the Public Offering.

   The completion of the Subscription, Community and Public Offerings are subject to market conditions and other factors beyond the Company's control. No assurance can be given as to the length of time that will be required to complete the sale of Common Stock to be offered in the Conversion after approval of the Plan by Eligible Policyholders at the Special Meetings. If delays are experienced, significant changes may occur in the estimated pro forma market value of the Company, together with corresponding changes in the offering price and the net proceeds realized by the Company from the sale of the Common Stock. The Insurance Companies would also incur substantial additional legal, accounting and other expenses in completing the Conversion. In the event that the Conversion is not completed, the Insurance Companies will remain as mutual insurance companies and all subscription funds will be promptly returned to subscribers without interest. In addition, the Insurance Companies would be required to charge all Conversion expenses against current income.

BUSINESS PURPOSES

   The Company was formed to serve as the holding company for all of the issued and outstanding capital stock of the Insurance Companies upon completion of the Conversion. The portion of the net proceeds from the sale of Common Stock in the Conversion that the Company will contribute to the Insurance Companies will substantially increase the Insurance Companies' surplus which will, in turn, enhance policyholder protection and increase the amount of funds available to support both current operations and future growth. The holding company structure also will provide greater flexibility for diversification of business activities and geographic operations. Management believes that this increased capital and operating flexibility will enable the Company and the Insurance Companies to compete more effectively with other insurance companies. In addition, the Conversion will enhance the future access of the Company and the Insurance Companies to the capital markets.

   After completion of the Conversion, the unissued Common Stock and preferred stock authorized by the Company's Articles of Incorporation will permit the Company to raise additional equity capital through further sales of securities and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities following the Conversion, other than the proposed issuance of additional shares under the MRP and Compensation Plan, if implemented. Following completion of Conversion, the Company also will be able to use stock-related incentive programs to attract, motivate and retain highly qualified employees for itself and its subsidiaries. See "Management of the Company."

EFFECT OF CONVERSION ON POLICYHOLDERS

   General.

   Each policyholder in a mutual insurance company, including each policyholder of the Insurance Companies, has certain interests in its policy issuing insurance company in addition to the contractual right to insurance coverage afforded by the policyholder's policy of insurance. These interests are (i) the right to vote with respect to the election of directors of the company and certain other fundamental corporate transactions, such as an amendment to the articles of incorporation of the company or a merger of the company, (ii) the right to receive dividends if, as and when declared by the board of directors of the company (the Insurance Companies have never declared a policyholder dividend and have no intention of doing so in the future), and (iii) in the unlikely event of a solvent dissolution of the company, the right to receive a pro rata distribution of any surplus remaining after the satisfaction of all claims and other liabilities of the company. However, these interests are incident to, and contingent upon the existence of, the underlying insurance policy. These interests have no tangible market value separate from such insurance policy and a policyholder who terminates his policy automatically forfeits the interests in the company described above. Policyholder interests other than contract rights under policies of insurance will be terminated as a result of the Conversion.

   If the Plan is not approved by the Eligible Policyholders or if the Conversion fails to be completed for any other reason, the Insurance Companies will continue their existence as mutual insurance companies and Eligible Policyholders will retain the rights described above.

   Continuity of Insurance Coverage and Business Operations.

   The Conversion will not affect the contractual rights of policyholders to insurance protection under their individual insurance policies with the Insurance Companies. During and after the Conversion, the normal business of the Insurance Companies of issuing insurance policies in exchange for premium payments and processing and paying claims will continue without change or interruption. After the Conversion, the Insurance Companies will continue to provide services for policyholders under current policies and by its present management and staff.

   The Board of Directors of each of the Insurance Companies at the time of the Conversion will continue to serve as the Boards of Directors of the Insurance Companies after the Conversion. The Board of Directors of the Company will consist of the following persons, each of whom is an existing director of one or more of the Insurance Companies: James W. Appel, John E. Barry, Luther R. Campbell, Jr., M. Scott Clemens, David E. Hosler, Richard B. Neiley, Jr., G. Arthur Weaver and Robert Wechter. See "Management of the Company -- Directors." All officers of each of the Insurance Companies at the time of the Conversion will retain their positions with the Insurance Companies after the Conversion.

   Voting Rights.

   Upon completion of the Conversion, the voting rights of all policyholders in each Insurance Company will terminate and policyholders will no longer have the right to elect the directors of such Insurance Company or approve transactions involving the Insurance Company. Instead, voting rights in the Insurance Companies will be vested exclusively in the Company, which will own all the capital stock of the Insurance Companies. Voting rights in the Company will be vested exclusively in the shareholders of the Company, including Eligible Policyholders who purchase shares of Common Stock in the Subscription Offering. Each holder of Common Stock shall be entitled to vote on any matter to be considered by the shareholders of the Company, subject to the terms of the Company's Articles of Incorporation, Bylaws and to the provisions of Pennsylvania and federal law. See "Description of Capital Stock -- Common Stock."

   Dividends.

   For a period of three years following the Conversion the Insurance Companies may not declare any dividend, return on capital, or other type of distribution to policyholders without the prior approval of the Department. However, the Insurance Companies have never declared a policyholder dividend and have no present intention of doing so in the future (other than dividends that may be paid by Old Guard Mutual and Old Guard Fire in connection with experience-based workers' compensation policies), whether or not the Insurance Companies convert to stock form. Shareholders of the Company, including eligible policyholders who purchase shares of Common Stock in the Subscription Offering, will have the exclusive right to receive dividends paid by the Company, if any. See "Description of Capital Stock -- Common Stock."

   Rights Upon Dissolution.

   After the Conversion, policyholders will no longer have the right to receive a pro rata distribution of any remaining surplus in the unlikely occurrence of a solvent dissolution of the Insurance Companies. Instead, this right will vest in the Company as the sole shareholder of the Insurance Companies. In the event of a liquidation, dissolution or winding up of the Company, shareholders of the Company, including Eligible Policyholders who purchase shares of Common Stock in the Subscription Offering, would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company. See "Description of Capital Stock -- Common Stock."

THE SUBSCRIPTION AND COMMUNITY OFFERINGS

   Subscription Offering.

         shares of Common Stock were subscribed for at the Purchase Price in the Subscription Offering pursuant to nontransferable subscription rights by:
(i) certain Eligible Policyholders, (ii) the ESOP, and (iii) certain
directors, officers and employees of the Insurance Companies and       shares
of Common Stock were subscribed for in the Community Offering by Eligible Policyholders and members of the general public. The Subscription Offering and the Community Offering terminated on February 1, 1997.

STOCK PRICING AND NUMBER OF SHARES TO BE ISSUED

   The Plan requires that the purchase price of the Common Stock be based on the appraised pro forma market value of the Insurance Companies as subsidiaries of the Company, as determined on the basis of an independent valuation by an appraiser who is experienced in corporate valuation. The Company has retained Berwind to prepare such appraisal. Berwind, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions. Berwind received a fee of approximately $75,000 for its appraisal.

   Berwind has determined that, as of August 19, 1996, the estimated pro forma market value of the Insurance Companies as subsidiaries of the Company was $33,570,000. Under the Plan, the aggregate purchase price of the Common Stock to be offered in the Conversion must equal the pro forma market value of the Insurance Companies as subsidiaries of the Company. The Company, in consultation with its advisors, has determined to offer the shares in the Conversion at a price of $10.00 per share, and by dividing the price per share into the Estimated Valuation Range, initially offered between 2,853,500 and 3,860,600 shares (exclusive of purchases by the ESOP) of the Common Stock in the Conversion.

   The Plan requires that an appraiser establish a valuation range (the "Estimated Valuation Range") consisting of a midpoint valuation, a valuation 15 percent (15%) above the midpoint valuation (the "Maximum of the Valuation Range") and a valuation 15 percent (15%) below the midpoint valuation (the "Minimum of the Valuation Range"). Accordingly, Berwind established a range of value from $28,535,000 to $38,606,000. Upon completion of the Public Offering, after taking into account factors similar to those involved in its prior appraisal, Berwind will submit to the Company and to the Department its updated estimate of the pro forma fair market value of the Insurance Companies as subsidiaries of the Company as of the last day of the Offering. If such updated estimated valuation does not fall within the Estimated Valuation Range, then, in such event, the Company, after consultation with the Department, may terminate the Plan, establish a new Estimated Valuation Range, extend, reopen or hold a new offering or take such other action as may be authorized by the Department. Subscribers will be notified of any such action by mail and, if a new Estimated Valuation Range is established, subscribers will be given an opportunity to affirm, amend or cancel their subscriptions. Subscription orders may not be withdrawn for any reason, if the updated appraisal is within the Estimated Valuation Range.

   Under the Act, the Company is permitted to require a minimum subscription of 25 shares of Common Stock provided that any required minimum subscription amount established cannot exceed $500. Based on these minimum subscription parameters, the maximum price at which the Company could offer shares of Common Stock in the Conversion is $20 per share. However, at a purchase price of $20 per share the maximum number of shares of Common Stock that could be offered in the Conversion would be 1,930,300 compared to a maximum of 3,860,600 at $10 per share. Therefore, the Company determined to offer the Common Stock in the Conversion at the price of $10.00 per share to increase the number of shares available for purchase by policyholders. There were no other factors considered by the Board of Directors of the Company in determining to offer shares of Common Stock at $10.00 per share in the Conversion.

   The appraisal is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Common Stock. In preparing the valuation, Berwind has relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Company and the Insurance Companies. Berwind did not independently verify the financial statements and other information provided by the Company and the Insurance Companies, and Berwind did not value independently the assets and liabilities of the Company and the Insurance Companies. The valuation considers the Company and the Insurance Companies only as a going concern and should not be considered as an indication of the liquidation value of the Company and the Insurance Companies. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing Common Stock will thereafter be able to sell such shares at or above the initial purchase price. Copies of the appraisal report of Berwind setting forth the method and assumptions for such appraisal are on file and available for inspection at the principal executive offices of the Company. Any subsequent updated appraisal report of Berwind also will be available for inspection.

TAX EFFECTS.

   General.

   The Insurance Companies have obtained from the Internal Revenue Service (the "IRS") a private letter ruling (the "PLR") concerning the material tax effects of the Conversion and the Subscription Offering to the Insurance Companies, Eligible Policyholders, and certain other participants in the Subscription Offering. The PLR confirms, among other things, that the Conversion of each of the Insurance Companies from a mutual to stock form of corporation will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, for federal income tax purposes: (i) no gain or loss will be recognized by any of the Insurance Companies as a result of the Conversion; and (ii) each Insurance Company's basis in its assets, holding period for its assets, net operating loss carryforward, if any, capital loss carryforward, if any, earnings and profits and accounting methods will not be changed by reason of the Conversion.

SURPLUS NOTE

   Pursuant to the terms of a $6,000,000 promissory note, dated December 20, 1989, as amended (the "American Re Surplus Note"), payable by Old Guard Mutual to American Re, and provided Old Guard Mutual does not elect to repay the American Re Surplus Note prior to the completion of the Conversion, American Re has the right upon completion of the Conversion to convert the outstanding principal balance of the Surplus Note into that number of shares of Common Stock equal to the outstanding principal balance divided by the Purchase Price. The outstanding principal balance of the Surplus Note was $1.5 million at September 30, 1996. American Re has elected to convert the Surplus Note into 150,000 shares of Common Stock by assigning the Surplus Note to the Company in exchange for 150,000 shares of Common Stock upon completion of the Conversion. These shares are in addition to the shares of Common Stock offered and sold in the Offering. Any accrued interest outstanding at the time of conversion of the Surplus Note will be paid in cash (accrued interest on the Surplus Note at September 30, 1996 was approximately $140,000). See "Pro Forma Data."

LIMITATIONS ON PURCHASES OF COMMON STOCK

   The Plan provides for certain limitations upon the purchase of shares in the Conversion. No person may purchase fewer than 25 shares of Common Stock in the Conversion. Except for the ESOP, which intends to purchase 10% of the total number of shares of Common Stock issued in the Conversion, no purchaser (including any Eligible Policyholders who elect to purchase stock in the Conversion), together with such person's affiliates and associates (as defined in the Plan) or a group acting in concert (as defined in the Plan), may purchase more than 193,030 shares of Common Stock in the Conversion (5% of the number of shares equal to the maximum of the Estimated Valuation Range divided by the Purchase Price). To the extent that any purchaser who is not an Eligible Policyholder (excluding the ESOP) purchases in the Conversion more than the maximum purchase limitation in the Subscription Offering (presently set at 38,606 shares), an Eligible Policyholder who purchased the maximum amount permitted in the Subscription Offering will be given the right to increase his purchase to match the maximum amount purchased in the Conversion by such other purchaser. Shares of Common Stock to be held by the ESOP and attributable to a participant thereunder shall not be aggregated with shares of Common Stock purchased by such participant or any other purchaser of Common Stock in the Conversion. Officers and directors of the Insurance Companies and the Company, together with their associates, may not purchase, in the aggregate, more than thirty-four percent (34%) of the shares of Common Stock. Directors of the Company and of the Insurance Companies shall not be deemed to be associates of one another or a group acting in concert with other directors solely as a result of membership on the Board of Directors of the Company or the Board of Directors of any Insurance Company or any subsidiary of an Insurance Company.

   Each person purchasing Common Stock in the Conversion shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any person (including any associate or affiliate of such person or person otherwise acting in concert with such person), the Company shall have the right to purchase from such person at the Purchase Price all shares acquired by such person in excess of any such purchase limitation or, if such excess shares have been sold by such person, to receive the difference between the aggregate Purchase Price paid for such excess shares and the proceeds received by such person from the sale of such excess shares. This right of the Company to purchase such excess shares shall be assignable by the Company.

PROPOSED MANAGEMENT PURCHASES

   The following table sets forth information regarding the approximate number of shares of Common Stock intended to be purchased by each of the directors and executive officers of the Company and the Insurance Companies, including each such person's associates, and by all directors, trustees and executive officers as a group, including all of their associates, and other related information. For purposes of the following table, it has been assumed that 3,357,000 shares of the Common Stock will be sold at $10 per share, the midpoint of the Estimated Valuation Range (see "The Conversion -- Stock Pricing and Number of Shares to be Issued") and that sufficient shares will be available to satisfy subscriptions in all categories.

                                                                     Total
            Name                                               Shares(1)(2)(3)
 ---------------------------                                       -----------
Robert C. Alderfer (4) ......................................           500
James W. Appel (5) ..........................................         1,000
John E. Barry (5) ...........................................         1,000
Luther R. Campbell, Jr. (6) .................................         3,000
M. Scott Clemens (6) ........................................         2,500
Steven D. Dyer (7) ..........................................         6,500
Stanley E. Honig (8) ........................................         5,000
David E. Hosler (9) .........................................        12,000
William S. Huber (8) ........................................         1,000
Mark J. Keyser (10) .........................................         8,000
Noah W. Kreider, Jr. (11) ...................................           500
C. Donald Lechner (4) .......................................           500
Donald W. Manley (12) .......................................         5,000
Richard B. Neiley, Jr. (5) ..................................         2,500
Scott A. Orndorff (12) ......................................         6,000
Robert L. Spanninger (4) ....................................           500
G. Arthur Weaver (13) .......................................           500
Robert L. Wechter (13) ......................................           250
                                                                   -----------
Total .......................................................        56,250


------
(1) Does not include shares that could be allocated to participants in the ESOP, under which officers and other employees would be allocated, in the aggregate, 10% of the Common Stock issued in the Conversion.

(2) Does not include shares that would be awarded to participants in the MRP, if implemented, under which directors, officers and other employees would be awarded, at no cost to them, an aggregate number of newly issued shares of up to 4% of the Common Stock issued in the Conversion (134,280 shares at the midpoint of the Estimated Valuation Range). The dollar amount of the Common Stock to be purchased by the MRP is based on the purchase price in the Conversion and does not reflect possible increases or decreases in the value of such stock relative to the price per share in the Conversion. Implementation of the MRP requires shareholder approval.

(3) Does not include shares that would be purchased by participants in the Compensation Plan, if implemented, under which directors, executive officers and other employees would be granted options to purchase an aggregate amount of Common Stock of up to 10% of the shares issued in the Conversion (335,700 shares at the midpoint of the Estimated Valuation Range) at exercise prices equal to the price at which the Common Stock is sold in the Offering. Shares issued pursuant to the exercise of options could be from treasury stock or newly issued shares. Implementation of the Compensation Plan requires shareholder approval.

(4) Director of Goschenhoppen.

(5) Director of the Company and the Insurance Companies.

(6) Director of the Company and Old Guard Mutual.

(7) Secretary and General Counsel of the Company.

(8) Director of Old Guard Fire.

(9) Chairman of the Board and Chief Executive Officer of the Company and the Insurance Companies and President of the Company, Old Guard Mutual and Old Guard Fire.

(10) Treasurer and Chief Financial Officer of the Company and the Insurance Companies.

(11) Director of Old Guard Mutual and Old Guard Fire.

(12) Vice President of the Company and the Insurance Companies.

(13) Director of the Company, Old Guard Mutual and Old Guard Fire.

LIMITATIONS ON RESALES

   The Common Stock issued in the Conversion will be freely transferable under the Securities Act of 1933, as amended (the "1933 Act"); provided, however that (i) shares issued in a Private Placement, if any, would be subject to transfer restrictions under Rule 144 of the 1933 Act, and (ii) shares issued to directors and officers of any of the Insurance Companies or of the Company would be restricted as to transfer for a period of one year from the Effective Date pursuant to the provisions of the Conversion Act and would be subject to additional resale restrictions under Rule 144 of the 1933 Act. Shares of Common Stock issued to directors and officers will bear a legend giving appropriate notice of these restrictions and the Company will give instructions to the transfer agent for the Common Stock with respect to these transfer restrictions. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted stock shall be subject to the same restrictions. Shares acquired by directors and officers other than in the Conversion will not be subject to certain restrictions.

   In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.

INTERPRETATION AND AMENDMENT OF THE PLAN OF CONVERSION

   To the extent permitted by law, all interpretations of the Plan by the Board of Directors of each Insurance Company and the Board of Directors of the Company will be final. The Plan may be amended at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Company and each Insurance Company. The Plan similarly may be amended at any time after it is approved by the Department, subject to the Department's approval of such amendment. The Plan may be amended at any time after it is approved by the Eligible Policyholders of each Insurance Company and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company then in office; provided, however, that any such amendment shall be subject to approval by the Department; and provided further, that, if such amendment is determined by the Department to be material, such amendment shall be subject to approval by the affirmative vote of at least two-thirds of the votes cast at a meeting of Eligible Policyholders called for that purpose. In the event Eligible Policyholders are required to approve an amendment to the Plan, the Company will send an a Proxy Statement to each Eligible Policyholder as soon as practical after the amendment is approved by the directors of the Company and each Insurance Company and, if required, the Department.

   In the event that the Department adopts mandatory regulations applicable to the Conversion prior to the Effective Date, the Plan may be amended to conform to such regulations at any time prior to such Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company, and no resolicitation of proxies or further approval by Eligible Policyholders shall be required. In the event that the Department adopts regulations applicable to the Conversion prior to the Effective Date and if such regulations contain optional provisions, the Plan may be amended to conform to any such optional provision at any time before such Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company, and no resolicitation of proxies or further approval by Eligible Policyholders shall be required.

TERMINATION

   The Plan may be terminated at any time before it is approved by the Department by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company. The Plan may be terminated at any time after it is approved by the Department by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company. The Plan may be terminated at any time after it is approved by Eligible Policyholders and prior to the Effective Date by the affirmative vote of two-thirds of the directors of the Company and of each Insurance Company; provided, however, that any such termination shall be subject to approval by the Department.

CONDITIONS

   As required by the Plan, the Plan has been approved by the Department and the Board of Directors of the Company and each of the Insurance Companies. Completion of the Conversion also requires approval of the Plan by the affirmative vote of at least two-thirds of the votes cast by Eligible Policyholders of each of the Insurance Companies. If the Eligible Policyholders do not approve the Plan, the Plan will be terminated, and the Insurance Companies will continue to conduct business as mutual insurance companies.

                                 UNDERWRITING

   The Company has entered into an Underwriting Agreement (the "Underwriting Agreement") with the underwriters listed in the table below (referred to individually as an "Underwriter" and collectively as the "Underwriters"), for whom Legg Mason Wood Walker, Incorporated and McDonald & Company Securities, Inc. are acting as representatives (the "Representatives"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Company, the number of shares of Common Stock set forth opposite each Underwriter's name in the table below.

 Underwriters                                              Number of Shares
 ---------------------------------------                  --------------------
Legg Mason Wood Walker, Incorporated  ..
McDonald & Company Securities, Inc.  ...
                                                          --------------------
  TOTAL  ...............................
                                                          ====================


   Subject to the terms and conditions of the Underwriting Agreement, the Underwriters have agreed to purchase all of the Common Stock being sold pursuant to the Underwriting Agreement if any is purchased (excluding shares covered by the over-allotment option granted therein). In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

   The Representatives have advised the Company that the Underwriters proposed to offer the Common Stock to the public initially at the public offering price set forth in the cover page of this Prospectus and to selected dealers at such price less a concession of not more than $------ per share. Additionally, the Underwriters may allow, and such dealers may reallow, a concession not in excess of $------ per share to certain other dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

   The Company has granted to the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional ------ shares of Common Stock at the same price per share to be paid by the Underwriters for the other shares offered hereby and such that the total number of shares sold in the Conversion will not exceed the maximum of the Estimated Valuation Range. If the Underwriters purchase any of such additional shares pursuant to this option, each Underwriter will be committed to purchase such additional shares in approximately the same proportion as set forth in the table above. The Underwriters may exercise the option only for the purpose of covering over-allotment, if any, made in connection with the distribution of the Common Stock offered hereby.

   The initial public offering price of the shares of Common Stock will be $10.00 per share, as specified in the Plan. See "The Conversion -- Stock Pricing and Number of Shares to be Issued" herein.

   The Representatives have informed the Company that the Underwriters will not, without customer authority, confirm sales to any accounts over which they exercise discretionary authority.

   The Company has agreed to indemnify the Underwriters and their controlling persons against certain liabilities, including civil liabilities under the 1933 Act, or to contribute to payments the Underwriters may be required to make in respect thereof.

                     CERTAIN RESTRICTIONS ON ACQUISITION
                                OF THE COMPANY

PENNSYLVANIA LAW

   The Pennsylvania BCL contains certain provisions applicable to the Company that may have the effect of impeding a change in control of the Company. These provisions, among other things, (a) require that, following any acquisition by any person or group of 20% of a public corporation's voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the "fair value" of their shares, including an increment representing a proportion of any value payable for acquisition of control of the corporation; and (b) prohibit, for five years after an interested shareholder's acquisition date, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets having a minimum specified aggregate value or representing a minimum specified percentage earning power or net income of the corporation) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power.

   In 1990, the Pennsylvania legislature further amended the Pennsylvania BCL to expand the antitakeover protections afforded by Pennsylvania law by redefining the fiduciary duty of directors and adopting disgorgement and control-share acquisition statutes. To the extent applicable to the Company at the present time, this legislation generally (a) expands the factors and groups (including shareholders) that the Board of Directors can consider in determining whether a certain action is in the best interests of the corporation; (b) provides that the Board of Directors need not consider the interests of any particular group as dominant or controlling; (c) provides that directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control; (d) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and
(e) provides that the fiduciary duty of directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly. The 1990 amendments to the BCL explicitly provide that the fiduciary duty of directors shall not be deemed to require directors (a) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan; (b) to render inapplicable, or make determinations under, provisions of the BCL relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or (c) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition. One of the effects of these fiduciary duty provisions may be to make it more difficult for a share-holder to successfully challenge the actions of the Company's Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendment to the BCL grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

   Under the Pennsylvania control-share acquisition statute, a person or group is entitled to voting rights with respect to "control shares" only after shareholders (both disinterested shareholders and all shareholders) have approved the granting of such voting rights at a meeting of shareholders. "Control shares" are shares acquired since January 1, 1988, that upon acquisition of voting power by an "acquiring person," would result in a "control-share acquisition." ("Control shares" also include voting shares where beneficial ownership was acquired by the "acquiring person" within 180 days of the control-share acquisition or with the intention of making a control-share acquisition.) An "acquiring person" is a person or group who makes or proposes to make a "control-share acquisition." A "control-share acquisition" is an acquisition, directly or indirectly, of voting power over voting shares that would, when added to all voting power of the person over other voting shares, entitle the person to cast or direct the casting of such percentage of votes for the first time with respect to any of the following ranges that all shareholders would be entitled to cast in an election of directors: (a) at least 20% but less than 33-1/3%; (b) at least 33-1/3 but less than 50%; or (c) 50% or more. The effect of these provisions is to require a new shareholder vote when each threshold is exceeded. In the event shareholders do not approve the granting of voting rights, voting rights are lost only with respect to "control shares."

   A special meeting of shareholders is required to be called to establish voting rights of control shares if an acquiring person (a) files with the corporation an information statement containing specified information, (b) makes a written request for a special meeting at the time of delivery of the information statement, (c) makes a control-share acquisition or a bona fide written offer to make a control-share acquisition, and (d) provides a written undertaking at the time of delivery of the information statement to pay or reimburse the corporation for meeting expenses. If the information statement is filed and a control-share acquisition is made or proposed to be made, but no request for a special meeting is made or no written undertaking to pay expenses is provided, the issue of voting rights will be submitted to shareholders at the next annual or special meeting of shareholders of the corporation.

   A corporation may redeem all "control shares" at the average of the high and low sales price, as reported on a national securities exchange or national quotation system or similar quotation system, on the date the corporation provides notice of redemption (a) at any time within 24 months after the date on which the control-share acquisition occurs if the acquiring person does not, within 30 days after the completion of the control-share acquisition, properly request that shareholders consider the issue of voting rights to be accorded to control shares and (b) at any time within 24 months after the issue of voting rights is submitted to shareholders and such voting rights either are not accorded or are accorded and subsequently lapse. Voting rights accorded to control shares by a vote of shareholders lapse and are lost if any proposed control-share acquisition is not consummated within 90 days after shareholder approval is obtained.

   A person will not be considered an "acquiring person" if the person holds voting power within any of the ranges specified in the definition of "control-share acquisition" as a result of a solicitation of revocable proxies if such proxies (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the Exchange Act and
(b) do not empower the holder to vote the shares except on the specific matters described in the proxy and in accordance with the instructions of the giver of the proxy.

   The statute does not apply to certain control-share acquisitions effected pursuant to a gift or laws of inheritance, in connection with certain family trusts or pursuant to a merger, consolidation or plan of share exchange if the corporation is a party to the agreement.

   The effect of this statutory provision is to deter the accumulation of a substantial block of Common Stock, including accumulation with a view to effecting a non-negotiated tender or exchange offer for Common Stock.

   Under the disgorgement provisions of the Pennsylvania BCL, any profit realized by any person or group who is or was a "controlling person or group" from the disposition of any equity security of a corporation shall belong to and be recoverable by the corporation where the profit is realized (i) within 18 months after the person becomes a "controlling person or group" and (ii) the equity security had been acquired by the "controlling person or group" within 24 months prior to or 18 months after obtaining the status of a "controlling person or group."

   A "controlling person or group" is a person or group who (a) has acquired, offered to acquire or, directly or indirectly, publicly disclosed the intention of acquiring 20% voting power of the corporation or (b) publicly disclosed that it may seek to acquire control of the corporation.

   A person will not be deemed a "controlling person or group" if the person holds voting power as a result of a solicitation of revocable proxies if, among other things, such proxies (a) are given without consideration in response to a proxy or consent solicitation made in accordance with the Exchange Act and (b) do not empower the holder to vote the shares except on the specific matters described in the proxy and in accordance with the instructions of the giver of the proxy. This exception does not apply to proxy contests in connection with or as a means toward acquiring control of the Company.

   The effect of this statutory provision is to deter the accumulation of a substantial block of Common Stock with a view to putting the Company "in play" and then selling shares at a profit (whether to the Company, in the market or in connection with an acquisition of the Company).

CERTAIN ANTI-TAKEOVER PROVISIONS IN THE ARTICLES OF INCORPORATION AND BYLAWS

   While the Board of Directors of the Company is not aware of any effort that might be made to obtain control of the Company after Conversion, the Board believes that it is appropriate to include certain provisions as part of the Company's Articles of Incorporation to protect the interests of the Company and its shareholders from hostile takeovers that the Board might conclude are not in the best interests of the Company or the Company's shareholders. These provisions may have the effect of discouraging a future takeover attempt that is not approved by the Board but which individual shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the Company's current Board of Directors or management more difficult.

   The following discussion is a general summary of certain provisions of the Articles of Incorporation and Bylaws of the Company that may be deemed to have such an "anti-takeover" effect. The description of these provisions is necessarily general and reference should be made in each case to the Articles of Incorporation and Bylaws of the Company. For information regarding how to obtain a copy of these documents without charge, see "Additional Information."

   Classified Board of Directors and Related Provisions

   The Company's Articles of Incorporation provide that the Board of Directors is to be divided into three classes which shall be as nearly equal in number as possible. The directors in each class will hold office following their initial appointment to office for terms of one year, two years and three years, respectively, and, upon reelection, will serve for terms of three years thereafter. Each director will serve until his or her successor is elected and qualified. The Articles of Incorporation provide that a director may be removed by shareholders only upon the affirmative vote of at least a majority of the votes which all shareholders would be entitled to cast. The Articles of Incorporation further provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office.

   A classified board of directors could make it more difficult for shareholders, including those holding a majority of the outstanding shares, to force an immediate change in the composition of a majority of the Board of Directors. Because the terms of only one-third of the incumbent directors expire each year, it requires at least two annual elections for the shareholders to change a majority, whereas a majority of a non-classified board may be changed in one year. In the absence of the provisions of the Articles of Incorporation classifying the Board, all of the directors would be elected each year.

   Management of the Company believes that the staggered election of directors tends to promote continuity of management because only one-third of the Board of Directors is subject to election each year. Staggered terms guarantee that in the ordinary course approximately two-thirds of the Directors, or more, at any one time have had at least one year's experience as directors of the Company, and moderate the pace of change in the composition of the Board of Directors by extending the minimum time required to elect a majority of Directors from one to two years.

   Other Antitakeover Provisions

   The Company's Articles of Incorporation and Bylaws contain certain other provisions that may also have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for the Common Stock, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of the Common Stock and the removal of the Company's management. These provisions: (1) empower the Board of Directors, without shareholder approval, to issue preferred stock, the terms of which, including voting power, are set by the Board; (2) restrict the ability of shareholders to remove directors; (3) require that shares with at least 80% of total voting power approve mergers and other similar transactions with a person or entity holding Common Stock with more than 5% of the Company's voting power, if the transaction is not approved, in advance, by the Board of Directors; (4) prohibit shareholders' actions without a meeting; (5) require that shares with at least 80%, or in certain instances a majority, of total voting power approve the repeal or amendment of the Articles of Incorporation; (6) require any person who acquires stock of the Company with voting power of 25% or more to offer to purchase for cash all remaining shares of the Company's voting stock at the highest price paid by such person for shares of the Company's voting stock during the preceding year; (7) limit the right of a person or entity to vote more than 10% of the Company's voting stock; (8) eliminate cumulative voting in elections of directors; and (9) require that shares with at least 66-2/3% of total voting power approve, repeal or amend the Bylaws.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

   The Company is authorized to issue 15,000,000 shares of Common Stock, without par value, and 5,000,000 shares of preferred stock, having such par value as the Board of Directors of the Company shall fix and determine. The Company currently expects to issue between 2,853,450 and 3,860,000 shares (or, as permitted by the Plan, in the event the ESOP purchases shares in excess of the maximum of the Estimated Valuation Range in order to satisfy its 10% subscription, up to 4,246,660 shares), subject to adjustment, of the Common Stock and no shares of preferred stock in the Conversion. The Company has reserved for future issuance under the Compensation Plan and MRP an amount of authorized but unissued shares of Common Stock equal to 10% and 4%, respectively, of the shares to be issued in the Conversion.

COMMON STOCK

   Voting Rights

   Each share of the Common Stock will have the same relative rights and will be identical in all respects with every other share of the Common Stock. The holders of the Common Stock will possess exclusive voting rights in the Company, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of shares of the Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of the Common Stock. Holders of Common Stock will not be entitled to cumulate their votes for election of directors.

   Dividends

   The Company may, from time to time, declare dividends to the holders of Common Stock, who will be entitled to share equally in any such dividends. For additional information as to cash dividends, see "Dividend Policy."

   Liquidation

   In the event of any liquidation, dissolution or winding up of any or all of the Insurance Companies, the Company, as holder of all of the capital stock of the Insurance Companies, would be entitled to receive all assets of the Insurance Companies after payment of all debts and liabilities of the Insurance Companies. In the event of a liquidation, dissolution or winding up of the Company, each holder of shares of Common Stock would be entitled to receive, after payment of all debts and liabilities of the Company, a pro rata portion of all assets of the Company available for distribution to holders of Common Stock. If any preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the Common Stock.

   Other Characteristics

   Holders of the Common Stock will not have preemptive rights with respect to any additional shares of Common Stock that may be issued. The Common Stock is not subject to call for redemption, and the outstanding shares of Common Stock, when issued and upon receipt by the Company of the full purchase price therefor, will be fully paid and nonassessable.

PREFERRED STOCK

   None of the 5,000,000 authorized shares of preferred stock of the Company will be issued in the Conversion. After the Conversion is completed, the Board of Directors of the Company will be authorized, without shareholder approval, to issue preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The preferred stock may rank prior to the Common Stock as to dividend rights or liquidation preferences, or both, and may have full or limited voting rights. The Board of Directors has no present intention to issue any of the preferred stock. Should the Board of Directors of the Company subsequently issue preferred stock, no holder of any such stock shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Company other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix.

                          REGISTRATION REQUIREMENTS

   The Company will register its Common Stock with the SEC pursuant to the Exchange Act upon completion of the Conversion and will not deregister said shares for a period of at least three years following completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable.

                                LEGAL OPINIONS

   The legality of the Common Stock will be passed upon for the Company by Stevens & Lee, Reading, Pennsylvania. Stevens & Lee has consented to the reference herein to its opinion. Certain legal matters will be passed upon for Hopper Soliday and the Underwriters by Lord, Bissell & Brook, Chicago, Illinois.

                                   EXPERTS

   The combined financial statements of the Insurance Companies as of December 31, 1995 and 1994, and the combined statements of income, changes in surplus and cash flows for each of the years in the three-year period ended December 31, 1995 have been included in this prospectus in reliance upon the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

   Berwind has consented to the publication herein of the summary of its opinion as to the estimated pro forma aggregate market value of the Common Stock to be issued in the Conversion and the value of subscription rights to purchase the Common Stock and to the use of its name and statements with respect to it appearing herein.

                     GLOSSARY OF SELECTED INSURANCE TERMS

Acquisition costs  .................  Agents' or brokers' commissions, premium taxes, marketing, and certain underwriting expenses associated with the production of business.

Assumed reinsurance  ...............  Insurance or reinsurance transferred from another insurance or reinsurance entity.

Automobile Liability and Automobile
  Physical Damage ..................  Automobile liability coverage insures individuals and businesses against claims resulting from bodily injury and property damage. Automobile physical damage coverage insures individuals and businesses against claims resulting from property damage to an insured's vehicle.

Cede  ..............................  To transfer to an insurer or a reinsurer all or a part of the insurance or reinsurance written by an insurance or reinsurance entity.

Combined ratio  ....................  The sum of the expense ratio and the loss ratio, determined either in accordance with statutory accounting practices or GAAP. A combined ratio under 100% generally indicates an underwriting profit and a combined ratio over 100% generally indicates an underwriting loss. The extent by which the combined ratio deviates from 100%
                                      indicates relative underwriting profit or loss.

Commercial Multi-peril  ............  Commercial multi-peril coverage insures against losses to businesses and business personal property, such as those caused by fire, wind, hail, water damage, theft and vandalism, as well as comprehensive general liability for injuries to others.
                                      Optional coverages written include inland marine, crime and boiler and machinery.

Direct written premiums  ...........  Total premiums written by an insurer other than premiums for reinsurance assumed by an insurer.

Earned premiums  ...................  The portion of net written premiums applicable to the expired period of policies.

Expense ratio  .....................  Under statutory accounting practices, the ratio of underwriting expenses to net written premiums.

Fire & Allied Lines  ...............  Fire and allied lines insurance generally covers fire, lightning, and removal and extended coverage.

Gross premiums  ....................  Total premiums for insurance written and reinsurance assumed during a given period.

Homeowners  ........................  Homeowners coverage insures individuals for losses to their residences and personal property, such as those caused by fire, wind, hail, water damage, theft and vandalism, and against third party liability claims.

Incurred losses  ...................  The sum of losses paid plus the change in the estimated liability for claims which have been reported but which have not been settled and claims which have occurred but have not yet been reported to the insurer.

Inland marine  .....................  Inland marine coverage insures merchandise or cargo in transit and business and personal property. It is also written as an endorsement to a homeowner's policy to provide coverage for scheduled property, such as antiques, fine art, sports equipment, boats, firearms, jewelry and camera equipment.

                                      81

Loss adjustment expenses  ..........  The expenses of settling claims, including legal and other fees and the general expenses of administering the claims adjustment process.

Loss and LAE ratio  ................  Under statutory accounting practices, the ratio of incurred losses and loss adjustment expenses to earned premiums.

Net earned premiums  ...............  The portion of written premiums that is recognized for accounting purposes as revenue during a period.

Net premiums  ......................  Gross premiums written less premiums ceded to reinsurers.

Net written premiums  ..............  Gross premiums written and insured by an insurer less premiums ceded to reinsurers.

Reinsurance  .......................  A procedure whereby an insurer remits or cedes a portion of the premiums to another insurer or reinsurer as payment to that insurer or reinsurer for assuming a portion of the related risk.

Residual market  ...................  The market consisting of those persons (most frequently drivers seeking automobile insurance) who are unable to obtain insurance coverage in the voluntary market.

Statutory accounting practices  ....  Recording transactions and preparing financial statements in accordance with the rules and procedures prescribed or permitted by statute or regulatory authorities, generally reflecting a liquidating, rather than a going concern, concept of accounting.
                                      The principal differences between statutory accounting practices ("SAP") and GAAP for property and casualty insurance companies, are: (a) under SAP, certain assets that are not admitted assets are eliminated from the balance sheet; (b) under SAP, policy acquisition costs are expenses as incurred, while under GAAP, they are deferred and amortized over the term of the policies; (c) under SAP, no provision is made for deferred income taxes; (d) under SAP, certain reserves are recognized that are not recognized under GAAP; and (e) under SAP, fixed income securities (bonds, redeemable preferred stocks and mortgage-backed securities) and equity securities are carried at cost, while under GAAP, they are carried at market value.

Statutory surplus  .................  The sum remaining after all liabilities are subtracted from all assets, applying statutory accounting practices. This sum is regarded as financial protection to policyholders in the event an insurance company suffers unexpected or catastrophic losses.

Underwriting  ......................  The process whereby an insurer reviews applications submitted for insurance coverage and determines whether it will accept all or part of the coverage being requested and what the applicable premiums should be. Underwriting also includes an ongoing review of existing policies and their pricing.

Underwriting expenses  .............  The aggregate of policy acquisition costs and the portion of administrative, general and other expenses attributable to underwriting operations.

Underwriting profit (loss)  ........  The excess (deficiency), determined under statutory accounting practices, resulting from the difference between earned premiums and the sum of incurred losses, loss adjustment expenses and underwriting expenses.

Voluntary market  ..................  The market consisting of those persons who insurance companies voluntarily choose to insure because such companies believe that they can do so profitably at competitive rates.

Workers' Compensation  .............  Workers' compensation coverage insures employers against employee medical and indemnity claims resulting from injuries related to work as well as third party employer's liability.

=============================================================================

   No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such information shall not be relied upon as having been authorized by the Company, the Insurance Companies, or Hopper Soliday & Co., Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company or the Insurance Companies, since the date as of which information is furnished herein or since the date hereof.

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  .............................................        4
Selected Financial Information and Other Data  ..................       11
Risk Factors  ...................................................       15
The Company  ....................................................       21
The Insurance Companies  ........................................       23
Use of Proceeds  ................................................       24
Dividend Policy  ................................................       25
Market for the Common Stock  ....................................       25
Capitalization  .................................................       26
Pro Forma Data  .................................................       27
Management's Discussion and Analysis of Financial
  Condition and Results of
  Operations ....................................................       33
Business  .......................................................       41
Management of the Company  ......................................       59
The Conversion  .................................................       67
Underwriting  ...................................................       75
Certain Restrictions on Acquisition of the
  Company .......................................................       76
Description of Capital Stock  ...................................       79
Registration Requirements  ......................................       80
Legal Opinions  .................................................       80
Experts  ........................................................       80
Index to Combined Financial Statements  .........................      F-1


   Until __________, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

=============================================================================

=============================================================================

                            OLD GUARD GROUP, INC.





                                       SHARES

                                 COMMON STOCK





                                    ------
                                  PROSPECTUS
                                    ------




                            LEGG MASON WOOD WALKER
                                 INCORPORATED

                                     AND

                              MCDONALD & COMPANY
                               SECURITIES, INC.




                               __________, 1997

===============================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

   The Company anticipates the following expenses:

SEC registration fee  ...............................              $   15,161
Printing, postage, and mailing*  ....................              $  500,000
Legal fees and expenses*  ...........................              $  450,000
Accounting fees and expenses*  ......................              $  250,000
Appraisal fee and expenses  .........................              $   75,000
Blue sky fees and expenses (including counsel fees)*               $   25,000
Transfer and conversion agent fees and expenses*  ...              $  100,000
Miscellaneous*  .....................................              $   84,839
                                                                   -----------
     Total  .........................................              $1,500,000
                                                                   ===========

------
*Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to taken any action unless (1) the director has breached or failed to perform the duties of his/her office; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

   The Bylaws of the Company provide for (1) indemnification of directors, officers, employees, and agents of the Company and its subsidiaries; and (2) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law.

   Directors and officers are also insured against certain liabilities for their actions as such by an insurance policy obtained by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits:

 2.1         Joint Plan of Conversion, dated as of May 31, 1996, as amended and restated July 19, 1996, of Old Guard
             Mutual Insurance Group, Old Guard Mutual Fire Insurance Company and Goschenhoppen- Home Mutual Insurance
             Company*

 3.1         Articles of Incorporation of Old Guard Group, Inc.*

 3.2         Bylaws of Old Guard Group, Inc.*

 4.1         Form of certificate evidencing shares of Old Guard Group, Inc. (Incorporated herein by reference to Exhibit
             1 to the Registration Statement on Form 8-A (File No. 000-21611) of Old Guard Group, Inc.).


 5.         Opinion of Stevens & Lee re: Legality*

10.1        Old Guard Group, Inc. -- Management Recognition Plan*

10.2        Old Guard Group, Inc. -- 1996 Stock Compensation Plan*

10.3        Old Guard Group, Inc. -- Employee Stock Ownership Plan*

10.4        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and David E. Hosler*

10.5        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Mark J. Keyser*

10.6        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Steven D. Dyer*

10.7        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Scott A. Orndorff*

10.8        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Donald W. Manley*

10.9        Proportional Reinsurance Agreement for the year 1996, dated January 1, 1996, between Old Guard Mutual Insurance
            Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen -- Home Mutual Insurance Company.*

10.10       Surplus Note, as amended, issued by Old Guard Mutual Insurance Company to American Re-Insurance Company.*

10.11       Property and Casualty Quota Share Reinsurance Agreement, between Old Guard Mutual Insurance Company, Old
            Guard Fire Insurance Company, Goschenhoppen-Home Mutual Insurance Company, Neffsville Mutual Fire Insurance
            Company and American Re-Insurance Company.*

23.1        Consent of Coopers & Lybrand L.L.P.

23.3        Consent of Berwind Financial Group, L.P.*

23.4        Consent of Stevens & Lee (contained in Exhibit 5)*

24          Power of Attorney (contained on signature page)*

27          Amended Financial Data Schedule*

99.1        Revised Appraisal of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and
            Goschenhoppen-Home Mutual Insurance Company by Berwind Financial Group, L.P.*

99.2        Stock Order Form*

99.3        Question and Answer Brochures*

99.4        Letters to prospective purchasers*

99.5        Old Guard Mutual Insurance Company Policyholder Information Statement*

99.6        Old Guard Fire Mutual Insurance Company Policyholder Information Statement*

99.7        Goschenhoppen-Home Mutual Insurance Company Policyholder Information Statement*

99.8        Opinion of Berwind Financial Group, L.P.*


------
 * Previously filed.

(b) Financial Statement Schedules:

Schedule I  -- Summary of Investments -- Other than Investments in Related
Parties.

Schedule II -- Condensed Financial Information of Registrant (Not
Applicable).

Schedule IV -- Reinsurance.

Schedule VI -- Supplemental Information Concerning Property -- Casualty Insurance Operations.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Policyholders
Old Guard Mutual Insurance Company,
Old Guard Mutual Fire Insurance Company, and
Goschenhoppen-Home Mutual Insurance Company and Subsidiary:

Our report on the combined financial statements of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company, and Goschenhoppen-Home Mutual Insurance Company and Subsidiary (the Group) has been included in this Form S-1. In connection with our audits of such financial statements, we have also audited the related financial statement schedules I, IV and VI of this Form S-1. These supplementary financial statement schedules are the responsibility of the Group's management. Our responsibility is to express an opinion on these supplementary financial statement schedules based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

/s/ Coopers & Lybrand L.L.P.

One South Market Square
Harrisburg, Pennsylvania
July 19, 1996

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

SCHEDULE I -- SUMMARY OF INVESTMENTS -- OTHER THAN INVESTMENTS IN RELATED PARTIES AS OF DECEMBER 31, 1995

--------------------------------------------------------------------------------------------
 COLUMN A                                              COLUMN B     COLUMN C     COLUMN D
--------------------------------------------------------------------------------------------
                                                                     Market       Balance
Type of Investment                                       Cost        Value         Sheet
--------------------------------------------------------------------------------------------
                                                                 (In thousands)
Fixed Maturities:
     Bonds:
          United States Government and Government
             Agencies and Authorities .............    $47,995      $48,273       $48,273
          States, Municipalities and Political
             Subdivisions .........................      1,553        1,566         1,566
          Convertibles and Bonds with Warrants
             Attached .............................      6,205        6,638         6,638
          All Other Corporate Bonds  ..............     21,277       22,051        22,051
     Redeemable Preferred Stock  ..................      6,920        7,036         7,036
                                                      ----------   ----------    ----------
               Total Fixed Maturities  ............    $83,950      $85,564       $85,564
                                                      ----------   ----------    ----------
Equity Securities:
     Common Stocks:
          Public Utilities  .......................          0            0             0
          Banks, Trust and Insurance Companies  ...        475          720           720
          Industrial, Miscellaneous and All Other        2,564        3,628         3,628
          Non-redeemable Preferred Stock  .........      2,072        2,195         2,195
                                                       --------   ----------    ----------
               Total Equity Securities  ...........      5,111        6,543         6,543
                                                       --------   ----------    ----------
Other Long-Term Investments  ......................        242          228           228
                                                      ----------   ----------    ----------
               Total Investments  .................    $89,303      $92,335       $92,335
                                                      ==========   ==========    ==========

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE
                             FOR THE YEARS ENDED
                       DECEMBER 31, 1995, 1994 AND 1993

 COLUMN A              COLUMN B     COLUMN C       COLUMN D     COLUMN E       COLUMN F
 ------------------   ----------   -----------    -----------   ----------   ------------
                                                   Assumed                    Percentage
                                    Ceded to         from                     of Amount
                        Gross         Other         Other          Net         Assumed
                        Amount      Companies     Companies      Amount         to Net
                      ----------   -----------    -----------   ----------   ------------
                                            (Dollars in thousands)
FOR THE YEAR ENDED
  DECEMBER 31, 1995    $76,054       $11,600        $2,209       $66,663         3.3%
FOR THE YEAR ENDED
  DECEMBER 31. 1994     75,694        13,063           833        63,465         1.3%
FOR THE YEAR ENDED
  DECEMBER 31, 1993     73,194        13,442         1,234        60,986         2.0%

                      OLD GUARD MUTUAL INSURANCECOMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                   SCHEDULE VI -- SUPPLEMENTAL INFORMATION
            CONCERNING PROPERTY AND CASUALTY INSURANCE OPERATIONS
                        AS OF AND FOR THE YEARS ENDED
                       DECEMBER 31, 1995, 1994 AND 1993

 COLUMN A              COLUMN B     COLUMN C     COLUMN D     COLUMN E      COLUMN F
 ------------------   ----------   ----------    ----------   ----------   ----------
                                     RESERVE
                        DEFERRED       FOR        DISCOUNT
                        POLICY       LOSSES       IF ANY
AFFILIATION            ACQUISI-       AND        DEDUCTED                     NET
    WITH                 TION       LOSS ADJ        IN        UNEARNED       EARNED
 REGISTRANT             COSTS       EXPENSES     COLUMN C     PREMIUMS      PREMIUMS
 ------------------   ----------   ----------    ----------   ----------   ----------

CONSOLIDATED
   PROPERTY AND
   CASUALTY
   ENTITIES
DECEMBER 31, 1995 .     $7,181      $52,091         $0         $33,329      $66,663
DECEMBER 31, 1994 .      7,103       51,309          0          32,647       63,465
DECEMBER 31, 1993 .      6,459       59,057          0          32,065       60,986

                           RESTUBBED TABLE FROM ABOVE

                     COLUMN G            COLUMN H           COLUMN I      COLUMN J     COLUMN K
                   ----------  ------------------------    ----------   ----------   ----------
                                                                                         PAID
                                                                             LOSSES
                         NET            LOSSES AND LAE                      AND LOSS
AFFILIATION            INVEST-             INCURRED                         ADJUST-        NET
    WITH                 MENT       CURRENT        PRIOR        AMORT         MENT       WRITTEN
 REGISTRANT             INCOME        YEAR         YEAR        OF DPAC      EXPENSES     PREMIUMS
 ------------------   ----------   ----------    ----------   ----------   ----------   ----------
                       (In thousands)
CONSOLIDATED
   PROPERTY AND
   CASUALTY
   ENTITIES
DECEMBER 31, 1995 .     $4,458      $48,067       $ 2,442      $17,611      $47,228      $67,115
DECEMBER 31, 1994 .      3,932       51,959        (5,519)      17,036       50,511       65,649
DECEMBER 31, 1993 .      3,928       44,950        (2,796)      15,358       39,938       63,355

ITEM 17. UNDERTAKINGS.

   (a) Rule 415 Offering: The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
   (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Request for acceleration of effective date: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on January 2, 1997.

                                          OLD GUARD GROUP, INC.


                                          By: /s/ David E. Hosler
                                              -------------------------------
                                              David E. Hosler,
                                              Chairman, President and Chief
                                              Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                           Capacity                        Date
 -------------------------------   ----------------------------------   --------------------
       /s/ David E. Hosler        President, Chief Executive              January 2, 1997
  ------------------------------  Officer and Director
         David E. Hosler          (Principal Executive Officer)

       /s/ James W. Appel*        Director                                January 2, 1997
  ------------------------------
          James W. Appel

       /s/ John E. Barry*         Director                                January 2, 1997
  ------------------------------
          John E. Barry

  /s/ Luther R. Campbell, Jr.*    Director                                January 2, 1997
  ------------------------------
     Luther R. Campbell, Jr.

      /s/ M. Scott Clemens*       Director                                January 2, 1997
  ------------------------------
         M. Scott Clemens

                                  Director                                January 2, 1997
  ------------------------------
      Richard B. Neiley, Jr.

                                  Director                                January 2, 1997
  ------------------------------
         G. Arthur Weaver

     /s/ Robert L. Wechter*       Director                                January 2, 1997
  ------------------------------
        Robert L. Wechter


       /s/ Mark J. Keyser         Chief Financial Officer and Treasurer   January 2, 1997
  ------------------------------  (Principal Financial and Accounting
          Mark J. Keyser          Officer)


*By  /s/ David E. Hosler
    ---------------------------
       David E. Hosler
       Attorney-in-fact




                                EXHIBIT INDEX


   Number                                                  Title
 ----------   ------------------------------------------------------------------------------------------------
 2.1         Joint Plan of Conversion, dated as of May 31, 1996, as amended and restated July 19, 1996, of Old
             Guard Mutual Insurance Group, Old Guard Mutual Fire Insurance Company and Goschenhoppen-Home Mutual
             Insurance Company*
 3.1         Articles of Incorporation of Old Guard Group, Inc.*
 3.2         Bylaws of Old Guard Group, Inc.*
 4.1         Form of certificate evidencing shares of Old Guard Group, Inc. (Incorporated herein by reference to
             Exhibit 1 to the Registration Statement on Form 8-A (File No. 000-21611) of Old Guard Group, Inc.).

 5.          Opinion of Stevens & Lee re: Legality*
10.1         Old Guard Group, Inc. - Management Recognition Plan*
10.2         Old Guard Group, Inc. - 1996 Stock Compensation Plan*
10.3         Old Guard Group, Inc. - Employee Stock Ownership Plan*

10.4         Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and David E. Hosler*
10.5         Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Mark J. Keyser*
10.6         Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Steven D. Dyer*
10.7         Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Scott A. Orndorff*
10.8         Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Donald W. Manley*
10.9         Proportional Reinsurance Agreement for the year 1996, dated January 1, 1996, between Old Guard Mutual
             Insurance Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen - Home Mutual Insurance
             Company.*
10.10        Surplus Note, as amended, issued by Old Guard Mutual Insurance Company to American Re-Insurance Company.*
10.11        Property and Casualty Quota Share Reinsurance Agreement, between Old Guard Mutual Insurance Company,
             Old Guard Fire Insurance Company, Goschenhoppen-Home Mutual Insurance Company, Neffsville Mutual Fire
             Insurance Company and American Re-Insurance Company.*
23.1         Consent of Coopers & Lybrand L.L.P.

23.3         Consent of Berwind Financial Group, L.P.*
23.4         Consent of Stevens & Lee (contained in Exhibit 5)*

24           Power of Attorney (contained on signature page)*
27           Amended Financial Data Schedule*
99.1         Revised Appraisal of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and
             Goschenhoppen-Home Mutual Insurance Company by Berwind Financial Group, L.P.*
99.2         Stock Order Form*

99.3         Question and Answer Brochures*

99.4         Letters to prospective purchasers*
99.5         Old Guard Mutual Insurance Company Policyholder Information Statement*
99.6         Old Guard Fire Mutual Insurance Company Policyholder Information Statement*
99.7         Goschenhoppen-Home Mutual Insurance Company Policyholder Information Statement*

99.8         Opinion of Berwind Financial Group, L.P.*

------
* Previously filed.